As filed with the Securities and Exchange Commission on November 6, 2001

Registration No. 333-69800

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHEC FUNDING, LLC

(Exact name of Registrant as specified in its charter)
on behalf of itself and trusts with respect to which
it is the settlor, sponsor or depositor

Delaware (State or other jurisdiction of incorporation or organization)	75-2851805 (I.R.S. Employer Identification No.)

CHEC FUNDING, LLC 2728 N. Harwood Street Dallas, Texas 75201 (214) 981-5000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeffrey B. Upperman
Vice President
CHEC FUNDING, LLC
2728 N. Harwood Street
Dallas, Texas 75201
(214) 981-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Reed D. Auerbach
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038

           Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Aggregate Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Asset-Backed Notes and Asset-Backed Certificates	$4,000,000,000	100%	$4,000,000,000	$1,000,000(4)

(1)	The securities are also being registered for the purpose of market making.
(2)	Estimated solely for purposes of calculating the registration fee.
(3)	Calculated pursuant to Rule 457 (a) of the Securities Act of 1933.
(4)	A fee of $250 has previously been paid.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

           Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined prospectus and relates to registration statement number 333-93255 previously filed by the Registrant on Form S-3 covering $3,000,000,000 aggregate initial offering amount of securities. Securities that were previously registered by registration statement number 333-93255 in the amount of $65,000,000 are being carried forward in connection with this Registration Statement. This Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 2 to registration statement no. 333-93255, and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933.

INTRODUCTORY NOTE

          This Registration Statement contains (i) a form of Prospectus relating to the offering of a series of Asset Backed Notes and/or Asset Backed Certificates by various Centex Home Equity Loan Trusts created from time to time by CHEC Funding, LLC and (ii) three forms of Prospectus Supplement relating to the offering by Centex Home Equity Loan Trusts of the particular series of Asset Backed Certificates or of Asset Backed Notes described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form which, among others, may be used by CHEC Funding, LLC to offer Asset Backed Notes and/or Asset Backed Certificates under this Registration Statement.

          In addition, if and to the extent required by applicable law, each Prospectus and the related Prospectus Supplement will also be used after the completion of the related offering in connection with certain offers and sales related to market-making transactions in the offered securities. In order to register under Rule 415 those securities which may be offered and sold in market-making transactions, the appropriate box on the cover page of the Registration Statement has been checked and the undertakings required by Item 512(a) of Regulation S-X have been included in Item 17 of Part II.

          The information in this Prospectus is not complete and may be changed. A registration statement relating to these Securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT
(To Prospectus dated _______ __, 2001)

$___________
(Approximate)
CENTEX HOME EQUITY LOAN TRUST 200_-__
Centex Home Equity Loan Asset-Backed Certificates, Series 200_-__
Centex Home Equity Company, LLC
Originator and Servicer

[CENTEX LOGO]	CHEC Funding, LLC Depositor

Consider carefully the risk factors beginning on page S- in this prospectus supplement.

The offered certificates will represent interests in the trust only and will not be guaranteed by or represent interests in or obligations of Centex Home Equity Corporation or any of its affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

We areoffering pursuant to this prospectus supplement and the accompanying prospectus:

Offered Certificates	Principal Balance*	Certificate Rate	Final Scheduled Distribution Date

Class A-1	$	_____%

Class A-2	$	_____%

Class A-3	$	_____%

Class A-4	$	_____%

Class A-5	$	_____% (or _____% for each interest period after an affiliate of the servicer first fails to exercise its clean-up call option), subject to an interest rate cap.

Class A-6	$	_____%

Class A-7	$	One-month LIBOR plus _____% (or one-month LIBOR plus _____% for each interest period after an affiliate of the servicer first fails to exercise its clean-up call option), subject to an available funds cap.

Class M-1	$	____% (or ____% for each interest period after an affiliate of the servicer first fails to exercise its clean-up call option), subject to an interest rate cap.

Class M-2	$	____% (or ____% for each interest period after an affiliate of the servicer first fails to exercise its clean-up call option), subject to an interest rate cap.

Class B	$	____% (or ____% for each interest period after an affiliate of the servicer first fails to exercise its clean-up call option), subject to an interest rate cap.

*     Principal balances subject to variance of plus or minus 5%.

The Certificates

•	Interest and principal on the certificates are scheduled to be paid monthly on the 25th day of the month or, if the 25th day is not a business day, on the next business day. The first scheduled distribution date is ________ 25, 2001.

•	The offered certificates currently have no trading market.

•	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 certificates will be senior certificates.

•	The Class M-1, Class M-2 and Class B certificates will be subordinate to, and provide credit enhancement for, the senior certificates. The Class M-2 certificates will also be subordinate to, and provide credit enhancement for, the Class M-1 certificates. The Class B certificates will be subordinate to, and provide credit enhancement for, the Class M-1 and Class M-2 certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved of the certificates or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters listed below will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor with respect to the offered certificates are expected to be approximately $__________, excluding accrued interest, and before deducting issuance expenses payable by the depositor, estimated to be $_____________. We expect that delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking, société anonyme and the Euroclear System on or about ______ __, 2001.

[LEAD UNDERWRITER]	[CO-UNDERWRITER]	[CO-UNDERWRITER]	[CO-UNDERWRITER]

______ __, 2001

Important notice about information presented in this prospectus supplement and the accompanying prospectus

          We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and

•	this prospectus supplement, which describes the specific terms of your certificates.

          You should rely primarily on the description of your certificates in this prospectus supplement.

          You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

          We are not offering the offered certificates in any state where the offer is not permitted.

           Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates. In addition, all dealers selling the offered certificates will be required to deliver a prospectus supplement and prospectus until ______ __, 2001.

Prospectus Supplement

Caption
Summary
Risk Factors
Description of the Home Equity Loans
Prepayment and Yield Considerations
Formation of the Trust and Trust Property
Use of Proceeds
Certain Federal Income Tax Considerations
Certain State Tax Considerations
ERISA Considerations
Legal Investment Considerations
Underwriting
Legal Matters
Ratings	Page 1 10 26 55 74 93 93 96 96 98 98 99 99

Prospectus

Caption

Prospectus Supplement
Reports to Holders
Available Information
Incorporation of Certain Documents by Reference
Introduction
The Depositor
The Seller and the Servicer
Description of the Securities
The Trust Funds
Accounts
Enhancement
The Agreements
Certain Legal Aspects of the Home Equity Loans
Use of Proceeds
Federal Income Tax Consequences
State Tax Consequences
ERISA Considerations
Legal Investment
Plan of Distribution
Legal Matters	Page 2 2 3 3 4 4 4 13 21 24 27 29 45 53 54 78 78 84 84 85

SUMMARY

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this entire prospectus supplement and accompanying prospectus.

•	This summary provides an overview to aid your understanding and is qualified by the full description of this information in this prospectus supplement and the accompanying prospectus.

•	You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Defined Terms" beginning on page S-76 in this prospectus supplement.

Issuer

•	Centex Home Equity Loan Trust 200_-__.

Depositor

•	CHEC Funding, LLC, a Delaware limited liability company and wholly owned subsidiary of Centex Home Equity Company, LLC.

Originator

•	Centex Home Equity Company, LLC, a Delaware limited liability company (formerly Centex Credit Corporation, a Nevada corporation).

•	All of the home equity loans have been originated by the originator, by an affiliate of the originator or by a broker for simultaneous assignment to the originator or were acquired by the originator from correspondent lenders and reunderwritten to comply with the originator's underwriting standards.

•	The originator will sometimes be referred to in this prospectus supplement as "CHEC".

Sellers

•	Centex Home Equity Company, LLC.

•	CHEC Conduit Funding, LLC, which is a limited purpose entity and an affiliate of Centex Home Equity Company, LLC.

•	Harwood Street Funding II, LLC, which is a limited purpose entity and an affiliate of Centex Home Equity Company, LLC.

Servicer

•	Centex Home Equity Company, LLC.

Trustee

•	Bank One, National Association.

Statistical Calculation Date

•	The opening of business on ______ __, 2001.

•	All statistical information relating to the home equity loans presented in this prospectus supplement is given as of the statistical calculation date.

Cut-Off Date

•	The opening of business on ______ __, 2001.

•	The cut-off date is the date on and after which the issuer will be entitled to receive all collections on and proceeds of the home equity loans.

Closing Date

______ __, 2001.

Distribution Date

The 25th day of each month, or if the 25th day is not a business day, then the next succeeding business day. The first distribution date will be ______ __, 2001.

Record Date

•	With respect to any distribution date and each class of fixed rate certificates, the last business day of the month immediately preceding the calendar month in which the distribution date occurs.

•	With respect to any distribution date and the variable rate certificates, the last business day immediately preceding the distribution date or, if definitive certificates are issued, the last business day of the month immediately preceding the calendar month in which the distribution date occurs.

The Certificates

On the closing date, the trust will issue the offered certificates, the Class X-IO certificates and the Class R certificates.

Offered Certificates

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M-1, Class M-2 and Class B certificates.

Senior Certificates

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 certificates.

Subordinate Certificates

The Class M-1, Class M-2 and Class B certificates.

Non-Offered Certificates

The Class X-IO certificates and Class R certificates are not being offered to the public. We have included information with respect to the Class X-IO and Class R certificates in this prospectus supplement solely to provide you a better understanding of the offered certificates.

Group I Certificates

The Group I certificates will be the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates.

Group II Certificates

The Group II certificates will be the Class A-7 certificates.

Fixed Rate Certificates

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2 and Class B certificates.

Variable Rate Certificates

The Class A-7 certificates.

Denominations

The offered certificates will be offered for purchase in denominations of $25,000 and multiples of $1,000 above $25,000.

Book-Entry Registration

We will issue the offered certificates in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the offered certificates are in book-entry form they will be registered in the name of the nominee of the depository in the United States.

Final Scheduled Distribution Date

The final scheduled distribution date for each class of offered certificates is as set forth on the cover page of this prospectus supplement.

Distributions to Offered Certificateholders

Interest

You will be entitled to receive payments of interest on each distribution date to the extent set forth in this prospectus supplement.

Fixed Rate Certificate Interest

The interest rate on any distribution date for a fixed rate certificate will be the applicable interest rate set forth on the cover page of this prospectus supplement.

The interest period with respect to each distribution date and a fixed rate certificate is the calendar month preceding the month of the distribution date. For example, if the distribution date occurs on December 26, 2001, the interest period would be the month of November 2001. Each calendar month will be deemed to have 30 days and each year will be deemed to have 360 days. Therefore, if you are a holder of a fixed rate certificate, you would use the following formula to calculate your interest payment on any distribution date:

30 x IR x PB = your interest payment
360

IR =	the applicable per annum fixed interest rate, subject to (1) in the case of the Class A-5, Class M-1, Class M-2 and Class B certificates, the fixed rate interest rate cap and (2) in the case of the Class A-5, Class M-1, Class M-2 and Class B certificates, an increase of 0.50% per annum after an affiliate of the servicer first fails to exercise its clean-up call option.

PB =	the principal balance of your fixed rate certificate immediately prior to any distributions on the distribution date.

If you are a holder of a fixed rate certificate, we will increase the interest payment we owe to you for a distribution date by any unpaid interest we owe to you from prior distribution dates, plus accrued interest at the applicable certificate rate.

The fixed rate interest rate cap for the Class A-5, Class M-1, Class M-2 and Class B certificates is the lesser of (a) the weighted average of the net coupon rates of the Group I home equity loans related to the applicable distribution date, and (b) the weighted average of the net coupon rates of the home equity loans in the aggregate related to such distribution date.

If you are a holder of a Class A-5, Class M-1, Class M-2 or Class B certificate, we will pay to you, on future distribution dates, the amount by which we reduce the interest payment we owe to you because of the effect of the fixed rate interest rate cap. Payment of these amounts will be made on a subordinated basis, to the extent that money is available to make these payments. However, if the clean-up call option is exercised or the home equity loans are sold in the auction, each as described in this prospectus supplement, you will generally not be entitled to receive these amounts upon termination of the trust, except if and to the extent that amounts would otherwise be available to make distributions in respect of the non-offered certificates.

Variable Rate Certificate Interest

The interest rate on any distribution date with respect to the variable rate certificates will be the applicable interest rate set forth on the cover page of this prospectus supplement.

The interest period with respect to each distribution date and the variable rate certificates is the period from and including the previous distribution date (or the closing date in the case of the first distribution date) to and including the day preceding the related distribution date. Interest on the variable rate certificates will accrue during the related interest period on the basis of the actual number of days elapsed in the related interest period and a year consisting of 360 days. Therefore, if you are a holder of a variable rate certificate, you would use the following formula to calculate your interest payment on any distribution date:

N x IR x PB = your interest payment
360

N =	number of days in the interest period.

IR =	the per annum floating interest rate for the interest period, subject to both (1) an available funds cap and (2) a doubling of the applicable margin after an affiliate of the servicer first fails to exercise its clean-up call option.

PB =	the principal balance of your variable rate certificate immediately prior to any distributions on the distribution date.

If you are a holder of a variable rate certificate, we will increase the interest payment we owe to you for a distribution date by any unpaid interest we owe to you from prior distribution dates, plus accrued interest at the applicable certificate rate.

The available funds cap for the variable rate certificates is equal to the product of the weighted average of the net coupon rates of the Group II home equity loans and a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related interest period.

If you are a holder of a variable rate certificate, we will pay to you, on future distribution dates, the amount by which we reduce the interest payment we owe to you because of the effect of the available funds cap. Payment of these amounts will be made on a subordinated basis, to the extent that money is available to make these payments. However, if the clean-up call option is exercised or the home equity loans are sold in the auction, each as described in this prospectus supplement, you will generally not be entitled to receive these amounts upon termination of the trust, except if and to the extent that amounts would otherwise be available to make distributions in respect of the non-offered certificates.

Principal

On each distribution date, the amount available for distributions of principal to the offered certificates will include principal collections on the home equity loans, plus any excess interest collections on the home equity loans required to be distributed to satisfy the required level of overcollateralization, less any decrease in the required level of overcollateralization.

Group I Certificates

On each distribution date we will distribute principal in a specified amount to the Group I certificates in the following order of priority:

•	first, to the Class A-6 certificates, for each distribution date on or after the distribution date in __________ 20__ in an amount up to a specified amount; and

•	second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates, in that order, so that each class does not receive any principal payments until the principal balance of the prior class has been reduced to zero.

The Class A-6 certificate is a "lock-out" certificate. If you are a holder of a Class A-6 certificate generally you will not be entitled to receive payments of principal until the distribution date in ________ 20__. From that point on, you will be entitled to receive an increasing percentage of your class's proportionate share of principal payable to the Group I certificates, based on a schedule.

Group II Certificates

On each distribution date we will distribute principal in a specified amount to the Group II certificates as follows:

•	to the Class A-7 certificates, until the principal balance of the Class A-7 certificates has been reduced to zero.

Subordinate Certificates

On each distribution date we will distribute principal to the subordinate certificates on a subordinate basis and following the distributions of principal to the senior certificates in the amounts and the order of priority described under "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

Trust Property

The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

•	a pool of closed-end fixed rate home equity loans secured by first and second deeds of trust, security deeds or mortgages on primarily one-to four-family residential properties transferred to the trust on the closing date;

•	a pool of closed-end adjustable rate home equity loans secured by first deeds of trust, security deeds or mortgages on primarily one-to four-family residential properties transferred to the trust on the closing date;

•	payments on the home equity loans received on and after the cut-off date;

•	property that secured a home equity loan which has been acquired by foreclosure or deed in lieu of foreclosure;

•	amounts on deposit in the accounts specified in this prospectus supplement;

•	rights under any hazard insurance policies, if any, covering the mortgaged properties; and

•	proceeds of the foregoing.

The Home Equity Loans

We will divide the home equity loans into two groups. The Group I home equity loan group will contain home equity loans that bear interest at fixed rates. The Group II home equity loan group will contain home equity loans that bear interest at rates that adjust semi-annually based on six-month LIBOR and the applicable gross margin (subject to the limitations described in this prospectus supplement). The initial rate adjustment date for those home equity loans that bear interest at an adjustable rate is either six months or two years after the date of origination of the related home equity loan.

All of the home equity loans in the trust have been originated by CHEC, an affiliate of CHEC or a broker for simultaneous assignment to CHEC or were acquired by CHEC from correspondent lenders and reunderwritten to comply with CHEC's underwriting standards.

The home equity loans are not and will not be guaranteed by the depositor, the sellers, the servicer, the trustee or any of their affiliates. None of the home equity loans is insured by a primary mortgage insurance policy.

The statistical information presented in this prospectus supplement is, with respect to _____ home equity loans, of which _____ are fixed-rate home equity loans and ____ are adjustable-rate home equity loans, in each case as of the statistical calculation date. Prior to the closing date, additional home equity loans will be added to each home equity loan group and some home equity loans may be removed from each home equity loan group.

As a result, the characteristics of the home equity loans in each home equity loan group as of the cut-off date will differ from the characteristics presented in this prospectus supplement as of the statistical calculation date. The depositor does not expect a material change in the weighted average characteristics of either home equity loan group.

Delinquency Advances and Compensating Interest

Each month the servicer will determine the amount of any unpaid interest due on the home equity loans. If the servicer believes that unpaid interest can be recovered, then the servicer will either:

•	advance the unpaid interest to the trust out of its own funds; or

•	advance the unpaid interest to the trust out of collections on the home equity loans that are not required to be distributed on the related distribution date.

The servicer will reimburse the trust for amounts advanced from trust collections prior to the date on which these amounts are required to be a part of any amounts distributable to you.

The servicer will provide to the trust the amount of any shortfall of interest on a home equity loan that is caused by a full prepayment of a home equity loan up to the amount of the aggregate servicing fee for the related period.

The servicer is entitled to be reimbursed by the trust for any delinquency advances from the related home equity loan and, if the delinquency advance is a non-recoverable advance, from collections on all the home equity loans prior to any distributions to you. The servicer is also entitled to be reimbursed by the trust for any delinquency advances, as well as unreimbursed payments of compensating interest, from all the home equity loans to the extent funds are available after making other required distributions on the related distribution date.

Servicing Advances

Unless the servicer determines that any proposed advance is not recoverable from the related home equity loan, the servicer will pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

•	expenditures in connection with a foreclosed home equity loan prior to the liquidation of that home equity loan;

•	the cost of any enforcement or judicial proceedings, including foreclosures; and

•	the cost of the management and liquidation of property acquired in satisfaction of the related home equity loan.

The servicer is entitled to be reimbursed by the trust for any servicing advances from the liquidation proceeds realized upon the liquidation of the related home equity loan prior to any distributions to you. The servicer is also entitled to be reimbursed by the trust for any servicing advances from all the home equity loans to the extent funds are available after making other required distributions on the related distribution date.

Credit Enhancement

Subordination

The issuance of senior certificates and subordinate certificates by the trust is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The certificates that are designated as senior certificates will have a payment priority over the certificates that are designated as subordinate certificates. Among the classes of subordinate certificates:

•	the Class M-1 certificates will have payment priority over the Class M-2 certificates and Class B certificates, and

•	the Class M-2 certificates will have payment priority over the Class B certificates.

Allocation of Losses

If, on any distribution date, there is insufficient excess interest or overcollateralization to absorb realized losses on the home equity loans, then realized losses on the home equity loans will be allocated to the subordinate certificates as follows: first, to the Class B certificates, second, to the Class M-2 certificates and third, to the Class M-1 certificates, through a reduction in the principal balance of the applicable class equal to the realized losses in excess of the amount of excess interest and overcollateralization on such distribution date. The pooling and servicing agreement does not permit the allocation of realized losses on the home equity loans to the senior certificates; however, investors in the senior certificates should realize that under certain loss scenarios there will not be enough principal and interest collections on the home equity loans to pay the Class A certificates all the interest and principal amounts to which such certificates are then entitled.

Once realized losses are allocated to the subordinate certificates, the principal balance reduced as a result of such realized losses will not be reinstated thereafter. However, the amount of any realized losses allocated to the subordinate certificates may be paid to the holders of these certificates according to the priorities set forth under "DESCRIPTION OF THE CERTIFICATES—Distributions" in this prospectus supplement.

Overcollateralization

Overcollateralization is calculated as the amount by which the aggregate principal balance of the home equity loans exceeds the principal balance of the offered certificates. The offered certificates will not have the benefit of any overcollateralization on the closing date. Following the fifth remittance period, excess interest collections, if any, will be applied as accelerated payments of principal to the class or classes of offered certificates then entitled to receive distributions of principal until the overcollateralization level equals a specified required overcollateralization level.

If there are not sufficient excess interest collections, the required overcollateralization level will not be reached or maintained. In addition, realized losses on the home equity loans will reduce the amount of overcollateralization. If realized losses on the home equity loans result in the overcollateralization amount becoming negative, the principal balance of the class of subordinate certificates then outstanding with the lowest relative payment priority will be reduced by such negative amount.

Crosscollateralization

Each home equity loan group provides for limited crosscollateralization of the offered certificates.

Optional Termination of the Trust by an Affiliate of the Servicer; Auction Sale; Additional Principal Distributions

An affiliate of the servicer may, at its option, terminate the trust by purchasing all of the home equity loans on any distribution date on or after the date on which the aggregate outstanding principal balance of the home equity loans in both groups is less than 20% of the aggregate outstanding principal balance of the home equity loans in both groups on the cut-off date.

If the affiliate of the servicer does not exercise this clean-up call option when it first could have been exercised, then on the next distribution date after such date, the trustee will begin an auction process to sell the home equity loans and the other trust assets. It is a condition to the sale of the trust assets that the proceeds of the auction are at least sufficient to pay the aggregate unpaid principal balance of the offered certificates (other than any class principal carryover shortfalls, as described in this prospectus supplement), all accrued and unpaid interest thereon (other than any interest accrued in excess of the applicable interest rate cap), any unreimbursed servicing advances, delinquency advances and compensating interest, and any delinquency advances the servicer has failed to remit. If the first auction of the trust property is not successful because the highest bid received does not satisfy the minimum purchase price condition, then the trustee will conduct an auction of the home equity loans every third month thereafter, unless and until a bid satisfying the minimum purchase price condition is received for the trust property. Certain affiliates of the servicer may bid in the auction.

If the clean-up call option is not exercised on the date upon which it first could have been exercised, then on the third distribution date following such date and on each distribution date thereafter, the amounts that otherwise would have been payable to the non-offered certificates will be paid to the offered certificates as an additional principal distribution amount. The additional principal distribution amount will be applied in the same order of priority as the principal distributions for such distribution date.

Optional Purchase of Delinquent Home Equity Loans

The servicer has the option, but is not obligated, to purchase from the trust any home equity loan that becomes delinquent for two consecutive monthly installments, subject to the limitations described in the pooling and servicing agreement.

Certain Federal Tax Considerations

In the opinion of Stroock & Stroock & Lavan LLP, counsel to the sellers and the trust, for federal income tax purposes, the trust will include two real estate mortgage investment conduits or "REMICs", subject to the considerations discussed under "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in this prospectus supplement. The offered certificates will constitute "regular interests" in a REMIC and will be treated as debt instruments of the REMIC for federal income tax purposes with payment terms equivalent to the terms of the certificates.

ERISA Considerations

Subject to the considerations and conditions described under "ERISA CONSIDERATIONS" in this prospectus supplement, we expect that the offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

Legal Investment Considerations

The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in such certificates. You should consult your own counsel as to whether and to what extent the offered certificates constitute legal investments for you.

Certificate Rating

It is a condition to the issuance of the offered certificates that they receive the respective ratings set forth below from Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch, Inc.

Class         S&P      Moody's      Fitch
A-1           AAA          Aaa          AAA
A-2           AAA          Aaa          AAA
A-3           AAA          Aaa          AAA
A-4           AAA          Aaa          AAA
A-5           AAA          Aaa          AAA
A-6           AAA          Aaa          AAA
A-7           AAA          Aaa          AAA
M-1           AA           Aa2          AA
M-2           A            A2           A
B             BBB          Baa2         BBB

RISK FACTORS

          You should consider the following risk factors together with all the information contained in this prospectus supplement and the related prospectus in deciding whether to purchase any of the certificates.

You may have difficulty selling your certificates	The offered certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriters intend to make a secondary market for the offered certificates. The underwriters may do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be similar times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

The borrowers have less than perfect credit	CHEC underwriting standards generally are less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history, collateral and in other respects. The home equity loans originated or acquired by CHEC or its affiliates have been made to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, including impaired past credit experience, limited credit history, insufficient home equity value, or high debt-to-income ratios. As a result of this approach to underwriting, the home equity loans may experience higher rates of delinquencies, defaults and foreclosures than home equity loans underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

Newly originated home equity loans may default	Approximately _____% of the home equity loans as of the statistical calculation date were originated within twelve months prior to this date. The weighted average remaining term to stated maturity of the Group I and Group II home equity loans as of the statistical calculation date is approximately _____ months and _____ months, respectively. Although little data is available, defaults on home equity loans, including home equity loans similar to the home equity loans expected to be included in the trust, are generally expected to occur with greater frequency in the early years of the terms of home equity loans.

The rate of return of principal is uncertain due to prepayments	Overview. Generally, if prevailing interest rates fall significantly below the coupon rates on the home equity loans, the home equity loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the coupon rates on the home equity loans. Conversely, if prevailing interest rates rise significantly above the coupon rates on the home equity loans, the rate of prepayments is likely to decrease. The average life of your certificates and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments) on the home equity loans.

In general, if you purchase an offered certificate at a premium to the outstanding principal amount of the certificate the yield on your certificate may be adversely affected by a higher than anticipated level of prepayments of the home equity loans. Conversely, if you purchase an offered certificate at a discount to the outstanding principal amount of the certificate, the yield on your certificate may be adversely affected by a lower than anticipated level of prepayments.

Many of the home equity loans have no prepayment penalties. Approximately _____% of the Group I home equity loans and approximately _____% of the Group II home equity loans, in each case as of the statistical calculation date, may be prepaid in whole or in part at any time without penalty. Home equity loans may not be viewed by borrowers as permanent financing. Accordingly, the home equity loans in the trust may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

Due-on-sale clauses. All of the home equity loans contain due-on-sale provisions and the servicer is required by the pooling and servicing agreement to enforce these provisions unless the enforcement is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related mortgaged property to assume the home equity loan. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under any home equity loan.

2/28 adjustable rate loans. Approximately _____% of the Group II home equity loans, as of the statistical calculation date, have a two year fixed rate term followed by a 28 year adjustable rate term. We refer to these loans in this prospectus supplement as the 2/28 adjustable rate loans. As with home equity loans generally, the rate of prepayments on these 2/28 adjustable rate loans which are in the initial fixed rate period is sensitive to prevailing interest rates. The prepayment behavior of the 2/28 adjustable rate loans may differ from that of the other Group II home equity loans, although the other Group II home equity loans also have adjustable interest rates. As a 2/28 adjustable rate loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings.

You may be unable to reinvest distributions in comparable investments	Asset backed securities, like the offered certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the offered certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the offered certificates. You will bear the risk that the timing and amount of distributions on your offered certificates will prevent you from attaining your desired yield.

Effect of home equity loan yield on certificate rate of Class A-7 certificates; basis risk	Approximately _____% of the Group II home equity loans, as of the statistical calculation date, have interest rates which adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits. We refer to these loans in this prospectus supplement as the six-month adjustable rate loans. Approximately _____% of the Group II home equity loans, as of the statistical calculation date, are 2/28 adjustable rate loans. These home equity loans provide for a fixed interest rate for a period of approximately two years following origination and thereafter provide for interest rate and payment adjustments in a manner similar to the six-month adjustable rate loans.

The interest rate for the Class A-7 certificates is determined in accordance with and adjusts monthly based upon one-month LIBOR, and is subject to the Class A-7 available funds cap. One-month LIBOR and six-month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which six-month LIBOR is stable or is falling or that, even if both one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR. Furthermore, even if one-month LIBOR and six-month LIBOR were at the same level, the Class A-7 available funds cap may still limit the amount of interest that would otherwise be distributable on the Class A-7 certificates. The operation of the Class A-7 available funds cap may cause the certificate rate of the Class A-7 certificates to be reduced for extended periods in a rising interest rate environment. Although we intend to pay you on future distribution dates on a subordinated basis the amount by which we reduce your interest payment because of the Class A-7 available funds cap, we cannot assure you that excess funds will be available to make these payments. Moreover, if the clean-up call option is exercised or the home equity loans are sold in the auction, you will generally not be entitled to receive those amounts upon termination of the trust, except if and to the extent that amounts would otherwise be available to make distributions in respect of the non-offered certificates.

In addition, the Group II home equity loans are subject to periodic adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Class A-7 available funds cap limiting increases in the certificate rate for the class. Finally, the Group II home equity loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the Class A-7 certificates will be made on the basis of the actual number of days elapsed in the related interest period and a year of 360 days. This may result in the Class A-7 available funds cap limiting the certificate rate for the Class A-7 certificates to less than LIBOR plus the applicable margin in interest periods that have more than 30 days.

If you are a holder of a Class A-7 certificate and the certificate rate is limited in any period by the Class A-7 available funds cap you may suffer a temporary or permanent decline in the market value of your certificates.

Efect of prepayments of home equity loans on certificate rates of Class A-5, Class M-1, Class M-2 and Class B certificates; interest rate risk	The Class A-5, Class M-1, Class M-2 and Class B certificates are subject to the fixed rate interest rate cap. The fixed rate interest rate cap is the lesser of (a) the weighted average net coupon rate of the Group I home equity loans and (b) the weighted average net coupon rate of the home equity loans in the aggregate. If there is a sufficiently high prepayment rate with respect to home equity loans bearing a higher coupon than the weighted average coupon of the Group I home equity loans or the pool of home equity loans as a whole, the interest rate payable on the Class A-5, Class M-1, Class M-2 and Class B certificates may become subject to the fixed rate interest rate cap. Although we intend to pay you on future distribution dates on a subordinated basis the amount by which we reduce your interest payment because of the fixed rate interest rate cap, we cannot assure you that excess funds will be available to make these payments. Moreover, if the clean-up call option is exercised or the home equity loans are sold in the auction, you will generally not be entitled to receive those amounts upon termination of the trust, except if and to the extent that amounts would otherwise be available to make distributions in respect of the non-offered certificates.

If you are a Class A-5, Class M-1, Class M-2 and Class B certificateholder and the stated fixed rate payable on your certificates is reduced as a result of the fixed rate interest rate cap, you may suffer a temporary or permanent decline in the market value of your certificates.

The subordinate certificates will absorb cash shortfalls before the senior certificates	The subordinate certificates will not receive any distributions of interest until the senior certificates receive their interest distributions and will not receive any distributions of principal until the senior certificates receive their principal distributions. If the available funds are insufficient to make all of the required distributions on the offered certificates, one or more classes of subordinate certificates will not receive all of their distributions. In addition, losses due to defaults by borrowers, to the extent not covered by the amount of overcollateralization and excess interest at that time, will be allocated to the subordinate certificates in the reverse order of payment priority. Any allocation of a loss to a class of subordinate certificates will reduce its principal balance, which will not be recovered unless reimbursed from future excess interest on a subordinated basis. Distributions to the subordinate certificates are made in the following order: to the Class M-1 certificates, then to the Class M-2 certificates and then to the Class B certificates, and losses are allocated to the subordinate certificates in the reverse order, commencing with the Class B certificates. The Class M-1 certificates will receive distributions before, and are allocated losses after, the other classes of subordinate certificates. Conversely, the Class B certificates will receive distributions after, and are allocated losses before, the other classes of subordinate certificates. As a result, the Class B certificates will be affected to a larger degree by any losses on the home equity loans.

Additional risks associated with the subordinate certificates	The weighted average lives of, and the yields to maturity on, the Class M-1 certificates, the Class M-2 certificates and the Class B certificates will be progressively more sensitive, in that order, to the rate and timing of borrower defaults and the severity of ensuing losses on the home equity loans. If the actual rate and severity of losses on the home equity loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by that holder based on that assumption. The timing of losses on the home equity loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the home equity loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the home equity loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class B certificates, the Class M-2 certificates and the Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of subordinate certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the subordinate certificates may be reimbursed to the holders of the subordinate certificates according to the priorities set forth under "DESCRIPTION OF THE CERTIFICATES—Distributions" in this prospectus supplement.

The return on your certificates could be reduced by shortfalls due to the Soldiers' and Sailors' Civil Relief Act	The Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The response of the United States to the terrorist attacks on September 11, 2001 has included rescue efforts and may involve military operations that will increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time. The servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the certificates. Interest shortfalls on the home equity loans due to the application of the Relief Act or similar legislation or regulations reduce the amount of interest available for distribution on the offered certificates.

The Relief Act also limits the ability of the servicer to foreclose on a home equity loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the home equity loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

We do not know how many home equity loans have been or may be affected by the application of the Relief Act.

We refer you to "DESCRIPTION OF THE CERTIFICATES—" in this prospectus supplement and "CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS—Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus.

The yield on the subordinate certificates will be particularly sensitive to prepayments	The multiple class structure of the offered certificates causes the yield of the subordinate certificates to be particularly sensitive to changes in the rates of prepayments of home equity loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, the yield to maturity on the subordinate certificates will be sensitive to the rates of prepayment on the home equity loans experienced both before and after the commencement of principal distributions on subordinate certificates. In particular, the subordinate certificates do not receive (unless the certificate principal balances of the senior certificates have been reduced to zero) any portion of the amount of principal payable to the offered certificates prior to the distribution date in November 2004. Thereafter, subject to the delinquency performance of the home equity loan pool, the subordinate certificates (unless the certificate principal balances of the senior certificates have been reduced to zero) may not receive any portion of the amount of principal then payable to the offered certificates. The weighted average lives of the subordinate certificates will therefore be longer than would otherwise be the case. The effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.

Yield considerations relating to excess cash	If the offered certificates are overcollateralized below the required amount, excess interest, if any, will be distributable on the offered certificates then entitled to receive principal distributions as a payment of principal. If purchased at a premium or a discount, the yield to maturity on your certificate will be affected by the rate at which excess interest is distributed as a payment of principal. If the actual rate of excess interest distributions is slower than the rate anticipated by an investor who purchases an offered certificate at a discount, the actual yield to the investor will be lower than the investor's anticipated yield. If the actual rate of excess interest distributions is faster than the rate anticipated by an investor who purchases an offered certificate at a premium, the actual yield to the investor will be lower than the investor's anticipated yield. The amount of excess interest available for distribution on any distribution date will be affected by:

•	the actual amount of interest received, advanced, collected or recovered in respect of the home equity loans during the calendar month prior to the related distribution date;

•	changes in the weighted average of the coupon rates of the home equity loans resulting from prepayments and liquidations of home equity loans;

•	adjustments in the interest rates on the Group II home equity loans;

•	adjustments in the certificate rate on the Class A-7 certificates;

•	an increase in the certificate rate of the Class A-5, Class A-7, Class M-1, Class M-2 and Class B certificates if an affiliate of the servicer first fails to exercise the clean-up call option; and

•	the failure of an affiliate of the servicer to exercise the clean-up call option on the first date upon which such clean-up call option could have been exercised.

The amount of excess interest distributed as principal on the offered certificates will also be based on the required amount of overcollateralization and the amount of realized losses on the home equity loans during the related remittance period. We cannot assure you that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization.

Liquidation of home equity loans could cause payment delays and/or losses	Overview. Even assuming that the mortgaged properties provide adequate security for the related home equity loans, substantial delays in receiving proceeds could be encountered by the trust in connection with the liquidation of defaulted home equity loans. As a result, shortfalls in distributions on offered certificates could occur. Further, liquidation expenses (including legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable on the offered certificates and thereby reduce the security for the home equity loans. In the event any of the mortgaged properties fail to provide adequate security for the related home equity loans, holders of offered certificates, and the subordinate certificates in particular, could experience a loss.

We refer you to "RISK FACTORS—The subordinate certificates will absorb cash shortfalls before the senior certificates" in this prospectus supplement for more detail.

Second Liens. As of the statistical calculation date, approximately _____% of the aggregate principal balance of the Group I home equity loans are secured by first liens on the related properties, and approximately _____% of the aggregate principal balance of the Group I home equity loans are secured by second liens on the related properties. With respect to home equity loans that are junior in priority to liens having a first priority with respect to the related mortgaged property, the servicer has the power, in some cases, to consent to a new mortgage lien on the mortgaged property having priority over the home equity loan in connection with the refinancing of the first lien. Home equity loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that the proceeds are insufficient to satisfy the loans and prior liens in the aggregate, the trust and, accordingly, you (1) bear the risk of delay in distributions while a deficiency judgment, if any, against the borrower is sought and (2) may suffer a loss if the deficiency judgment cannot be obtained or is not realized upon.

In addition, borrowers often have financing needs in excess of the amount CHEC may finance under its first lien mortgage underwriting guidelines described under "The Seller and the Servicer" in the accompanying prospectus. In such circumstances, CHEC may offer a "piggyback" second lien mortgage in addition to CHEC's first lien mortgage to finance such excess amount up to a maximum combined loan-to-value-ratio of 100%. Approximately _____% of the Group I home equity loans that are secured by first lien mortgages and _____% of the Group II home equity loans that are secured by first lien mortgages are subject to piggyback second lien mortgages included in the trust. The loan-to-value ratios for first lien home equity loans listed under the tables entitled "Original Combined Loan-to-Value Ratios of Group I Home Equity Loans" and "Original Loan-to-Value Ratios of Group II Home Equity Loans" in this prospectus supplement (and for purposes of the calculation of the weighted average loan-to-value ratios of the Group I and Group II home equity loans) do not reflect the principal balances of the related piggyback second lien mortgages. Borrowers with piggyback second lien mortgages may have little or no equity in their homes. These borrowers may have a higher incidence of default than borrowers of home equity loans with substantial equity in their homes. In the event of a default on any of these home equity loans, holders of the offered certificates, and the subordinate certificates, in particular, may suffer a loss.

Home equity loans transferred to the trust may have characteristics that differ from those of the home equity loans presented in this prospectus supplement, which may reduce your yield to maturity	Following the transfer of the home equity loans to the trust on the closing date, the characteristics of the home equity loans in either loan group, or in both loan groups, may differ from the information presented in this prospectus supplement. The characteristics that may differ include, among others, the composition of the home equity loans and of the borrowers, the credit quality of the home equity loans, the distribution by interest rate, the distribution by principal balance, the distribution by loan-to-value ratio and the distribution by remaining term to stated maturity. You should consider potential variances when making your investment decision. In addition, as a result of the changes in the home equity loans included in the trust, the principal balance of each class of certificates is subject to a variance of plus or minus 5%.

There could be delays in distributions on your certificates if the transfer of home equity loans to the trust is not considered a sale in the event of bankruptcy	The sale of the home equity loans from the sellers to the depositor and from the depositor to the trust will be treated by the sellers, the depositor and the trust as a sale of the home equity loans. In the event of an insolvency of a seller or depositor, it is possible that a receiver or conservator for, or a creditor of, the seller or depositor may argue that the transaction between the seller, the depositor and the trust was a pledge of the home equity loans in connection with a borrowing rather than a true sale. This attempt, even if unsuccessful, could result in delays in distributions on the offered certificates.

Prepayment interest shortfalls may result in loss of interest	When a full principal prepayment is made on a home equity loan, the mortgagor is charged interest only up to the date of the prepayment instead of for a full month, which may result in a prepayment interest shortfall. The servicer is obligated to pay those shortfalls in interest collections that are attributable to prepayment interest shortfalls, but only to the extent of the aggregate servicing fee for the related remittance period.

Geographic concentration may affect performance	As of the statistical calculation date, approximately _____%, _____%, _____% and _____% of the Group I home equity loans are located in _____, _____, _____ and _____, respectively, and approximately _____%, _____% and _____%, of the Group II home equity loans are located in _____, _____ and _____, respectively. To the extent that those regions have experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, a concentration of the home equity loans in those regions may be expected to increase the foregoing risks to you. The sellers and the depositor can neither quantify the impact of any recent property value declines on the home equity loans nor predict whether, to what extent or for how long declines may continue.

In addition, properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, as well as floods, wildfires, mudslides and other natural disasters.

Balloon loans may have higher rates of default which may cause losses	Based on the principal balances of the home equity loans on the statistical calculation date, approximately _____% of the Group I home equity loans and none of the Group II home equity loans are balloon loans. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result, the borrower usually will have to refinance the balloon loan in order to pay the amount due. The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available mortgage rates, the value of the property or the borrower's payment or credit history. The trust will not have any funds to refinance a balloon loan, and the sellers are not obligated to do so. If the borrower is unable to refinance the balloon loan, holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss.

Violations of consumer protection laws may result in losses	Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the home equity loan to damages and administrative enforcement.

The home equity loans are also subject to federal laws, including:

(1) the federal Truth in Lending Act and regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the loans;

(2) the Equal Credit Opportunity Act and regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

(3) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

(4) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

Violations of particular provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and in addition could subject the trust fund to damages and administrative enforcement. In this event, holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss.

Approximately _____% of the aggregate principal balance of the home equity loans on the statistical calculation date are subject to the Home Ownership and Equity Protection Act of 1994, which amended the Truth in Lending Act as it applies to mortgages subject to the Home Ownership and Equity Protection Act. The Home Ownership and Equity Protection Act requires additional disclosures, specifies the timing of these disclosures and limits or prohibits inclusion of some provisions in mortgages subject to the Home Ownership and Equity Protection Act. The Home Ownership and Equity Protection Act also provides that any purchaser or assignee of a mortgage covered by the Home Ownership and Equity Protection Act is subject to all of the claims and defenses which the borrower could assert against the original lender.

The maximum damages that may be recovered under the Home Ownership and Equity Protection Act from an assignee are the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the loans. If the trust fund includes loans subject to the Home Ownership and Equity Protection Act, the trust will be subject to all of the claims and defenses which the borrower could assert against the original lender. Any violation of the Home Ownership and Equity Protection Act which would result in liability would be a breach of the relevant seller's representations and warranties, and CHEC would be obligated to cure the breach or repurchase or, if permitted by the pooling and servicing agreement, substitute for the home equity loan in question.

Some of the home equity loans included in the trust were underwritten with, and finance the cost of, credit insurance. From time to time, originators of home equity loans that finance the cost of credit insurance have been named in legal actions brought by federal and state regulatory authorities alleging that certain practices employed relating to the sale of credit insurance constitute violations of law. Although CHEC has procedures in place to ensure compliance with applicable law, if such an action was brought against CHEC with respect to home equity loans included in the trust and was successful, it is possible that the borrower could be entitled to refunds of amounts previously paid or that the trust could be subject to damages and administrative enforcement.

In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended and state debtor relief laws, may also adversely affect the servicer's ability to collect the principal of or interest on the loans and holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss if the applicable laws result in these loans being uncollectible.

Reduction in certificate rating could have an adverse effect on the value of your certificates	The rating by the rating agencies of the offered certificates is not a recommendation for you to purchase, hold or sell the offered certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. We cannot assure you that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments on home equity loans, the likelihood of the payment of any interest payable to Class A-5, Class A-7 and subordinate certificateholders, on a subordinated basis, due to the application of any interest rate cap described under the section "DESCRIPTION OF THE CERTIFICATES—Certificate Rate" or the possibility that offered certificateholders might realize a lower than anticipated yield. The ratings of the offered certificates also do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

None of the sellers, the servicer or depositor is required to maintain the ratings of the offered certificates. Any downgrade in the ratings assigned to your certificates will result in a decline in the market value of your certificates.

Potential liability for environmental conditions	Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against real property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability on foreclosure of the mortgaged property.

DESCRIPTION OF THE HOME EQUITY LOANS

Overview

          The statistical information presented in this prospectus supplement concerning the pool of home equity loans (the "Home Equity Loans") is based on the pool of Home Equity Loans CHEC Funding, LLC (the "Depositor") expects to transfer to Centex Home Equity Loan Trust 2001-__ (the "Trust") on the date of issuance of the Offered Certificates (the "Closing Date"). The statistical information concerning the Home Equity Loans is as of the opening of business on _____ __, 20__ (the "Statistical Calculation Date").

          This subsection describes characteristics of the Home Equity Loans. Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the aggregate principal balance of the related Home Equity Loans as of the Statistical Calculation Date (the "Statistical Calculation Date Loan Balance"). Prior to the Closing Date, additional Home Equity Loans will be added to each Home Equity Loan Group (defined below) and other Home Equity Loans may be removed from a Home Equity Loan Group. As a result, the characteristics of the Home Equity Loans in each Home Equity Loan Group as of the Cut-Off Date (defined below) will differ from the characteristics presented in this prospectus supplement as of the Statistical Calculation Date. The Depositor does not expect any material change in the weighted average characteristics of any Home Equity Loan Group.

          Each Home Equity Loan in the Trust will be assigned to one of two home equity loan groups ("Group I" and "Group II," respectively, and each a "Home Equity Loan Group"). Each Home Equity Loan Group will constitute a separate sub-trust. The Home Equity Loans in Group I (the "Group I Home Equity Loans") will bear interest at fixed interest rates. The Home Equity Loans in Group II (the "Group II Home Equity Loans") will bear interest at adjustable interest rates. .

          The Home Equity Loans to be transferred by Centex Home Equity Company, LLC ("CHEC"), CHEC Conduit Funding, LLC and Harwood Street Funding II, LLC (together, the "Sellers") to the Depositor and from the Depositor to the Trust on the Closing Date are fixed and adjustable rate home equity loans evidenced by promissory notes secured by first and second lien deeds of trust, security deeds or mortgages on properties (the "Mortgaged Properties"). The Mortgaged Properties securing the Home Equity Loans consist primarily of one-to four-family residential properties and manufactured housing treated as real property under applicable state law. The Mortgaged Properties may be owner-occupied and non-owner occupied investment properties (which include second and vacation homes). None of the Home Equity Loans is insured by pool mortgage insurance policies or primary mortgage insurance policies. All of the Home Equity Loans in the Trust have been or will be originated by CHEC, by an affiliate of CHEC or by a broker for simultaneous assignment to CHEC or were acquired by CHEC from correspondent lenders and reunderwritten to comply with CHEC's underwriting standards. All of the Home Equity Loans will be serviced by CHEC in its capacity as servicer (the "Servicer"). As of the Statistical Calculation Date, these Home Equity Loans will have the following general characteristics:

• • • • • •	_____ total Home Equity Loans

_____ fixed rate Home Equity Loans

_____ adjustable rate Home Equity Loans

all of the Home Equity Loans were originated no earlier than _____ __, _____

located in _____ states and the District of Columbia

Group I Home Equity Loans:

• •	$_____ aggregate outstanding loan balance _____% of total loan balance of all Home Equity Loans

•	Group II Home Equity Loans:

• •	$_____ aggregate outstanding loan balance _____% of total loan balance of all Home Equity Loans

          The Original Loan-to-Value Ratios and Original Combined Loan-to-Value Ratios with respect to the Home Equity Loans were calculated based upon the lesser of the appraised values of the Mortgaged Properties at the time of origination or the purchase price of the related Mortgaged Property if the Home Equity Loan was made to finance the acquisition of the Mortgaged Property (the "Appraised Values"). Where more than one appraisal was performed on the subject property, the lesser of the two values was used to determine the Original Loan-to-Value Ratio and the Original Combined Loan-to-Value Ratio.

          In a limited number of circumstances, and within CHEC underwriting guidelines, CHEC may discount the Appraised Values of Mortgaged Properties (when calculating maximum Original Loan-to-Value Ratios and Original Combined Loan-to-Value Ratios) where the Mortgaged Properties are unique or have a high value or where the comparables are not within Fannie Mae guidelines. The purpose for making these reductions is to value the Mortgaged Properties more conservatively than would otherwise be the case if the appraisals were accepted as written.

          The "Original Combined Loan-to-Value Ratio" of a Home Equity Loan is the ratio, expressed as a percentage, equal to the sum of any outstanding senior lien mortgage balance plus the original balance of the Home Equity Loan divided by the Appraised Value of the related Mortgaged Property and the "Original Loan-to-Value Ratio" of a Home Equity Loan is the ratio, expressed as a percentage, equal to the original balance of the Home Equity Loan divided by the Appraised Value of the related Mortgaged Property.

           We refer you to "RISK FACTORS--The borrowers have less than perfect credit" and "--Liquidation of home equity loans could cause payment delays and/or losses" in this prospectus supplement for more detail.

          No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values, causing the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgages, to become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Group I Home Equity Loans

          The following summary information with respect to the Group I Home Equity Loans is as of the Statistical Calculation Date:

                                                                Summary Statistics        Range (if appropriate)

Avg. Outstanding Principal Balance..........................    $_____                          $_____ to $_____

Wtd. Avg. Coupon Rate (approximate).........................    _____%                          _____% to _____%

Wtd. Avg. Original Combined Loan-to-Value Ratio (approximate)   _____%                          _____% to _____%

Wtd. Avg. Original Term to Maturity (approximately).........             _____ months      _____ to _____ months

Wtd. Avg. Remaining Term to Maturity (approximate)..........             _____ months      _____ to _____ months

Wtd. Avg. Credit Score (approximate)(1).....................                    _____             _____ to _____

Maximum Seasoning...........................................             _____ months

Ratio of First to Second Liens..............................          _____% / _____%

Outstanding Principal Balance of Loans
   Secured by First Liens

         Two-to Four-Family Properties......................    $_____

         All Other Properties...............................    $_____

Outstanding Principal Balance of Loans
   Secured by Second Liens

         Two-to Four-Family Properties......................    $_____
         All Other Properties...............................    $_____

Balloon Loans (as a percent of
   the aggregate outstanding loan balance)..................    _____%

Latest Maturity Date........................................           _____ __, 20__

30 to 59 day Delinquencies (as a percent of
   the aggregate outstanding loan balance)(2)...............    _____%

(1)	Excludes Home Equity Loans for which a credit score is not available.

(2)	Approximately _____% of the outstanding loan balance of the Group I Home Equity Loans had first monthly payments due on or after _____ __, 20__, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

          The tables set forth below contain approximate statistical information as of the Statistical Calculation Date regarding the Group I Home Equity Loans. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF GROUP I HOME EQUITY LOANS(1)

                                                                                                    % of
                                                                                 Statistical     Statistical
                                                               Number of         Calculation     Calculation
                                                              Home Equity         Date Loan       Date Loan
State                                                            Loans             Balance         Balance
Arizona...............................................
Arkansas..............................................
California............................................
Colorado..............................................
Connecticut...........................................
Delaware..............................................
District of Columbia..................................
Florida...............................................
Georgia...............................................
Idaho.................................................
Illinois..............................................
Indiana...............................................
Iowa..................................................
Kansas................................................
Kentucky..............................................
Louisiana.............................................
Maine.................................................
Maryland..............................................
Massachusetts.........................................
Michigan..............................................
Minnesota.............................................
Mississippi...........................................
Missouri..............................................
Montana...............................................
Nebraska..............................................
Nevada................................................
New Hampshire.........................................
New Jersey............................................
New Mexico............................................
New York..............................................
North Carolina........................................
North Dakota..........................................
Ohio..................................................
Oklahoma..............................................
Oregon................................................
Pennsylvania..........................................
Rhode Island..........................................
South Carolina........................................
Tennessee.............................................
Texas.................................................
Utah..................................................
Vermont...............................................
Virginia..............................................
Washington............................................
West Virginia.........................................
Wisconsin.............................................
Wyoming...............................................
Total:................................................

(1)	Determined by property address designated as such in the related mortgage

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS
OF GROUP I HOME EQUITY LOANS(1)

                                                                                                     % of
                                                                                 Statistical     Statistical
                                                              Number of          Calculation     Calculation
  Range of Original Combined                                 Home Equity          Date Loan       Date Loan
  Loan-to-Value Ratios (%)                                      Loans              Balance         Balance
Less than 20.00......................................
20.01 - 25.00........................................
25.01 - 30.00........................................
30.01 - 35.00........................................
35.01 - 40.00........................................
40.01 - 45.00........................................
45.01 - 50.00........................................
50.01 - 55.00........................................
55.01 - 60.00........................................
60.01 - 65.00........................................
65.01 - 70.00........................................
70.01 - 75.00........................................
75.01 - 80.00........................................
80.01 - 85.00........................................
85.01 - 90.00........................................
90.01 - 95.00........................................
95.01 - 100.00.......................................
Total:...............................................

(1)	As of the Statistical Calculation Date, the weighted average Original Combined Loan-to-Value Ratio of the Group I Home Equity Loans is approximately _____%.

COUPON RATES OF GROUP I HOME EQUITY LOANS(1)

                                                                                                   % of
                                                                                 Statistical    Statistical
                                                               Number of         Calculation    Calculation
                                                              Home Equity         Date Loan      Date Loan
Range of Coupon Rates (%)                                        Loans             Balance        Balance
6.001 - 6.500........................................
6.501 - 7.000........................................
7.001 - 7.500........................................
7.501 - 8.000........................................
8.001 - 8.500........................................
8.501 - 9.000........................................
9.001 - 9.500........................................
9.501 - 10.000.......................................
10.001 - 10.500......................................
10.501 - 11.000......................................
11.001 - 11.500......................................
11.501 - 12.000......................................
12.001 - 12.500......................................
12.501 - 13.000......................................
13.001 - 13.500......................................
13.501 - 14.000......................................
14.001 - 14.500......................................
14.501 - 15.000......................................
15.001 - 15.500......................................
15.501 - 16.000......................................
16.001 - 16.500......................................
16.501 - 17.000......................................
Total:...............................................

(1)	As of the Statistical Calculation Date, the weighted average Coupon Rate of the Group I Home Equity Loans is approximately _____%.

LOAN BALANCES OF GROUP I HOME EQUITY LOANS(1)

                                                                                                      % of
                                                                                 Statistical      Statistical
                                                              Number of          Calculation      Calculation
  Range of Loan Balances ($)                                 Home Equity          Date Loan        Date Loan
                                                                Loans              Balance          Balance
0.01 - 5,000.00......................................
5,000.01 - 10,000.00.................................
10,000.01 - 15,000.00................................
15,000.01 - 20,000.00................................
20,000.01 - 25,000.00................................
25,000.01 - 30,000.00................................
30,000.01 - 35,000.00................................
35,000.01 - 40,000.00................................
40,000.01 - 45,000.00................................
45,000.01 - 50,000.00................................
50,000.01 - 55,000.00................................
55,000.01 - 60,000.00................................
60,000.01 - 65,000.00................................
65,000.01 - 70,000.00................................
70,000.01 - 75,000.00................................
75,000.01 - 80,000.00................................
80,000.01 - 85,000.00................................
85,000.01 - 90,000.00................................
90,000.01 - 95,000.00................................
95,000.01 - 100,000.00...............................
100,000.01 - 105,000.00..............................
105,000.01 - 110,000.00..............................
110,000.01 - 115,000.00..............................
115,000.01 - 120,000.00..............................
120,000.01 - 125,000.00..............................
125,000.01 - 130,000.00..............................
130,000.01 - 135,000.00..............................
135,000.01 - 140,000.00..............................
140,000.01 - 145,000.00..............................
145,000.01 - 150,000.00..............................
150,000.01 - 200,000.00..............................
200,000.01 - 250,000.00..............................
250,000.01 - 300,000.00..............................
300,000.01 - 350,000.00..............................
350,000.01 - 400,000.00..............................
400,000.01 - 450,000.00..............................
450,000.01 - 500,000.00..............................
Total:...............................................

(1)	As of the Statistical Calculation Date, the average outstanding Loan Balance of the Group I Home Equity Loans is approximately $_____________.

TYPES OF MORTGAGED PROPERTIES OF GROUP I HOME EQUITY LOANS

                                                                                                      % of
                                                                                  Statistical      Statistical
                                                               Number of          Calculation      Calculation
                                                              Home Equity          Date Loan        Date Loan
Property Type                                                    Loans              Balance          Balance
 Single Family........................................
 PUD..................................................
 Condominium..........................................
 Manufactured Housing.................................
 Two- to Four-Family..................................
 Townhouse............................................
 Total:...............................................

ORIGINAL TERMS TO MATURITY OF GROUP I HOME EQUITY LOANS(1)

                                                                                                       % of
                                                                                  Statistical      Statistical
                                                               Number of          Calculation      Calculation
                                                              Home Equity          Date Loan        Date Loan
Original Term to Maturity (months)                               Loans              Balance          Balance
 0 - 60................................................
 61 - 120..............................................
 121 - 180.............................................
 181 - 240.............................................
 241 - 300.............................................
 301 - 360.............................................
 Total:................................................

(1)	As of the Statistical Calculation Date, the weighted average Original Term to Maturity of the Group I Home Equity Loans is approximately _____ months.

REMAINING TERMS TO MATURITY OF GROUP I HOME EQUITY LOANS(1)

                                                                                                      % of
                                                                                  Statistical      Statistical
                                                               Number of          Calculation      Calculation
                                                              Home Equity          Date Loan        Date Loan
Remaining Term to Maturity (months)                              Loans              Balance           Balance
 0 - 60................................................
 61 - 120..............................................
 121 - 180.............................................
 181 - 240.............................................
 241 - 300.............................................
 301 - 360.............................................
 Total:................................................

(1)	As of the Statistical Calculation Date, the weighted average Remaining Term to Maturity of the Group I Home Equity Loans is approximately _____ months.

SEASONING OF GROUP I HOME EQUITY LOANS(1)

                                                                                                      % of
                                                                                  Statistical      Statistical
                                                               Number of          Calculation      Calculation
                                                              Home Equity          Date Loan        Date Loan
Seasoning (months)                                               Loans              Balance          Balance
0....................................................
1-6..................................................
7-12.................................................
13 - 18..............................................
19 - 24..............................................
25 - 30..............................................
49 - 54..............................................
55 - 60..............................................
 Total:..............................................

(1)	As of the Statistical Calculation Date, the weighted average Seasoning of the Group I Home Equity Loans is approximately month.

OCCUPANCY STATUS OF GROUP I HOME EQUITY LOANS

                                                                                                     % of
                                                               Number of          Statistical     Statistical
                                                              Home Equity         Calculation     Calculation
                                                                 Loans             Date Loan       Date Loan
Occupancy Status                                                                    Balance         Balance
 Primary Home.........................................
 Investment Property..................................
 Second Home..........................................
 Total:...............................................

LIEN POSITIONS OF GROUP I HOME EQUITY LOANS

                                                                                                % of
                                                                           Statistical       Statistical
                                                 Number of                 Calculation       Calculation
                                                Home Equity                 Date Loan         Date Loan
Lien Position                                      Loans                     Balance           Balance
First lien..........................
Second lien.........................
Total:..............................

DOCUMENTATION TYPES OF GROUP I HOME EQUITY LOANS

                                                                                                % of
                                                                           Statistical       Statistical
                                                  Number of                Calculation       Calculation
                                                 Home Equity                Date Loan         Date Loan
Documentation Type(1)                               Loans                    Balance           Balance
 Full Documentation....................
 Stated Income.........................
 Limited Documentation.................
 Total:................................

(1)	We refer you to "THE SELLER AND THE SERVICER--Underwriting Guidelines Applicable to the Home Equity Loans" in the prospectus for a description of CHEC's documentation programs.

CREDIT GRADES OF GROUP I HOME EQUITY LOANS

                                                                                                       % of
                                                                                  Statistical      Statistical
                                                               Number of          Calculation      Calculation
                                                              Home Equity          Date Loan        Date Loan
Credit Grade(1)                                                  Loans              Balance          Balance
 A+...................................................
 A-1..................................................
 A-2..................................................
 B....................................................
 C-1..................................................
 C-2..................................................
 D....................................................
 Total:...............................................

(1)	We refer you to "THE SELLER AND THE SERVICER--Underwriting Criteria of the Seller" in the prospectus for a description of CHEC's credit grades and underwriting criteria.

CREDIT SCORE DISTRIBUTION OF GROUP I HOME EQUITY LOANS(1)

                                                                                                  % of
                                                                          Statistical         Statistical
                                                     Number of            Calculation         Calculation
                                                    Home Equity            Date Loan           Date Loan
CREDIT SCORE RANGE (2)                                 Loans                Balance             Balance
 Not Available (3)
      400         -    400................
      401         -    425................
      426         -    450................
      451         -    475................
      476         -    500................
      501         -    525................
      526         -    550................
      551         -    575................
      576         -    600................
      601         -    625................
      626         -    650................
      651         -    675................
      676         -    700................
      701         -    725................
      726         -    750................
      751         -    775................
      776         -    800................
 Total:..................................

(1)	The statistical credit score based on the borrower's historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(2)	Home Equity Loan indicated as having a credit score that is "not available" include Home Equity Loan where no credit score can be obtained for the related borrower.

(3)	As of the Statistical Calculation Date, the Weighted average credit score of the Group I Home Equity Loans (excluding home equity loans for which a credit score is not available) is approximately 600.

SECOND MORTGAGE RATIOS OF GROUP I HOME EQUITY LOANS(1)

                                                                                                      % of
                                                                                  Statistical      Statistical
                                                               Number of          Calculation      Calculation
                                                              Home Equity          Date Loan        Date Loan
Range of Second Mortgage Ratios (%)                              Loans              Balance          Balance
5.01 - 10.00.........................................
10.01 - 15.00........................................
15.01 - 20.00........................................
20.01 - 25.00........................................
25.01 - 30.00........................................
30.01 - 35.00........................................
35.01 - 40.00........................................
40.01 - 45.00........................................
45.01 - 50.00........................................
50.01 - 55.00........................................
55.01 - 60.00........................................
60.01 - 65.00........................................
65.01 - 70.00........................................
70.01 - 75.00........................................
75.01 - 80.00........................................
85.01 - 90.00........................................
Total:...............................................

(1)	Applies only to Home Equity Loans in the second lien position. The Second Mortgage Ratios shown above are equal to, with respect to each Home Equity Loan in the second lien position, the original principal balance of the Home Equity Loan at the date of origination divided by the sum of (a) the original principal balance of the Home Equity Loan at the date of origination and (b) the remaining principal balance of the senior lien on the related Mortgaged Property at the date of origination of the Home Equity Loan.

GROUP II HOME EQUITY LOANS

          The following summary information with respect to the Group II Home Equity Loans is as of the Statistical Calculation Date:

                                                                Summary Statistics         Range (if appropriate)
Avg. Outstanding Principal Balance........................                $_____             $_____to $_____
Wtd. Avg. Coupon Rate (approximate).......................                _____%            _____% to _____%
Wtd. Avg. Gross Margin (approximate)......................                _____%            _____% to _____%
Wtd. Avg. Maximum Rate (approximate)(1)...................                _____%            _____% to _____%
Wtd. Avg. Minimum Rate (approximate)(1)...................                _____%            _____% to _____%
Wtd. Avg. Original Loan-to-Value Ratio (approximate)......                _____%            _____% to _____%
Wtd. Avg. Original Term to Maturity
(approximate).............................................           _____months       _____ to _____ months
Wtd. Avg. Remaining Term to Maturity
(approximate).............................................           _____months       _____ to _____ months
Wtd. Avg. Original Credit Score (approximate)(2)..........                 _____              _____ to _____
Maximum Seasoning.........................................          _____ months
Ratio of First to Second Liens............................        _____%/ _____%
Outstanding Principal Balance of Loans
   Secured by First Liens
         Two-to Four-Family Properties....................                $_____
         All Other Properties...............................             $_____
Balloon Payments (as a percent of
   the aggregate outstanding loan balance)................                _____%
Latest Maturity Date......................................        _____ __, 20__
30 to 59 day Delinquencies (as a percent of
   the aggregate outstanding loan balance)(3).............                _____%
Six-Month Adjustable Rate Loans (3)
         Percentage of Aggregate Outstanding
         Group II Principal Loan Balance..................                _____%
         Wtd. Avg. Remaining Period to
         Coupon Rate Adjustment (approximate).............          _____ months
         Wtd. Avg. Initial Interest Rate Adjustment Cap
         (approximate)(5).................................                _____%
         Wtd. Avg. Semi-annual Interest Rate Adjustment Cap
         (approximate)....................................                _____%
2/28 Adjustable Rate Loans(6)
         Percentage of Aggregate Outstanding Group II                    _____%
         Principal Loan Balance
         Wtd. Avg. Remaining Period to                             _____ months
         Coupon Rate Adjustment (approximate)
         Wtd. Avg. Initial Interest Rate Adjustment Cap                  _____%
         (approximate)(4)
         Wtd. Avg. Semi-annual Interest Rate Adjustment Cap              _____%
         (approximate) (5)

(1)	The "Maximum Rates" or "Minimum Rates" are the highest and lowest rates, respectively, at which interest may accrue on the Group II Home Equity Loans.

(2)	Excludes Home Equity Loans for which a credit score is not available.

(3)	Approximately _____% of the outstanding loan balance of the Group II Home Equity Loans had first monthly payments due on or after _____ __, 20__, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

(4)	"Six- Month Adjustable Rate Loans" have their first adjustment date six months following their date of origination, and adjust semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations.

(5)	Above the then current coupon rate.

(6)	"2/28 Adjustable Rate Loans" have their first adjustment date two years after the date of origination, and adjust semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations.

          The tables set forth below contain approximate statistical information as of the Statistical Calculation Date regarding the Group II Home Equity Loans. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF GROUP II HOME EQUITY LOANS(1)

                                                                          Statistical      % of Statistical
                                                                          Calculation         Calculation
State                                                      Mortgage      Date Principal     Date Principal
                                                             Loans          Balance             Balance
Arizona..............................................
Arkansas.............................................
California...........................................
Colorado.............................................
Connecticut..........................................
Florida..............................................
Georgia..............................................
Illinois.............................................
Iowa.................................................
Kentucky.............................................
Louisiana............................................
Maine................................................
Maryland.............................................
Massachusetts........................................
Michigan.............................................
Minnesota............................................
Mississippi..........................................
Missouri.............................................
Nevada...............................................
New Hampshire........................................
New Jersey...........................................
New Mexico...........................................
New York.............................................
North Carolina.......................................
Ohio.................................................
Oklahoma.............................................
Oregon...............................................
Pennsylvania.........................................
Rhode Island.........................................
South Carolina.......................................
South Dakota.........................................
Tennessee............................................
Texas................................................
Utah.................................................
Virginia.............................................
Washington...........................................
West Virginia........................................
Wisconsin............................................
Total:...............................................

(1)	Determined by property address designated in the related mortgage.

ORIGINAL LOAN-TO-VALUE RATIOS
OF GROUP II HOME EQUITY LOANS(1)

                                                                                                    % of
                                                                               Statistical      Statistical
                                                              Number of        Calculation      Calculation
                                                             Home Equity        Date Loan        Date Loan
  Range of Original Loan-to-Value Ratios (%)                    Loans            Balance          Balance
20.01 - 25.00........................................
35.01 - 40.00........................................
40.01 - 45.00........................................
45.01 - 50.00........................................
50.01 - 55.00........................................
55.01 - 60.00........................................
60.01 - 65.00........................................
65.01 - 70.00........................................
70.01 - 75.00........................................
75.01 - 80.00........................................
80.01 - 85.00........................................
85.01 - 90.00........................................
90.01 - 95.00........................................
95.01 - 100.00.......................................
Total:...............................................

(1)	As of the Statistical Calculation Date, the weighted average Original Loan-to-Value Ratio of the Group II Home Equity Loans is approximately _____%.

CURRENT COUPON RATES OF GROUP II HOME EQUITY LOANS(1)

                                                                                                   % of
                                                                               Statistical      Statistical
                                                               Number of       Calculation      Calculation
                                                              Home Equity       Date Loan        Date Loan
Range of Current Coupon Rates (%)                                Loans           Balance          Balance
7.001 - 7.500........................................
7.501 - 8.000........................................
8.001 - 8.500........................................
8.501 - 9.000........................................
9.001 - 9.500........................................
9.501 - 10.000.......................................
10.001 - 10.500......................................
10.501 - 11.000......................................
11.001 - 11.500......................................
11.501 - 12.000......................................
12.001 - 12.500......................................
12.501 - 13.000......................................
13.001 - 13.500......................................
13.501 - 14.000......................................
Total:...............................................

(1)	As of the Statistical Calculation Date, the weighted average Coupon Rate of the Group II Home Equity Loans is approximately _____%.

GROSS MARGINS OF GROUP II HOME EQUITY LOANS(1)

                                                                                                 % of
                                                                               Statistical    Statistical
                                                               Number of       Calculation    Calculation
                                                              Home Equity       Date Loan      Date Loan
Range of Gross Margins (%)                                       Loans           Balance        Balance
3.501 - 4.000........................................
4.001 - 4.500........................................
4.501 - 5.000........................................
5.001 - 5.500........................................
5.501 - 6.000........................................
6.001 - 6.500........................................
6.501 - 7.000........................................
7.001 - 7.500........................................
7.501 - 8.000........................................
8.001 - 8.500........................................
8.501 - 9.000........................................
9.001 - 9.500........................................
9.501 - 10.000.......................................
10.001 - 10.500......................................
10.501 - 11.000......................................
Total:...............................................

(1)	As of the Statistical Calculation Date, the weighted average Gross Margin of the Group II Home Equity Loans is approximately _____%.

MAXIMUM RATES OF GROUP II HOME EQUITY LOANS(1)

                                                                                                    % of
                                                                                Statistical      Statistical
                                                               Number of        Calculation      Calculation
                                                              Home Equity        Date Loan        Date Loan
Range of Maximum Rates (%)                                       Loans            Balance          Balance
14.001 - 14.500......................................
14.501 - 15.000......................................
15.001 - 15.500......................................
15.501 - 16.000......................................
16.001 - 16.500......................................
16.501 - 17.000......................................
17.001 - 17.500......................................
17.501 - 18.000......................................
18.001 - 18.500......................................
18.501 - 19.000......................................
19.001 - 19.500......................................
19.501 - 20.000......................................
20.001 - 20.500......................................
20.501 - 21.000......................................
Total:...............................................

(1)	As of the Statistical Calculation Date, the weighted average Maximum Rate of the Group II Home Equity Loans is approximately _____%.

NEXT INTEREST ADJUSTMENT DATES OF GROUP II HOME EQUITY LOANS

                                                                                                    % of
                                                                               Statistical       Statistical
                                                               Number of       Calculation       Calculation
                                                              Home Equity       Date Loan         Date Loan
Next Interest Adjustment Date                                    Loans           Balance           Balance
June 2001............................................
August 2001..........................................
September 2001.......................................
October 2001.........................................
November 2001........................................
October 2002.........................................
March 2003...........................................
April 2003...........................................
May 2003.............................................
Total:...............................................

LOAN BALANCES OF GROUP II HOME EQUITY LOANS(1)

                                                                                                   % of
                                                                               Statistical      Statistical
                                                               Number of       Calculation      Calculation
                                                              Home Equity       Date Loan        Date Loan
Range of Loan Balances ($)                                       Loans           Balance          Balance
15,000.01 - 20,000.00................................
20,000.01 - 25,000.00................................
25,000.01 - 30,000.00................................
30,000.01 - 35,000.00................................
35,000.01 - 40,000.00................................
40,000.01 - 45,000.00................................
45,000.01 - 50,000.00................................
50,000.01 - 55,000.00................................
55,000.01 - 60,000.00................................
60,000.01 - 65,000.00................................
65,000.01 - 70,000.00................................
70,000.01 - 75,000.00................................
75,000.01 - 80,000.00................................
80,000.01 - 85,000.00................................
85,000.01 - 90,000.00................................
90,000.01 - 95,000.00................................
95,000.01 - 100,000.00...............................
100,000.01 - 105,000.00..............................
105,000.01 - 110,000.00..............................
110,000.01 - 115,000.00..............................
115,000.01 - 120,000.00..............................
120,000.01 - 125,000.00..............................
125,000.01 - 130,000.00..............................
130,000.01 - 135,000.00..............................
135,000.01 - 140,000.00..............................
140,000.01 - 145,000.00..............................
145,000.01 - 150,000.00..............................
150,000.01 - 200,000.00..............................
200,000.01 - 250,000.00..............................
250,000.01 - 300,000.00..............................
300,000.01 - 350,000.00..............................
350,000.01 - 400,000.00..............................
600,000.01 - 650,000.00..............................
Total:...............................................

(1)	As of the Statistical Calculation Date, the average outstanding Loan Balance of the Group II Home Equity Loans is approximately $_____.

TYPES OF MORTGAGED PROPERTIES OF GROUP II HOME EQUITY LOANS

                                                                                                   % of
                                                                               Statistical      Statistical
                                                               Number of       Calculation      Calculation
                                                              Home Equity       Date Loan        Date Loan
Property Type                                                    Loans           Balance          Balance
 Single Family.........................................
 PUD...................................................
 Condominium...........................................
 Two-to Four- Family...................................
 Manufactured Housing..................................
 Townhouse.............................................
 Total:................................................

ORIGINAL TERMS TO MATURITY OF GROUP II HOME EQUITY LOANS(1)

                                                                                                    % of
                                                                                Statistical      Statistical
                                                               Number of        Calculation      Calculation
                                                              Home Equity        Date Loan        Date Loan
Original Term to Maturity (months)                               Loans            Balance          Balance
 121 - 180............................................
 181 - 240............................................
 301 - 360............................................
 Total:...............................................

(1)	As of the Statistical Calculation Date, the weighted average Original Term to Maturity of the Group II Home Equity Loans is approximately _____ months.;

REMAINING TERMS TO MATURITY OF GROUP II HOME EQUITY LOANS(1)

                                                                                                   % of
                                                                               Statistical      Statistical
                                                               Number of       Calculation      Calculation
                                                              Home Equity       Date Loan        Date Loan
Remaining Term to Maturity (months)                              Loans           Balance          Balance
121 - 180.............................................
181 - 240.............................................
301 - 360.............................................
Total:................................................

(1)	As of the Statistical Calculation Date, the weighted average Remaining Term to Maturity of the Group II Home Equity Loans is approximately _____ months.

SEASONING OF GROUP II HOME EQUITY LOANS(1)

                                                                                                 % of
                                                                              Statistical     Statistical
                                                               Number of      Calculation     Calculation
                                                              Home Equity      Date Loan       Date Loan
Seasoning (months)                                               Loans          Balance         Balance
 0....................................................
 1 - 6................................................
 7 - 12...............................................
 Total:...............................................

(1)	As of the Statistical Calculation Date, the weighted average Seasoning of the Group II Home Equity Loans is approximately one month.

OCCUPANCY STATUS OF GROUP II HOME EQUITY LOANS

                                                                                                   % of
                                                                               Statistical      Statistical
                                                               Number of       Calculation      Calculation
                                                              Home Equity       Date Loan        Date Loan
Occupancy Status                                                 Loans           Balance          Balance
Primary Home..........................................
Investment Property...................................
Second Home...........................................
Total:................................................

DOCUMENTATION TYPES OF GROUP II HOME EQUITY LOANS

                                                                                                  % of
                                                                              Statistical      Statistical
                                                               Number of      Calculation      Calculation
                                                              Home Equity      Date Loan        Date Loan
Documentation Type (1)                                           Loans          Balance          Balance
 Full Documentation...................................
 Stated Income........................................
 Limited Documentation................................
 Total:...............................................

(1)	We refer you to "THE SELLER AND THE SERVICER--Underwriting Guidelines Applicable to the Home Equity Loans" in the prospectus for a description of CHEC's documentation programs.

CREDIT GRADES OF GROUP II HOME EQUITY LOANS

                                                                                                  % of
                                                                               Statistical     Statistical
                                                               Number of       Calculation     Calculation
                                                              Home Equity       Date Loan       Date Loan
Credit Grade (1)                                                 Loans           Balance         Balance
 A+...................................................
 A-1..................................................
 A-2..................................................
 B....................................................
 C-1..................................................
 C-2..................................................
 Total:...............................................

(1)	We refer you to "THE SELLER AND THE SERVICER--Underwriting Criteria of the Seller" in the prospectus for a description of CHEC's credit grades and underwriting criteria.

CREDIT SCORE DISTRIBUTION OF GROUP II HOME EQUITY LOANS(1)

                                                                                              % of
                                                                       Statistical        Statistical
                                                     Number of         Calculation        Calculation
                                                    Home Equity         Date Loan          Date Loan
Credit Score Range (1)                                 Loans             Balance            Balance
Not Available(2)    ........................
   401     -  425..........................
   426     -  450..........................
   451     -  475..........................
   476     -  500..........................
   501     -  525..........................
   526     -  550..........................
   551     -  575..........................
   576     -  600..........................
   601     -  625..........................
   626     -  650..........................
   651     -  675..........................
   676     -  700..........................
   701     -  725..........................
   726     -  750..........................
   751     -  775..........................
   776     -  800..........................
   801     -  809..........................
Total:        .............................

(1)	As of the Statistical Calculation Date, the weighted average credit score of the Group II Home Equity Loans (excluding home equity loans for which a credit score is not available) is approximately 574.

(2)	The statistical credit score based on the borrower's historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)	Home Equity Loans indicated as having a credit score that is "not available" include Home Equity Loans where no credit score can be obtained for the related borrower.

Delinquency and Loss Experience

          CHEC commenced its servicing activities of home equity loans similar to the Home Equity Loans in October 1997. The following table sets forth CHEC's delinquency experience as of the last day of each of the months indicated with respect to securitized home equity loans originated or acquired, and serviced, by CHEC. These loans are similar in type to the Home Equity Loans. No home equity loan is considered delinquent for purposes of the table until a payment is one calendar month past due on a contractual basis. The delinquency and loss percentages may be affected by the size and relative lack of seasoning of this servicing portfolio which increased from approximately $966,480,950 at March 31, 1999 to approximately $ at . CHEC believes that as the existing loan portfolio becomes more seasoned, the rate of delinquencies, loan losses, foreclosures and REO properties will increase. Accordingly, the information in the table below is for illustrative purposes only and is not intended to indicate or predict the expected delinquency experience on past, current or future pools of home equity loans for which CHEC is the servicer.

DELINQUENCY EXPERIENCE

                                  As of _____ __, 20__         As of _____ __, 20__       As of _____ __, 20__
                             By Number                     By Number                   By Number
                              of Loans         By Dollar   of Loans        By Dollar   of Loans       By Dollar
                                                Amount                       Amount                     Amount
Portfolio(1)...............
Delinquency Percentage
       30-59 days..........
       60-89 days..........
       90 days and over....

Total Delinquency
Percentage(2)(3)...........

Percentage of REO Properties

(1) (2) (3)	Portfolio includes all securitized loans originated or acquired, and serviced, by CHEC. Excludes REO properties. Totals may not sum due to rounding.

          The following table sets forth CHEC's loss experience with respect to home equity loans similar in type to the Home Equity Loans for the periods indicated.

LOSS EXPERIENCE

                                   Quarter Ended    Fiscal Year Ended  Fiscal Year Ended  Fiscal Year Ended
                                    June 30, 2001      March 31,2001     March 31, 2000     March 31, 1999
                                       Dollar             Dollar             Dollar             Dollar
                                     Amount ($)         Amount ($)         Amount ($)         Amount ($)

Average Portfolio(1)...........
Net Losses(2)..................
Net Losses as a Percentage
  of Average Portfolio.........

(1)	"Average Portfolio" during the period is the arithmetic average of the principal balances of the loans outstanding on the last day of each month during the period. Portfolio includes all securitized loans originated or acquired, and serviced, by CHEC.

(2)	"Net Losses" means gross losses minus recoveries.

(3)	For the three months ended June 30, 2001, "Net Losses as a Percentage of Average Portfolio" is annualized by multiplying "Net Losses" by 4.

PREPAYMENT AND YIELD CONSIDERATIONS

          The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the Home Equity Loans. The rate of principal payments on the Home Equity Loans will in turn be affected by the amortization schedules of the Home Equity Loans, by the rate of principal prepayments on the Home Equity Loans (including for this purpose prepayments resulting from refinancings of the loans or liquidations of the loans due to defaults, casualties, condemnations and repurchases by CHEC or purchases by the Servicer of delinquent home equity loans and by realized losses on the Home Equity Loans. Certain of the Home Equity Loans may be prepaid by the mortgagors at any time without penalty. Certain of the Home Equity Loans are subject to penalties for prepayments.

Prepayments

           Prepayments, liquidations and purchases of the Home Equity Loans (including any optional purchase by the Servicer of a delinquent Home Equity Loan, the purchase of all the Home Equity Loans by an affiliate of the Servicer in connection with the termination of the Trust and the sale of the Trust assets pursuant to the auction) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Home Equity Loans. Since the rate of payment of principal of the Home Equity Loans will depend on future events and a variety of factors, no assurance can be given as to the rate or timing of principal prepayments. The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which an Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on the Offered Certificate is sensitive to prepayments, liquidations and purchases of the Home Equity Loans.

          The rate of prepayment on the Home Equity Loans cannot be predicted. As of the Statistical Calculation Date, approximately _____% of the Group I Home Equity Loans and approximately _____% of the Group II Home Equity Loans may be prepaid in whole or in part at any time without penalty. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional mortgage loans. The prepayment experience of the Trust with respect to the Home Equity Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the Home Equity Loans will contain "due-on-sale" provisions, and the Servicer is required by the Agreement to enforce the provisions, unless the enforcement is not permitted by applicable law or the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Home Equity Loan. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Home Equity Loan. The rate of prepayment of the Home Equity Loans may also be affected by the extent to which the Home Equity Loans provide for the payment of a penalty in connection with a prepayment and the amount of the penalty.

           We refer you to "CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS--Due-on-Sale Clauses in Home Equity Loans" in the prospectus for more detail.

          As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates, including the Group I Home Equity Loans, is affected by prevailing market rates for home equity loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The prepayment behavior of the 2/28 Adjustable Rate Loans may differ from that of the other Home Equity Loans. As a 2/28 Adjustable Rate Loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed-rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. As is the case with conventional fixed-rate home equity loans, adjustable-rate home equity loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate home equity loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate home equity loans at competitive rates may encourage mortgagors to refinance their adjustable-rate home equity loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.

Projected Yields

          On each Distribution Date, the Principal Distribution Amount will reflect the total amount in respect of principal received with respect to both Home Equity Loan Groups in the related Remittance Period, as adjusted by the overcollateralization provisions described in this prospectus supplement. The Principal Distribution Amount will be allocated between the Senior Certificates in each Certificate Group generally on a pro rata basis, regardless of the amount of principal actually received with respect to the Home Equity Loan Group related to a particular Certificate Group. Depending on the rate of payments of principal and/or the rate of Realized Losses on the Home Equity Loans in a Home Equity Loan Group relative to the rates experienced with respect to the Home Equity Loans in the other Home Equity Loan Group, the Senior Certificates in a Certificate Group may receive principal distributions faster or slower than would have been the case were distributions based solely on the principal collections for the related Home Equity Loan Group. The relative rates of principal payments may change over time and may be affected by different factors. For example, the Home Equity Loans with fixed interest rates may prepay at faster rates than the Home Equity Loans with adjustable interest rates in response to a given decline in market interest rates because adjustable interest rates would readjust based on current rates. As a result of this method of allocating the Principal Distribution Amount, it may be more difficult to analyze the potential weighted average lives of the Senior Certificates and the related yields to maturity.

           Excess Interest (as defined in "DESCRIPTION OF CERTIFICATES--Glossary" below) for the Home Equity Loans will be distributed in reduction of the Certificate Principal Balance of the Offered Certificates then entitled to distributions of principal on each Distribution Date to the extent that the then required overcollateralization amount exceeds the actual overcollateralization amount. If purchased at a premium or a discount, the yield to maturity on an Offered Certificate will be affected by the rate at which the Excess Interest for the Home Equity Loans is distributed in reduction of the applicable Certificate Principal Balance of the Offered Certificates. If the actual rate of the Excess Interest distribution is slower than the rate anticipated by an investor who purchases an Offered Certificate, and particularly a Subordinate Certificate, at a discount, the actual yield to the investor will be lower than the investor's anticipated yield. If the actual rate of the Excess Interest distribution is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to the investor will be lower than the investor's anticipated yield. The amount of Excess Interest available for distribution on any Distribution Date will be affected by the actual amount of interest received, advanced, collected or recovered in respect of the Home Equity Loans during the related Remittance Period and the amount will be influenced by changes in the weighted average of the coupon rates of the Home Equity Loans resulting from prepayments and liquidations. The amount of Excess Interest distributions applied in reduction of the Certificate Principal Balance of the Offered Certificates on each Distribution Date will be based on the then required overcollateralization amount. Once the required level of overcollateralization is reached, the application of Excess Interest to accelerate overcollateralization will cease, unless necessary to maintain the required overcollateralization amount.

          In addition, if the clean-up call option is not exercised on the date upon which it first could have been exercised, then on the third Distribution Date following such date, and on each Distribution Date thereafter, the amounts that otherwise would have been payable to the Non-Offered Certificates will be paid to the Offered Certificates as an additional principal distribution amount. Such additional principal distributions may result in an accelerated rate of amortization of the related Offered Certificates and affect the weighted average life and yield on your investment.

           We refer you to "DESCRIPTION OF THE CERTIFICATES - Credit Enhancement--Overcollateralization Resulting from Cash Flow Structure" in this prospectus supplement for more detail.

Subordinate Certificate

s

          The Subordinate Certificates provide credit enhancement for the Senior Certificates in both Home Equity Loan Groups and may absorb losses on the Home Equity Loans in either Home Equity Loan Group. The weighted average lives of, and the yields to maturity on, the Subordinate Certificates, in reverse order of their relative payment priorities, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the Home Equity Loans. If the actual rate and severity of losses on the Home Equity Loans is higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity on the holder's certificate may be lower than the yield expected by the holder based on that assumption. Realized Losses on the Home Equity Loans will reduce the Certificate Principal Balance of the class of Subordinate Certificates then outstanding with lowest relative payment priority if and to the extent that the aggregate of the Certificate Principal Balances of all classes of Certificates, following all distributions on a Distribution Date, exceeds the aggregate principal balance of the Home Equity Loans. As a result of these reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case.

          In addition, the Subordinate Certificates will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event, unless all of the Certificates with a higher relative payment priority have been paid in full. Because of the disproportionate distribution of principal on the Senior Certificates, depending on the timing of Realized Losses, defaults and delinquencies on the Home Equity Loans, the weighted average lives of the Subordinate Certificates may be longer than would otherwise be the case.

Payment Delay Feature of the Fixed Rate Certificates

          The effective yield to the Certificateholders of each class of Fixed Rate Certificates will be lower than the yield otherwise produced by the applicable Certificate Rate and the purchase price of the Certificates because distributions will not be payable to the Certificateholders until the Distribution Date following the month of accrual (without any additional distribution of interest or earnings on the Certificates in respect of the delay).

Principal Payment Features of the Class A-6 Certificates

           Investors in the Class A-6 Certificates should be aware that the Class A-6 Certificates do not receive any portion of principal payments prior to the Distribution Date occurring in _______ 20__, thereafter, they will receive an increasing percentage of their pro rata share of principal payable to the Group I Certificates based on a schedule. This percentage will after the Distribution Date in _________ 20__, exceed their pro rata share of principal. As a result, the weighted average life of the Class A-6 Certificates may be longer or shorter than would otherwise be the case, and the effect on the market value of the Class A-6 Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for other classes of Offered Certificates.

Weighted Average Lives

           Generally, greater than anticipated prepayments of principal will increase the yield on Offered Certificates purchased at a price less than par and will decrease the yield on Offered Certificates purchased at a price greater than par. In general, the earlier prepayments of principal occur on the Home Equity Loans, the greater the effect on the yields of the Offered Certificates. The effect on an investor's yield due to principal prepayments on the Home Equity Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Offered Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Offered Certificates will also be affected by the amount and timing of delinquencies and defaults on the Home Equity Loans and the recoveries, if any, on defaulted Home Equity Loans and foreclosed properties.

          The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the Certificate is repaid. The weighted average life of any class of the Offered Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Home Equity Loans, including final payments made upon the maturity of Home Equity Loans for which the related monthly payments are insufficient to fully amortize the Home Equity Loans ("Balloon Loans").

           Prepayments of home equity loans are commonly measured relative to a prepayment standard or model. The model used with respect to the Group I Home Equity Loans is the prepayment assumption (the "Prepayment Assumption"). A 100% Prepayment Assumption assumes constant prepayment rates ("CPR") of 4% per annum of the then outstanding principal balance of the Group I Home Equity Loans in the first month of the life of the Home Equity Loans and an additional 1.455% (precisely 16/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Home Equity Loans, a 100% Prepayment Assumption assumes a CPR of 20% per annum of the outstanding principal balance of the Group I Home Equity Loans each month. The model used with respect to the Group II Home Equity Loans is CPR, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of the home equity loans. Neither model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the Home Equity Loans to be included in the Trust.

           Since the following tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables set forth below. Any discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and the weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Home Equity Loans in the Trust will have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

          The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the Home Equity Loans and the following additional assumptions (collectively, the "Structuring Assumptions"):

•	the Home Equity Loans consist of pools of loans with the amortization characteristics set forth below,

•	the Closing Date for the Offered Certificates is _____ __, 20__,

•	distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in _____, 20__ and are made in accordance with the priorities described in this prospectus supplement,

•	the scheduled monthly payments of principal and interest on the Home Equity Loans will be timely delivered on the first day of each month commencing on _____ __, 20__ (with no defaults, delinquencies, modifications, waivers or amendments),

•	the Home Equity Loans prepay at the specified percentages of the Prepayment Assumption, in the case of the Group I Home Equity Loans, or at the specified percentages of CPR, in the case of the Group II Home Equity Loans,

•	all prepayments are prepayments in full received on the last day of each month and include 30 days' interest thereon,

•	the clean-up call option is not exercised (except as noted in footnote 2 in the following tables) and there is no resulting auction of the trust assets,

•	the Offered Certificates of each class have the respective Certificate Rates and initial Certificate Principal Balances as set forth in this prospectus supplement,

•	the overcollateralization level is set as specified in the Agreement,

•	the coupon rate for each Group II Home Equity Loan is adjusted on its next adjustment date and on subsequent adjustment dates which occur at six month intervals following the initial adjustment date to equal the sum of the applicable gross margin and six-month LIBOR (the sum being subject to the applicable periodic rate adjustment caps and floors and lifetime rate caps and floors), and

•	six-month LIBOR remains constant at _____% per annum and one-month LIBOR remains constant at _____% per annum.

Group I

                                                                   Remaining         Original       Amortized
                                                                    Term to           Term to        Original
Pool                             Loan              Coupon           Maturity         Maturity          Term
Number                       Balance ($)          Rate (%)          (months)         (months)        (months)

1.......................
2.......................
3.......................
4.......................
5.......................
6.......................
7.......................

Group II

                           Number
                              of
                            Months            Initial
                            to Next           Interest    Interest              Remaining   Original    Interest
           Loan    Coupon   Coupon    Gross     Rate        Rate                 Term to     Term to  Rate Change
Pool      Balance  Rate     Change   Margin  Adjustment  Adjustment   Maximum   Maturity    Maturity   Frequency
Number      ($)      (%)     Date      (%)    Cap (%)      Cap (%)   Rate (%)   (months)    (months)    (months)

1.....
2.....
3.....
4.....
5.....
6.....

Decrement Tables

          The following tables indicate, based on the Structuring Assumptions, the percentages of the initial Certificate Principal Balances of the Offered Certificates that would be outstanding after each of the dates shown, based on the indicated percentages of the Prepayment Assumption, in the case of the Group I Home Equity Loans, and at the indicated percentages of CPR, in the case of the Group II Home Equity Loans, and the weighted average lives of the Offered Certificates. It is not likely that:

•	the Home Equity Loans will have the characteristics assumed,

•	the Home Equity Loans will prepay at the specified percentages of the Prepayment Assumption or CPR or at any other constant percentage, or

•	the level of one-month LIBOR or six-month LIBOR will remain constant at the level assumed or at any other level.

           Moreover, the diverse remaining terms to maturity of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the Prepayment Assumption or CPR even if the weighted average remaining term to maturity of the Home Equity Loans is consistent with the remaining terms to maturity of the Home Equity Loans specified in the Structuring Assumptions.

Prepayment Scenarios                         I       II       III        IV         V       VI       VII
Group I Home Equity Loans - Prepayment
Assumption                                  50%     75%      100%       115%      150%     200%     250%
Group II Home Equity Loans - CPR
                                            12%     18%       24%       28%        36%     50%       60%

Percent of Initial Class Principal Outstanding (to maturity)

                                                                   Class A-1
Prepayment Scenario                       I         II       III        IV          V         VI      VII
Initial Percentage..................    100%       100%      100%       100%      100%       100%     100%
June 25, 2002.......................
June 25, 2003.......................
June 25, 2004.......................
June 25, 2005.......................
June 25, 2006.......................
June 25, 2007.......................
June 25, 2008.......................
June 25, 2009.......................
June 25, 2010.......................
June 25, 2011.......................
June 25, 2012.......................
June 25, 2013.......................
June 25, 2014.......................
June 25, 2015.......................
June 25, 2016.......................
June 25, 2017.......................
June 25, 2018.......................
June 25, 2019.......................
June 25, 2020.......................
June 25, 2021.......................
June 25, 2022.......................
June 25, 2023.......................
June 25, 2024.......................
June 25, 2025.......................
June 25, 2026.......................
June 25, 2027.......................
June 25, 2028.......................
June 25, 2029.......................
June 25, 2030.......................
June 25, 2031.......................
Weighted Average Life * (1).........
Weighted Average Life * (2).........

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)	To maturity.

(2)	To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans being reduced to less than 20% of the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans on the Cut-Off Date.

Percent of Initial Class Principal Outstanding (to maturity)

                                                                  Class A-2
Prepayment Scenario                      I         II       III        IV          V         VI        VII
Initial Percentage...............      100%       100%      100%      100%       100%       100%     100%
June 25, 2002....................
June 25, 2003....................
June 25, 2004....................
June 25, 2005....................
June 25, 2006....................
June 25, 2007....................
June 25, 2008....................
June 25, 2009....................
June 25, 2010....................
June 25, 2011....................
June 25, 2012....................
June 25, 2013....................
June 25, 2014....................
June 25, 2015....................
June 25, 2016....................
June 25, 2017....................
June 25, 2018....................
June 25, 2019....................
June 25, 2020....................
June 25, 2021....................
June 25, 2022....................
June 25, 2023....................
June 25, 2024....................
June 25, 2025....................
June 25, 2026....................
June 25, 2027....................
June 25, 2028....................
June 25, 2029....................
June 25, 2030....................
June 25, 2031....................
Weighted Average Life * (1)......
Weighted Average Life * (2)......

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1) (2)	To maturity.

To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans being reduced to less than 20% of the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans on the Cut-Off Date.

Percent of Initial Class Principal Outstanding (to maturity)

                                                                                  Class A-3
Prepayment Scenario                      I         II       III        IV         V         VI       VII
Initial Percentage...............      100%       100%      100%      100%       100%      100%     100%
June 25, 2002....................
June 25, 2003....................
June 25, 2004....................
June 25, 2005....................
June 25, 2006....................
June 25, 2007....................
June 25, 2008....................
June 25, 2009....................
June 25, 2010....................
June 25, 2011....................
June 25, 2012....................
June 25, 2013....................
June 25, 2014....................
June 25, 2015....................
June 25, 2016....................
June 25, 2017....................
June 25, 2018....................
June 25, 2019....................
June 25, 2020....................
June 25, 2021....................
June 25, 2022....................
June 25, 2023....................
June 25, 2024....................
June 25, 2025....................
June 25, 2026....................
June 25, 2027....................
June 25, 2028....................
June 25, 2029....................
June 25, 2030....................
June 25, 2031....................
Weighted Average Life * (1)......
Weighted Average Life * (2)......

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1) (2)	To maturity.

To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans being reduced to less than 20% of the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans on the Cut-Off Date.

Percent of Initial Class Principal Outstanding (to maturity)

                                                                    Class A-4
Prepayment Scenario                         I        II        III        IV         V        VI       VII
Initial Percentage..................      100%       100%      100%      100%       100%      100%     100%
June 25, 2002.......................
June 25, 2003.......................
June 25, 2004.......................
June 25, 2005.......................
June 25, 2006.......................
June 25, 2007.......................
June 25, 2008.......................
June 25, 2009.......................
June 25, 2010.......................
June 25, 2011.......................
June 25, 2012.......................
June 25, 2013.......................
June 25, 2014.......................
June 25, 2015.......................
June 25, 2016.......................
June 25, 2017.......................
June 25, 2018.......................
June 25, 2019.......................
June 25, 2020.......................
June 25, 2021.......................
June 25, 2022.......................
June 25, 2023.......................
June 25, 2024.......................
June 25, 2025.......................
June 25, 2026.......................
June 25, 2027.......................
June 25, 2028.......................
June 25, 2029.......................
June 25, 2030.......................
June 25, 2031.......................
Weighted Average Life * (1).........
Weighted Average Life * (2).........

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1) (2)	To maturity.

To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans being reduced to less than 20% of the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans on the Cut-Off Date.

Percent of Initial Class Principal Outstanding (to maturity)

                                                                Class A-5
Prepayment Scenario                        I         II        III        IV        V         VI        VII
Initial Percentage................       100%       100%       100%      100%      100%      100%     100%
June 25, 2002.....................
June 25, 2003.....................
June 25, 2004.....................
June 25, 2005.....................
June 25, 2006.....................
June 25, 2007.....................
June 25, 2008.....................
June 25, 2009.....................
June 25, 2010.....................
June 25, 2011.....................
June 25, 2012.....................
June 25, 2013.....................
June 25, 2014.....................
June 25, 2015.....................
June 25, 2016.....................
June 25, 2017.....................
June 25, 2018.....................
June 25, 2019.....................
June 25, 2020.....................
June 25, 2021.....................
June 25, 2022.....................
June 25, 2023.....................
June 25, 2024.....................
June 25, 2025.....................
June 25, 2026.....................
June 25, 2027.....................
June 25, 2028.....................
June 25, 2029.....................
June 25, 2030.....................
June 25, 2031.....................
Weighted Average Life * (1).......
Weighted Average Life * (2).......

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1) (2)	To maturity.

To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans being reduced to less than 20% of the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans on the Cut-Off Date.

Percent of Initial Class Principal Outstanding (to maturity)

                                                                   Class A-6
Prepayment Scenario                          I         II       III        IV         V         VI       VII
Initial Percentage...................      100%       100%      100%      100%       100%      100%     100%
June 25, 2002........................
June 25, 2003........................
June 25, 2004........................
June 25, 2005........................
June 25, 2006........................
June 25, 2007........................
June 25, 2008........................
June 25, 2009........................
June 25, 2010........................
June 25, 2011........................
June 25, 2012........................
June 25, 2013........................
June 25, 2014........................
June 25, 2015........................
June 25, 2016........................
June 25, 2017........................
June 25, 2018........................
June 25, 2019........................
June 25, 2020........................
June 25, 2021........................
June 25, 2022........................
June 25, 2023........................
June 25, 2024........................
June 25, 2025........................
June 25, 2026........................
June 25, 2027........................
June 25, 2028........................
June 25, 2029........................
June 25, 2030........................
June 25, 2031........................
Weighted Average Life * (1)..........
Weighted Average Life * (2)..........

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

** (1) (2)	Means less than 1% but greater than 0%.

To maturity.

To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans being reduced to less than 20% of the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans on the Cut-Off Date.

Percent of Initial Class Principal Outstanding (to maturity)

                                                                    Class A-7
Prepayment Scenario                         I         II       III        IV         V         VI       VII
Initial Percentage..................      100%       100%      100%      100%       100%      100%      100%
June 25, 2002.......................
June 25, 2003.......................
June 25, 2004.......................
June 25, 2005.......................
June 25, 2006.......................
June 25, 2007.......................
June 25, 2008.......................
June 25, 2009.......................
June 25, 2010.......................
June 25, 2011.......................
June 25, 2012.......................
June 25, 2013.......................
June 25, 2014.......................
June 25, 2015.......................
June 25, 2016.......................
June 25, 2017.......................
June 25, 2018.......................
June 25, 2019.......................
June 25, 2020.......................
June 25, 2021.......................
June 25, 2022.......................
June 25, 2023.......................
June 25, 2024.......................
June 25, 2025.......................
June 25, 2026.......................
June 25, 2027.......................
June 25, 2028.......................
June 25, 2029.......................
June 25, 2030.......................
June 25, 2031.......................
Weighted Average Life * (1).........
Weighted Average Life * (2).........

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1) (2)	To maturity.

To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans being reduced to less than 20% of the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans on the Cut-Off Date.

Percent of Initial Class Principal Outstanding (to maturity)

                                                                    Class M-1
Prepayment Scenario                          I         II        III       IV        V         VI        VII
Initial Percentage..................      100%        100%       100%     100%      100%      100%       100%
June 25, 2002.......................
June 25, 2003.......................
June 25, 2004.......................
June 25, 2005.......................
June 25, 2006.......................
June 25, 2007.......................
June 25, 2008.......................
June 25, 2009.......................
June 25, 2010.......................
June 25, 2011.......................
June 25, 2012.......................
June 25, 2013.......................
June 25, 2014.......................
June 25, 2015.......................
June 25, 2016.......................
June 25, 2017.......................
June 25, 2018.......................
June 25, 2019.......................
June 25, 2020.......................
June 25, 2021.......................
June 25, 2022.......................
June 25, 2023.......................
June 25, 2024.......................
June 25, 2025.......................
June 25, 2026.......................
June 25, 2027.......................
June 25, 2028.......................
June 25, 2029.......................
June 25, 2030.......................
June 25, 2031.......................
Weighted Average Life * (1).........
Weighted Average Life * (2).........

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1) (2)	To maturity.

To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans being reduced to less than 20% of the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans on the Cut-Off Date.

Percent of Initial Class Principal Outstanding (to maturity)

                                                                 Class M-2
Prepayment Scenario                      I         II        III        IV        V         VI        VII
Initial Percentage..............      100%        100%       100%      100%      100%      100%     100%
June 25, 2002...................
June 25, 2003...................
June 25, 2004...................
June 25, 2005...................
June 25, 2006...................
June 25, 2007...................
June 25, 2008...................
June 25, 2009...................
June 25, 2010...................
June 25, 2011...................
June 25, 2012...................
June 25, 2013...................
June 25, 2014...................
June 25, 2015...................
June 25, 2016...................
June 25, 2017...................
June 25, 2018...................
June 25, 2019...................
June 25, 2020...................
June 25, 2021...................
June 25, 2022...................
June 25, 2023...................
June 25, 2024...................
June 25, 2025...................
June 25, 2026...................
June 25, 2027...................
June 25, 2028...................
June 25, 2029...................
June 25, 2030...................
June 25, 2031...................
Weighted Average Life * (1).....
Weighted Average Life * (2).....

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1) (2)	To maturity.

To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans being reduced to less than 20% of the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans on the Cut-Off Date.

Percent of Initial Class Principal Outstanding (to maturity)

                                                                Class B
Prepayment Scenario                    I         II        III        IV          V         VI       VII
Initial Percentage............      100%        100%       100%      100%       100%        100%    100%
June 25, 2002.................
June 25, 2003.................
June 25, 2004.................
June 25, 2005.................
June 25, 2006.................
June 25, 2007.................
June 25, 2008.................
June 25, 2009.................
June 25, 2010.................
June 25, 2011.................
June 25, 2012.................
June 25, 2013.................
June 25, 2014.................
June 25, 2015.................
June 25, 2016.................
June 25, 2017.................
June 25, 2018.................
June 25, 2019.................
June 25, 2020.................
June 25, 2021.................
June 25, 2022.................
June 25, 2023.................
June 25, 2024.................
June 25, 2025.................
June 25, 2026.................
June 25, 2027.................
June 25, 2028.................
June 25, 2029.................
June 25, 2030.................
June 25, 2031.................
Weighted Average Life * (1)...
Weighted Average Life * (2)...

*	The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1) (2)	To maturity.

To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans being reduced to less than 20% of the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans on the Cut-Off Date.

          The above tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Home Equity Loans, which differ from the actual characteristics and performance of the Home Equity Loans) and should be read in conjunction with those assumptions.

FORMATION OF THE TRUST AND TRUST PROPERTY

          The Trust will be created and established pursuant to the Pooling and Servicing Agreement (the "Agreement") dated as of _____ __, 20__among the Depositor, CHEC, CHEC Conduit Funding, LLC and Harwood Street Funding II, LLC as sellers, CHEC as servicer (in this capacity, the "Servicer") and Bank One, National Association as trustee (the "Trustee"). On the Closing Date, the Sellers will transfer without recourse the Home Equity Loans to the Depositor, the Depositor will convey without recourse the Home Equity Loans to the Trust and the Trust will issue the Offered Certificates, the Class X-IO Certificates and the Class R Certificates at the direction of the Depositor.

          The property of the Trust will include all

(a)	the Home Equity Loans together with the related Home Equity Loan documents, each Seller's interest in any Mortgaged Property which secures a Home Equity Loan, all payments on each Home Equity Loan on or after the opening of business on _____ __, 20__ (the "Cut-Off Date") and proceeds of the conversion, voluntary or involuntary, of the foregoing,

(b)	the amounts as may be held by the Trustee in the Certificate Account and any other accounts held by the Trustee for the Trust together with investment earnings on those amounts, and the amounts as may be held by the Servicer in the Principal and Interest Account, if any, inclusive of investment earnings on those amounts whether in the form of cash, instruments, securities or other properties, and

(c)	proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Agreement.

As described in the Agreement, the Trustee and the Servicer shall each receive specified investment earnings on amounts on deposit in the Certificate Account as additional compensation and the Servicer shall receive any investment earnings on amounts on deposit in the Principal and Interest Account.

          The Offered Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the Depositor, the Sellers, the Servicer, the Trustee or any of their affiliates.

           Prior to the Closing Date, the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, issuing the Certificates and distributing payments on the Certificates. The Trust will not acquire any receivables or assets other than the Home Equity Loans and their proceeds and rights appurtenant to them. To the extent that borrowers make scheduled payments under the Home Equity Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions on the Certificates, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

DESCRIPTION OF THE CERTIFICATES

           Pursuant to the Agreement the Trust will issue on the Closing Date the Centex Home Equity Loan Asset-Backed Certificates, Series 2001-__, Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B Certificates (collectively referred to as the "Offered Certificates"). The Trust will also issue on the Closing Date the Class X-IO Certificates (the "Class X-IO Certificates") and two residual classes of certificates (together, the "Class R Certificates," and together with the Class X-IO Certificates, the "Non-Offered Certificates" and together with the Offered Certificates, the "Certificates"). Only the Offered Certificates are being offered pursuant to this prospectus supplement. The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-7 Certificates are sometimes referred to as the "Senior Certificates" and the Class M-1 Certificates, Class M-2 Certificates and Class B Certificates are sometimes referred to as the "Subordinate Certificates." The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B Certificates are sometimes referred to as the "Fixed Rate Certificates". The Class A-7 Certificates are sometimes referred to as the "Variable Rate Certificates" or the "Group II Certificates". The Senior Certificates, other than the Class A-7 Certificates, are sometimes referred to as the "Group I Certificates." Each of the Group I Certificates and the Group II Certificates is sometimes referred to as a "Certificate Group." The form of the Agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe important provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, the sections or defined terms are incorporated in this prospectus supplement by reference.

          The Offered Certificates will be issued in denominations of $25,000 and multiples of $1,000 in excess of $25,000 and will evidence specified undivided interests in the Trust. Definitive Certificates (as defined below) will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar.

           We refer you to "--Book-Entry Certificates" below for more detail.

          No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

          The Group I Certificates will receive distributions primarily based upon collections on the Home Equity Loans in Group I. The Group II Certificates will receive distributions primarily based upon collections on the Home Equity Loans in Group II. The Subordinate Certificates will receive distributions on a subordinated basis primarily based upon collections on the Home Equity Loans in Group I and Group II.

          The principal amount of a class of Offered Certificates (each, a "Certificate Principal Balance") on any Distribution Date is equal to the aggregate outstanding principal balance of the class of Offered Certificates on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of the class of Offered Certificates and, in the case of the Subordinate Certificates, minus any reductions in the Certificate Principal Balance of such Subordinate Certificates due to Realized Losses as described in this prospectus supplement. On any date, the "Aggregate Certificate Principal Balance" is the aggregate of the Certificate Principal Balances of all Offered Certificates on that date.

          Each class of Offered Certificates represents the right to receive payments of interest at the Certificate Rate for that class and payments of principal as described below.

          The person in whose name a Certificate is registered in the Certificate Register is referred to in this prospectus supplement as a "Certificateholder."

Book-Entry Certificates

          The Offered Certificates initially will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificateowners") will hold the certificates through The Depository Trust Company ("DTC"), in the United States, or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or the Euroclear System ("Euroclear"), in Europe, if the Certificateowners are participants of the systems, or indirectly through organizations that are participants in the systems. The Book-Entry Certificates will be issued in one or more certificates per class, representing the aggregate principal balance of each class of Offered Certificates, and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Euroclear and Clearstream, Luxembourg will hold omnibus positions on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream, Luxembourg's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A., will act as depositary for Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations representing principal balances of $25,000 and in integral multiples of $1,000 in excess of $25,000. Except as described in the prospectus, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing the Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede, as nominee of DTC. Certificateowners will not be Certificateholders as that term is used in the Agreement. Certificateowners are permitted to exercise their rights only indirectly through DTC and its participants (including Euroclear and Clearstream, Luxembourg).

           We refer you to "DESCRIPTION OF THE SECURITIES--Book Entry Securities" in the prospectus for more detail.

Distribution Dates

          On the 25th day of each month, or if the 25th day is not a Business Day, then the next succeeding Business Day (each, a "Distribution Date"), the Trustee will distribute amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Agreement (the "Certificate Account"). Distributions will be made in immediately available funds to Certificateholders of Offered Certificates by wire transfer or otherwise, to the account of the Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if the Certificateholder has so notified the Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled to the distributions as it appears on the register (the "Certificate Register") maintained by the Trustee as registrar (the "Certificate Registrar"). Certificateholders may experience some delay in the receipt of their payments due to the operations of DTC.

           We refer you to "--Book-Entry Certificates" above for more detail.

          The Agreement will provide that a Certificateholder, upon receiving the final distribution on a Certificate, will be required to send the Certificate to the Trustee. The Agreement additionally will provide that, in any event, any Certificate as to which the final distribution on that Certificate has been made shall be deemed canceled for all purposes of the Agreement.

Glossary

           "Aggregate Principal Amount" means, as to any Distribution Date, the sum of the Basic Principal Amount for each Home Equity Loan Group.

          The "Basic Principal Amount" with respect to the related Home Equity Loan Group and each Distribution Date shall be the sum of (without duplication):

(A)	the principal portion of all scheduled monthly payments on the Home Equity Loans related to the Home Equity Loan Group actually received by the Servicer during the related Remittance Period and any prepayments on the Home Equity Loans made by the mortgagors of Home Equity Loans in the related Home Equity Loan Group and actually received by the Servicer during the related Remittance Period, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(B)	the outstanding principal balance of each Home Equity Loan in the related Home Equity Loan Group that was purchased or repurchased by CHEC or purchased by the Servicer, on or prior to the related Monthly Remittance Date, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(C)	any Substitution Amounts (as defined in the prospectus) relating to principal, delivered by CHEC on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in the related Home Equity Loan Group, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(D)	all Net Liquidation Proceeds (as defined in the prospectus) actually collected by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Remittance Period (to the extent the Net Liquidation Proceeds relate to principal), in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; and

(E)	the principal portion of the proceeds received by the Trustee with respect to the related Home Equity Loan Group upon termination of the Trust.

           "Business Day" means any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in New York, New York, Dallas, Texas or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

          The "Class A-6 Calculation Percentage" for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class A-6 Certificates and the denominator of which is the total of the Certificate Principal Balances of all of the Group I Certificates, in each case before giving effect to distributions of principal on that Distribution Date.

          The "Class A-6 Lockout Distribution Amount" for any Distribution Date will be an amount equal to the product of (1) the applicable Class A-6 Lockout Percentage for the Distribution Date, (2) the Class A-6 Calculation Percentage and (3) the Group I Principal Distribution Amount for the Distribution Date. In no event shall the Class A-6 Lockout Distribution Amount exceed the outstanding Certificate Principal Balance of the Class A-6 Certificates or the Group I Principal Distribution Amount for the Distribution Date.

          The "Class A-6 Lockout Percentage" for each Distribution Date will be as follows:

                 Distribution Date                         Lockout Percentage
                                through                                  %
                                through                                  %
                                through                                  %
                                through                                  %
                                and thereafter                           %

           "Class B Principal Distribution Amount" means with respect to any Distribution Date on or after the Stepdown Date and as long as, a Trigger Event is not in effect, the excess of:

(1)	the sum of

(A)	the aggregate Certificate Principal Balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)	the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)	the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, and

(D)	the Certificate Principal Balance of the Class B Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of

(A)	_____% of the aggregate loan balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)	the aggregate loan balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor,

;provided, however, that after the Certificate Principal Balances of the Senior, Class M-1 and Class M-2 Certificates are reduced to zero, the Class B Principal Distribution Amount for the applicable Distribution Date will equal 100% of the Principal Distribution Amount.

           "Class Interest Carryover Shortfall" means, with respect to any class of Offered Certificates and any Distribution Date, an amount equal to the sum of (1) the excess of the related Class Monthly Interest Amount with respect to that class for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to that class from any preceding Distribution Date, over the amount in respect of interest that is actually distributed to the Certificateholders of that class on the preceding Distribution Date plus (2) one month's interest on the excess, to the extent permitted by law, at the Certificate Rate for that class.

           "Class M-1 Principal Distribution Amount" means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)	the sum of:

(A)	the aggregate Certificate Principal Balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, and

(B)	the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)	_____% of the aggregate loan balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)	the aggregate loan balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

           "Class M-2 Principal Distribution Amount" means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates and the Class M-1 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)	the sum of:

(A)	the aggregate Certificate Principal Balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)	the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, and

(C)	the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)	_____% of the aggregate loan balance of the Home Equity Loans as of the last day of the related Remittance Period and

(B)	the aggregate loan balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

           "Class Monthly Interest Amount" with respect to each class of Offered Certificates means, with respect to any Distribution Date, the aggregate amount of interest accrued for the related Interest Period at the related Certificate Rate on the Certificate Principal Balance of the related Offered Certificates provided, however, that with respect to each class of Offered Certificates.

          The Class A-7 Certificates are subject to the Class A-7 Available Funds Cap and the Class A-5 and Subordinate Certificates are each subject to the Fixed Rate Interest Rate Cap. For a description of the respective Certificate Rates, the Class A-7 Available Funds Cap and the Fixed Rate Interest Rate Cap, see "--Certificate Rate" below.

           "Class Principal Carryover Shortfall" means, with respect to any class of Subordinate Certificates and any Distribution Date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the Certificate Principal Balance of that class of Subordinate Certificates on the applicable Distribution Date as provided under "--Allocation of Realized Losses" below and (y) the amount of any such reductions on prior Distribution Dates over (2) the amount distributed in respect of the related Class Principal Carryover Shortfall to such class on prior Distribution Dates.

           "Delinquency Amount" means, with respect to any Remittance Period, the sum, without duplication, of the aggregate principal balance of the Home Equity Loans that are (1) 60 or more days delinquent, (2) 60 or more days delinquent and in bankruptcy, (3) in foreclosure and (4) REO properties, each as of the last day of such Remittance Period.

          A "Delinquency Event" shall have occurred and be continuing, if at any time, the 60+ Delinquency Percentage (Rolling Three Month) exceeds 50% of the Senior Enhancement Percentage.

           "Excess Interest" means, with respect to any Distribution Date, the amounts remaining, if any, after the application of payments pursuant to clauses 1 through 6 of clause C. under "--Distributions" below.

           "Excess Overcollateralization Amount" means, with respect to any Distribution Date, the lesser of (1) the Aggregate Principal Amount for such Distribution Date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the Aggregate Principal Amount is distributed on the Offered Certificates, over (y) the Required Overcollateralization Amount.

           "Group I Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (1) the Senior Principal Distribution Amount for such Distribution Date over (2) the Group II Principal Distribution Amount for such Distribution Date.

           "Group II Principal Distribution Amount" means, with respect to any Distribution Date, the lesser of (A) the greater of (1) the product of (x) the Senior Principal Distribution Amount for that Distribution Date and (y) a fraction, the numerator of which is the aggregate loan balance of the Group II Home Equity Loans as of the last day of the related Remittance Period, and the denominator of which is the aggregate loan balance of the Home Equity Loans as of the last day of the related Remittance Period, and (2) the excess, if any, of (x) the Certificate Principal Balance of the Class A-7 Certificates immediately prior to that Distribution Date over (y) the aggregate loan balance of the Group II Home Equity Loans as of the last day of the related Remittance Period or (B) the Senior Principal Distribution Amount.

           "Monthly Remittance Date" means the 18th day of each month, or if the 18th day is not a Business Day, the preceding Business Day. On each Monthly Remittance Date, the Servicer will be required to transfer funds on deposit in the Principal and Interest Account to the Certificate Account.

           "OC Floor" means an amount equal to _____% of the aggregate loan balance of the Home Equity Loans as of the Cut-Off Date.

           "Overcollateralization Amount" means, with respect to each Distribution Date, the excess, if any, of (1) the aggregate loan balance of the Home Equity Loans as of the close of business on the last day of the preceding Remittance Period over (2) the Aggregate Certificate Principal Balance as of the Distribution Date (after taking into account the payment of the Principal Distribution Amount on the Distribution Date).

           "Percentage Interest" means as to any Offered Certificate of any class and any date of determination, the percentage obtained by dividing the principal balance represented by the Offered Certificate as of the Closing Date by the Certificate Principal Balance represented by all the Offered Certificates of that class as of the Closing Date.

           "Principal Distribution Amount" means, with respect to any Distribution Date, the lesser of (1) the Aggregate Certificate Principal Balance immediately preceding that Distribution Date and (2) the sum of (x) the Aggregate Principal Amount for that Distribution Date minus the Excess Overcollateralization Amount for that Distribution Date and (y) the Subordination Increase Amount for that Distribution Date.

           "Record Date" means (1) with respect to any Distribution Date and each class of Fixed Rate Certificates, the last Business Day of the month immediately preceding the calendar month in which the Distribution Date occurs and (2) with respect to any Distribution Date and the Variable Rate Certificates, the Business Day immediately preceding the Distribution Date, or if Definitive Certificates have been issued, the last Business Day of the month immediately preceding the calendar month in which the Distribution Date occurs.

           "Remittance Period" means, with respect to any Distribution Date, the calendar month preceding the calendar month in which the Distribution Date occurs.

           "Required Overcollateralization Amount" means, with respect to the first five Distribution Dates, zero and as to any subsequent Distribution Date (1) prior to the Stepdown Date, the product of (x) % and (y) the aggregate loan balance of the Home Equity Loans as of the Cut-off Date; and (2) on and after the Stepdown Date, the greater of (i) the lesser of (x) the product of % and the aggregate loan balance of the Home Equity Loans as of the Cut-off Date and (y) the product of % and the aggregate loan balance of the Home Equity Loans as of the end of the related Remittance Period and (ii) the OC Floor; provided, however, that on each such subsequent Distribution Date during the continuance of a Trigger Event the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which such Trigger Event first occurred.

           "Senior Enhancement Percentage" means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate Certificate Principal Balances of the Subordinate Certificates and (2) the Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount on the applicable Distribution Date, and the denominator of which is the aggregate loan balance of the Home Equity Loans as of the last day of the related Remittance Period.

           "Senior Principal Distribution Amount" means, with respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the Principal Distribution Amount and (2) the aggregate Certificate Principal Balances of the Senior Certificates immediately prior to the Distribution Date, and (b) any other Distribution Date, the lesser of (1) the Principal Distribution Amount and (2) the excess, if any, of (x) the aggregate Certificate Principal Balances of the Senior Certificates immediately prior to the applicable Distribution Date over (y) the lesser of (A) _____% of the aggregate loan balance of the Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate loan balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

           "60+ Delinquency Percentage (Rolling Three Month)" means, with respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Remittance Periods, the numerator of each of which is equal to the Delinquency Amount for such Remittance Period, and the denominator of each of which is the aggregate loan balance of all of the Home Equity Loans as of the end of such Remittance Period.

           "Stepdown Date": means, the later to occur of (1) the earlier to occur of (A) the Distribution Date in _____ 20__ and (B) the Distribution Date on which the aggregate Certificate Principal Balances of the Senior Certificates is reduced to zero, and (2) the first Distribution Date on which the Senior Enhancement Percentage, after giving effect to the distribution of the Principal Distribution Amount on that Distribution Date, is at least equal to _____%.

           "Subordination Deficiency" means, with respect to any Distribution Date, the excess, if any, of (1) the Required Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date after giving effect to the distribution of the Aggregate Principal Amount on that Distribution Date.

           "Subordination Increase Amount" means, with respect to the first five Distribution Dates, zero, and as to any subsequent Distribution Date, the lesser of (1) the Subordination Deficiency and (2) the Excess Interest.

           "Transition Expenses" means expenses incurred by the Trustee in connection with the transfer of servicing upon the termination of the Servicer; provided that the amount shall not exceed $50,000 in any one calendar year (and no more than $100,000 in the aggregate).

           "Trigger Event" means the existence of a Delinquency Event.

Distributions

          The Trustee will be required to deposit into the Certificate Account:

•	the proceeds of any liquidation of the assets of the Trust,

•	all collections on the Home Equity Loans received during the related Remittance Period and remitted by the Servicer to the Trustee, and

•	all other remittances made to the Trustee by or on behalf of the Sellers or the Servicer.

          The Agreement establishes a certificate rate on each class of Offered Certificates (each, a "Certificate Rate") as set forth in this prospectus supplement under "--Certificate Rate." The Agreement also establishes an "Expense Fee" for any Distribution Date equal to the Trustee Fee on the Distribution Date.

          On each Distribution Date, the Trustee will make the following disbursements and transfers from monies then on deposit in the Certificate Account with respect to the Home Equity Loans and apply the amounts in the following order of priority, in each case, to the extent of funds remaining:

A. With respect to funds in the Certificate Account received with respect to Home Equity Loan Group I

1. To the Trustee, the Trustee Fee and any Transition Expenses for Home Equity Loan Group I.

2. Concurrently, to each class of Group I Certificates in, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall for the Distribution Date, allocated among each such class of Group I Certificates on a pro rata basis based on each Group I Certificate's Class Monthly Interest Amount and Class Interest Carryover Shortfall without priority among such Group I Certificates.

3. The remaining amount pursuant to clause C. below.

B. With respect to funds in the Certificate Account received with respect to Home Equity Loan Group II

1. To the Trustee, the Trustee Fee and any Transition Expenses for Home Equity Loan Group II.

2. To the Class A-7 Certificates, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall for the Distribution Date.

3. The remaining amount pursuant to clause C. below.

C. With respect to any remaining amounts in the Certificate Account received with respect to Home Equity Loan Group I and Home Equity Loan Group II

1. Concurrently, to the Senior Certificates in both Certificate Groups, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall to the extent not paid pursuant to clauses A. and B. above on the applicable Distribution Date, allocated among each such class of Senior Certificates on a pro rata basis based on the amount that would have been distributed to each such class in the absence of such shortfall.

2. Sequentially, to the Class M-1, Class M-2 and Class B Certificates, in that order, the related Class Monthly Interest Amount for the Distribution Date.

3. To the Senior Certificates, an amount up to the Senior Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, concurrently as follows:

(i) To the Group I Certificates, the Group I Principal Distribution Amount allocated in the following order of priority:

•	To the Class A-6 Certificates, an amount equal to the Class A-6 Lockout Distribution Amount; and

•	Sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, and Class A-6 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero.

(ii) To the Group II Certificates, the Group II Principal Distribution Amount until the Certificate Principal Balance of such Certificates has been reduced to zero.

4. To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

5. To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

6. To the Class B Certificates, the Class B Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

7. To the Offered Certificates, the Subordination Increase Amount for the applicable Distribution Date, allocated in the order of priority set forth in clauses 3 through 6 of clause C, above.

8. To the Class M-1 Certificates, (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

9. To the Class M-2 Certificates, (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

10. To the Class B Certificates, (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

11. To the Supplemental Interest Reserve Fund, the amounts required under the Agreement for distribution in accordance with priorities 12 and 13.

12. To the Class A-7 Certificates, the amount of any Class A-7 Certificateholders' Interest Index Carryover from and to the extent of funds on deposit in the Supplemental Interest Reserve Fund.

13. Sequentially, to the Class A-5, Class M-1, Class M-2 and Class B Certificates, in that order, the related Net Rate Cap Carryover from and to the extent of funds on deposit in the Supplemental Interest Reserve Fund.

14. To the Trustee as reimbursement for all reimbursable expenses incurred in connection with its duties and obligations under the Agreement to the extent not paid as Trustee Fees or Transition Expenses pursuant to clauses A.1 and B.1 above.

15. To the Servicer to the extent of any unreimbursed Delinquency Advances (as defined in the prospectus), unreimbursed Servicing Advances (as defined in the prospectus) and unreimbursed Compensating Interest (as defined in the prospectus).

16. To the Non-Offered Certificates, the remainder.

Certificate Rate

          With respect to any Distribution Date and the Class A-1 Certificates, the "Certificate Rate" will equal _____% per annum.

          With respect to any Distribution Date and the Class A-2 Certificates, the "Certificate Rate" will equal _____% per annum.

          With respect to any Distribution Date and the Class A-3 Certificates, the "Certificate Rate" will equal _____% per annum.

          With respect to any Distribution Date and the Class A-4 Certificates, the "Certificate Rate" will equal _____% per annum.

          With respect to any Distribution Date and the Class A-5 Certificates, the "Certificate Rate" will equal the lesser of (A) _____% per annum (or _____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Fixed Rate Interest Rate Cap for the Distribution Date.

          With respect to any Distribution Date and the Class A-6 Certificates, the "Certificate Rate" will equal _____% per annum.

          With respect to any Distribution Date and the Class A-7 Certificates, the "Certificate Rate" will equal the lesser of (A) the Class A-7 Formula Rate and (B) the Class A-7 Available Funds Cap for the Distribution Date.

          With respect to any Distribution Date and the Class M-1 Certificates, the "Certificate Rate" will equal the lesser of (A) _____% per annum (or _____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Fixed Rate Interest Rate Cap for the Distribution Date.

          With respect to any Distribution Date and the Class M-2 Certificates, the "Certificate Rate" will equal the lesser of (A) _____% per annum (or _____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Fixed Rate Interest Rate Cap for the Distribution Date.

          With respect to any Distribution Date and the Class B Certificates, the "Certificate Rate" will equal the lesser of (A) _____%per annum (or _____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Fixed Rate Interest Rate Cap for the Distribution Date.

          The "Class A-7 Formula Rate" for any Distribution Date is the sum of (1) One-Month LIBOR and (2) _____% per annum (or _____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option).

          The "Class A-7 Available Funds Cap" with respect to any Interest Period and the related Distribution Date will be the rate per annum equal to the product of (a) the weighted average of the Net Coupon Rates on the Group II Home Equity Loans as of the beginning of the related Remittance Period and (b) a fraction, the numerator of which is 30 and denominator is the number of days in the related Interest Period adjusted as appropriate for day-counting conventions.

          The "Fixed Rate Interest Rate Cap" with respect to any Distribution Date will be a rate per annum equal to the lesser of (x) the weighted average of the Net Coupon Rates on the Group I Home Equity Loans as of the beginning of the related Remittance Period and (y) the weighted average of the Net Coupon Rates on the Home Equity Loans in the aggregate as of the beginning of the related Remittance Period, adjusted as appropriate for day-counting conventions.

          The "Net Coupon Rate" of any Group I Home Equity Loan or Group II Home Equity Loan will be the rate per annum equal to the coupon rate of the Home Equity Loan minus the sum of (1) the rate at which the Servicing Fee accrues and (2) the rate at which the Trustee Fee accrues (expressed as a per annum percentage of the aggregate principal balance of the Group I or Group II Home Equity Loans, as applicable).

          If on any Distribution Date the Certificate Rate for the Class A-5 Certificates, Class M-1 Certificates, the Class M-2 Certificates or the Class B Certificates is based on the Fixed Rate Interest Rate Cap, the related Certificateholders will be entitled to receive on subsequent Distribution Dates the related Net Rate Cap Carryover as described under "--Distributions" above.

          If on any Distribution Date the Certificate Rate for the Class A-7 Certificates is based on the Class A-7 Available Funds Cap, the Class A-7 Certificateholders will be entitled to receive on subsequent Distribution Dates the Class A-7 Certificateholders' Interest Index Carryover as described under "--Distributions" above.

          The "Net Rate Cap Carryover" is equal to the sum of (A) the excess of (1) the amount of interest that the Class A-5, Class M-1, Class M-2 or Class B Certificates, as applicable, would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Fixed Rate Interest Rate Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Net Rate Cap Carryover for all previous Distribution Dates not previously paid to the related class of Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Fixed Rate Interest Rate Cap).

          The "Class A-7 Certificateholders' Interest Index Carryover" is equal to the sum of (A) the excess of (1) the amount of interest the Class A-7 Certificates would otherwise be entitled to receive on the Distribution Date had the rate been calculated at the Class A-7 Formula Rate for the related Distribution Date over (2) the amount of interest payable on the Class A-7 Certificates at the Class A-7 Available Funds Cap for the related Distribution Date and (B) the Class A-7 Certificateholders' Interest Index Carryover for all previous Distribution Dates not previously paid to Class A-7 Certificateholders (including any interest accrued on that amount at the Class A-7 Formula Rate).

          The ratings on the Class A-5, Class A-7 and Subordinate Certificates by Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc. ("S&P") Moody's Investors Service, Inc. ("Moody's"), and Fitch, Inc. ("Fitch" and together with S&P and Moody's, the "Rating Agencies") will not address the likelihood of receipt by such Certificateholders of any amounts in respect of Net Rate Cap Carryover or Class A-7 Certificateholders' Interest Index Carryover, respectively. Payment of the Net Rate Cap Carryover or Class A-7 Certificateholders' Interest Index Carryover will be subject to availability of funds therefor in accordance with the priority of payments set forth under "--Distributions" above.

           "Interest Period" means, with respect to each Distribution Date and the Fixed Rate Certificates, the period from the first day of the calendar month preceding the month of the Distribution Date through the last day of the calendar month. Interest on the Fixed Rate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year consisting of twelve 30-day months.

           "Interest Period" means, with respect to each Distribution Date and the Variable Rate Certificates, the period from and including the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) to and including the day preceding the related Distribution Date. Interest on the Variable Rate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of the actual number of days elapsed in the related Interest Period and a year of 360 days.

Calculation of One-Month LIBOR

          On each LIBOR Determination Date (as defined below), the Trustee will determine One-Month LIBOR for the next Interest Period for the Class A-7 Certificates.

           "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears on Telerate Page 3750 as of 11:00 a.m., London time, on this date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which one-month deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on that day for one-month loans in United States dollars to leading European banks.

           "LIBOR Determination Date" means, with respect to any Interest Period, the second London Business Day preceding the commencement of the Interest Period. For purposes of determining One-Month LIBOR, a "London Business Day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

           "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or another page that replaces this page on the service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by CHEC and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Credit Enhancement

           Overcollateralization Resulting from Cash Flow Structure. The Agreement requires that, on each Distribution Date, Excess Interest be applied as an accelerated payment of principal on the Offered Certificates, but only to the limited extent hereafter described.

          The application of Excess Interest for the payment of principal has the effect of accelerating the amortization of the Offered Certificates relative to the amortization of the Home Equity Loans. To the extent that any Excess Interest is not so used, the Agreement provides that it will be used in the following order of priority:

(1)	To pay any related Class Interest Carryover Shortfall and any related Class Principal Carryover Shortfall on the Subordinate Certificates,

(2)	to pay the Certificateholders of the Group II Certificates any related Class A-7 Certificateholders' Interest Index Carryover and then to pay the Certificateholders of the Group I Certificates any related Net Rate Cap Carryover,

(3)	to reimburse the Trustee and then the Servicer with respect to any amounts owing to them, and

(4)	to pay the Class X-IO and the Class R Certificateholders, as specified in the Agreement.

           Pursuant to the Agreement, the Excess Interest will be applied beginning on the fifth Distribution Date as an accelerated payment of principal on the Offered Certificates until the Overcollateralization Amount has increased to the Required Overcollateralization Amount.

          If, on any Distribution Date, the Overcollateralization Amount is, or, after taking into account all other distributions to be made on the Distribution Date, would be, greater than the Required Overcollateralization Amount, then any amounts relating to principal which would otherwise be distributed to the Certificateholders of the Offered Certificates on the Distribution Date shall instead be distributed to the Certificateholders of the Class X-IO Certificates or as otherwise provided in the Agreement (to the extent available therefor) in an amount equal to the Excess Overcollateralization Amount.

           Allocation of Realized Losses. The Agreement provides generally that on any Distribution Date all amounts collected on account of principal (other than any amount applied to the payment of an Excess Overcollateralization Amount) during the prior Remittance Period will be distributed to the Certificateholders of the related Offered Certificates on the Distribution Date. If any Home Equity Loan became a Liquidated Loan during the prior Remittance Period, the Net Liquidation Proceeds related to that Home Equity Loan and allocated to principal may be less than the principal balance of the related Home Equity Loan. The amount of any insufficiency is referred to as a "Realized Loss." In addition, the Agreement provides that the loan balance of any Home Equity Loan which becomes a Liquidated Loan shall thereafter equal zero.

          A "Liquidated Loan" is a Home Equity Loan with respect to which a determination has been made by the Servicer that all recoveries have been made or that the Servicer reasonably believes that the cost of obtaining any additional recoveries from that loan would exceed the amount of the recoveries.

          The Basic Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Loan. If the Net Liquidation Proceeds are less than the unpaid principal balance of the related Liquidated Loan, the aggregate loan balance of the Home Equity Loans will decline more than the aggregate Certificate Principal Balance of the Offered Certificates. If the difference is not covered by the Overcollateralization Amount or the application of Excess Interest, the class of Subordinate Certificates then outstanding with the lowest relative payment priority will bear the loss.

          If, following the distributions on a Distribution Date, the aggregate Certificate Principal Balance of the Offered Certificates exceeds the aggregate loan balance of the Home Equity Loans, that is, the Offered Certificates are undercollateralized, the Certificate Principal Balance of the class of Subordinate Certificates then outstanding with the lowest relative payment priority will be reduced by the amount of the excess. Any reduction will constitute a Class Principal Carryover Shortfall for the applicable class. Although a Class Principal Carryover Shortfall will not accrue interest, this amount may be paid on a future distribution date to the extent funds are available for distribution as provided above under "--Distributions."

          The Agreement does not permit the allocation of Realized Losses to the Senior Certificates. Investors in the Senior Certificates should note that although Realized Losses cannot be allocated to the Senior Certificates, under certain loss scenarios there will not be enough principal and interest paid on the Home Equity Loans to pay the Senior Certificates all interest and principal amounts to which they are then entitled.

          For all purposes of this prospectus supplement, the Class B Certificates will have the lowest payment priority of any class of Offered Certificates.

           Crosscollateralization Provisions. Certain funds with respect to each Home Equity Loan Group will be available to cover certain shortfalls with respect to the Offered Certificates relating to the other Home Equity Loan Group and to create overcollateralization as described above under "Description of the Certificates--Distributions."

Final Scheduled Distribution Date

          The final scheduled Distribution Date (the "Final Scheduled Distribution Date") for each class of Offered Certificates is specified on the cover page of this prospectus supplement.

          The Final Scheduled Distribution Date for each of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates is the Distribution Date on which the Certificate Principal Balance for the related class would be reduced to zero assuming that no prepayments are received on the related Home Equity Loans, no Excess Interest is applied to create a targeted overcollateralization and scheduled monthly payments of principal of and interest on each of the Home Equity Loans are timely received. The Final Scheduled Distribution Date for each of the Class A-5, Class A-6, Class A-7, Class M-1, Class M-2 and Class B Certificates is the Distribution Date occurring thirteen months after the maturity date of the latest possible maturing Home Equity Loan.

          It is expected that the actual last Distribution Date for each class of Offered Certificates will occur significantly earlier than the Final Scheduled Distribution Date.

Optional Termination by an Affiliate of the Servicer;
Auction Sale; Additional Principal Distributions

          An affiliate of the Servicer may, at its option, terminate the Trust by purchasing all of the Home Equity Loans on any Distribution Date on or after the date on which the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans is less than 20% of the aggregate outstanding principal balance of the Home Equity Loans in both groups on the Cut-Off Date.

          If the affiliate of the Servicer does not exercise this clean-up call option when it first could have been exercised, then on the next Distribution Date after such date, the Trustee will begin an auction process to sell the Home Equity Loans and the other trust assets. It is a condition to the sale of the trust assets that the proceeds of the auction are at least sufficient to pay the aggregate unpaid principal balance of the Offered Certificates (other than any Class Principal Carryover Shortfalls), all accrued and unpaid interest thereon (other than any Class A-7 Certificateholders' Interest Index Carryover and any Net Rate Cap Carryover), any unreimbursed Delinquency Advances, Servicing Advances and Compensating Interest and any Delinquency Advances the Servicer has failed to remit (the "Minimum Bid"). If the first auction of the trust property is not successful because the highest bid received is less than the Minimum Bid, then the Trustee will conduct an auction of the Home Equity Loans every third month thereafter, unless and until the Minimum Bid is received for the trust property. Affiliates of the Servicer other than the Sellers and the Depositor may bid in the auction.

          If the clean-up call option is not exercised on the date upon which it first could have been exercised, then on the third Distribution Date following such date and on each Distribution Date thereafter, the amounts that otherwise would have been payable to the Non-Offered Certificates will be paid to the Offered Certificates as an additional principal distribution amount. The additional principal distribution amount for the related Offered Certificates will be applied in the same order of priority as distributions of the Principal Distribution Amount to the related classes of Certificates.

Servicing of Delinquent Home Equity Loans

          The Servicer will exercise its discretion, consistent with customary servicing procedures and the terms of the Agreement, with respect to the enforcement of defaulted Home Equity Loans in such manner as will maximize the receipt of principal and interest with respect thereto, including but not limited to the sale of such Home Equity Loan to a third party, the modification of such Home Equity Loan, or foreclosure upon the related Mortgaged Property and disposition thereof.

Servicing Fee

          As to each Home Equity Loan, the Servicer will retain a fee (the "Servicing Fee") equal to _____% per annum, payable monthly at one-twelfth of the annual rate of the then outstanding principal balance of the Home Equity Loan serviced as of the first day of each Remittance Period. If a successor Servicer is appointed in accordance with the Agreement, the Servicing Fee shall be an amount agreed upon by the Trustee and the successor Servicer but in no event in an amount greater than the amount paid to the predecessor Servicer. The Servicer will also be able to retain late fees, prepayment charges, assumption fees, release fees, bad check charges and any other servicing related charges.

The Trustee

          Bank One, National Association has been named Trustee pursuant to the Agreement.

          The Trustee may have normal banking relationships with the Depositor, the Sellers and the Servicer.

          As to each Home Equity Loan the Trustee will receive a fee (the "Trustee Fee") set forth in the Agreement.

          The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Servicer. The Depositor and the Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of these circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Servicer (which approval shall not be unreasonably withheld). Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

          No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless (1) Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust have made written requests upon the Trustee to institute a proceeding in its own name as Trustee under the Agreement and have offered to the Trustee reasonable indemnity and (2) the Trustee for 60 days has neglected or refused to institute any proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee in compliance with such request or direction.

          The Trustee will make the monthly statement to Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to the Agreement via the Trustee's internet website at www.abs.bankone.com or by calling the Trustee's customer service desk at 1-800-524-9472. Parties are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk. The Trustee shall have the right to change the way monthly statements are distributed in order to make distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any changes.

USE OF PROCEEDS

          The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Home Equity Loans from the Sellers.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

          The following section in conjunction with the section in the prospectus captioned "FEDERAL INCOME TAX CONSEQUENCES" discusses the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. This section must be considered only in connection with "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus. The discussion in this prospectus supplement and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. No portion of the "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" or "FEDERAL INCOME TAX CONSEQUENCES" sections of the prospectus supplement or prospectus constitutes an opinion of counsel, other than the opinions set forth in the second paragraph of "--REMIC Elections" below and in "FEDERAL INCOME TAX CONSEQUENCES--Opinions" in the prospectus.

REMIC Elections

          Two separate elections will be made to treat the assets of the Trust as real estate mortgage investment conduits ("REMICs") for federal income tax purposes, creating a two-tiered REMIC structure. The Senior, Subordinate and Class X-IO Certificates will be designated as regular interests in a REMIC (the "Regular Certificates" or the "REMIC Regular Certificates"), and the Class R-1 and Class R-2 Certificates each will be designated as the residual interest in a REMIC (the "Residual Certificates" or the "REMIC Residual Certificates"). In addition, as described below, the Class A-5, Class A-7, Class M-1, Class M-2 and Class B Certificates will represent an undivided beneficial ownership interest in an interest rate cap.

           Qualification as a REMIC requires ongoing compliance with relevant conditions. Stroock & Stroock & Lavan LLP, special tax counsel to the Sellers and the Depositor, is of the opinion that, for federal income tax purposes, assuming (1) the appropriate REMIC elections are made, and (2) compliance with all of the provisions of the Agreement, the REMICs formed pursuant to the Agreement will each constitute a REMIC, the Senior, Subordinate and Class X-IO Certificates will represent ownership of "regular interests" in a REMIC, and the Residual Certificates will be considered the sole class of "residual interests" in each REMIC.

           Because the REMIC Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. Some or all of the classes of Offered Certificates may be subject to the original issue discount provisions. We refer you to "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus for more detail.

          In addition, classes of Offered Certificates may be treated as issued with a premium. We refer you to "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus for more detail.

          The prepayment assumption that will be used in determining the rate of accrual of original issue discount is 115% Prepayment Assumption with respect to the Group I Home Equity Loans and 28% CPR with respect to the Group II Home Equity Loans. See "Prepayment and Yield Considerations" in this prospectus supplement for a description of the prepayment assumption models. However, no representation is made as to the rate at which prepayments actually will occur.

Carryover Certificates

          The Agreement provides for a reserve fund (the "Supplemental Interest Reserve Fund"), which is held by the Trustee on behalf of the holders of the Class A-5, Class A-7, Class M-1, Class M-2 and Class B Certificates (the "Carryover Certificates"). To the extent amounts on deposit are sufficient, holders of the Carryover Certificates will be entitled to receive payments from the fund equal to any WAC Excess due to the application of a cap in the priorities described in "Descriptions of the Certificates--Distributions" in this prospectus supplement. The "WAC Excess" is the portion of the current or carryover interest and any accrued interest thereon being distributed on any particular Distribution Date with respect to the Carryover Certificates equal to the amount of interest accrued on those Certificates at a rate equal to (a) the excess of the respective Certificate Rate without regard to the cap over the (b) related Certificate Rate as a result of the application of a cap. The amount required to be deposited in the fund on any Distribution Date (the "Supplemental Interest Reserve Fund Deposit") will equal any WAC Excess as a result of the application of a cap, or, if there is no WAC Excess as a result of the application of a cap on that Distribution Date, an amount that when added to amounts already on deposit in the fund, the aggregate amount on deposit in the fund is equal to $10,000. Any investment earnings on amounts on deposit in the Supplemental Interest Reserve Fund will be paid to (and will be for the benefit of) the holders of the Class X-IO Certificates and will not be available to pay any WAC Excess as a result of the application of a cap. The Supplemental Interest Reserve Fund will not be included as an asset of any REMIC created pursuant to the Agreement.

          The Regular Certificates, except to the extent of any WAC Excess as a result of the application of a cap allocable to the Regular Certificates which are Carryover Certificates, will be treated as regular interests in a REMIC under section 860G of the Code (the "Regular Interests"). Accordingly, the portion of the Regular Certificates representing the Regular Interests will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and (ii) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, in each case to the extent described in the prospectus. Interest on the portion of the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the portion of the Regular Certificates is treated as real estate assets. We refer you to "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the prospectus.

          The right to receive any WAC Excess as a result of the application of a cap will not be (i) a regular interest in a REMIC under section 860G of the Code, (ii) an asset described in section 7701(a)(19)(C) of the Code, or (iii) a "real estate asset" within the meaning of section 856(c)(4)(A) of the Code. Further, the WAC Excess will not be considered interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code.

          Each holder of a Carryover Certificate is deemed to own an undivided beneficial ownership interest in two assets: (i) a REMIC Regular Interest, and (ii) an interest rate cap contract (a "Cap Agreement") under which the WAC Excess as a result of the application of a cap is paid. The Cap Agreement with respect to the Carryover Certificates is not included in any REMIC. The treatment of amounts received by a Carryover Certificateholder under the Certificateholder's right to receive the WAC Excess as a result of the application of a cap will depend upon the portion of the Certificateholder's purchase price allocable thereto. Under the REMIC regulations, each Carryover Certificateholder must allocate its purchase price for the Carryover Certificates between its undivided interest in the Carryover Regular Interests and its undivided interest in the Cap Agreement in accordance with the relative fair market values of each property right. No representation is or will be made as to the relative fair market values. Generally, payments made to the Carryover Certificates under the Cap Agreement will be included in income based on, and the purchase price allocated to the Cap Agreement may be amortized in accordance with, the regulations relating to notional principal contracts.

CERTAIN STATE TAX CONSIDERATIONS

           Because the income tax laws of the states vary, it is impractical to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

ERISA CONSIDERATIONS

          A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of the plan's assets in the Offered Certificates. Accordingly, pursuant to Section 404 of ERISA, the fiduciary should consider among other factors:

(1)	whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

(2)	whether the investment satisfies the applicable diversification requirements;

(3)	whether the investment is in accordance with the documents and instruments governing the plan;

(4)	whether the investment is prudent, considering the nature of the investment; and

(5)	ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

          In addition, benefit plans subject to ERISA, as well as individual retirement accounts or types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Offered Certificates includes plan assets by reason of a plan or account investing in the entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having specified relationships to a Plan. These transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon these persons by Section 4975 of the Code.

          An investment in Offered Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that aspects of the investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (including a trust), if the Plan acquires an "equity interest" in the entity, unless exceptions apply. The Depositor believes that the Offered Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Offered Certificates will qualify for any of the exceptions under the Regulation. As a result, the assets of the Trust may be considered the assets of any Plan which acquires an Offered Certificate.

          The U.S. Department of Labor has granted to a predecessor of Lehman Brothers [Underwriters' Name] Inc. an administrative exemption (Prohibited Transaction Exemption ("PTE") [Exemption Number], as amended by PTE 97-34 and as further recently amended by PTE 2000-58 (the "Exemption") from the prohibited transaction rules of ERISA which may be applicable to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of receivables, loans and other obligations such as the Home Equity Loans that meet the conditions and requirements of the Exemption which may be applicable to the Offered Certificates if Lehman Brothers Inc. or any of its affiliates is either the sole underwriter or manager or co-manager of the underwriting syndicate, or a selling or placement agent.

          The Exemption does not apply to Plans sponsored by the Sellers, the Depositor, the Underwriters, the Trustee, the Servicer or any mortgagor with respect to Home Equity Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group"). No exemption is provided from the restrictions of ERISA for the acquisition or holding of Offered Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of the Excluded Plan. For purposes of the Offered Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, no Plan's investment in any class of Offered Certificates may exceed 25% of all of the Certificates of the class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of the class of Offered Certificates, no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Offered Certificates, and at least 50% of the aggregate interest in the Trust, must be acquired by persons independent of the Restricted Group.

          The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Offered Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

          It is a continuing condition of the Exemption that the rating of the Certificates be at least BBB- at the time of their acquisition by a Plan, whether in the initial offering or in the secondary market. Therefore, the acquisition of a Subordinate Certificates on behalf of a Plan will be deemed a representation that the purchaser understands that the applicability of the Exemption is conditioned upon such subordinate Certificate being rated at least BBB- at such time, unless the purchaser is an insurance company general account purchasing the Subordinate Certificate pursuant to Sections I and III of PTE 95-60.

           We refer you to "ERISA CONSIDERATIONS" in the prospectus for more detail.

           Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm (a) that the Offered Certificates constitute "Securities" for purposes of the Exemption and (b) that the specific conditions set forth in the Exemption and the other requirements set forth in the Exemption will be satisfied.

          Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

LEGAL INVESTMENT CONSIDERATIONS

          The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Certificates. You should consult your own counsel as to whether and to what extent the Offered Certificates constitute legal investments for you.

           We refer you to "LEGAL INVESTMENT" in the prospectus for more detail.

UNDERWRITING

           Subject to the terms and conditions set forth in the underwriting agreement, dated _____ __, 20__ (the "Underwriting Agreement"), between the Depositor and as representative of the Underwriters named below (the "Underwriters"), the Depositor has agreed to sell to the Underwriters and the Underwriters have agreed to purchase from the Depositor the principal amount of the Offered Certificates set forth opposite their respective names. The Offered Certificates will be offered by the Underwriters when, as and if issued and sold by the Depositor to the Underwriters, subject to the Underwriters' right to reject any subscription, in whole or in part.

                Principal     Principal    Principal      Principal     Principal      Principal      Principal
                 Amount        Amount        Amount        Amount        Amount         Amount         Amount
              of Class A-1  of Class A-2  of Class A-3  Of Class A-4  of Class A-5   of Class A-6   of Class A-7
Underwriter   Certificates  Certificates  Certificates  Certificates  Certificates   Certificates   Certificates

                       Principal      Principal     Principal
                        Amount         Amount         Amount
                     of Class M-1   of Class M-2    of Class B
    Underwriter      Certificates   Certificates   Certificates

          The Underwriters have informed the Depositor that they propose to offer the Offered Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

          No Offered Certificate will have an established trading market when issued. The Underwriters may, from time to time, act as brokers or purchase and sell Offered Certificates in the secondary market, but the Underwriters are under no obligation to do so and there can be no assurance that there will be a secondary market for the Offered Certificates or liquidity in the secondary market if one does develop.

          From time to time the Underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor.

          The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against described civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

           Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor, the Sellers and the Servicer by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by .

RATINGS

          It is a condition to the issuance of the Offered Certificates that they receive ratings by S&P, Moody's and Fitch as follows:

Class                S&P           Moody's        Fitch
A-1                  AAA           Aaa            AAA
A-2                  AAA           Aaa            AAA
A-3                  AAA           Aaa            AAA
A-4                  AAA           Aaa            AAA
A-5                  AAA           Aaa            AAA
A-6                  AAA           Aaa            AAA
A-7                  AAA           Aaa            AAA
M-1                  AA            Aa2            AA
M-2                  A             A2             A
B                    BBB           Baa2           BBB

          A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions on the Home Equity Loans. The rating takes into consideration the characteristics of the Home Equity Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Home Equity Loans, the likelihood of payment of any Class A-7 Certificateholders' Interest Index Carryover or Net Rate Cap Carryover or the possibility that Offered Certificateholders might realize a lower than anticipated yield.

          A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

INDEX OF DEFINED TERMS

Terms	Page

2/28 Adjustable Rate Loans
60+ Delinquency Percentage (Rolling Three Month)
Aggregate Certificate Principal Balance
Aggregate Principal Amount
Agreement
Appraised Values
Balloon Loans
Basic Principal Amount
Book-Entry Certificates
Business Day
Cap Agreement
Carryover Certificates
Cede
Certificate Account
Certificate Group
Certificate Principal Balance
Certificate Rate
Certificate Register
Certificate Registrar
Certificateholder
Certificateowners
CHEC
Class A-6 Calculation Percentage
Class A-6 Lockout Distribution Amount
Class A-6 Lockout Percentage
Class A-7 Available Funds Cap
Class A-7 Certificateholders' Interest Index Carryover
Class A-7 Formula Rate
Class A-7 Regular Interests
Class B Principal Distribution Amount
Class Interest Carryover Shortfall
Class M-1 Principal Distribution Amount
Class M-2 Principal Distribution Amount
Class Monthly Interest Amount
Class Principal Carryover Shortfall
Class R Certificates
Class X-IO Certificates
Clearstream, Luxembourg
Closing Date
Code
Coupon Rate
CPR
Current WAC Excess
Cut-Off Date
Definitive Certificate
Delinquency Amount
Delinquency Event
Depositor
Distribution Date
DTC
ERISA
Euroclear
Excess Interest
Excess Overcollateralization Amount
Excluded Plan
Exemption
Expense Fee
Final Scheduled Distribution Date
Fitch
Fixed Rate Certificates
Fixed Rate Interest Rate Cap
Group I Certificates
Group I Home Equity Loans
Group I Principal Distribution Amount
Group II Certificates
Group II Home Equity Loans
Group II Principal Distribution Amount
Home Equity Loan Group
Home Equity Loans
Interest Period
LIBOR Determination Date
Liquidated Loan
London Business Day
Maximum Rates
Minimum Bid
Minimum Rates
Monthly Remittance Date
Moody's
Mortgaged Properties
Net Coupon Rate
Net Rate Cap Carryover
Non-Offered Certificates
OC Floor
Offered Certificates
One-Month LIBOR
Original Combined Loan-to-Value Ratio
Original Loan-to-Value Ratio
Overcollateralization Amount
Percentage Interest
Plan
Prepayment Assumption
Principal Distribution Amount
prohibited transactions
PTE
Rating Agencies
Realized Loss
Record Date
Reference Banks
Regular Certificates
Regulation
REMIC Regular Certificates
REMIC Residual Certificates
REMICs
Remittance Period
Required Overcollateralization Amount
Residual Certificates
Restricted Group
S&P
Securities Act
Sellers
Senior Certificates
Senior Enhancement Percentage
Senior Principal Distribution Amount
Servicer
Servicing Fee
Six-Month Adjustable Rate Loans
Statistical Calculation Date
Statistical Calculation Date Loan Balance
Stepdown Date
Structuring Assumptions
Subordinate Certificates
Subordination Deficiency
Subordination Increase Amount
Supplemental Interest Reserve Fund
Supplemental Interest Reserve Fund Deposit
Telerate Page 3750
Transition Expenses
Trigger Event
Trust
Trustee
Trustee Fee
Underwriters
Underwriting Agreement
Variable Rate Certificates
weighted average life	42
83
76
78
74
27
58
78
76
79
95
94
76
78
75
76
87
78
78
76
76
26
79
79
79
87
88
87
95
79
80
80
81
81
81
75
75
76
26
94
33
58
95
74
76
81
82
26
78
76
96
76
82
82
97
97
84
91
88
75
88
75
26
82
75
26
82
26
26
89
89
90
89
42
92
42
82
88
26
88
88
75
82
75
89
27
27
82
82
96
58
83
96
97
88
90
83
89
94
96
94
94
8
83
83
94
97
88
98
26
75
83
83
74
92
42
26
26
84
59
75
84
84
94
95
89
84
84
26
74
93
98
98
75
58

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

           Except under limited circumstances, the globally offered Centex Home Equity Loan Asset-Backed Certificates, Series 2001-__ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream, Luxembourg. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

           Secondary market trading between investors holding Global Securities through Euroclear and Clearstream, Luxembourg will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

           Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior home equity loan asset-backed certificates issues.

           Secondary cross-market trading between Euroclear or Clearstream, Luxembourg and DTC participants holding Offered Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream, Luxembourg and as DTC participants.

           Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream, Luxembourg will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

           Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior home equity loan asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

           Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

           Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sellers' accounts are located to ensure that settlement can be made on the desired value date.

           Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

           Trading between Euroclear and/or Clearstream, Luxembourg Participants. Secondary market trading between Euroclear participants or Clearstream, Luxembourg participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

           Trading between DTC Seller and Euroclear or Clearstream, Luxembourg Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream, Luxembourg participant, the purchaser will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream, Luxembourg participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream, Luxembourg cash debt will be valued instead as of the actual settlement date.

           Euroclear participants and Clearstream, Luxembourg participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Global Securities are credited to their accounts one day later.

          As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, Euroclear participants or Clearstream, Luxembourg participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream, Luxembourg participant's particular cost of funds.

           Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

           Trading between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream, Luxembourg participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. In these cases Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream, Luxembourg participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream, Luxembourg participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg participant's account would instead be valued as of the actual settlement date.

           Finally, day traders that use Euroclear or Clearstream, Luxembourg and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream, Luxembourg participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)	borrowing through Euroclear or Clearstream, Luxembourg for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream, Luxembourg accounts) in accordance with the clearing system's customary procedures;

(b)	borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream, Luxembourg account in order to settle the sale side of the trade; or

(c)	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream, Luxembourg participant.

U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 31%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

           Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

           Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

           Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

           Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

           U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

           U.S. Person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of an Offered Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•	a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

          As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of an Offered Certificate that is not a U.S. person.

          This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

$______________
(Approximate)

CENTEX HOME EQUITY LOAN TRUST 2001-__

[INSERT NEW LOGO]

Centex Home Equity Loan
Asset-Backed Certificates, Series 2001-__

Centex Home Equity Company, LLC
as Originator and Servicer
CHEC Funding, LLC
as Depositor

PROSPECTUS SUPPLEMENT

[LEAD UNDERWRITER]
[CO-UNDERWRITER]
[CO-UNDERWRITER]
[CO-UNDERWRITER]
_____ __, 20__

PROSPECTUS SUPPLEMENT
(To prospectus dated _______ __, 20__)

$___________
(Approximate)
CENTEX HOME EQUITY LOAN TRUST 200_-__
Centex Home Equity Loan Asset-Backed Certificates, Series 200_-__
Centex Home Equity Company, LLC
Originator and Servicer

CHEC Funding, LLC
Depositor

Consider carefully the risk factors beginning on page S- in this prospectus supplement.

The Class A certificates will represent interests in the trust only and will not be guaranteed by or represent interest in or obligations of Centex Home Equity company, LLC or any of its affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust will issue pursuant to this prospectus supplement and the accompanying prospectus:

Class A Certificates	Principal Balance*	Certificate Rate	Final Scheduled Distribution Date

Class A-1	$	_____%

Class A-2	$	_____%

Class A-3	$	_____%

Class A-4	$	_____%

Class A-5	$	_____% (or _____% for each interest period after an affiliate of the servicer first fails to exercise its clean-up call option), subject to an interest rate cap.

Class A-6	$	_____%, subject to an interest rate cap.

Class A-7	$	One-month LIBOR plus _____% (or one-month LIBOR plus _____% for each interest period after an affiliate of the servicer first fails to exercise its clean-up call option), subject to an available funds cap.

*     Principal balances subject to variance of plus or minus 5%.

The Certificates

•	Interest and principal on the certificates are scheduled to be paid monthly on the 25th day of the month or, if the 25th day is not a business day, on the next business day. The first scheduled distribution date is _______ __, 20__.

•	Distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates will be primarily based on a group of closed-end fixed rate home equity loans. Distributions on the Class A-7 certificates will be primarily based on a group of closed-end adjustable rate home equity loans.

•	The Class A certificates currently have no trading market.

•	The Class A certificates will have the benefit of two irrevocable and unconditional financial guaranty insurance policies issued by _____________________, as certificate insurer, guaranteeing timely payment of interest and ultimate payment of principal to the holders of the Class A certificates.

[CERTIFICATE INSURER (logo)]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the certificates or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters listed below will offer the Class A certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor with respect to the Class A certificates are expected to be approximately $_____, excluding accrued interest, and before deducting issuance expenses payable by the depositor, estimated to be $_____. We expect that delivery of the Class A certificates will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking, société anonyme and the Euroclear System on or about _______ __, 20__.

[LEAD UNDERWRITER]	[CO-UNDERWRITER]	[CO-UNDERWRITER]

_______ __, 20__

Important notice about information presented in this prospectus supplement and the accompanying prospectus

           We provide information to you about the certificates in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and

•	this prospectus supplement, which describes the specific terms of your certificates.

           You should rely primarily on the description of your certificates in this prospectus supplement.

           You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

           We are not offering the Class A certificates in any state where the offer is not permitted.

           Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A certificates. In addition, all dealers selling the Class A certificates will be required to deliver a prospectus supplement and prospectus until _______ __, 20__.

PROSPECTUS SUPPLEMENT	Page

Summary
Risk Factors
Description Of The Home Equity Loans
Prepayment And Yield Considerations
Formation Of The Trust And Trust Property
Description Of The Certificates
The Policies And The Certificate Insurer
Use Of Proceeds
Certain Federal Income Tax Considerations
Certain State Tax Considerations
Erisa Considerations
Legal Investment Considerations
Underwriting
Experts
Legal Matters
Ratings
Index Of Defined Terms
Annex I
6 13 24 49 61 61 75 78 78 80 80 82 82 83 83 83 84 1

Prospectus	Page

Prospectus Supplement
Reports to Holders
Introduction
The Depositor
The Seller and the Servicer
Description of the Securities
The Trust Funds
Accounts
Enhancement
The Agreements
Certain Legal Aspects of the Home
     Equity Loans
Use of Proceeds
Federal Income Tax Consequences
State Tax Consequences
ERISA Considerations
Legal Investment
Plan of Distribution
Legal Matters
Where You Can Find More Information
Incorporation of Certain Documents
by Reference	2 2 4 4 4 13 21 24 27 29 45 53 54 78 78 84 84 85 3 3

SUMMARY

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Class A certificates, you should read carefully this entire prospectus supplement and accompanying prospectus.

•	This summary provides an overview to aid your understanding and is qualified by the full description of this information in this prospectus supplement and the accompanying prospectus.

•	You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Defined Terms” beginning on page S-__ in this prospectus supplement.

Issuer

•	Centex Home Equity Loan Trust 200_-__.

Depositor

•	CHEC Funding, LLC, a Delaware limited liability company and wholly owned subsidiary of Centex Home Equity Company, LLC.

Originator

•	Centex Home Equity Company, LLC, a Delaware limited liability company (formerly Centex Credit Corporation, a Nevada corporation).

•	All of the home equity loans have been originated by the originator, by an affiliate of the originator or by a broker for simultaneous assignment to the originator or were acquired by the originator from correspondent lenders and reunderwritten to comply with the originator’s underwriting standards.

•	The originator will sometimes be referred to in this prospectus supplement as “CHEC”.

Sellers

•	Centex Home Equity Company, LLC.

•	CHEC Conduit Funding, LLC, which is a limited purpose entity and an affiliate of Centex Home Equity Company, LLC.

•	Harwood Street Funding II, LLC, which is a limited purpose entity and an affiliate of Centex Home Equity Company, LLC

Servicer

•	Centex Home Equity Company, LLC.

Certificate Insurer

•	___________________________.

Trustee

•	Bank One, National Association.

Statistical Calculation Date

•	The opening of business on _______ __, 20__.

•	All statistical information relating to the home equity loans presented in this prospectus supplement is given as of the statistical calculation date.

Cut-Off Date

•	The opening of business on _______ __, 20__.

•	The cut-off date is the date on and after which the issuer will be entitled to receive all collections on and proceeds of the home equity loans.

Closing Date

•	on _______ __, 20__.

Distribution Date

•	The 25th day of each month, or if the 25th day is not a business day, then the next succeeding business day. The first distribution date will be _______ __, 20__.

Record Date

•	With respect to any distribution date and each class of fixed rate certificates, the last business day of the month immediately preceding the calendar month in which the distribution date occurs.

•	With respect to any distribution date and the variable rate certificates, the last business day immediately preceding the distribution date or, if definitive certificates are issued, the last business day of the month immediately preceding the calendar month in which the distribution date occurs.

The Certificates

•	On the closing date, the trust will issue the Class A certificates, the Class X-IO certificates and the Class R certificates. The Class A certificates are senior certificates and the Class X-IO and the Class R certificates are subordinate certificates.

Class A Certificates

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 certificates.

Class R Certificates

The Class R-1 and Class R-2 certificates.

Offered Certificates

The Class A certificates.

Non-Offered Certificates

The Class X-IO certificates and Class R certificates are not being offered to the public. We have included information with respect to the Class X-IO and Class R certificates in this prospectus supplement solely to provide you a better understanding of the Class A certificates.

Group I Certificates

The Group I certificates will be the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates. Distributions on the Group I certificates will be primarily derived from payments on the home equity loans in Group I.

Group II Certificates

The Group II certificates will be the Class A-7 certificates. Distributions on the Group II certificates will be primarily derived from payments on the home equity loans in Group II.

Fixed Rate Certificates

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates.

Variable Rate Certificates

The Class A-7 certificates.

Denominations

The Class A certificates will be offered for purchase in denominations of $1,000 and multiples of $1 above $1,000.

Book-Entry Registration

We will issue the Class A certificates in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the Class A certificates are in book-entry form they will be registered in the name of the nominee of the depository in the United States.

Final Scheduled Distribution Date

The final scheduled distribution date for each class of Class A certificates is as set forth on the cover page of this prospectus supplement.

Distributions to Class A Certificateholders

Interest

You will be entitled to receive payments of interest on each distribution date.

Fixed Rate Certificate Interest

The interest rate on any distribution date for a fixed rate certificate will be the applicable interest rate set forth on the cover page of this prospectus supplement.

The interest period with respect to each distribution date and a fixed rate certificate is the calendar month preceding the month of the distribution date. For example, if the distribution date occurs on _______ __, 20__, the interest period would be the month of _____ 20__. Each calendar month will be deemed to have 30 days and each year will be deemed to have 360 days. Therefore, if you are a holder of a fixed rate certificate, you would use the following formula to calculate your interest payment on any distribution date:

30 x IR x PB = your interest payment
360

IR = the applicable per annum fixed interest rate, subject to (1) in the case of the Class A-5 and Class A-6 certificates, an interest rate cap and (2) in the case of the Class A-5 certificates, an increase of 0.50% per annum after an affiliate of the servicer first fails to exercise its clean-up call option.

PB = the principal balance of your fixed rate certificate immediately prior to any distributions on the distribution date.

If you are a holder of a fixed rate certificate, we will increase the interest payment we owe to you for a distribution date by any unpaid amounts we owe to you from prior distribution dates, plus accrued interest at the applicable certificate rate.

The interest rate cap is the weighted average net coupon rate of the Group I home equity loans related to the applicable distribution date.

If you are a holder of a Class A-5 or Class A-6 certificate, you will not receive additional funds on future distribution dates to compensate you for any reduction in the amount of interest owed to you on a prior distribution date because of the effect of the interest rate cap.

Variable Rate Certificate Interest

The interest rate on any distribution date with respect to the variable rate certificates will be the applicable interest rate set forth on the cover page of this prospectus supplement.

The interest period with respect to each distribution date and the variable rate certificates is the period from and including the previous distribution date (or the closing date in the case of the first distribution date) to and including the day preceding the related distribution date. Interest on the variable rate certificates will accrue during the related interest period on the basis of the actual number of days elapsed in the related interest period and a year consisting of 360 days. Therefore, if you are a holder of a variable rate certificate, you would use the following formula to calculate your interest payment on any distribution date:

N x IR x PB = your interest payment
360

N =number of days in the interest period

IR = the per annum floating interest rate for the interest period, subject to both (1) an available funds cap and (2) a doubling of the applicable margin after an affiliate of the servicer first fails to exercise its clean-up call option.

PB = the principal balance of your variable rate certificate immediately prior to any distributions on the distribution date.

If you are a holder of a variable rate certificate, we will increase the interest payment we owe to you for a distribution date by any unpaid amounts we owe to you from prior distribution dates, plus accrued interest at the applicable certificate rate.

Additionally, we will pay to you, on future distribution dates, the amount by which we reduce the interest payment we owe to you because of the effect of the available funds cap. Payment of these amounts will be made on a subordinated basis, to the extent that money is available to make these payments. However, if the clean-up call option is exercised or the home equity loans are sold in the auction, each as described in this prospectus supplement, you will generally not be entitled to receive these amounts upon termination of the trust, except if and to the extent that amounts would otherwise be available to make distributions in respect of the non-offered certificates.

Principal

On each distribution date, the amount available for distributions of principal for each home equity loan group will include principal collections, plus any excess interest collections required to be distributed to satisfy the required level of overcollateralization, less any decrease in the required level of overcollateralization of the related home equity loan group.

Group I Certificates

On each distribution date we will distribute principal to the Group I certificates in the following order of priority:

•	first, to the Class A-6 certificates, for each distribution date on or after the distribution date in _____ 20__ in an amount up to a specified amount; and

•	second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates, in that order, so that each class does not receive any principal payments until the principal balance of the prior class has been reduced to zero.

The Class A-6 certificate is a “lock-out” certificate. If you are a holder of a Class A-6 certificate generally you will not be entitled to receive payments of principal until the distribution date in _____ 20__. From that point on, you will be entitled to receive an increasing percentage of your class’ proportionate share of principal payable to the Group I certificates, based on a schedule.

Group II Certificates

On each distribution date we will distribute principal to the Group II certificates as follows:

•	to the Class A-7 certificates, until the principal balance of the Class A-7 certificates has been reduced to zero.

Trust Property

The trust property is held by the trustee for the benefit of the certificateholders and the certificate insurer. The trust property includes:

•	a pool of closed-end fixed rate home equity loans secured by first and second deeds of trust, security deeds or mortgages on primarily one-to four-family residential properties transferred to the trust on the closing date;

•	a pool of closed-end adjustable rate home equity loans secured by first deeds of trust, security deeds or mortgages on primarily one-to four-family residential properties transferred to the trust on the closing date;

•	payments on the home equity loans received on and after the cut-off date;

•	property that secured a home equity loan which has been acquired by foreclosure or deed in lieu of foreclosure;

•	amounts on deposit in the accounts specified in this prospectus supplement;

•	rights under any hazard insurance policies, if any, covering the mortgaged properties; and

•	proceeds of the foregoing.

The Group I certificates and the Group II certificates will also each have the benefit of a separate financial guaranty insurance policy issued by _____________________.

The Home Equity Loans

We will divide the home equity loans into two groups. Each of the home equity loan groups will constitute a separate sub-trust. The Group I home equity loan group will contain home equity loans that bear interest at fixed rates. The Group II home equity loan group will contain home equity loans that bear interest at rates that adjust semi-annually based on six-month LIBOR and the applicable gross margin (subject to the limitations described in this prospectus supplement). The initial rate adjustment date for those home equity loans that bear interest at an adjustable rate is either six months or two years after the date of origination of the related home equity loan.

All of the home equity loans in the trust have been originated by CHEC, an affiliate of CHEC or a broker for simultaneous assignment to CHEC or were acquired by CHEC from correspondent lenders and reunderwritten to comply with CHEC’s underwriting standards.

The home equity loans are not and will not be guaranteed by the depositor, the sellers, the servicer, the certificate insurer, the trustee or any of their affiliates. None of the home equity loans is insured by a primary mortgage insurance policy.

The statistical information presented in this prospectus supplement is, with respect to _____ home equity loans, of which _____ are fixed-rate home equity loans and _____ are adjustable-rate home equity loans, in each case as of the statistical calculation date. Prior to the closing date, additional home equity loans will be added to each home equity loan group and some home equity loans may be removed from each home equity loan group, subject to the consent of the certificate insurer.

As a result, the characteristics of the home equity loans in each home equity loan group as of the cut-off date will differ from the characteristics presented in this prospectus supplement as of the statistical calculation date. The depositor does not expect a material change in the weighted average characteristics of either home equity loan group.

Delinquency Advances and Compensating Interest

Each month the servicer will determine the amount of any unpaid interest due on the home equity loans. If the servicer believes that unpaid interest can be recovered, then the servicer will either:

•	advance the unpaid interest to the trust out of its own funds; or

•	advance the unpaid interest to the trust out of collections on the home equity loans that are not required to be distributed on the related distribution date.

The servicer will reimburse the trust for amounts advanced from trust collections prior to the date on which these amounts are required to be a part of any amounts distributable to you.

The servicer will provide to the trust the amount of any shortfall in the anticipated collection of interest on a home equity loan that is caused by a full prepayment of a home equity loan up to the amount of the aggregate servicing fee for the related period.

The servicer is entitled to be reimbursed by the trust for any delinquency advances from the related home equity loan and, if the delinquency advance is a non-recoverable advance, from collections on all the home equity loans prior to any distributions to you. The servicer is also entitled to be reimbursed by the trust for any delinquency advances, as well as unreimbursed payments of compensating interest, from all the home equity loans of the related home equity loan group to the extent funds are available after making other required distributions on the related distribution date.

Servicing Advances

Unless the servicer determines that any proposed advance is not recoverable from the related home equity loan, the servicer will pay all “out of pocket” costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

•	expenditures in connection with a foreclosed home equity loan prior to the liquidation of that home equity loan;

•	the cost of any enforcement or judicial proceedings, including foreclosures; and

•	the cost of the management and liquidation of property acquired in satisfaction of the related home equity loan.

The servicer is entitled to be reimbursed by the trust for any servicing advances from the liquidation proceeds realized upon the liquidation of the related home equity loan prior to any distributions to you. The servicer is also entitled to be reimbursed by the trust for any servicing advances from all the home equity loans of the related home equity loan group to the extent funds are available after making other required distributions on the related distribution date.

Credit Enhancement

Certificate Insurance Policies

_____________________ will issue two certificate guaranty insurance policies, one for the benefit of the Group I certificates and one for the benefit of the Group II certificates.

The policies will unconditionally and irrevocably guarantee the timely payment of interest on and the ultimate payment of the principal amount of the related class or classes of Class A certificates.

On each distribution date, the trustee will calculate to what extent the funds available to make the payments of principal and interest are insufficient to (1) pay current interest on the Class A certificates or (2) reduce the principal balance of the related Class A certificates to an amount equal to the principal balance of the home equity loans in the related home equity loan group. If an insufficiency exists, then the trustee will make a draw on the related policy. In addition, each policy will guarantee the full payment of the principal balance of each class of Class A certificates on the distribution date in _____ 20__.

The policies do not guarantee:

•	any shortfalls related to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

•	any shortfalls resulting from the application of any interest rate cap or available funds cap; and

•	that the principal balance of the Class A-1, Class A-2, Class A-3 or Class A-4 certificates will be paid in full on their final scheduled distribution dates.

If for any reason the certificate insurer does not make the payments required by the policy, you will have to rely on the home equity loans for your payments of interest and principal and you may suffer a loss.

Overcollateralization

Overcollateralization is calculated as the amount by which the aggregate principal balance of the home equity loans in the related home equity loan group exceeds the principal balance of the Class A certificates related to the home equity loan group. The Group I certificates and the Group II certificates will not have the benefit of any overcollateralization on the closing date. Following the closing date, excess interest collections, if any, will be applied as accelerated payments of principal to the class or classes of certificates then entitled to receive distributions of principal until the overcollateralization level for a home equity loan group equals a specified required overcollateralization level.

If there are not sufficient excess interest collections, the required overcollateralization level will not be reached or maintained. In addition, realized losses on the home equity loans will reduce the amount of overcollateralization. If realized losses on the home equity loans result in the overcollateralization amount for a home equity loan group becoming negative, to the extent that excess amounts are not available from the related home equity loan group or the other home equity loan group, a draw will be made on the related policy. The required overcollateralization level for each home equity loan group may be increased, reduced or eliminated by the certificate insurer without your consent.

Crosscollateralization

Each home equity loan group provides for limited crosscollateralization of the Class A certificates related to the other home equity loan group. Excess amounts generated by one home equity loan group will be available to fund shortfalls in:

•	the payment of the trustee fee and the insurance premium owed to the certificate insurer with respect to the other home equity loan group;

•	the payment of interest and principal on the Class A certificates related to the other home equity loan group;

•	the reimbursement of the certificate insurer for amounts owed in respect of the other home equity loan group; and

•	the required overcollateralization level of the other home equity loan group.

Optional Termination of the Trust by an Affiliate of the Servicer; Auction Sale; Additional Principal Distributions

An affiliate of the servicer may, at its option, terminate the trust by purchasing all of the home equity loans on any distribution date on or after the date on which the aggregate outstanding principal balance of the home equity loans in both groups is less than 20% of the aggregate outstanding principal balance of the home equity loans in both groups on the cut-off date.

If the affiliate of the servicer does not exercise this clean-up call option when it first could have been exercised, then on the next distribution date after such date, the trustee will begin an auction process to sell the home equity loans and the other trust assets. It is a condition to the sale of the trust assets that the proceeds of the auction are at least sufficient to pay the aggregate unpaid principal balance of the Class A certificates, all accrued and unpaid interest thereon (other than any interest accrued in excess of the Class A-7 available funds cap), any unreimbursed servicing advances, delinquency advances and compensating interest, any delinquency advances the servicer has failed to remit, and any amounts due the certificate insurer. If the first auction of the trust property is not successful because the highest bid received does not satisfy the minimum purchase price condition, then the trustee will conduct an auction of the home equity loans every third month thereafter, unless and until a bid satisfying the minimum purchase price condition is received for the trust property. Certain affiliates of the servicer may bid in the auction.

If the clean-up call option is not exercised on the date upon which it first could have been exercised, then on the third distribution date following such date and on each distribution date thereafter, the amounts that otherwise would have been payable to the non-offered certificates will be paid to the Class A certificates as an additional principal distribution amount. The additional principal distribution amount for the certificates of a related home equity loan group will be applied in the same order of priority as distributions of principal for the related home equity loan group.

Optional Purchase of Defaulted Home Equity Loans

The servicer has the option, but is not obligated, to purchase from the trust any home equity loan that becomes delinquent for two consecutive monthly installments, subject to the limitations described in the pooling and servicing agreement.

Certain Federal Tax Considerations

In the opinion of Stroock & Stroock & Lavan LLP, counsel to the sellers and the trust, for federal income tax purposes, the trust will include two real estate mortgage investment conduits or “REMICs”, subject to the considerations discussed under “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS” in this prospectus supplement. The Class A certificates will constitute “regular interests” in a REMIC and will be treated as debt instruments of the REMIC for federal income tax purposes with payment terms equivalent to the terms of the certificates.

ERISA Considerations

Subject to the considerations and conditions described under “ERISA CONSIDERATIONS” in this prospectus supplement, we expect that the Class A certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

Legal Investment Considerations

As of the closing date, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 certificates. The Class A-7 certificates will constitute “mortgage related securities.” You should consult your own counsel as to whether and to what extent the Class A certificates constitute legal investments for you.

Certificate Rating

It is a condition to the issuance of the Class A certificates that they receive ratings of “AAA” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., “AAA” by Fitch, Inc. and “Aaa” by Moody’s Investors Service, Inc.

RISK FACTORS

           You should consider the following risk factors together with all the information contained in this prospectus supplement and the related prospectus in deciding whether to purchase any of the certificates.

You may have difficulty selling your certificates	The Class A certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriters intend to make a secondary market for the Class A certificates. The underwriters may do so by offering to buy the Class A certificates from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the Class A certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be similar times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

The borrowers have less than perfect credit	CHEC underwriting standards generally are less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history, collateral and in other respects. The home equity loans originated or acquired by CHEC or its affiliates have been made to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, including impaired past credit experience, limited credit history, insufficient home equity value, or high debt-to-income ratios. As a result of this approach to underwriting, the home equity loans may experience higher rates of delinquencies, defaults and foreclosures than home equity loans underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

Newly originated home equity loans may default	Approximately _____% of the home equity loans as of the statistical calculation date were originated within twelve months prior to this date. The weighted average remaining term to stated maturity of the Group I and Group II home equity loans as of the statistical calculation date is approximately _____ months and _____ months, respectively. Although little data is available, defaults on home equity loans, including home equity loans similar to the home equity loans expected to be included in the trust, are generally expected to occur with greater frequency in the early years of the terms of home equity loans.

The rate of return of principal is uncertain due to prepayments	Overview. Generally, if prevailing interest rates fall significantly below the coupon rates on the home equity loans, the home equity loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the coupon rates on the home equity loans. Conversely, if prevailing interest rates rise significantly above the coupon rates on the home equity loans, the rate of prepayments is likely to decrease. The average life of your certificates and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments) on the home equity loans.

In general, if you purchase a Class A certificate at a premium to the outstanding principal amount of the certificate the yield on your certificate may be adversely affected by a higher than anticipated level of prepayments of the home equity loans. Conversely, if you purchase a Class A certificate at a discount to the outstanding principal amount of the certificate, the yield on your certificate may be adversely affected by a lower than anticipated level of prepayments.

Many of the home equity loans have no prepayment penalties. Approximately _____% of the Group I home equity loans and approximately _____% of the Group II home equity loans, in each case as of the statistical calculation date, may be prepaid in whole or in part at any time without penalty. Home equity loans may not be viewed by borrowers as permanent financing. Accordingly, the home equity loans in the trust may experience a higher rate of prepayment than traditional mortgage loans. The trust’s prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

Due-on-sale clauses. All of the home equity loans contain due-on-sale provisions and the servicer is required by the pooling and servicing agreement to enforce these provisions unless the enforcement is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related mortgaged property to assume the home equity loan. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under any home equity loan.

2/28 adjustable rate loans. Approximately _____% of the Group II home equity loans, as of the statistical calculation date, have a two year fixed rate term followed by a 28 year adjustable rate term. We refer to these loans in this prospectus supplement as the 2/28 adjustable rate loans. As with home equity loans generally, the rate of prepayments on these 2/28 adjustable rate loans which are in the initial fixed rate period is sensitive to prevailing interest rates. The prepayment behavior of the 2/28 adjustable rate loans may differ from that of the other Group II home equity loans, although the other Group II home equity loans also have adjustable interest rates. As a 2/28 adjustable rate loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings.

You may be unable to reinvest distributions in comparable investments	Asset backed securities, like the Class A certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the Class A certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the Class A certificates. You will bear the risk that the timing and amount of distributions on your Class A certificates will prevent you from attaining your desired yield.

Effect of home equity loan yield on certificate rate of Class A-7 certificates; basis risk	Approximately _____% of the Group II home equity loans, as of the statistical calculation date, adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits. We refer to these loans in this prospectus supplement as the six-month adjustable rate loans. Approximately _____% of the Group II home equity loans, as of the statistical calculation date, are 2/28 adjustable rate loans. These home equity loans provide for a fixed interest rate for a period of approximately two years following origination and thereafter provide for interest rate and payment adjustments in a manner similar to the six-month adjustable rate loans.

The interest rate for the Class A-7 certificates is determined in accordance with and adjusts monthly based upon one-month LIBOR, and is subject to the Class A-7 available funds cap. One-month LIBOR and six-month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which six-month LIBOR is stable or is falling or that, even if both one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR. Furthermore, even if one-month LIBOR and six-month LIBOR were at the same level, the Class A-7 available funds cap may still limit the amount of interest that would otherwise be distributable on the Class A-7 certificates. The operation of the Class A-7 available funds cap may cause the certificate rate of the Class A-7 certificates to be reduced for extended periods in a rising interest rate environment. Although we intend that we will pay to you on future distribution dates the amount by which we reduce your interest payment because of the Class A-7 available funds cap, we cannot assure you that excess funds will be available to make these payments. Moreover, if the clean-up call option is exercised or the home equity loans are sold in the auction, you will generally not be entitled to receive those amounts upon termination of the trust, except if and to the extent that amounts would otherwise be available to make distributions in respect of the non-offered certificates.

In addition, the Group II home equity loans are subject to periodic adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Class A-7 available funds cap limiting increases in the certificate rate for the class. Finally, the Group II home equity loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the Class A-7 certificates will be made on the basis of the actual number of days elapsed in the related interest period and a year of 360 days. This may result in the Class A-7 available funds cap limiting the certificate rate for the Class A-7 certificates to less than LIBOR plus the applicable margin in interest periods that have more than 30 days.

If you are a holder of a Class A-7 certificate and the certificate rate is limited in any period by the Class A-7 available funds cap you may suffer a temporary or permanent decline in the market value of your certificates.

Effect of prepayments of Group I home equity loans on certificate rates of Class A-5 and A-6 certificates; interest rate risk	The Class A-5 and A-6 certificates are subject to an interest rate cap based on the weighted average net coupon rate of the Group I home equity loans as of the time that interest on the certificates is due. If there is a sufficiently high prepayment rate with respect to home equity loans bearing a higher coupon than the weighted average coupon of the pool as a whole, the interest rate payable on the Class A-5 and A-6 certificates may become subject to the interest rate cap. You will not receive any additional funds on future distribution dates to compensate you for any reduction in the amount of interest owed to you on a prior distribution date because of the effect of the interest rate cap.

If you are a Class A-5 or Class A-6 certificateholder and the stated fixed rate payable on your certificates is reduced as a result of the interest rate cap, you may suffer a decline in the market value of your certificates.

The certificate insurance policies
do not cover shortfalls in interest
payments resulting from application
of an available funds or interest rate
cap, or certain other reductions
in available interest distributions required by law	Payments of interest on the Class A certificates are subject to an available funds cap or interest rate cap, depending on the class of certificates. The insurance policies guarantee payments of interest on the related Class A certificates only up to the amount of any available funds cap or interest rate cap. In addition, the certificate insurance policies do not cover reductions in available interest distributions required by the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended. As a result, you may realize a lower than anticipated yield on your investments.

Yield considerations relating to excess cash	If the Class A certificates are overcollateralized by the related home equity loan group below the required amount, excess interest, if any, will be distributable on the related Class A certificates as a payment of principal. If purchased at a premium or a discount, the yield to maturity on your certificate will be affected by the rate at which excess interest is distributed as a payment of principal. If the actual rate of excess interest distributions is slower than the rate anticipated by an investor who purchases a related Class A certificate at a discount, the actual yield to the investor will be lower than the investor’s anticipated yield. If the actual rate of excess interest distributions is faster than the rate anticipated by an investor who purchases a related Class A certificate at a premium, the actual yield to the investor will be lower than the investor’s anticipated yield. The amount of excess interest available for distribution with respect to a home equity loan group on any distribution date will be affected by:

•	the actual amount of interest received, advanced, collected or recovered in respect of the home equity loans during the calendar month prior to the related distribution date;

•	changes in the weighted average of the coupon rates of the home equity loans resulting from prepayments and liquidations of home equity loans;

•	adjustments in the interest rates on the Group II home equity loans;

•	adjustments in the certificate rate on the Class A-7 certificates;

•	an increase in the certificate rate of the Class A-5 and Class A-7 certificates if an affiliate of the servicer first fails to exercise the clean-up call option; and

•	the failure of an affiliate of the servicer to exercise the clean-up call option on the first date upon which such clean-up call option could have been exercised.

The amount of excess interest distributed as principal on the Class A certificates related to a home equity loan group will be based on the required amount of overcollateralization. The required level of overcollateralization may increase or decrease during the period that the related classes of Class A certificates remain outstanding. Any increase in the required level of overcollateralization for the Class A certificates related to a home equity loan group may result in an accelerated rate of amortization of the related Class A certificates until the overcollateralization for the Class A certificates equals the required amount of overcollateralization. Any decrease in the required amount of overcollateralization may result in a decelerated rate of amortization of the related Class A certificates until the overcollateralization for the Class A certificates is reduced to the required amount of overcollateralization.

Liquidation of home equity loans could cause payment delays and/or losses	Overview. Even assuming that the mortgaged properties provide adequate security for the related home equity loans, substantial delays in receiving proceeds could be encountered by the trust in connection with the liquidation of defaulted home equity loans. As a result, shortfalls in distributions on Class A certificates could occur if the certificate insurer were unable to perform its obligations under the related policy. Further, liquidation expenses (including legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable on the Class A certificates and thereby reduce the security for the home equity loans. In the event any of the mortgaged properties fail to provide adequate security for the related home equity loans, holders of Class A certificates could experience a loss if the certificate insurer were unable to perform its obligations under the related policy.

Second Liens. As of the statistical calculation date, approximately _____% of the aggregate principal balance of the Group I home equity loans are secured by first liens on the related properties, and approximately _____% of the aggregate principal balance of the Group I home equity loans are secured by second liens on the related properties. With respect to home equity loans that are junior in priority to liens having a first priority with respect to the related mortgaged property, the servicer has the power, in some cases, to consent to a new mortgage lien on the mortgaged property having priority over the home equity loan in connection with the refinancing of the first lien. Home equity loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that the proceeds are insufficient to satisfy the loans and prior liens in the aggregate and the certificate insurer is unable to perform its obligations under the related policy, the trust and, accordingly, you, bear (1) the risk of delay in distributions while a deficiency judgment, if any, against the borrower is sought and (2) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon, which may affect the yield and weighted average life of your certificates.

In addition, borrowers often have financing needs in excess of the amount CHEC may finance under its first lien mortgage underwriting guidelines described under “The Seller and the Servicer” in the accompanying prospectus. In such circumstances, CHEC may offer a “piggyback” second lien mortgage in addition to CHEC’s first lien mortgage to finance such excess amount up to a maximum combined loan-to-value-ratio of 100%. Approximately _____% of the Group I home equity loans that are secured by first lien mortgages and _____% of the Group II home equity loans are subject to piggyback second lien mortgages included in the trust. The loan-to-value ratios for first lien home equity loans listed under the tables entitled “Original Combined Loan-to-Value Ratios of Group I Home Equity Loans” and “Original Loan-to-Value Ratios of Group II Home Equity Loans” in this prospectus supplement ( and for purposes of the calculation of the weighted average loan-to-value ratios of the Group I and Group II home equity loans) do not reflect the principal balances of the related piggyback second lien mortgages. Borrowers with piggyback second lien mortgages may have little or no equity in their homes. These borrowers may have a higher incidence of default than borrowers of home equity loans with substantial equity in their homes. In the event of a default on any of these home equity loans, holders of the Class A certificates may suffer a loss.

Home equity loans transferred to the trust may have characteristics that differ from those of the home equity loans presented in this prospectus supplement, which may reduce your yield to maturity	Following the transfer of the home equity loans to the trust on the closing date, the characteristics of the home equity loans in either loan group, or in both loan groups, may differ from the information presented in this prospectus supplement. The characteristics that may differ include, among others, the composition of the home equity loans and of the borrowers, the credit quality of the home equity loans, the distribution by interest rate, the distribution by principal balance, the distribution by loan-to-value ratio and the distribution by remaining term to stated maturity. You should consider potential variances when making your investment decision. In addition, as a result of the changes in the home equity loans included in the trust, the principal balance of each class of certificates is subject to a variance of plus or minus 5%.

There could be delays in distributions on your certificates if the transfer of home equity loans to the trust is not considered a sale in the event of bankruptcy	The sale of the home equity loans from the sellers to the depositor and from the depositor to the trust will be treated by the sellers, the depositor and the trust as a sale of the home equity loans. In the event of an insolvency of either seller or the depositor, it is possible that a receiver or conservator for, or a creditor of, either seller or the depositor may argue that the transaction between each seller, the depositor and the trust was a pledge of the home equity loans in connection with a borrowing rather than a true sale. This attempt, even if unsuccessful, could result in delays in distributions on the Class A certificates.

Prepayment interest shortfalls may result in loss of interest	When a full principal prepayment is made on a home equity loan, the mortgagor is charged interest only up to the date of the prepayment instead of for a full month, which may result in a prepayment interest shortfall. The servicer is obligated to pay those shortfalls in interest collections payable on the Class A certificates that are attributable to prepayment interest shortfalls, but only to the extent of the aggregate servicing fee for the related remittance period. Prepayment interest shortfalls, after application of the servicing fee as described above, will be covered by the related policy. Neither the servicer nor the policies will cover any shortfalls in interest collections on the home equity loans that are attributable to the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended.

Geographic concentration may affect performance	As of the statistical calculation date, approximately _____%, _____%, _____% and _____% of the Group I home equity loans are located in _____, _____, _____ and _____, respectively, and approximately _____%, _____%, _____% and _____% of the Group II home equity loans are located in _____, _____, _____ and _____, respectively. To the extent that those regions have experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, a concentration of the home equity loans in those regions may be expected to increase the foregoing risks to the trust. The sellers and the depositor can neither quantify the impact of any recent property value declines on the home equity loans nor predict whether to what extent or for how long declines may continue.

In addition, properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, as well as floods, wildfires, mudslides and other natural disasters.

Balloon loans may have higher rates of default which may cause losses	Based on the principal balances of the home equity loans on the statistical calculation date, approximately _____% of the Group I home equity loans and none of the Group II home equity loans are balloon loans. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result, the borrower usually will have to refinance the balloon loan in order to pay the amount due. The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available mortgage rates, the value of the property or the borrower’s payment or credit history. The trust will not have any funds to refinance a balloon loan, and the seller is not obligated to do so. If the borrower is unable to refinance the balloon loan, the trust may suffer a loss.

Violations of consumer protection laws may result in losses	Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the home equity loan to damages and administrative enforcement.

The home equity loans are also subject to federal laws, including:

(1) the federal Truth in Lending Act and regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the loans;

(2) the Equal Credit Opportunity Act and regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

(3) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

(4) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of particular provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and in addition could subject the trust fund to damages and administrative enforcement.

Approximately _____% of the aggregate principal balance of the home equity loans on the statistical calculation date are subject to the Home Ownership and Equity Protection Act of 1994, which amended the Truth in Lending Act as it applies to mortgages subject to the Home Ownership and Equity Protection Act. The Home Ownership and Equity Protection Act requires additional disclosures, specifies the timing of these disclosures and limits or prohibits inclusion of some provisions in mortgages subject to the Home Ownership and Equity Protection Act. The Home Ownership and Equity Protection Act also provides that any purchaser or assignee of a mortgage covered by the Home Ownership and Equity Protection Act is subject to all of the claims and defenses which the borrower could assert against the original lender.

The maximum damages that may be recovered under the Home Ownership and Equity Protection Act from an assignee are the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the loans. If the trust fund includes loans subject to the Home Ownership and Equity Protection Act, the trust will be subject to all of the claims and defenses which the borrower could assert against the original lender. Any violation of the Home Ownership and Equity Protection Act which would result in liability would be a breach of the relevant seller’s representations and warranties, and CHEC would be obligated to cure the breach or repurchase or, if permitted by the pooling and servicing agreement, substitute for the home equity loan in question.

Some of the home equity loans included in the trust were underwritten with, and finance the cost of, credit insurance. From time to time, originators of home equity loans that finance the cost of credit insurance have been named in legal actions brought by federal and state regulatory authorities alleging that certain practices employed relating to the sale of credit insurance constitute violations of law. Although CHEC has procedures in place to ensure compliance with applicable law, if such an action was brought against CHEC with respect to home equity loans included in the trust and was successful, it is possible that the borrower could be entitled to refunds of amounts previously paid or that the trust could be subject to damages and administrative enforcement.

In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended and state debtor relief laws, may also adversely affect the servicer’s ability to collect the principal of or interest on the loans and also would affect the interests of the securityholders in these loans if the applicable laws result in the loans being uncollectible.

Reduction in certificate rating could have an adverse effect on the value of your certificates	The rating of the Class A certificates will depend primarily on an assessment of the financial strength of the certificate insurer and on an assessment by the rating agencies of the home equity loans. Any reduction in a rating assigned to the financial strength of the certificate insurer below the rating initially given to the Class A certificates may result in a reduction in the rating of the Class A certificates.

The rating by the rating agencies of the Class A certificates is not a recommendation for you to purchase, hold or sell the Class A certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. We cannot assure you that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments on home equity loans, the likelihood of the payment of any interest payable to Class A-7 certificateholders on a subordinated basis due to the application of any available funds cap described under the section “DESCRIPTION OF THE CERTIFICATES—Certificate Rate” or the possibility that Class A certificateholders might realize a lower than anticipated yield. The ratings of the Class A certificates also do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

Any downgrade in the rating of the certificate insurer will likely result in the downgrade of the rating of the Class A certificates. None of the sellers, the servicer or depositor is required to maintain the rating of the Class A certificates. Any downgrade in the ratings assigned to your certificates will result in a decline in the market value of your certificates.

Potential liability for environmental conditions	Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner’s interest against real property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability on foreclosure of the mortgaged property.

DESCRIPTION OF THE HOME EQUITY LOANS

Overview

           The statistical information presented in this prospectus supplement concerning the pool of home equity loans (the "Home Equity Loans") is based on the pool of Home Equity Loans CHEC Funding, LLC (the "Depositor") expects to transfer to Centex Home Equity Loan Trust 200_-__ (the "Trust") on the date of issuance of the Class A certificates (the "Closing Date"). The statistical information concerning the Home Equity Loans is as of the opening of business on _______ __, 20__ (the "Statistical Calculation Date").

           This subsection describes characteristics of the Home Equity Loans. Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the aggregate principal balance of the related Home Equity Loans as of the Statistical Calculation Date (the "Statistical Calculation Date Loan Balance"). Prior to the Closing Date, additional Home Equity Loans will be added to each Home Equity Loan Group (defined below) and other Home Equity Loans may be removed from a Home Equity Loan Group, subject to the consent of the Certificate Insurer. As a result, the characteristics of the Home Equity Loans in each Home Equity Loan Group as of the Cut-Off Date (defined below) will differ from the characteristics presented in this prospectus supplement as of the Statistical Calculation Date. The Depositor does not expect any material change in the weighted average characteristics of any Home Equity Loan Group.

           Each Home Equity Loan in the Trust will be assigned to one of two home equity loan groups ("Group I" and "Group II," respectively, and each a "Home Equity Loan Group"). Each Home Equity Loan Group will constitute a separate sub-trust. The Home Equity Loans in Group I (the "Group I Home Equity Loans") will bear interest at fixed interest rates. The Home Equity Loans in Group II (the "Group II Home Equity Loans") will bear interest at adjustable interest rates. Distributions on the Group I Certificates will be based primarily on amounts available for distribution in respect of the Group I Home Equity Loans. Distributions on the Group II Certificates will be based primarily on amounts available for distribution in respect of the Group II Home Equity Loans.

           The Home Equity Loans to be transferred by Centex Home Equity Company, LLC ("CHEC"), CHEC Conduit Funding, LLC and Harwood Street Funding II, LLC (together, the "Sellers") to the Depositor and from the Depositor to the Trust on the Closing Date are fixed and adjustable rate home equity loans evidenced by promissory notes secured by first and second lien deeds of trust, security deeds or mortgages on properties (the "Mortgaged Properties"). The Mortgaged Properties securing the Home Equity Loans consist primarily of one-to four-family residential properties and manufactured housing treated as real property under applicable state law. The Mortgaged Properties may be owner-occupied and non-owner occupied investment properties (which include second and vacation homes). None of the Home Equity Loans is insured by pool mortgage insurance policies or primary mortgage insurance policies. All of the Home Equity Loans in the Trust have been or will be originated by CHEC, by an affiliate of CHEC or by a broker for simultaneous assignment to CHEC or were acquired by CHEC from correspondent lenders and reunderwritten to comply with CHEC's underwriting standards. All of the Home Equity Loans will be serviced by CHEC in its capacity as servicer (the "Servicer"). As of the Statistical Calculation Date, these Home Equity Loans will have the following general characteristics:

•	_____ total Home Equity Loans

•	_____ fixed rate Home Equity Loans

•	_____ adjustable rate Home Equity Loans

•	all of the Home Equity Loans were originated no earlier than _______ __, 20__

•	located in _____ states and the District of Columbia

•	Group I Home Equity Loans:

•	$_____aggregate outstanding loan balance

•	_____% of total loan balance of all Home Equity Loans

•	Group II Home Equity Loans:

•	$_____aggregate outstanding loan balance

•	_____% of total loan balance of all Home Equity Loans

           The Original Loan-to-Value Ratios and Original Combined Loan-to-Value Ratios with respect to the Home Equity Loans were calculated based upon the lesser of the appraised values of the Mortgaged Properties at the time of origination or the purchase price of the related Mortgaged Property if the Home Equity Loan was made to finance the acquisition of the Mortgaged Property (the "Appraised Values"). Where more than one appraisal was performed on the subject property, the lesser of the two values was used to determine the Original Loan-to-Value Ratio and the Original Combined Loan-to-Value Ratio.

           In a limited number of circumstances, and within CHEC underwriting guidelines, CHEC may discount the Appraised Value of Mortgaged Properties (when calculating maximum Original Loan-to-Value Ratios and Original Combined Loan-to-Value Ratios) where the Mortgaged Properties are unique, have a high value or where the comparables are not within Fannie Mae guidelines. The purpose for making these reductions is to value the Mortgaged Properties more conservatively than would otherwise be the case if the appraisal were accepted as written.

           The "Original Combined Loan-to-Value Ratio" of a Home Equity Loan is the ratio, expressed as a percentage, equal to the sum of any outstanding senior lien mortgage balance plus the original balance of the Home Equity Loan divided by the Appraised Value of the related Mortgaged Property and the "Original Loan-to-Value Ratio" of a Home Equity Loan is the ratio, expressed as a percentage, equal to the original balance of the Home Equity Loan divided by the Appraised Value of the related Mortgaged Property.

           We refer you to "RISK FACTORS--The borrowers have less than perfect credit" and "--Liquidation of home equity loans could cause payment delays and/or losses" in this prospectus supplement for more detail.

           No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values, causing the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgages, to become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Group I Home Equity Loans

           The following summary information with respect to the Group I Home Equity Loans is as of the Statistical Calculation Date:

                                                                Summary Statistics       Range (if appropriate)

Avg. Outstanding Principal Balance..........................    $_____                      $_____ to $_____

Wtd. Avg. Coupon Rate (approximate).........................    _____%                         _____% to _____%

Wtd. Avg. Original Combined Loan-to-Value Ratio (approximate)..._____%                         _____% to _____%

Wtd. Avg. Remaining Term to Maturity (approximate)..........             _____ months     _____ to _____ months

Wtd. Avg. Original Term to Maturity (approximate)...........             _____ months     _____ to _____ months

Wtd. Avg. Credit Score (approximate)(1).....................                    _____            _____ to _____

Maximum Seasoning...........................................             _____ months

Ratio of First to Second Liens..............................          _____% / _____%

Outstanding Principal Balance of Loans
   Secured by First Liens

         Two-to Four-Family Properties......................    $_____

         All Other Properties...............................    $_____

Outstanding Principal Balance of Loans
   Secured by Second Liens

         Two-to Four-Family Properties......................    $_____

         All Other Properties...............................    $_____

Balloon Payments (as a percent of
   the aggregate outstanding loan balance)..................    _____%

Latest Maturity Date........................................        _______ __, 20__.

30 to 59 day Delinquencies (as a percent of
   the aggregate outstanding loan balance)(2)...............    _____%

____________

(1)	Excludes Home Equity Loans for which a credit score is not available.

(2)	Approximately _____% of the outstanding loan balance of the Group I Home Equity Loans had first monthly payments due on or after _______ __, 20__, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

          The tables set forth below contain approximate statistical information as of the Statistical Calculation Date regarding the Group I Home Equity Loans. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF GROUP I HOME EQUITY LOANS(1)

                                                                           % of
                                                       Statistical          Statistical
                                     Number of         Calculation          Calculation
                                    Home Equity         Date Loan            Date Loan
State                                  Loans             Balance              Balance

Arizona..........................
Arkansas.........................
California.......................
Colorado.........................
Connecticut......................
Delaware.........................
District of Columbia.............
Florida..........................
Georgia..........................
Idaho............................
Illinois.........................
Indiana..........................
Iowa.............................
Kansas...........................
Kentucky.........................
Louisiana........................
Maine............................
Maryland.........................
Massachusetts....................
Michigan.........................
Minnesota........................
Mississippi......................
Missouri.........................
Montana..........................
Nebraska.........................
Nevada...........................
New Hampshire....................
New Jersey.......................
New Mexico.......................
New York.........................
North Carolina...................
Ohio.............................
Oklahoma.........................
Oregon...........................
Pennsylvania.....................
Rhode Island.....................
South Carolina...................
South Dakota.....................
Tennessee........................
Texas............................
Utah.............................
Vermont..........................
Virginia.........................
Washington.......................
West Virginia....................
Wisconsin........................
Wyoming..........................
                                 --------------------------------------------------------
Total:
1	Determined by property address designated as such in the related mortgage.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS
OF GROUP I HOME EQUITY LOANS(1)

                                                                           % of
                                                           Statistical      Statistical
                                               Number of   Calculation      Calculation
  Range of Original Combined                  Home Equity   Date Loan        Date Loan
  Loan-to-Value Ratios (%)                       Loans       Balance         Balance
       Less than 10.01........................
       10.01   -   15.00......................
       15.01   -   20.00......................
       20.01   -   25.00......................
       25.01   -   30.00......................
       30.01   -   35.00......................
       35.01   -   40.00......................
       40.01   -   45.00......................
       45.01   -   50.00......................
       50.01   -   55.00......................
       55.01   -   60.00......................
       60.01   -   65.00......................
       65.01   -   70.00......................
       70.01   -   75.00......................
       75.01   -   80.00......................
       80.01   -   85.00......................
       85.01   -   90.00......................
       90.01   -   95.00......................
       95.01   - 100.00.......................
                                                ---------------------------------------------------------
       Total:.................................

______________
(1)	As of the Statistical Calculation Date, the weighted average Original Combined Loan-to-Value Ratio of the Group I Home Equity Loans is approximately _____%.

COUPON RATES OF GROUP I HOME EQUITY LOANS(1)

                                                                         % of
                                                          Statistical     Statistical
                                            Number of     Calculation     Calculation
                                           Home Equity     Date Loan       Date Loan
Range of Coupon Rates (%)                     Loans         Balance         Balance
    5.501   - 6.000......................
    6.001   - 6.500......................
    6.501   - 7.000......................
    7.001   - 7.500......................
    7.501   - 8.000......................
    8.001   - 8.500......................
    8.501   - 9.000......................
    9.001   - 9.500......................
    9.501  - 10.000......................
    10.001 - 10.500......................
    10.501 - 11.000......................
    11.001 - 11.500......................
    11.501 - 12.000......................
    12.001 - 12.500......................
    12.501 - 13.000......................
    13.001 - 13.500......................
    13.501 - 14.000......................
    14.001 - 14.500......................
    14.501 - 15.000......................
    15.001 - 15.500......................
    15.501 - 16.000......................
    16.001 - 16.500......................
    16.501 - 17.000......................
    17.501 - 18.000......................
    18.501 - 19.000......................
                                          -------------------------------------
    Total:...............................
------------------
(1)	As of the Statistical Calculation Date, the weighted average Coupon Rate of the Group I Home Equity Loans is approximately _____%.

LOAN BALANCES OF GROUP I HOME EQUITY LOANS(1)

                                                                           % of
                                                          Statistical    Statistical
                                            Number of     Calculation    Calculation
                                           Home Equity     Date Loan      Date Loan
Range of Loan Balances ($)                    Loans         Balance       Balance

        0.01  -  5,000.00.................
    5,000.01  -  10,000.00................
    10,000.01  -  15,000.00...............
    15,000.01  -  20,000.00...............
    20,000.01  -  25,000.00...............
    25,000.01  -  30,000.00...............
    30,000.01  -  35,000.00...............
    35,000.01  -  40,000.00...............
    40,000.01  -  45,000.00...............
    45,000.01  -  50,000.00...............
    50,000.01  -  55,000.00...............
    55,000.01  -  60,000.00...............
    60,000.01  -  65,000.00...............
    65,000.01  -  70,000.00...............
    70,000.01  -  75,000.00...............
    75,000.01  -  80,000.00...............
    80,000.01  -  85,000.00...............
    85,000.01  -  90,000.00...............
    90,000.01  -  95,000.00...............
    95,000.01  -  100,000.00..............
    100,000.01  - 105,000.00..............
    105,000.01  - 110,000.00..............
    110,000.01  - 115,000.00..............
    115,000.01  - 120,000.00..............
    120,000.01  - 125,000.00..............
    125,000.01  - 130,000.00..............
    130,000.01  - 135,000.00..............
    135,000.01  - 140,000.00..............
    140,000.01  - 145,000.00..............
    145,000.01  - 150,000.00..............
    150,000.01  - 200,000.00..............
    200,000.01  - 250,000.00..............
    250,000.01  - 300,000.00..............
    300,000.01  - 350,000.00..............
    350,000.01  - 400,000.00..............
    400,000.01  - 450,000.00..............
    450,000.01  - 500,000.00..............
    550,000.01  - 600,000.00..............
                                           --------------------------------------------------------
    Total:................................
------------------
(1)	As of the Statistical Calculation Date, the average outstanding principal balance of the Group I Home Equity Loans is approximately $_____.

TYPES OF MORTGAGED PROPERTIES OF GROUP I HOME EQUITY LOANS

                                                                             % of
                                                        Statistical   Statistical
                                           Number of    Calculation   Calculation
                                          Home Equity    Date Loan     Date Loan
Property Type                                Loans        Balance      Balance
 Single Family..........................
 PUD....................................
 Manufactured Housing...................
 Two- to Four-Family....................
 Condominium............................
 Townhouse..............................
                                          ---------------------------------------------
 Total:.................................

ORIGINAL TERMS TO MATURITY OF GROUP I HOME EQUITY LOANS(1)

                                                                            % of
                                                       Statistical    Statistical
                                        Number of      Calculation    Calculation
                                       Home Equity      Date Loan      Date Loan
Original Term to Maturity (months)        Loans          Balance        Balance

0    -  60.............................
61  -  120.............................
121 - 180..............................
181 - 240..............................
241 - 300..............................
301 - 360..............................
                                       -----------------------------------------------
Total:.................................
------------------
(1)	As of the Statistical Calculation Date, the weighted average Original Term to Maturity of the Group I Home Equity Loans is approximately _____ months.

REMAINING TERMS TO MATURITY OF GROUP I HOME EQUITY LOANS(1)

                                                                          % of
                                                       Statistical     Statistical
                                         Number of     Calculation     Calculation
                                        Home Equity    Date Loan       Date Loan
Remaining Term to Maturity (months)        Loans       Balance          Balance

0   -  60.............................
61  - 120.............................
121 - 180.............................
181 - 240.............................
241 - 300.............................
301 - 360.............................
                                      ------------------------------------------------
Total:................................
------------------
(1)	As of the Statistical Calculation Date, the weighted average Remaining Term to Maturity of the Group I Home Equity Loans is approximately _____ months.

SEASONING OF GROUP I HOME EQUITY LOANS(1)

                                                                    % of
                                                   Statistical   Statistical
                                      Number of    Calculation   Calculation
                                     Home Equity    Date Loan     Date Loan
Seasoning (months)                      Loans        Balance       Balance
    0...............................
    1   - 6.........................
    7 -  12.........................
    13 - 18.........................
    19 - 24.........................
    25 - 30.........................
                                    ------------------------------------------
    Total:..........................

__________
(1)	As of the Statistical Calculation Date, the weighted average Seasoning of the Group I Home Equity Loans is approximately 1 month.

OCCUPANCY STATUS OF GROUP I HOME EQUITY LOANS

                                                                   % of
                                                  Statistical   Statistical
                                     Number of    Calculation   Calculation
                                    Home Equity    Date Loan     Date Loan
Occupancy Status                       Loans        Balance       Balance

 Primary Home.......................
 Investment Property................
 Second Home........................
                                    -----------------------------------------
Total:..............................

LIEN POSITIONS OF GROUP I HOME EQUITY LOANS

                                                                   % of
                                                Statistical     Statistical
                                  Number of     Calculation     Calculation
                                 Home Equity     Date Loan       Date Loan
Lien Position                       Loans         Balance         Balance
 1st lien........................
 2nd lien........................
                                 ---------------------------------------------
 Total:..........................

DOCUMENTATION TYPES OF GROUP I HOME EQUITY LOANS

                                                                     % of
                                                 Statistical     Statistical
                                   Number of     Calculation     Calculation
                                  Home Equity     Date Loan       Date Loan
Documentation Type(1)                Loans         Balance         Balance
 Full Documentation............
 Stated Income.................
 Limited Documentation.........
                                  -------------------------------------------
 Total:........................

__________
(1)	We refer you to “THE SELLER AND THE SERVICER—Underwriting Guidelines Applicable to the Home Equity Loans” in the prospectus for a description of CHEC’s documentation programs.

CREDIT GRADES OF GROUP I HOME EQUITY LOANS

                                                                    % of
                                                  Statistical   Statistical
                                      Number of   Calculation   Calculation
                                     Home Equity   Date Loan     Date Loan
Credit Grade(1)                         Loans       Balance       Balance

    A+...............................
    A-1..............................
    A-2..............................
    B................................
    C-1..............................
    C-2..............................
    D................................
                                     -------------------------------------------
    Total:...........................

__________
(1)	We refer you to “THE SELLER AND THE SERVICER—Underwriting Criteria of the Seller” in the prospectus for a description of CHEC’s credit grades and underwriting criteria.

CREDIT SCORE DISTRIBUTION OF GROUP I HOME EQUITY LOANS(1)

                                                                          % of
                                                        Statistical   Statistical
                                       Number of        Calculation   Calculation
                                      Home Equity        Date Loan     Date Loan
CREDIT SCORE RANGE (2)                   Loans            Balance      Balance

 Not Available (3)
      400         -    400...........
      401         -    425...........
      426         -    450...........
      451         -    475...........
      476         -    500...........
      501         -    525...........
      526         -    550...........
      551         -    575...........
      576         -    600...........
      601         -    625...........
      626         -    650...........
      651         -    675...........
      676         -    700...........
      701         -    725...........
      726         -    750...........
      751         -    775...........
      776         -    800...........
 Total:..............................

__________
(1)	The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(2)	Home Equity Loan indicated as having a credit score that is “not available” include Home Equity Loan where no credit score can be obtained for the related borrower.

(3)	As of the Statistical Calculation Date, the Weighted average credit score of the Group I Home Equity Loans (excluding home equity loans for which a credit score is not available) is approximately 600.

SECOND MORTGAGE RATIOS OF GROUP I HOME EQUITY LOANS(1)

                                                                          % of
                                                     Statistical   Statistical
                                       Number of     Calculation   Calculation
                                      Home Equity     Date Loan     Date Loan
Range of Second Mortgage Ratios (%)      Loans         Balance       Balance

    Less than or equal to 10.00.......
    10.01 -  15.00....................
    15.01 -  20.00....................
    20.01 -  25.00....................
    25.01 -  30.00....................
    30.01 -  35.00....................
    35.01 -  40.00....................
    40.01 -  45.00....................
    45.01 -  50.00....................
    50.01 -  55.00....................
    55.01 -  60.00....................
    60.01 -  65.00....................
    65.01 -  70.00....................
    70.01 -  75.00....................
    75.01 -  80.00....................
    80.01 -  85.00....................
    85.01 -  90.00....................
    90.01 -  95.00....................
                                      -----------------------------------------------------------
    Total:............................

__________

(1)	Applies only to Home Equity Loans in the second lien position. The Second Mortgage Ratios shown above are equal to, with respect to each Home Equity Loan in the second lien position, the original principal balance of the Home Equity Loan at the date of origination divided by the sum of (a) the original principal balance of the Home Equity Loan at the date of origination and (b) the remaining principal balance of the senior lien on the related Mortgaged Property at the date of origination of the Home Equity Loan.

Group II Home Equity Loans

           The following summary information with respect to the Group II Home Equity Loans is as of the Statistical Calculation Date:

                                                                Summary Statistics             Range (if appropriate)

Avg. Outstanding Principal Balance........................                     $_____                $_____ to $_____
Wtd. Avg. Coupon Rate (approximate).......................                     _____%                _____% to _____%
Wtd. Avg. Gross Margin (approximate)......................                     _____%                _____% to _____%
Wtd. Avg. Maximum Rate (approximate)(1)...................                     _____%                _____% to _____%
Wtd. Avg. Minimum Rate (approximate)(1)...................                     _____%                _____% to _____%
Wtd. Avg. Original Loan-to-Value Ratio (approximate)......                     _____%                _____% to _____%
Wtd. Avg. Remaining Term to Maturity (approximate)........               _____ months           _____ to _____ months
Wtd. Avg. Original Term to Maturity (approximate).........               _____ months           _____ to _____ months
Wtd. Avg. Original Credit Score                                                 _____                  _____ to _____
(approximate)(2).........................................._____ .........._____
to _____
Maximum Seasoning.........................................               _____ months
Ratio of First to Second Liens............................            _____% / _____%
Outstanding Principal Balance of Loans
   Secured by First Liens
         Two-to Four-Family Properties....................                     $_____
         All Other Properties...............................                   $_____
Balloon Payments (as a percent of
   the aggregate outstanding loan balance)................                     _____%
Latest Maturity Date......................................          _______ __, 20__.
30 to 59 day Delinquencies (as a percent of
   the aggregate outstanding loan balance)(3).............                     _____%
Six-Month Adjustable Rate Loans (4)
         Percentage of Aggregate Outstanding
         Group II Principal Loan Balance..................                     _____%
         Wtd. Avg. Remaining Period to
         Coupon Rate Adjustment (approximate).............               _____ months
         Wtd. Avg. Initial Interest Rate Adjustment Cap
         (approximate)(5).................................                     _____%
         Wtd. Avg. Semi-annual Interest Rate Adjustment Cap
         (approximate)(5).................................                     _____%
         Wtd. Avg. Lifetime Interest Rate Adjustment Cap
         (approximate)(6).................................                     _____%
2/28 Adjustable Rate Loans (7)
         Percentage of Aggregate Outstanding Group II                          _____%
         Principal Loan Balance
         Wtd. Avg. Remaining Period to                                   _____ months
         Coupon Rate Adjustment (approximate)
         Wtd. Avg. Initial Interest Rate Adjustment Cap                        _____%
         (approximate)(5)
         Wtd. Avg. Semi-annual Interest Rate Adjustment Cap                    _____%
         (approximate) (5)
         Wtd. Avg. Lifetime Interest Rate Adjustment Cap                       _____%
         (approximate) (6)

__________

(1)	The “Maximum Rates” or “Minimum Rates” are the highest and lowest rates, respectively, at which interest may accrue on the Group II Home Equity Loans.

(2)	Excludes Home Equity Loans for which a credit score is not available.

(3)	Approximately _____% of the outstanding loan balance of the Group II Home Equity Loans had first monthly payments due on or after _______ __, 20__, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

(4)	“Six- Month Adjustable Rate Loans” have their first adjustment date six months following their date of origination, and adjust semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations.

(5)	Above the then current coupon rate.

(6)	Above the initial coupon rate.

(7)	“2/28 Adjustable Rate Loans” have their first adjustment date two years after the date of origination, and adjust semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations.

           The tables set forth below contain approximate statistical information as of the Statistical Calculation Date regarding the Group II Home Equity Loans. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF GROUP II HOME EQUITY LOANS(1)

                                                                    % of
                                             Statistical          Statistical
                               Number of     Calculation          Calculation
                               Home Equity      Date             Date Principal
State                           Loans        Loan Balance           Balance
 Arizona.......................
 Arkansas......................
 California....................
 Colorado......................
 Connecticut...................
 Delaware......................
 Florida.......................
 Georgia.......................
 Idaho.........................
 Illinois......................
 Iowa..........................
 Kansas........................
 Kentucky......................
 Louisiana.....................
 Michigan......................
 Minnesota.....................
 Mississippi...................
 Missouri......................
 Nebraska......................
 New Jersey....................
 New York......................
 North Carolina................
 Ohio..........................
 Oklahoma......................
 Oregon........................
 Pennsylvania..................
 South Carolina................
 South Dakota..................
 Tennessee.....................
 Utah..........................
 Virginia......................
 Washington....................
 West Virginia.................
 Wisconsin.....................
                               -----------------------------------------------------
 Total:........................

__________

(1)	Determined by property address designated in the related mortgage.

ORIGINAL LOAN-TO-VALUE RATIOS
OF GROUP II HOME EQUITY LOANS(1)

                                                                           % of
                                                         Statistical   Statistical
                                             Number of   Calculation   Calculation
                                            Home Equity   Date Loan     Date Loan
Range of Original Loan-to-Value Ratios (%)     Loans       Balance       Balance
   15.01 -  20.00...........................
   20.01 -  25.00...........................
   25.01 -  30.00...........................
   30.01 -  35.00...........................
   45.01 -  50.00...........................
   50.01 -  55.00...........................
   55.01 -  60.00...........................
   60.01 -  65.00...........................
   65.01 -  70.00...........................
   70.01 -  75.00...........................
   75.01 -  80.00...........................
   80.01 -  85.00...........................
   85.01 -  90.00...........................
   90.01 -  95.00...........................
   95.01 - 100.00...........................
                                            -----------------------------------------------
   Total....................................

__________

(1)	As of the Statistical Calculation Date, the weighted average Original Loan-to-Value Ratio of the Group II Home Equity Loans is approximately _____%.

CURRENT COUPON RATES OF GROUP II HOME EQUITY LOANS(1)

                                                                      % of
                                                     Statistical   Statistical
                                        Number of    Calculation   Calculation
                                       Home Equity    Date Loan     Date Loan
Range of Current Coupon Rates (%)         Loans        Balance       Balance
    7.001 - 7.500......................
    7.501 - 8.000......................
    8.001 - 8.500......................
    8.501 - 9.000......................
    9.001 - 9.500......................
    9.501 - 10.000.....................
    10.001 - 10.500....................
    10.501 - 11.000....................
    11.001 - 11.500....................
    11.501 - 12.000....................
    12.001 - 12.500....................
    12.501 - 13.000....................
    13.001 - 13.500....................
    13.501 - 14.000....................
    14.001 - 14.500....................
                                       -----------------------------------------------------------
    Total:.............................

__________

(1)	As of the Statistical Calculation Date, the weighted average Coupon Rate of the Group II Home Equity Loans is approximately _____%.

GROSS MARGINS OF GROUP II HOME EQUITY LOANS(1)

                                                                   % of
                                                  Statistical   Statistical
                                      Number of   Calculation   Calculation
                                     Home Equity   Date Loan     Date Loan
Range of Gross Margins (%)              Loans       Balance       Balance
    2.501 - 3.000...................
    3.001 - 3.500...................
    3.501 - 4.000...................
    4.001 - 4.500...................
    4.501 - 5.000...................
    5.001 - 5.500...................
    5.501 - 6.000...................
    6.001 - 6.500...................
    6.501 - 7.000...................
    7.001 - 7.500...................
    7.501 - 8.000...................
    8.001 - 8.500...................
    8.501 - 9.000...................
    9.001 - 9.500...................
                                    ----------------------------------------------
    Total:..........................

__________

(1)	As of the Statistical Calculation Date, the weighted average Gross Margin of the Group II Home Equity Loans is approximately _____%.

MAXIMUM RATES OF GROUP II HOME EQUITY LOANS(1)

                                                                  % of
                                                 Statistical   Statistical
                                    Number of    Calculation   Calculation
                                   Home Equity    Date Loan     Date Loan
Range of Maximum Rates (%)            Loans        Balance       Balance
    14.001 - 14.500................
    14.501 - 15.000................
    15.001 - 15.500................
    15.501 - 16.000................
    16.001 - 16.500................
    16.501 - 17.000................
    17.001 - 17.500................
    17.501 - 18.000................
    18.001 - 18.500................
    18.501 - 19.000................
    19.001 - 19.500................
    19.501 - 20.000................
    20.001 - 20.500................
    20.501 - 21.000................
    21.001 - 21.500................
                                   -----------------------------------------------------------
    Total:.........................

__________

(1)	As of the Statistical Calculation Date, the weighted average Maximum Rate of the Group II Home Equity Loans is approximately _____%.

NEXT INTEREST ADJUSTMENT DATES OF GROUP II HOME EQUITY LOANS

                                                                        % of
                                                       Statistical   Statistical
                                          Number of    Calculation   Calculation
                                         Home Equity    Date Loan     Date Loan
Next Interest Adjustment Date               Loans        Balance       Balance
    June 200_............................
    July 200_............................
    August 200_..........................
    August 2002..........................
    October 2002.........................
    November 2002........................
    December 2002........................
    January 2003.........................
    February 2003........................
    March 2003...........................
                                         ----------------------------------------------
    Total:...............................

LOAN BALANCES OF GROUP II HOME EQUITY LOANS(1)

                                                                        % of
                                                       Statistical   Statistical
                                          Number of    Calculation   Calculation
                                         Home Equity    Date Loan     Date Loan
Range of Loan Balances ($)                  Loans        Balance       Balance
    10,000.01  -    15,000.00............
    15,000.01  -    20,000.00............
    20,000.01  -    25,000.00............
    25,000.01  -    30,000.00............
    30,000.01  -    35,000.00............
    35,000.01  -    40,000.00............
    40,000.01  -    45,000.00............
    45,000.01  -    50,000.00............
    50,000.01  -    55,000.00............
    55,000.01  -    60,000.00............
    60,000.01  -    65,000.00............
    65,000.01  -    70,000.00............
    70,000.01  -    75,000.00............
    75,000.01  -    80,000.00............
    80,000.01  -    85,000.00............
    85,000.01  -    90,000.00............
    90,000.01  -    95,000.00............
    95,000.01  -   100,000.00............
    100,000.01  -  105,000.00............
    105,000.01  -  110,000.00............
    110,000.01  -  115,000.00............
    115,000.01  -  120,000.00............
    120,000.01  -  125,000.00............
    125,000.01  -  130,000.00............
    130,000.01  -  135,000.00............
    135,000.01  -  140,000.00............
    140,000.01  -  145,000.00............
    145,000.01  -  150,000.00............
    150,000.01  -  200,000.00............
    200,000.01  -  250,000.00............
    250,000.01  -  300,000.00............
    300,000.01  -  350,000.00............
    350,000.01  -  400,000.00............
                                         ---------------------------------------------------
    Total:...............................

__________

(1)	As of the Statistical Calculation Date, the average outstanding principal balance of the Group II Home Equity Loans is approximately $_____.

TYPES OF MORTGAGED PROPERTIES OF GROUP II HOME EQUITY LOANS

                                                                 % of
                                               Statistical    Statistical
                                  Number of    Calculation    Calculation
                                 Home Equity    Date Loan      Date Loan
Property Type                       Loans        Balance        Balance
 Single Family...................
 PUD.............................
 Condominium.....................
 Townhouse.......................
 Manufactured Housing............
 Two-to Four- Family.............
                                 --------------------------------------------
Total:...........................

ORIGINAL TERMS TO MATURITY OF GROUP II HOME EQUITY LOANS(1)

                                                                     % of
                                                   Statistical    Statistical
                                       Number of   Calculation    Calculation
                                      Home Equity   Date Loan      Date Loan
Original Term to Maturity (months)       Loans       Balance        Balance
    61  -  120........................
    121 - 180.........................
    181 - 240.........................
    301 - 360.........................
                                      ----------------------------------------------
    Total:............................

__________

(1)	As of the Statistical Calculation Date, the weighted average Original Term to Maturity of the Group II Home Equity Loans is approximately _____ months.

REMAINING TERMS TO MATURITY OF GROUP II HOME EQUITY LOANS(1)

                                                                      % of
                                                   Statistical    Statistical
                                       Number of   Calculation    Calculation
                                      Home Equity   Date Loan      Date Loan
Remaining Term to Maturity (months)      Loans       Balance        Balance
    61 - 120..........................
    121 - 180.........................
    181 - 240.........................
    301 - 360.........................
                                      -----------------------------------------------
    Total:............................

__________

(1)	As of the Statistical Calculation Date, the weighted average Remaining Term to Maturity of the Group II Home Equity Loans is approximately _____ months.

SEASONING OF GROUP II HOME EQUITY LOANS(1)

                                                               % of
                                              Statistical   Statistical
                                 Number of    Calculation   Calculation
                                Home Equity    Date Loan     Date Loan
Seasoning (months)                 Loans        Balance       Balance

 0..............................
 1 - 6..........................
                                -------------------------------------------
Total:..........................

__________
(1)	As of the Statistical Calculation Date, the weighted average Seasoning of the Group II Home Equity Loans is approximately 1 month.

OCCUPANCY STATUS OF GROUP II HOME EQUITY LOANS

                                                                % of
                                               Statistical  Statistical
                                   Number of   Calculation  Calculation
                                  Home Equity   Date Loan    Date Loan
Occupancy Status                     Loans       Balance      Balance
Primary Home......................
Investment Property...............
Second Home.......................
                                  -----------------------------------------
Total:............................

DOCUMENTATION TYPES OF GROUP II HOME EQUITY LOANS

                                                                    % of
                                                  Statistical    Statistical
                                    Number of     Calculation    Calculation
                                   Home Equity     Date Loan      Date Loan
Documentation Type (1)                Loans         Balance        Balance
    Full Documentation.............
    Limited Documentation..........
    Stated Income..................
                                   -------------------------------------------------
    Total:.........................

__________

(1)	We refer you to “THE SELLER AND THE SERVICER—Underwriting Guidelines Applicable to the Home Equity Loans” in the prospectus for a description of CHEC’s documentation programs

CREDIT GRADES OF GROUP II HOME EQUITY LOANS

                                                                % of
                                               Statistical   Statistical
                                  Number of    Calculation   Calculation
                                 Home Equity    Date Loan     Date Loan
Credit Grade (1)                    Loans        Balance       Balance
    A+...........................
    A-1..........................
    A-2..........................
    B............................
    C-1..........................
    C-2..........................
                                 -----------------------------------------------
    Total:.......................

__________

(1)	We refer you to “THE SELLER AND THE SERVICER—Underwriting Criteria of the Seller” in the prospectus for a description of CHEC’s credit grades and underwriting criteria.

CREDIT SCORE DISTRIBUTION OF GROUP II HOME EQUITY LOANS(1)

                                                                      % of
                                                    Statistical   Statistical
                                    Number of       Calculation   Calculation
                                   Home Equity       Date Loan     Date Loan
Credit Score Range (1)                Loans           Balance       Balance
Not Available(2)    ...............
   401     -  425..................
   426     -  450..................
   451     -  475..................
   476     -  500..................
   501     -  525..................
   526     -  550..................
   551     -  575..................
   576     -  600..................
   601     -  625..................
   626     -  650..................
   651     -  675..................
   676     -  700..................
   701     -  725..................
   726     -  750..................
   751     -  775..................
   776     -  800..................
   801     -  809..................
Total:        .....................

_______________

(1)	As of the Statistical Calculation Date, the weighted average credit score of the Group II Home Equity Loans (excluding home equity loans for which a credit score is not available) is approximately 574.

(2)	The statistical credit score based on the borrower's historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)	Home Equity Loans indicated as having a credit score that is "not available" include Home Equity Loans where no credit score can be obtained for the related borrower.

Delinquency and Loss Experience

CHEC commenced its servicing activities of home equity loans similar to the Home Equity Loans in October 1997. The following table sets forth CHEC's delinquency experience as of the last day of each of the months indicated with respect to securitized home equity loans originated or acquired, and serviced, by CHEC. These loans are similar in type to the Home Equity Loans. No home equity loan is considered delinquent for purposes of the table until a payment is one calendar month past due on a contractual basis. The delinquency and loss percentages may be affected by the size and relative lack of seasoning of this servicing portfolio which increased from approximately $966,480,950 at March 31, 1999 to approximately $______________ at __________________. CHEC believes that as the existing loan portfolio becomes more seasoned, the rate of delinquencies, loan losses, foreclosures and REO properties will increase. Accordingly, the information in the table below is for illustrative purposes only and is not intended to indicate or predict the expected delinquency experience on past, current or future pools of home equity loans for which CHEC is the servicer.

Delinquency Experience

                                   As of _____ __, 20__   As of _____ __, 20__   As of _____ __, 20__

                                   By Number  By Dollar   By Number  By Dollar   By Number  By Dollar
                                   of Loans   Amount      of Loans   Amount      of Loans    Amount
Portfolio(1)...............
Delinquency Percentage
       30-59 days..........
       60-89 days..........
       90 days and over....

Total Delinquency Percentage(2)(3)..........

Percentage of REO Properties................

__________

(1)	Portfolio includes all securitized loans originated or acquired, and serviced, by CHEC.

(2)	Excludes REO properties.

(3)	Totals may not sum due to rounding.

           The following table sets forth CHEC's loss experience with respect to home equity loans similar in type to the Home Equity Loans for the periods indicated.

Loss Experience

                                                           Fiscal Year Ended   Fiscal Year Ended
                                     Nine Months Ended       _____ __, 20__      _____ __, 20__
                                       _____ __, 20__
                                          Dollar                Dollar              Dollar
                                         Amount ($)            Amount ($)          Amount ($)

Average Portfolio(1)................
Net Losses(2).......................
Net Losses as a Percentage
  of Average Portfolio(3)...........

__________

(1)	“Average Portfolio” during the period is the arithmetic average of the principal balances of the loans outstanding on the last day of each month during the period. Portfolio includes all securitized loans originated or acquired, and serviced, by CHEC.

(2)	"Net Losses" means gross losses minus recoveries.

(3)	For the nine months ended __________ __, 20__, “Net Losses as a Percentage of Average Portfolio” is annualized by dividing “Net Losses” by 3 and multiplying the result by 4.

PREPAYMENT AND YIELD CONSIDERATIONS

           The rate of principal payments on each class of Class A Certificates, the aggregate amount of distributions on each class of Class A Certificates and the yield to maturity of each class of Class A Certificates will be related to the rate and timing of payments of principal on the Home Equity Loans. The rate of principal payments on the Home Equity Loans will in turn be affected by the amortization schedules of the Home Equity Loans, by the rate of principal prepayments on the Home Equity Loans (including for this purpose prepayments resulting from refinancings of the loans or liquidations of the loans due to defaults, casualties, condemnations and repurchases by CHEC or purchases by the Servicer of delinquent home equity loans) and by realized losses on the Home Equity Loans. Certain of the Home Equity Loans may be prepaid by the mortgagors at any time without penalty. Certain of the Home Equity Loans are subject to penalties for prepayments.

Prepayments

           Prepayments, liquidations and purchases of the Home Equity Loans (including any optional purchase by the Servicer of a delinquent Home Equity Loan, the purchase of all the Home Equity Loans by an affiliate of the Servicer in connection with the termination of the Trust and the sale of the Trust assets pursuant to the auction) will result in distributions on the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Home Equity Loans. Since the rate of payment of principal of the Home Equity Loans will depend on future events and a variety of factors, no assurance can be given as to the rate or timing of principal prepayments. The extent to which the yield to maturity of a Class A Certificate may vary from the anticipated yield will depend upon the degree to which a Certificate is purchased at a discount or premium, and the degree to which the timing of payments on the Certificate is sensitive to prepayments, liquidations and purchases of the Home Equity Loans.

           The rate of prepayment on the Home Equity Loans cannot be predicted. As of the Statistical Calculation Date, approximately _____% of the Group I Home Equity Loans and approximately _____% of the Group II Home Equity Loans may be prepaid in whole or in part at any time without penalty. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional mortgage loans. The prepayment experience of the Trust with respect to the Home Equity Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the Home Equity Loans will contain "due-on-sale" provisions, and the Servicer is required by the Agreement to enforce the provisions, unless the enforcement is not permitted by applicable law or the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Home Equity Loan. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Home Equity Loan. The rate of prepayment of the Home Equity Loans may also be affected by the extent to which the Home Equity Loans provide for the payment of a penalty in connection with a prepayment and the amount of the penalty.

           We refer you to "CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS--Due-on-Sale Clauses in Home Equity Loans" in the prospectus for more detail.

           As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates, including the Group I Home Equity Loans, is affected by prevailing market rates for home equity loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The prepayment behavior of the 2/28 Adjustable Rate Loans may differ from that of the other Home Equity Loans. As a 2/28 Adjustable Rate Loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed-rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. As is the case with conventional fixed-rate home equity loans, adjustable-rate home equity loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate home equity loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate home equity loans at competitive rates may encourage mortgagors to refinance their adjustable-rate home equity loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.

           Net Monthly Excess Cash Flow (as defined in "DESCRIPTION OF CERTIFICATES--Glossary" below) for the Home Equity Loans in the applicable Home Equity Loan Group will be distributed in reduction of the Class Principal Balance of the related class or classes of Class A Certificates then entitled to distributions of principal on each Distribution Date to the extent that the then required overcollateralization amount for the Home Equity Loans in the Home Equity Loan Group exceeds the actual overcollateralization amount for the Home Equity Loan Group. If purchased at a premium or a discount, the yield to maturity on a Class A Certificate will be affected by the rate at which the Net Monthly Excess Cash Flow for the Home Equity Loans in the related Home Equity Loan Group is distributed in reduction of the applicable Class Principal Balance. If the actual rate of the Net Monthly Excess Cash Flow distribution is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to the investor will be lower than the investor's anticipated yield. If the actual rate of the Net Monthly Excess Cash Flow distribution is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to the investor will be lower than the investor's anticipated yield. The amount of Net Monthly Excess Cash Flow available for distribution on any Distribution Date will be affected by the actual amount of interest received, advanced, collected or recovered in respect of the Home Equity Loans during the related Remittance Period and the amount will be influenced by changes in the weighted average of the coupon rates of the Home Equity Loans resulting from prepayments and liquidations. The amount of Net Monthly Excess Cash Flow distributions applied in reduction of the Class Principal Balance of the applicable Class A Certificates on each Distribution Date will be based on the then required overcollateralization amount for the related Home Equity Loan Group, which may increase or decrease during the period any class of Class A Certificates remains outstanding. Any increase in the required overcollateralization amount for a Home Equity Loan Group may result in an accelerated rate of amortization of the related Class A Certificates until the overcollateralization amount for the related Home Equity Loan Group equals the required overcollateralization amount for the related Home Equity Loan Group and any decrease in the required overcollateralization amount for the related Home Equity Loan Group will result in a decelerated rate of amortization of the related Class A Certificates until the overcollateralization amount for the related Home Equity Loan Group is reduced to the required overcollateralization amount.

           In addition, if the clean-up call option is not exercised on the date upon which it first could have been exercised, then on the third Distribution Date following such date, and on each Distribution Date thereafter, the amounts that otherwise would have been payable to the Non-Offered Certificates will be paid to the Class A Certificates as an additional principal distribution amount. Such additional principal distributions for a Home Equity Loan Group may result in an accelerated rate of amortization of the related Class A Certificates and affect the weighted average life and yield on your investment.

           We refer you to "DESCRIPTION OF THE CERTIFICATES--Credit Enhancement" in this prospectus supplement for more detail.

Payment Delay Feature of the Fixed Rate Certificates

           The effective yield to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificateholders will be lower than the yield otherwise produced by the applicable Certificate Rate and the purchase price of the Certificates because distributions will not be payable to the Certificateholders until the Distribution Date following the month of accrual (without any additional distribution of interest or earnings on the Certificates in respect of the delay).

Principal Payment Features of the Class A-6 Certificates

           Investors in the Class A-6 Certificates should be aware that the Class A-6 Certificates do not receive any portion of principal payments prior to the Distribution Date occurring in _____ 20__, thereafter, they will receive an increasing percentage of their pro rata share of principal payable to the Group I Certificates based on a schedule. This percentage will, after the Distribution Date in _____ 20__, exceed their pro rata share of principal. As a result, the weighted average life of the Class A-6 Certificates may be longer or shorter than would otherwise be the case, and the effect on the market value of the Class A-6 Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for other classes of Class A Certificates.

Weighted Average Lives

           Generally, greater than anticipated prepayments of principal will increase the yield on Class A Certificates purchased at a price less than par and will decrease the yield on Class A Certificates purchased at a price greater than par. In general, the earlier prepayments of principal occur on the Home Equity Loans, the greater the effect on the yields of the Class A Certificates. The effect on an investor's yield due to principal prepayments on the Home Equity Loans in the related Home Equity Loan Group occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Class A Certificates will also be affected by the amount and timing of delinquencies and defaults on the Home Equity Loans in the related Home Equity Loan Group and the recoveries, if any, on defaulted Home Equity Loans in the related Home Equity Loan Group and foreclosed properties.

           The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the Certificate is repaid. The weighted average life of any class of the Class A Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Home Equity Loans, including final payments made upon the maturity of Home Equity Loans for which the related monthly payments are insufficient to fully amortize the Home Equity Loans ("Balloon Loans").

           Prepayments of home equity loans are commonly measured relative to a prepayment standard or model. The model used with respect to the Group I Certificates is the prepayment assumption (the "Prepayment Assumption"). A 100% Prepayment Assumption assumes constant prepayment rates ("CPR") of 4% per annum of the then outstanding principal balance of the Group I Home Equity Loans in the first month of the life of the Home Equity Loans and an additional 1.455% (precisely 16/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Home Equity Loans, a 100% Prepayment Assumption assumes a CPR of 20% per annum of the outstanding principal balance of the Group I Home Equity Loans each month. The model used with respect to the Group II Certificates is CPR, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of the home equity loans. Neither model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the Home Equity Loans to be included in the Trust.

           Since the following tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables set forth below. Any discrepancy may have an effect upon the percentages of the Class Principal Balances outstanding and the weighted average lives of the Class A Certificates set forth in the tables. In addition, since the actual Home Equity Loans in the Trust will have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the tables.

           The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the Home Equity Loans and the following additional assumptions (collectively, the "Structuring Assumptions"):

•	the Home Equity Loans consist of pools of loans with the amortization characteristics set forth below,

•	the Closing Date for the Class A Certificates is _______ __, 20__,

•	distributions on the Class A Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in _____ 20__ and are made in accordance with the priorities described in this prospectus supplement,

•	the scheduled monthly payments of principal and interest on the Home Equity Loans will be timely delivered on the first day of each month commencing on _______ __, 20__ (with no defaults, delinquencies, modifications, waivers or amendments),

•	the Home Equity Loans prepay at the specified percentages of the Prepayment Assumption, in the case of the Group I Home Equity Loans, or at the specified percentages of CPR, in the case of the Group II Home Equity Loans,

•	all prepayments are prepayments in full received on the last day of each month and include 30 days' interest thereon,

•	the clean-up call option is not exercised (except as noted in footnote 2 in the following tables) and there is no resulting auction of the trust assets,

•	the Class A Certificates of each class have the respective Certificate Rates and initial Class Principal Balances as set forth in this prospectus supplement,

•	the overcollateralization levels are set initially as specified in the Agreement, and thereafter decrease in accordance with the provisions of the Agreement,

•	the coupon rate for each Group II Home Equity Loan is adjusted on its next adjustment date and on subsequent adjustment dates which occur at six month intervals following the initial adjustment date to equal the sum of the applicable gross margin and six-month LIBOR (the sum being subject to the applicable periodic rate adjustment caps and floors and lifetime rate caps and floors), and

•	six-month LIBOR remains constant at _____% per annum and one-month LIBOR remains constant at _____% per annum.

Group I

                                                                Remaining         Original        Amortized
                                                                 Term to          Term to         Original
Pool                          Loan             Coupon           Maturity          Maturity         Term
Number                      Balance ($)         Rate (%)        (months)         (months)        (months)

1......................
2......................
3......................
4......................
5......................
6......................

Group II

                                       Number
                                         of
                                       Months            Initial                                           Interest
                                       to Next           Interest  Interest            Remaining   Original  Rate
                       Loan    Coupon  Coupon    Gross     Rate    Rate                 Term to    Term to   Change
      Pool            Balance  Rate    Change   Margin  Adjustment Adjustment Maximum   Maturity   Maturity  Frequency
     Number            ($)     (%)     Date      (%)     Cap (%)     Cap (%)   Rate (%) (months)   (months)  (months)

1.....................
2.....................
3.....................
4.....................
5.....................
6.....................
7.....................

           Decrement Tables

                      The following tables indicate, based on the Structuring Assumptions, the percentages of the initial Class Principal Balances of the Class A Certificates that would be outstanding after each of the dates shown, based on the indicated percentages of the Prepayment Assumption, in the case of the Group I Certificates, and at the indicated percentages of CPR, in the case of the Group II Certificates, and the corresponding weighted average lives of the classes. It is not likely that:

•	the Home Equity Loans will have the characteristics assumed,

•	the Home Equity Loans will prepay at the specified percentages of the Prepayment Assumption or CPR or at any other constant percentage, or

•	the level of one-month LIBOR or six-month LIBOR will remain constant at the level assumed or at any other level.

                      Moreover, the diverse remaining terms to maturity of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the Prepayment Assumption or CPR even if the weighted average remaining term to maturity of the Home Equity Loans is consistent with the remaining terms to maturity of the Home Equity Loans specified in the Structuring Assumptions.

Prepayment Scenarios

                                     I       II      III      IV        V      VI      VII
Group I Home Equity Loans -         50.0%   75.0%   100.0%   115.0%   150.0%   200.0%  250.0%
Prepayment Assumption
Group II Home Equity Loans - CPR    12.0%   18.0%    24.0%   28.0%     36.0%    50.0%   60.0%

Percent of Initial Class Principal Outstanding (to maturity)

                                                  Class A-1
Prepayment Scenario         I      II      III     IV       V     VI     VII
Initial Percentage         100     100     100     100     100    100    100
March 25, 2002
March 25, 2003
March 25, 2004
March 25, 2005
March 25, 2006
March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
Weighted Average Life (1)
Weighted Average Life (2)
-------------------------------------- --------- -------- -------- -------- --------- -------- --------

__________
*	The weighted average life of a Class A Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Class Principal Balance of the Class A Certificate.

(1)	To maturity.

(2)	To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans being reduced to less than 20% of the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans on the Cut-Off Date.

Percent of Initial Class Principal Outstanding (to maturity)

                                                 Class A-2
Prepayment Scenario      I       II      III     IV      V       VI     VII
Initial Percentage      100      100     100     100    100      100    100
March 25, 2002
March 25, 2003
March 25, 2004
March 25, 2005
March 25, 2006
March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
Weighted Average Life (1)
Weighted Average Life (2)
----------------------------- --------- ------- -------- --------- -------- ---

__________

*	The weighted average life of a Class A Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Class Principal Balance of the Class A Certificate.

(1)	To maturity.

(2)	To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans being reduced to less than 20% of the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans on the Cut-Off Date.

Percent of Initial Class Principal Outstanding (to maturity)

                                         Class A-3
Prepayment Scenario        I      II     III     IV      V     VI       VII
Initial Percentage        100     100    100    100     100    100      100
March 25, 2002
March 25, 2003
March 25, 2004
March 25, 2005
March 25, 2006
March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
Weighted Average Life (1)
Weighted Average Life (2)
-------------------------------------------- -------- -------- --------- --------

__________

*	The weighted average life of a Class A Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Class Principal Balance of the Class A Certificate.

(1)	To maturity.

(2)	To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans being reduced to less than 20% of the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans on the Cut-Off Date.

Percent of Initial Class Principal Outstanding (to maturity)

                                          Class A-4
Prepayment Scenario         II      III       IV        V        VI      VII
Initial Percentage         100      100      100       100      100      100
March 25, 2002
March 25, 2003
March 25, 2004
March 25, 2005
March 25, 2006
March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
Weighted Average Life (1)
Weighted Average Life (2)
------------------------------------------ -------- -------- --------- -------- -

__________

*	The weighted average life of a Class A Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Class Principal Balance of the Class A Certificate.

(1)	To maturity.

(2)	To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans being reduced to less than 20% of the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans on the Cut-Off Date.

Percent of Initial Class Principal Outstanding (to maturity)

                                           Class A-5
Prepayment Scenario      I      II     III     IV      V     VI     VII
Initial Percentage      100    100     100     100    100    100    100
March 25, 2002
March 25, 2003
March 25, 2004
March 25, 2005
March 25, 2006
March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
Weighted Average Life (1)
Weighted Average Life (2)
------------------------------------------- --------- -------- -------- --------

__________

*	The weighted average life of a Class A Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Class Principal Balance of the Class A Certificate.

(1)	To maturity.

(2)	To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans being reduced to less than 20% of the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans on the Cut-Off Date.

Percent of Initial Class Principal Outstanding (to maturity)

                                                Class A-6
Prepayment Scenario         I      II     III     IV      V     VI    VII
Initial Percentage         100     100    100     100    100    100   100
March 25, 2002
March 25, 2003
March 25, 2004
March 25, 2005
March 25, 2006
March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
Weighted Average Life (1)
Weighted Average Life (2)
-------------------------------- -------- --------- -------- -------- --------

__________
*	The weighted average life of a Class A Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Class Principal Balance of the Class A Certificate.

(1)	To maturity.

(2)	To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans being reduced to less than 20% of the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans on the Cut-Off Date.

Percent of Initial Class Principal Outstanding (to maturity)

                                               Class A-7
Prepayment Scenario         I      II      III     IV      V    VI    VII
Initial Percentage         100     100     100    100     100  100    100
March 25, 2002
March 25, 2003
March 25, 2004
March 25, 2005
March 25, 2006
March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
March 25, 2028
March 25, 2029
March 25, 2030
Weighted Average Life (1)
Weighted Average Life (2)
---------------------------------- -------- -------- --------- -------- --------

__________

*	The weighted average life of a Class A Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Class A Certificate to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the original Class Principal Balance of the Class A Certificate.

(1)	To maturity.

(2)	To optional termination. The optional termination of the Trust is dependent on the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans being reduced to less than 20% of the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans on the Cut-Off Date.

           The above tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Home Equity Loans, which differ from the actual characteristics and performance of the Home Equity Loans) and should be read in conjunction with those assumptions.

FORMATION OF THE TRUST AND TRUST PROPERTY

           The Trust will be created and established pursuant to the Pooling and Servicing Agreement (the "Agreement") dated as of _______ __, 20__among the Depositor, CHEC, CHEC Conduit Funding, LLC and Harwood Street Funding II, LLC as sellers, CHEC as servicer (in this capacity, the "Servicer") and Bank One, National Association as trustee (the "Trustee"). On the Closing Date, the Sellers will transfer without recourse the Home Equity Loans to the Depositor, the Depositor will convey without recourse the Home Equity Loans to the Trust and the Trust will issue the Class A Certificates, the Class X-IO Certificates and the Class R Certificates at the direction of the Depositor.

           The property of the Trust will include all

(a)	the Home Equity Loans together with the related Home Equity Loan documents, each Seller’s interest in any Mortgaged Property which secures a Home Equity Loan, all payments on each Home Equity Loan on or after the opening of business on _______ __, 20__ (the “Cut-Off Date”) and proceeds of the conversion, voluntary or involuntary, of the foregoing,

(b)	the amounts as may be held by the Trustee in the Certificate Account and any other accounts held by the Trustee for the Trust together with investment earnings on those amounts, and the amounts as may be held by the Servicer in the Principal and Interest Account, if any, inclusive of investment earnings on those amounts whether in the form of cash, instruments, securities or other properties, and

(c)	proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Agreement.

As described in the Agreement, the Trustee and the Servicer shall each receive specified investment earnings on amounts on deposit in the Certificate Account as additional compensation and the Servicer shall receive any investment earnings on amounts on deposit in the Principal and Interest Account. In addition to the foregoing, the Depositor shall cause the Certificate Insurer to deliver two irrevocable and unconditional certificate guaranty insurance policies, one with respect to the Group I certificates and one with respect to the Group II certificates (the “Policies”) to the Trustee for the benefit of the owners of the Class A Certificates.

           The Class A Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the Depositor, the Sellers, the Servicer, the Trustee or any of their affiliates. Specified distributions due to the holders of the Class A Certificates are insured by the Certificate Insurer.

           Prior to the Closing Date, the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, issuing the Certificates and distributing payments on the Certificates. The Trust will not acquire any receivables or assets other than the Home Equity Loans and their proceeds and rights appurtenant to them. To the extent that borrowers make scheduled payments under the Home Equity Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions on the Certificates, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

DESCRIPTION OF THE CERTIFICATES

           Pursuant to the Agreement the Trust will issue on the Closing Date the Centex Home Equity Loan Asset-Backed Certificates, Series 200_-__, Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-7 Certificates (collectively referred to as the "Class A Certificates"). The Trust will also issue on the Closing Date the Class X-IO Certificates (the "Class X-IO Certificates") and two residual classes of certificates (together, the "Class R Certificates," and together with the Class X-IO Certificates, the "Non-Offered Certificates" and together with the Class A Certificates, the "Certificates"). Only the Class A Certificates are being offered pursuant to this prospectus supplement. The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-6 Certificates are sometimes referred to as the "Fixed Rate Certificates" or the "Group I Certificates". The Class A-7 Certificates are sometimes referred to as the "Variable Rate Certificates" or the "Group II Certificates". The form of the Agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus is a part. The following summaries describe important provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, the sections or defined terms are incorporated in this prospectus supplement by reference.

           The Class A Certificates will be issued in denominations of $1,000 and multiples of $1 in excess of $1,000 and will evidence specified undivided interests in the Trust. Definitive Certificates (as defined below) will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar.

           We refer you to "--Book-Entry Certificates" below for more detail.

           No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

           The Group I Certificates will receive distributions primarily based upon collections on the Home Equity Loans in Group I. The Group II Certificates will receive distributions primarily based upon collections on the Home Equity Loans in Group II.

           The principal amount of a class of Class A Certificates (each, a "Class Principal Balance") on any Distribution Date is equal to the aggregate outstanding principal balance of the class of Class A Certificates on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of the class of Class A Certificates; provided, however, that for purposes of the Certificate Insurer's rights as subrogee, the Class Principal Balance shall not be reduced by principal amounts paid under the related Policy. On any date, the "Aggregate Class A Principal Balance" is the aggregate of the Class Principal Balances of all Class A Certificates on that date.

           Each class of Class A Certificates represents the right to receive payments of interest at the Certificate Rate for that class and payments of principal as described below.

           The person in whose name a Certificate is registered in the Certificate Register is referred to in this prospectus supplement as a "Certificateholder."

Book-Entry Certificates

           The Class A Certificates initially will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Class A Certificates ("Certificateowners") will hold the certificates through The Depository Trust Company ("DTC"), in the United States, or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or the Euroclear System ("Euroclear"), in Europe, if the Certificateowners are participants of the systems, or indirectly through organizations that are participants in the systems. The Book-Entry Certificates will be issued in one or more certificates per class, representing the aggregate principal balance of each class of Class A Certificates, and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Euroclear and Clearstream, Luxembourg will hold omnibus positions on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream, Luxembourg's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and [ __________ ] will act as depositary for Euroclear. Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations representing principal balances of $1,000 and in integral multiples of $1 in excess of $1,000. Except as described in the prospectus, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing the Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Class A Certificates will be Cede, as nominee of DTC. Certificateowners will not be Certificateholders as that term is used in the Agreement. Certificateowners are permitted to exercise their rights only indirectly through DTC and its participants (including Euroclear and Clearstream, Luxembourg).

           We refer you to "Description of the Securities-- Book Entry Securities" in the prospectus for more detail.

Distribution Dates

           On the 25th day of each month, or if the 25th day is not a Business Day, then the next succeeding Business Day (each, a "Distribution Date"), the Class A Certificateholders for each Home Equity Loan Group will be entitled to receive the Class A Distribution Amount for the related Home Equity Loan Group from amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Agreement (the "Certificate Account"). Distributions will be made in immediately available funds to Certificateholders of Class A Certificates by wire transfer or otherwise, to the account of the Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if the Certificateholder has so notified the Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled to the distributions as it appears on the register (the "Certificate Register") maintained by the Trustee as registrar (the "Certificate Registrar"). Certificate owners may experience some delay in the receipt of their payments due to the operations of DTC.

           We refer you to "--Book-Entry Certificates" above for more detail.

           The Agreement will provide that a Certificateholder, upon receiving the final distribution on a Certificate, will be required to send the Certificate to the Trustee. The Agreement additionally will provide that, in any event, any Certificate as to which the final distribution on that Certificate has been made shall be deemed canceled for all purposes of the Agreement and the Policies.

           Each Certificateholder of record of a class of Class A Certificates will be entitled to receive the Certificateholder's Percentage Interest in the amounts due the class on each Distribution Date.

Glossary

           "Available Funds" as to each Home Equity Loan Group and Distribution Date is the amount on deposit in the Certificate Account with respect to the related Home Equity Loan Group on the Distribution Date, disregarding the amounts of any Insured Payments to be made on the Distribution Date.

           "Available Funds Shortfall" as to each Home Equity Loan Group and Distribution Date, is the excess, if any, of (x) the aggregate of the amounts required to be distributed pursuant to clauses 2 and 3 below under "-- Distributions" over (y) the Available Funds for these payments for the Home Equity Loan Group and Distribution Date.

           "Business Day" means any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in New York, New York, Dallas, Texas or the city in which the corporate trust office of the Trustee is located or the city in which the Certificate Insurer is located are authorized or obligated by law or executive order to be closed.

           The "Carry-Forward Amount" with respect to any class of Class A Certificates is the amount, as of any Distribution Date, equal to the sum of (1) the amount, if any, by which (x) the Current Interest for the class of Class A Certificates for the immediately preceding Distribution Date exceeded (y) the amount of the actual distribution in respect of interest made to the Certificateholders of the class of Class A Certificates on the immediately preceding Distribution Date and (2) interest on the excess for the related Interest Period at the related Certificate Rate.

           "Certificate Insurer Default" is defined under the Agreement as the occurrence and continuance of (x) the failure by the Certificate Insurer to make a required payment under either Policy or (y) specified events of bankruptcy or insolvency of the Certificate Insurer.

           The "Class A Distribution Amount" for each Home Equity Loan Group and Distribution Date shall be the sum of (x) Current Interest for the Class A Certificates related to the Home Equity Loan Group and (y) the Class A Principal Distribution Amount for the Class A Certificates related to the Home Equity Loan Group.

           The "Class A Principal Distribution Amount" with respect to the Class A Certificates of the related Home Equity Loan Group and each Distribution Date shall equal the excess, if any, of:

           (1) the sum of (without duplication):

(A)	the principal portion of all scheduled monthly payments on the Home Equity Loans related to the Home Equity Loan Group actually received by the Servicer during the related Remittance Period and any prepayments on the Home Equity Loans made by the mortgagors of Home Equity Loans in the related Home Equity Loan Group and actually received by the Servicer during the related Remittance Period, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(B)	the outstanding principal balance of each Home Equity Loan in the related Home Equity Loan Group that was purchased or repurchased by CHEC on or prior to the related Monthly Remittance Date in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(C)	any Substitution Amounts (as defined in the prospectus) relating to principal, delivered by CHEC on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in the related Home Equity Loan Group, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(D)	all Net Liquidation Proceeds (as defined in the prospectus) actually collected by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Remittance Period (to the extent the Net Liquidation Proceeds relate to principal), in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(E)	the amount of any Collateralization Deficit with respect to the related Home Equity Loan Group for the Distribution Date; and

(F)	the principal portion of the proceeds received by the Trustee with respect to the related Home Equity Loan Group upon termination of the Trust; over

(2)	the amount of any Overcollateralization Release Amount with respect to the related Home Equity Loan Group for the Distribution Date;

provided, however, on the Distribution Date occurring in _____ 20__, the related Class A Principal Distribution Amount payable to any outstanding class of Class A Certificates shall be no less than the Class Principal Balance for each class of Class A Certificates.

           The "Class A-6 Calculation Percentage" for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the Class Principal Balance of the Class A-6 Certificates and the denominator of which is the total of the Class Principal Balances of all of the Group I Certificates, in each case before giving effect to distributions of principal on that Distribution Date.

           The "Class A-6 Lockout Distribution Amount" for any Distribution Date will be an amount equal to the product of (1) the applicable Class A-6 Lockout Percentage for the Distribution Date, (2) the Class A-6 Calculation Percentage and (3) the Class A Principal Distribution Amount available for distribution with respect to the Group I Certificates for the Distribution Date. In no event shall the Class A-6 Lockout Distribution Amount exceed the outstanding Class Principal Balance of the Class A-6 Certificates or the Class A Principal Distribution Amount available for distribution applicable to the Group I Certificates for the Distribution Date.

           The "Class A-6 Lockout Percentage" for each Distribution Date will be as follows:

         Distribution Date                                  Lockout Percentage
         _________ through __________.................              %
         _________ through __________.................              %
         _________ through __________.................              %
         _________ through __________.................              %
         _________ and thereafter.....................              %

           "Current Interest" with respect to each class of Class A Certificates means, with respect to any Distribution Date: (1) the aggregate amount of interest accrued at the related Certificate Rate on the Class Principal Balance of the related Class A Certificates plus (2) the Carry-Forward Amount, if any, with respect to the class of Class A Certificates; provided, however, that with respect to each class of Class A Certificates, the amount described in clause (1) above will be reduced by the class' pro rata share of any shortfalls with respect to the related Home Equity Loan Group resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended ("Civil Relief Act Interest Shortfalls") during the related Remittance Period.

           The Class A-5 Certificate Rate and Class A-6 Certificate Rate are each subject to the Group I Net WAC Cap, and the Class A-7 Certificate Rate is subject to the Class A-7 Available Funds Cap. For a description of the Class A-1 Certificate Rate, the Class A-2 Certificate Rate, the Class A-3 Certificate Rate, the Class A-4 Certificate Rate, the Class A-5 Certificate Rate, the Class A-6 Certificate Rate, the Class A-7 Certificate Rate, the Group I Net WAC Cap and the Class A-7 Available Funds Cap, see "--Certificate Rate" below.

           "Extra Principal Distribution Amount" means as to either the Group I or Group II Certificates and any Distribution Date, the lesser of (1) the related Target Deficiency and (2) the related Net Monthly Excess Cashflow.

           "Monthly Remittance Date" means the 18th day of each month, or if the 18th day is not a Business Day, the preceding Business Day. On each Monthly Remittance Date, the Servicer will be required to transfer funds on deposit in the Principal and Interest Account to the Certificate Account.

           "Net Monthly Excess Cashflow" with respect to each Home Equity Loan Group and Distribution Date, means the Available Funds remaining for each Home Equity Loan Group, if any, after the application of clauses 1 through 6 below under "--Distributions" for the Distribution Date.

           "Overcollateralization Amount" means, with respect to each Home Equity Loan Group and Distribution Date, the excess, if any, of (x) the aggregate loan balance of the Home Equity Loans in the Home Equity Loan Group as of the close of business on the last day of the preceding Remittance Period over (y) the aggregate outstanding Class Principal Balances of the related Class A Certificates as of the Distribution Date (after taking into account the payment of the Class A Principal Distribution Amount related to the Home Equity Loan Group on the Distribution Date).

           "Overcollateralization Release Amount" means as to either the Group I or Group II Certificates and any Distribution Date (i) prior to the third Distribution Date following the date on which the clean-up call option could have first been exercised, the lesser of (1) the sum of the amount calculated pursuant to clauses (1)(A), (1)(B), (1)(C), (1)(D) and (1)(F) of the definition of Class A Principal Distribution Amount for such Home Equity Loan Group and Distribution Date to the extent of the related Available Funds remaining after distribution pursuant to clauses 1 and 2 under "--Distributions" below for the related Distribution Date and (2) the excess, if any, of (A) the related Overcollateralization Amount over (B) the related Target Overcollateralization Amount and (ii) on and after the third Distribution Date following the date on which the clean-up call option could have first been exercised, zero.

           "Percentage Interest" means as to any Class A Certificate and any date of determination, the percentage obtained by dividing the principal balance of the Class A Certificate as of the Closing Date by the Class Principal Balance for the related class of Class A Certificates as of the Closing Date.

           "Record Date" means (1) with respect to any Distribution Date and each class of Fixed Rate Certificates, the last Business Day of the month immediately preceding the calendar month in which the Distribution Date occurs and (2) with respect to any Distribution Date and the Variable Rate Certificates, the Business Day immediately preceding the Distribution Date, or if Definitive Certificates have been issued, the last Business Day of the month immediately preceding the calendar month in which the Distribution Date occurs.

           "Remittance Period" with respect to any Distribution Date is the calendar month preceding the calendar month in which the Distribution Date occurs.

           "Target Deficiency" means as to either the Group I or Group II Certificates and any Distribution Date, the excess, if any, of (1) the related Target Overcollateralization Amount for the related Distribution Date over (2) the related Overcollateralization Amount for the related Distribution Date after giving effect to the distribution of the related Class A Principal Distribution Amount on the related Distribution Date but prior to any distributions of Extra Principal Distribution Amount; provided, however, that in no event will the Target Deficiency be less than zero.

           "Target Overcollateralization Amount" is the required level of the Overcollateralization Amount for each Home Equity Loan Group with respect to a Distribution Date.

           "Transition Expenses" means expenses incurred by the Trustee in connection with the transfer of servicing upon the termination of the Servicer for a Servicer Termination Event; provided that the amount shall not exceed $50,000 in any one calendar year (and no more than $100,000 in the aggregate).

Distributions

           The Trustee will be required to deposit into the Certificate Account:

•	the proceeds of any liquidation of the assets of the Trust,

•	all collections on the Home Equity Loans received during the related Remittance Period and remitted by the Servicer to the Trustee, and

•	all other remittances made to the Trustee by or on behalf of the Seller or the Servicer.

           The Agreement establishes a certificate rate on each class of Class A Certificates (each, a "Certificate Rate") as set forth in this prospectus supplement under "--Certificate Rate." The Agreement also establishes an "Expense Fee" for any Distribution Date equal to the sum of the Trustee Fee and the amounts payable to the Certificate Insurer as the premium on each Policy (the "Premium Amount") on the Distribution Date.

           On each Distribution Date, the Trustee will make the following disbursements and transfers from monies then on deposit in the Certificate Account with respect to the related Home Equity Loan Group (and, in certain limited circumstances described below, from the other Home Equity Loan Group) and apply the amounts in the following order of priority, in each case, to the extent of funds remaining:

1. Concurrently, to the Trustee and the Certificate Insurer, the Trustee Fee and any Transition Expenses for the related Home Equity Loan Group to the Trustee and, provided that no Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing, the Premium Amount for the related classes of Class A Certificates for the Distribution Date to the Certificate Insurer.

2.       To the related classes of Class A Certificates, the related Current Interest on a pro rata basis based on each Class A Certificate’s Current Interest without priority among the Class A Certificates for the Distribution Date.

3. To the related classes of Class A Certificates, an amount up to the related Class A Principal Distribution Amount in the following order of priority:

A.	With respect to the Home Equity Loan Group relating to the Group I Certificates, the Class A Principal Distribution Amount applicable to the Group I Certificates shall be distributed as follows:

•	To the Certificateholders of the Class A-6 Certificates, an amount equal to the Class A-6 Lockout Distribution Amount and

•	The remainder as follows: first, to the Class A-1 Certificateholders until the Class Principal Balance of the Class A-1 Certificates is reduced to zero; second, to the Class A-2 Certificateholders until the Class Principal Balance of the Class A-2 Certificates is reduced to zero; third, to the Class A-3 Certificateholders until the Class Principal Balance of the Class A-3 Certificates is reduced to zero; fourth, to the Class A-4 Certificateholders until the Class Principal Balance of the Class A-4 Certificates is reduced to zero; fifth, to the Class A-5 Certificateholders until the Class Principal Balance of the Class A-5 Certificates is reduced to zero; and sixth, to the Class A-6 Certificateholders until the Class Principal Balance of the Class A-6 Certificates is reduced to zero;

provided, however, during the continuance of a Certificate Insurer Default, if the outstanding aggregate principal balance of the Group I Certificates exceeds the outstanding aggregate principal balance of the Group I Home Equity Loans, then the Class A Principal Distribution Amount applicable to the Group I Certificates shall be distributed pro rata to the Certificateholders of the Group I Certificates.

B.	With respect to the Home Equity Loan Group relating to the Group II Certificates, the Class A Principal Distribution Amount applicable to the Group II Certificates shall be distributed to the Certificateholders of the Class A-7 Certificates, until the Class Principal Balance of the Class A-7 Certificates is reduced to zero.

4. Concurrently, to the Trustee and the Certificate Insurer, any unpaid Trustee Fee and any unpaid Transition Expenses for the unrelated Home Equity Loan Group to the Trustee and, provided that no Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing, any unpaid Premium Amount for the unrelated class or classes of Class A Certificates for the Distribution Date to the Certificate Insurer.

5.      To the classes of Class A Certificates with respect to the unrelated Home Equity Loan Group, the amount of the Available Funds Shortfall with respect to the other Home Equity Loan Group, allocated between principal and interest in the amounts and the order set forth in clauses 2 and 3 above.

6. To the Certificate Insurer, in the following order of priority, the sum of:

•	Any Reimbursement Amount (as defined in the Agreement) owed to the Certificate Insurer with respect to the related classes of Class A Certificates; provided that if a Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing, then the priority of this allocation shall follow immediately after clause 7 below and

•	Any unpaid Reimbursement Amount owed to the Certificate Insurer with respect to the unrelated classes of Class A Certificates; provided that if a Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing, then the priority of this allocation shall follow immediately after clause 8 below.

7. To the classes of Class A Certificates with respect to the related Home Equity Loan Group, an amount up to the Extra Principal Distribution Amount for the Group I or Group II Certificates, as applicable, until the related Target Overcollateralization Amount is reached, these amounts to be applied in the same order of priority as the Class A Principal Distribution Amount for the Home Equity Loan Group pursuant to clause 3 above.

8.      To the classes of Class A Certificates with respect to the unrelated Home Equity Loan Group, any Target Deficiency for the unrelated Home Equity Loan Group remaining after the distributions above with respect to the unrelated Home Equity Loan Group, these amounts to be applied in the same order of priority as the Class A Principal Distribution Amount for the unrelated Home Equity Loan Group pursuant to clause 3 above.

9.      To the Class A-7 Certificates to make a payment to the extent of any unpaid Class A-7 Certificateholders' Interest Index Carryover.

10.      To the Trustee as reimbursement for all reimbursable expenses incurred in connection with its duties and obligations under the Agreement to the extent not paid as Transition Expenses pursuant to clauses 1 or 4 above.

11.      To the Servicer to the extent of any unreimbursed Delinquency Advances (as defined in the prospectus), unreimbursed Servicing Advances (as defined in the prospectus) and unreimbursed Compensating Interest (as defined in the prospectus).

12. To the Non-Offered Certificates, the remainder.

           The Premium Amount as of each Distribution Date and as to each Home Equity Loan Group will be as defined in the Agreement.

Certificate Rate

           With respect to any Distribution Date and the Class A-1 Certificates, the "Certificate Rate" will equal _____% per annum.

           With respect to any Distribution Date and the Class A-2 Certificates, the "Certificate Rate" will equal _____% per annum.

           With respect to any Distribution Date and the Class A-3 Certificates, the "Certificate Rate" will equal _____% per annum.

           With respect to any Distribution Date and the Class A-4 Certificates, the "Certificate Rate" will equal _____% per annum.

           With respect to any Distribution Date and the Class A-5 Certificates, the "Certificate Rate" will equal the lesser of (A) _____% per annum (or _____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Group I Net WAC Cap for the Distribution Date.

           With respect to any Distribution Date and the Class A-6 Certificates, the "Certificate Rate" will equal the lesser of (A) _____% per annum and (B) the Group I Net WAC Cap for the Distribution Date.

           With respect to any Distribution Date and the Class A-7 Certificates, the "Certificate Rate" will equal the lesser of (A) the Class A-7 Formula Rate and (B) the Class A-7 Available Funds Cap for the Distribution Date.

           The "Class A-7 Formula Rate" for any Distribution Date is the sum of (1) One-Month LIBOR and (2) _____% per annum (or _____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option).

           The "Class A-7 Available Funds Cap" with respect to any Interest Period and the related Distribution Date will be the rate per annum equal to the fraction, expressed as a percentage, the numerator of which is the product of (a) the weighted average of the Net Coupon Rates (minus the Minimum Spread) on the Group II Home Equity Loans as of the beginning of the related Remittance Period and (b) the aggregate Loan Balance of the Group II Home Equity Loans as of the beginning of the related Remittance Period, and the denominator of which is the outstanding Class Principal Balance of the Class A-7 Certificates (before giving effect to payments of principal on the Distribution Date) (adjusted to an effective rate reflecting accrued interest calculated on the basis of a 360-day year and the actual number of days elapsed).

           The "Minimum Spread" shall be a percentage per annum equal to 0% for Distribution Dates which occur prior to _____ 20__ and ___% for Distribution Dates which occur in _____ 20__ or thereafter.

           The "Net Coupon Rate" of any Group I Home Equity Loan or Group II Home Equity Loan will be the rate per annum equal to the coupon rate of the Home Equity Loan minus the sum of (1) the rate at which the Servicing Fee accrues, (2) the rate at which the Trustee Fee accrues and (3) the applicable Premium Amount (expressed as a per annum percentage of the aggregate principal balance of the Group I or Group II Home Equity Loans, as applicable).

           The "Group I Net WAC Cap" with respect to any Distribution Date will be a rate per annum equal to the weighted average of the Net Coupon Rates on the Group I Home Equity Loans as of the beginning of the related Remittance Period.

           If on any Distribution Date the Certificate Rate for the Class A-5 Certificates or the Class A-6 Certificates is based on the Group I Net WAC Cap, the related Certificateholders will not be entitled to receive any interest carryover on subsequent Distribution Dates.

           If on any Distribution Date the Certificate Rate for the Class A-7 Certificates is based on the Class A-7 Available Funds Cap, the Class A-7 Certificateholders will be entitled to receive on subsequent Distribution Dates the Class A-7 Certificateholders' Interest Index Carryover as described under "Distributions" above.

           The "Class A-7 Certificateholders' Interest Index Carryover" is equal to the sum of (A) the excess of (1) the amount of interest the Class A-7 Certificates would otherwise be entitled to receive on the Distribution Date had the rate been calculated at the Class A-7 Formula Rate for the Distribution Date over (2) the amount of interest payable on the Class A-7 Certificates at the Class A-7 Available Funds Cap for the Distribution Date and (B) the Class A-7 Certificateholders' Interest Index Carryover for all previous Distribution Dates not previously paid to Class A-7 Certificateholders (including any interest accrued on that amount at the Class A-7 Formula Rate).

           The Policies will not cover any Class A-7 Certificateholders' Interest Index Carryover, and the ratings on the Class A-7 Certificates by Moody's Investors Service, Inc. ("Moody's"), Fitch, Inc. ("Fitch") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P" and together with Moody's and Fitch, the "Rating Agencies") will not address the likelihood of receipt by the Class A-7 Certificateholders of any amounts in respect of Class A-7 Certificateholders' Interest Index Carryover. Payment of the Class A-7 Certificateholders' Interest Index Carryover will be subject to availability of funds therefor in accordance with the priority of payments set forth under "--Distributions" above.

           "Interest Period" means, with respect to each Distribution Date and the Fixed Rate Certificates, the period from the first day of the calendar month preceding the month of the Distribution Date through the last day of the calendar month. Interest on the Fixed Rate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year consisting of twelve 30-day months.

           "Interest Period" means, with respect to each Distribution Date and the Variable Rate Certificates, the period from and including the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) to and including the day preceding the related Distribution Date. Interest will accrue on the Variable Rate Certificates during the related Interest Period on the basis of the actual number of days in the related Interest Period and a year of 360 days.

Calculation of One-Month LIBOR

           On each LIBOR Determination Date (as defined below), the Trustee will determine One-Month LIBOR for the next Interest Period for the Class A-7 Certificates.

           "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears on Telerate Page 3750 as of 11:00 a.m., London time, on this date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which one-month deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on that day for one-month loans in United States dollars to leading European banks.

           "LIBOR Determination Date" means, with respect to any Interest Period, the second London Business Day preceding the commencement of the Interest Period (or in the case of the first Distribution Date, _______ __, 20__). For purposes of determining One-Month LIBOR, a "London Business Day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

           "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or another page that replaces this page on the service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by CHEC and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Credit Enhancement

           The Policies.

           For an explanation of the Policies, we refer you to "THE POLICIES AND THE CERTIFICATE INSURER" in this prospectus supplement.

           Overcollateralization Resulting from Cash Flow Structure. The Agreement requires that, on each Distribution Date, Net Monthly Excess Cashflow with respect to a Home Equity Loan Group be applied as an accelerated payment of principal on the related class or classes of Class A Certificates, but only to the limited extent hereafter described.

           The application of Net Monthly Excess Cashflow for the payment of principal has the effect of accelerating the amortization of the related Class A Certificates relative to the amortization of the Home Equity Loans in the related Home Equity Loan Group. The Net Monthly Excess Cashflow with respect to a Home Equity Loan Group may, to the extent available therefor, be used to make any required accelerated payments of principal on the unrelated class or classes of Class A Certificates. To the extent that any Net Monthly Excess Cashflow is not so used, the Agreement provides that it will be used:

(1)	with respect to the Net Monthly Excess Cashflow for the Group II Home Equity Loans, to pay the Certificateholders of the Class A-7 Certificates any Class A-7 Certificateholders' Interest Index Carryover,

(2)	with respect to the Net Monthly Excess Cashflows for both Home Equity Loan Groups, to reimburse the Servicer and the Trustee with respect to any amounts owing to them, and

(3)	with respect to the Net Monthly Excess Cashflow for both Home Equity Loan Groups, to pay the Class X-IO and the Class R Certificateholders, as specified in the Agreement.

           Pursuant to the Agreement, each Home Equity Loan Group's Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Class A Certificates until the related Overcollateralization Amount has increased to the related Target Overcollateralization Amount.

           The Agreement generally provides that the related Target Overcollateralization Amount may, over time, decrease or increase, subject to floors, caps and triggers including triggers that allow the related Target Overcollateralization Amount to decrease or "step down" based on the delinquency and loss performance of the Home Equity Loans according to the tests specified in the Agreement. In addition, Net Monthly Excess Cashflow for each Home Equity Loan Group will be applied to the payment in reduction of principal of the related Class A Certificates during the period that the Home Equity Loans in the Home Equity Loan Group do not meet the tests specified in the Agreement based on delinquency rates and cumulative losses.

           In the event that the Target Overcollateralization Amount with respect to a Home Equity Loan Group is permitted to decrease or "step down" on a Distribution Date in the future, the Agreement provides that a portion of the principal which would otherwise be distributed to the Certificateholders of the related Class A Certificates on the Distribution Date shall be distributed to the Class X-IO Certificateholders or as otherwise provided in the Agreement (to the extent available therefor) over the period specified in the Agreement. This has the effect of decelerating the amortization of Class A Certificates relative to the amortization of the Home Equity Loans and of reducing the related Overcollateralization Amount.

           If, on any Distribution Date, the Overcollateralization Amount is, or, after taking into account all other distributions to be made on the Distribution Date, would be, greater than the related Target Overcollateralization Amount, then any amounts relating to principal which would otherwise be distributed to the Certificateholders of the related class or classes of Class A Certificates on the Distribution Date shall instead be distributed to the Certificateholders of the Class X-IO Certificates or as otherwise provided in the Agreement (to the extent available therefor) in an amount equal to the Overcollateralization Release Amount.

           The Agreement provides generally that on any Distribution Date all amounts collected on account of principal (other than any amount applied to the payment of an Overcollateralization Release Amount) during the prior Remittance Period will be distributed to the Certificateholders of the related Class A Certificates on the Distribution Date. If any Home Equity Loan became a Liquidated Loan during the prior Remittance Period, the Net Liquidation Proceeds related to that Home Equity Loan and allocated to principal may be less than the principal balance of the related Home Equity Loan. The amount of any insufficiency is referred to as a "Realized Loss." In addition, the Agreement provides that the Loan Balance of any Home Equity Loan which becomes a Liquidated Loan shall thereafter equal zero. The Agreement does not contain any requirement that the amount of any Realized Loss be distributed to the Certificateholders of the related Class A Certificates on the Distribution Date which immediately follows the event of loss, i.e., the Agreement does not require the current recovery of losses.

           However, the occurrence of a Realized Loss will reduce the Overcollateralization Amount with respect to a Home Equity Loan Group, which to the extent that the reduction causes the Overcollateralization Amount to be less than the Target Overcollateralization Amount applicable to the related Distribution Date, will require the payment of an Extra Principal Distribution Amount on the Distribution Date (or, if insufficient funds are available on the Distribution Date, on subsequent Distribution Dates, until the Overcollateralization Amount equals the Target Overcollateralization Amount). The effect of the foregoing is to allocate losses to the Certificateholders of the Class X-IO and Class R Certificates, as specified in the Agreement, by reducing, or eliminating entirely, payments of Net Monthly Excess Cashflow which those Certificateholders would otherwise receive.

           A "Liquidated Loan" is a Home Equity Loan with respect to which a determination has been made by the Servicer that all recoveries have been made or that the Servicer reasonably believes that the cost of obtaining any additional recoveries from that loan would exceed the amount of the recoveries.

           Overcollateralization and the Policies. The Agreement defines a "Collateralization Deficit" with respect to a Home Equity Loan Group and Distribution Date to be the amount, if any, by which (x) the aggregate Class Principal Balance of the related Class A Certificates with respect to the Distribution Date, after taking into account all distributions to be made on the Distribution Date (except for any Insured Payment or any payment in respect of the Collateralization Deficit), exceeds (y) the aggregate Loan Balances of the Home Equity Loans in the Home Equity Loan Group as of the close of business on the last day of the related Remittance Period.

           The Agreement requires the Trustee to make a claim for an Insured Payment under the related Policy not later than the third Business Day prior to any Distribution Date as to which the Trustee has determined that a Collateralization Deficit will occur after giving effect to all other payments of principal on the Distribution Date (except for any Insured Payment) for the purpose of applying the proceeds of the Insured Payment as a payment of principal to the Certificateholders of the related Class A Certificates on the Distribution Date.

           Each Policy is thus similar to the subordination provisions described above insofar as the related Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Certificateholders of the Class A Certificates.

           Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Home Equity Loan Group, they may temporarily receive no distributions of principal when they would otherwise be entitled to distributions under the principal allocation provisions described in this prospectus supplement. Nevertheless, the exposure to risk of loss of principal of the Certificateholders of the Class A Certificates depends in part on the ability of the Certificate Insurer to satisfy its obligations under the Policies. In that respect and to the extent that the Certificate Insurer satisfies the obligations, the Certificateholders of the Class A Certificates are insulated from principal losses on the Certificates.

           Crosscollateralization Provisions. Certain excess cashflow with respect to each Home Equity Loan Group will be available to cover certain shortfalls and to create overcollateralization with respect to the Class A Certificates relating to the other Home Equity Loan Group as described above under "Description of the Certificates--Distributions."

Final Scheduled Distribution Date

           The final scheduled Distribution Date (the "Final Scheduled Distribution Date") for each class of Class A Certificates is specified on the cover page of this prospectus supplement.

           The Final Scheduled Distribution Date for each of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates is the Distribution Date on which the Class Principal Balance for the related class would be reduced to zero assuming that no prepayments are received on the related Home Equity Loans, and scheduled monthly payments of principal of and interest on each of the Home Equity Loans are timely received. The Final Scheduled Distribution Date for each of the Class A-5, Class A-6 and Class A-7 Certificates is the Distribution Date occurring one month after the maturity date of the latest possible maturing Home Equity Loan.

           It is expected that the actual last Distribution Date for each class of Class A Certificates will occur significantly earlier than its Final Scheduled Distribution Date. The Policies do not guarantee that the Class Principal Balances of the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates will be paid in full by their respective Final Scheduled Distribution Dates.

           We refer you to "PREPAYMENT AND YIELD CONSIDERATIONS" for more detail.

Optional Termination by an Affiliate of the Servicer; Auction Sale; Additional Principal Distributions

           An affiliate of the Servicer may, at its option, terminate the Trust by purchasing all of the Home Equity Loans on any Distribution Date on or after the date on which the aggregate outstanding principal balance of the Group I and Group II Home Equity Loans is less than 20% of the aggregate outstanding principal balance of the Home Equity Loans in both groups on the Cut-Off Date.

           If the affiliate of the Servicer does not exercise this clean-up call option when it first could have been exercised, then on the next Distribution Date after such date, the Trustee will begin an auction process to sell the Home Equity Loans and the other trust assets. It is a condition to the sale of the trust assets that the proceeds of the auction are at least sufficient to pay the aggregate unpaid principal balance of the Class A Certificates, all accrued and unpaid interest thereon (other than any Class A-7 Certificateholders' Interest Index Carryover), any unreimbursed Delinquency Advances, Servicing Advances or Compensating Interest or any Delinquency Advances the Servicer has failed to remit, and any reimbursement amounts owed to the Certificate Insurer (the "Minimum Bid"). If the first auction of the trust property is not successful because the highest bid received is less than the Minimum Bid, then the Trustee will conduct an auction of the Home Equity Loans every third month thereafter, unless and until the Minimum Bid is received for the trust property. Affiliates of the Servicer other than the Sellers and the Depositor may bid in the auction.

           If the clean-up call option is not exercised on the date upon which it first could have been exercised, then on the third Distribution Date following such date and on each Distribution Date thereafter, the amounts that otherwise would have been payable to the Non-Offered Certificates will be paid to the Class A Certificates as an additional principal distribution amount. The additional principal distribution amount for the related Class A Certificates will be applied in the same order of priority as distributions of the Class A Principal Distribution Amount for the related Home Equity Loan Group.

Servicing of Delinquent Home Equity Loans

           The Servicer will exercise its discretion, consistent with customary servicing procedures and the terms of the Agreement, with respect to the enforcement of defaulted Home Equity Loans in such manner as will maximize the receipt of principal and interest with respect thereto, including but not limited to the sale of such Home Equity Loan to a third party, the modification of such Home Equity Loan, or foreclosure upon the related Mortgaged Property and disposition thereof.

Servicing Fee

           As to each Home Equity Loan, the Servicer will retain a fee (the "Servicing Fee") equal to _____% per annum, payable monthly at one-twelfth of the annual rate of the then outstanding principal balance of the Home Equity Loan serviced as of the first day of each Remittance Period. If a successor Servicer is appointed in accordance with the Agreement, the Servicing Fee shall be an amount agreed upon by the Trustee, the Certificate Insurer, and the successor Servicer but in no event in an amount greater than the amount paid to the predecessor Servicer. The Servicer will also be able to retain late fees, prepayment charges, assumption fees, release fees, bad check charges and any other servicing related charges.

The Trustee

           Bank One, National Association has been named Trustee pursuant to the Agreement.

           The Trustee may have normal banking relationships with the Depositor, the Sellers and the Servicer.

           As to each Home Equity Loan the Trustee will receive a fee (the "Trustee Fee") set forth in the Agreement.

           The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Servicer. The Depositor and the Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of these circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Servicer (Servicer approval not to be unreasonably withheld). Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

           No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless (1) the holder previously has received the Certificate Insurer's prior written consent (unless a Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing) and has given to the Trustee written notice of default, (2) Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust have made written requests upon the Trustee to institute a proceeding in its own name as Trustee under the Agreement and have offered to the Trustee reasonable indemnity and (3) the Trustee for 60 days has neglected or refused to institute any proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee in compliance with such request or direction.

           The Trustee will make the monthly statement to Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to the Agreement via the Trustee's internet website at www.abs.bankone.com or by calling the Trustee's customer service desk at 1-800-524-9472. Parties are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk. The Trustee shall have the right to change the way monthly statements are distributed in order to make distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any changes.

THE POLICIES AND THE CERTIFICATE INSURER

The Policies

           The following information has been supplied by _____________________ (the "Certificate Insurer") for inclusion in this prospectus supplement. The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Guaranty Insurance Policies (the "Policies") and the Certificate Insurer set forth under the heading "The Policies and the Certificate Insurer." Additionally, the Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

           The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Policies, thereby unconditionally and irrevocably guarantees to any Certificateholder that an amount equal to each full and complete Insured Payment will be received from the Certificate Insurer by the Trustee or its successors, as trustee for the Certificateholders, on behalf of the Certificateholders, for distribution by the Trustee to each Certificateholder of that Certificateholder's proportionate share of the Insured Payment.

           The Certificate Insurer's obligations under the Policies, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not those funds are properly applied by the Trustee. Insured Payments will be made only at the time set forth in the Policies, and no accelerated Insured Payments will be made regardless of any acceleration of the Class A Certificates, unless the acceleration is at the sole option of the Certificate Insurer.

           Notwithstanding the foregoing paragraph, the Policies do not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Policies do not cover, and Insured Payments shall not include, any Civil Relief Act Interest Shortfalls, any Class A-7 Certificateholders' Interest Index Carryover, any reduction in interest on the Class A-5 or Class A-6 Certificates due to the application of the Group I Net WAC Cap or any reduction in interest on the Class A-7 Certificates due to the Class A-7 Available Funds Cap.

           The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the Certificate Insurer's fiscal agent of the following:

•	a certified copy of the order requiring the return of a preference payment;

•	an opinion of counsel satisfactory to the Certificate Insurer that the order is final and not subject to appeal;

•	an assignment in a form that is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the Class A Certificates against the debtor which made the preference payment or otherwise with respect to the preference payment; and

•	appropriate instruments to effect the appointment of the Certificate Insurer as agent for the Certificateholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Certificate Insurer;

provided that if the documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the Certificate Insurer will be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Certificateholder and not to any Certificateholder directly unless the Certificateholder has returned principal or interest paid on the Class A Certificates to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the Certificateholder.

           The Certificate Insurer will pay any other amount payable under a Policy no later than 12:00 p.m., New York time, on the later of the Distribution Date on which the related Deficiency Amount is due or the third business day following receipt in New York, New York on a business day by State Street Bank and Trust Company, N.A., as fiscal agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer of a notice from the Trustee specifying the Insured Payment which is due and owing on the applicable Distribution Date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the Certificate Insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under a Policy, it will be deemed not to have been received by the Certificate Insurer's fiscal agent for purposes of this paragraph, and the Certificate Insurer or the fiscal agent, as the case may be, will promptly so advise the Trustee and the Trustee may submit an amended notice.

           Insured Payments due under a Policy, unless otherwise stated therein, will be disbursed by the Certificate Insurer's fiscal agent to the Trustee, on behalf of the Certificateholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of the Insured Payment and legally available therefor.

           The fiscal agent is the agent of the Certificate Insurer only and the fiscal agent will in no event be liable to Certificateholders for any acts of the fiscal agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the related Policy.

           As used in the Policies, the following terms shall have the following meanings:

           "Class Principal Balance" means "Certificate Principal Balance" as defined in the Agreement.

           "Deficiency Amount" means, as of any Distribution Date, the excess, if any, of (a) the sum of (1) the Current Interest for the related Class A Certificates for the Distribution Date and (2) the Group I Guaranteed Principal Amount or the Group II Guaranteed Principal Amount, as applicable, for the Distribution Date over (b) the related Total Available Funds for such Distribution Date (net of the Premium Amount with respect to the related Class A Certificates, the Trustee Fee and Transition Expenses, if any, of the related Home Equity Loan Group and after giving effect to the cross-collateralization provisions of the Agreement).

           "Group I Guaranteed Principal Amount" means (a) with respect to any Distribution Date other than the Distribution Date in _____ 20__ the Collateralization Deficit with respect to Group I for the Distribution Date and (b) with respect to the Distribution Date in _____ 20__, the Class Principal Balance of the Group I Certificates after giving effect to distributions thereon on the Distribution Date (including Insured Payments distributed in respect of clause (a) above but excluding any other Insured Payment).

           "Group II Guaranteed Principal Amount" means (a) with respect to any Distribution Date other than the Distribution Date in _____ 20__, the Collateralization Deficit with respect to Group II for the Distribution Date and (b) with respect to the Distribution Date in _____ 20__, the Class Principal Balance of the Group II Certificates after giving effect to distributions thereon on the Distribution Date (including Insured Payments distributed in respect of clause (a) above but excluding any other Insured Payment).

           "Insured Payment" means (a) as of any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

           "Preference Amount" means any amount previously distributed to a Certificateholder on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

           "Total Available Funds" means, as to each Distribution Date and a Home Equity Loan Group, the sum of (x) the amount on deposit in the Certificate Account with respect to the Home Equity Loan Group and (y) any amounts on deposit in the Certificate Account with respect to the other Home Equity Loan Group to be applied to an Available Funds Shortfall with respect to the related classes of Class A Certificates pursuant to clause 5 under "--Distributions" on the Distribution Date (disregarding the amount of any Insured Payment to be made on the Distribution Date).

           Capitalized terms used in the Policies and not otherwise defined in the Policies shall have the meanings set forth in the Agreement as of the date of execution of the Policies, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

           The Policies are not cancelable for any reason. The premium on each Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the related Class A Certificates.

           EACH POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND WILL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

           The insurance provided by each Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

The Certificate Insurer

           [Insert information on Certificate Insurer]

Financial Information About the Certificate Insurer

           [Insert financial information on Certificate Insurer]

           All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by _______________ pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing those documents.

           The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:

                                               Statutory Accounting Practices
                                     ---------------------------------------------------
                                        December 31, 1999         September 30, 2000
                                            (Audited)                (Unaudited)
                                                       (in millions)
Admitted Assets.....................
Liabilities.........................
Capital and Surplus.................

                                            Generally Accepted Accounting Principles
                                       ---------------------------------------------------
                                          December 31, 1999         September 30, 2000
                                              (Audited)                (Unaudited)
                                                         (in millions)
Assets..............................
Liabilities.........................
Shareholder's Equity................

Where You Can Obtain Additional Information About the Certificate Insurer

           Copies of the financial statements of the Certificate Insurer incorporated by reference in this prospectus supplement and copies of the Certificate Insurer's year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is _________________. The telephone number of the Certificate Insurer is __________________.

Financial Strength Ratings of the Certificate Insurer

           Moody's Investors Service, Inc. rates the financial strength of the Certificate Insurer "_______."

           Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the financial strength of the Certificate Insurer "_____."

           Fitch, Inc. rates the financial strength of the Certificate Insurer "_____."

           Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

           The above ratings are not recommendations to buy, sell or hold the Certificates, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Certificate Insurer does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

USE OF PROCEEDS

           The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Home Equity Loans from the Sellers.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

           The following section in conjunction with the section in the prospectus captioned "FEDERAL INCOME TAX CONSEQUENCES" discusses the material federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates. This section must be considered only in connection with "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus. The discussion in this prospectus supplement and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Certificates. No portion of the "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" or "FEDERAL INCOME TAX CONSEQUENCES" sections of the prospectus supplement or prospectus constitutes an opinion of counsel, other than the opinions set forth in the second paragraph of "--REMIC Elections" below and in "FEDERAL INCOME TAX CONSEQUENCES--Opinions" in the prospectus.

REMIC Elections

           Two separate elections will be made to treat the assets of the Trust as real estate mortgage investment conduits ("REMICs") for federal income tax purposes, creating a two-tiered REMIC structure. The Class A and Class X-IO Certificates will be designated as regular interests in a REMIC (the "Regular Certificates" or the "REMIC Regular Certificates"), and the Class R-1 and Class R-2 Certificates each will be designated as the residual interest in a REMIC (the "Residual Certificates" or the "REMIC Residual Certificates"). In addition, as described below, the Class A-7 Certificates will represent an undivided beneficial ownership interest in an interest rate cap.

           Qualification as a REMIC requires ongoing compliance with relevant conditions. Stroock & Stroock & Lavan LLP, special tax counsel to the Sellers and the Depositor, is of the opinion that, for federal income tax purposes, assuming (1) the appropriate REMIC elections are made, and (2) compliance with all of the provisions of the Agreement, the REMICs formed pursuant to the Agreement will each constitute a REMIC, the Class A and Class X-IO Certificates will represent ownership of "regular interests" in a REMIC, and the Residual Certificates will be considered the sole class of "residual interests" in each REMIC.

           Because the REMIC Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. Some or all of the classes of Class A Certificates may be subject to the original issue discount provisions. We refer you to "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus for more detail.

           In addition, classes of Class A Certificates may be treated as issued with a premium. We refer you to "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus for more detail.

           The prepayment assumption that will be used in determining the rate of accrual of original issue discount is 115% Prepayment Assumption with respect to the Group I Home Equity Loans and 28% CPR with respect to the Group II Home Equity Loans. See "Prepayment and Yield Considerations" in this prospectus supplement for a description of the prepayment assumption models. However, no representation is made as to the rate at which prepayments actually will occur.

           The Class A Certificates, other than the Class A-7 Certificates, will be treated as assets described in Section 7701(a)(19)(C) of the Code for domestic building and loan associations, and "real estate assets" for real estate investment trusts (REITs), subject to the limitations described in "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus. Similarly, interest on the Class A Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus.

Class A-7 Certificates

           The Agreement provides for a reserve fund (the "Supplemental Interest Reserve Fund"), which is held by the Trustee on behalf of the holders of the Class A-7 Certificates. To the extent amounts on deposit are sufficient, holders of the Class A-7 Certificates will be entitled to receive payments from the fund equal to any Current WAC Excess and any Class A-7 Certificateholders' Interest Index Carryover. The "Current WAC Excess" is the portion of the Current Interest being distributed on any particular Distribution Date with respect to the Class A-7 Certificates equal to the amount of interest accrued on those Certificates at a rate equal to the excess of the Class A-7 Certificate Rate over the Group II Net WAC Cap. The "Group II Net WAC Cap" with respect to any Distribution Date will be the rate per annum equal to the product of (1) the weighted average Net Coupon Rates of the Group II Home Equity Loans as of the beginning of the related Remittance Period minus the Minimum Spread and (2) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Interest Period. The amount required to be deposited in the fund on any Distribution Date (the "Supplemental Interest Reserve Fund Deposit") will equal any Current WAC Excess or Class A-7 Certificateholders' Interest Index Carryover for the related Distribution Date, or, if no Current WAC Excess or Class A-7 Certificateholders' Interest Index Carryover is payable on that Distribution Date, an amount that when added to other amounts already on deposit in the fund, the aggregate amount on deposit in the fund is equal to $10,000. Any investment earnings on amounts on deposit in the fund will be paid to (and for the benefit of) the holders of the Class X-IO Certificates and will not be available to pay any Current WAC Excess or Class A-7 Certificateholders' Index Carryover. The Supplemental Interest Reserve Fund will not be included as an asset of any REMIC created pursuant to the Agreement.

           The Class A-7 Certificates, except to the extent of any Current WAC Excess and any Class A-7 Certificateholders' Interest Index Carryover, will be treated as regular interests in a REMIC under section 860G of the Code (the "Class A-7 Regular Interests"). Accordingly, the portion of the Class A-7 Certificates representing the Class A-7 Regular Interests will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and (ii) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, in each case to the extent described in the prospectus. Interest on the portion of the Class A-7 Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the portion of the Class A-7 Certificates is treated as real estate assets. We refer you to "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the prospectus.

           The right to receive any Current WAC Excess and any Class A-7 Certificateholders' Interest Index Carryover will not be (i) a regular interest in a REMIC under section 860G of the Code, (ii) an asset described in section 7701(a)(19)(C) of the Code, or (iii) a "real estate asset" within the meaning of section 856(c)(4)(A) of the Code. Further, neither the Current WAC Excess nor the Class A-7 Certificateholders' Interest Index Carryover will be considered interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code.

           Each holder of a Class A-7 Certificate is deemed to own an undivided beneficial ownership interest in two assets: (i) the Class A-7 Regular Interests and (ii) an interest rate cap contract (a "Cap Agreement") under which the Current WAC Excess and Class A-7 Certificateholders' Interest Index Carryover is paid. The Cap Agreement with respect to the Class A-7 Certificates is not included in any REMIC. The treatment of amounts received by a Class A-7 Certificateholder under the Certificateholder's right to receive the Current WAC Excess and the Class A-7 Certificateholders' Interest Index Carryover will depend upon the portion of the Certificateholder's purchase price allocable thereto. Under the REMIC regulations, each Class A-7 Certificateholder must allocate its purchase price for the Class A-7 Certificates between its undivided interest in the Class A-7 Regular Interests and its undivided interest in the Cap Agreement in accordance with the relative fair market values of each property right. No representation is or will be made as to the relative fair market values. Generally, payments made to the Class A-7 Certificates under the Cap Agreement will be included in income based on, and the purchase price allocated to the Cap Agreement may be amortized in accordance with, the regulations relating to notional principal contracts.

CERTAIN STATE TAX CONSIDERATIONS

           Because the income tax laws of the states vary, it is impractical to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

ERISA CONSIDERATIONS

           A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of the plan's assets in the Class A Certificates. Accordingly, pursuant to Section 404 of ERISA, the fiduciary should consider among other factors:

(1)	whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

(2)	whether the investment satisfies the applicable diversification requirements;

(3)	whether the investment is in accordance with the documents and instruments governing the plan;

(4)	whether the investment is prudent, considering the nature of the investment; and

(5)	ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

           In addition, benefit plans subject to ERISA, as well as individual retirement accounts or types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Class A Certificates includes plan assets by reason of a plan or account investing in the entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having specified relationships to a Plan. These transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon these persons by Section 4975 of the Code.

           An investment in Class A Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that aspects of the investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (including a trust), if the Plan acquires an "equity interest" in the entity, unless exceptions apply. The Depositor believes that the Class A Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Class A Certificates will qualify for any of the exceptions under the Regulation. As a result, the assets of the Trust may be considered the assets of any Plan which acquires a Class A Certificate.

           The U.S. Department of Labor has granted to a predecessor of [Underwriter] an administrative exemption (Prohibited Transaction Exemption ("PTE") [Underwriter Exemption number], as amended by PTE 97-34 and as further recently amended by PTE 2000-58 (the "Exemption") from the prohibited transaction rules of ERISA which may be applicable to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of receivables, loans and other obligations such as the Home Equity Loans that meet the conditions and requirements of the Exemption which may be applicable to the Class A Certificates if Banc of America Securities LLC or any of its affiliates is either the sole underwriter or manager or co-manager of the underwriting syndicate, or a selling or placement agent.

           The Exemption does not apply to Plans sponsored by the Sellers, the Depositor, the Certificate Insurer, the Underwriters, the Trustee, the Servicer or any mortgagor with respect to Home Equity Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group"). No exemption is provided from the restrictions of ERISA for the acquisition or holding of Class A Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of the Excluded Plan. For purposes of the Class A Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, no Plan's investment in any class of Class A Certificates may exceed 25% of all of the Certificates of the class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of the class of Class A Certificates, no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Class A Certificates, and at least 50% of the aggregate interest in the Trust, must be acquired by persons independent of the Restricted Group.

           The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

           We refer you to "ERISA CONSIDERATIONS" in the prospectus for more detail.

           Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm (a) that the Class A Certificates constitute "Securities" for purposes of the Exemption and (b) that the specific conditions set forth in the Exemption and the other requirements set forth in the Exemption will be satisfied.

           Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

LEGAL INVESTMENT CONSIDERATIONS

           Although, as a condition to their issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates will be rated in the highest rating category of the Rating Agencies, these Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates. The Class A-7 Certificates will constitute "mortgage related securities". You should consult your own counsel as to whether and to what extent the Class A Certificates constitute legal investments for you.

           We refer you to "LEGAL INVESTMENT" in the prospectus for more detail.

UNDERWRITING

           Subject to the terms and conditions set forth in the underwriting agreement, dated _______ __, 20__. (the "Underwriting Agreement"), between the Depositor and _______________, as representative of the Underwriters named below (the "Underwriters"), the Depositor has agreed to sell to the Underwriters and the Underwriters have agreed to purchase from the Depositor the principal amount of the Class A Certificates set forth opposite their respective names. The Class A Certificates will be offered by the Underwriters when, as and if issued and sold by the Depositor to the Underwriters, subject to the Underwriters' right to reject any subscription, in whole or in part.

                         Principal    Principal    Principal    Principal     Principal    Principal    Principal
                          Amount       Amount       Amount        Amount       Amount       Amount       Amount
                         of Class     of Class     of Class    of Class A-4   of Class     of Class     of Class
                            A-1          A-2          A-3                        A-5          A-6          A-7
    Underwriter          Certificates Certificates Certificates Certificates  Certificates Certificates Certificates

[LEAD UNDERWRITER]......
[CO-UNDERWRITER]........
[CO-UNDERWRITER]........

           The Underwriters have informed the Depositor that they propose to offer the Class A Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect the transactions by selling the Class A Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Class A Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

           No Class A Certificate will have an established trading market when issued. The Underwriters may, from time to time, act as brokers or purchase and sell Class A Certificates in the secondary market, but the Underwriters are under no obligation to do so and there can be no assurance that there will be a secondary market for the Class A Certificates or liquidity in the secondary market if one does develop.

           From time to time the Underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor.

           The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against described civil liabilities, including liabilities under the Securities Act.

EXPERTS

           The consolidated balance sheets of _____________________ and Subsidiaries as of December 31, 1999 and December 31, 1998 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference in this prospectus supplement have been incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS

           Certain legal matters with respect to the Class A Certificates will be passed upon for the Depositor, the Sellers and the Servicer by Stroock & Stroock & Lavan LLP, New York, New York. Certain legal matters with respect to the Class A Certificates will be passed upon for the Underwriters by ___________.

RATINGS

           It is a condition to the issuance of the Class A Certificates that they receive ratings of "AAA" by S&P, "AAA" by Fitch and "Aaa" by Moody's.

           A securities rating addresses the likelihood of the receipt by Class A Certificateholders of distributions on the Home Equity Loans. The rating takes into consideration the characteristics of the Home Equity Loans and the structural, legal and tax aspects associated with the Class A Certificates. The ratings on the Class A Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Home Equity Loans, the likelihood of payment of any Class A-7 Certificateholders' Interest Index Carryover or the possibility that Class A Certificateholders might realize a lower than anticipated yield.

           The ratings assigned to the Class A Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the financial strength of the Certificate Insurer below the ratings initially assigned to the Class A Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates.

           A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

INDEX OF DEFINED TERMS

Terms	Page

2/28 Adjustable Rate Loans
Aggregate Class A Principal Balance
Agreement
Appraised Values
Available Funds
Available Funds Shortfall
Balloon Loans
Book-Entry Certificates
Business Day
Cap Agreement
Carry-Forward Amount
Cede
Certificate Account
Certificate Insurer
Certificate Insurer Default
Certificate Rate
Certificate Register
Certificate Registrar
Certificateholder
Certificateowners
CHEC
CI
Civil Relief Act Interest Shortfalls
Class A Certificates
Class A Distribution Amount
Class A Principal Distribution Amount
Class A-6 Calculation Percentage
Class A-6 Lockout Distribution Amount
Class A-6 Lockout Percentage
Class A-7 Available Funds Cap
Class A-7 Certificateholders' Interest Index Carryover
Class A-7 Formula Rate
Class A-7 Regular Interests
Class Principal Balance
Class R Certificates
Class X-IO Certificates
Clearstream, Luxembourg
Closing Date
Code
Collateralization Deficit
Coupon Rate
CPR
Current Interest
Current WAC Excess
Cut-Off Date
DBC
Definitive Certificate
Depositor
Distribution Date
DTC
Remittance Period
ERISA
Euroclear
Excluded Plan
Exemption
Expense Fee
Extra Principal Distribution Amount
Final Scheduled Distribution Date
Fitch
Fixed Rate Certificates
Group I Certificates
Group I Guaranteed Principal Amount
Group I Home Equity Loans
Group I Net WAC Cap
Group II Certificates
Group II Guaranteed Principal Amount
Group II Home Equity Loans
Group II Net WAC Cap
Home Equity Loan Group
Home Equity Loans
Insured Payment
Interest Period
LIBOR Determination Date
Liquidated Loan
London Business Day
Maximum Rates
MGT/EOC
Minimum Bid
Minimum Rates
Monthly Remittance Date
Moody's
Mortgaged Properties
Net Coupon Rate
Net Monthly Excess Cashflow
New CI
Non-Offered Certificates
One-Month LIBOR
Original Combined Loan-to-Value Ratio
Original Loan-to-Value Ratio
Overcollateralization Amount
Overcollateralization Release Amount
Percentage Interest
Plan
Policies
Preference Amount
Premium Amount
Prepayment Assumption
prohibited transactions
PTE
Rating Agencies
Realized Loss
Record Date
Reference Banks
Regular Certificates
Regulation
REMIC Regular Certificates
REMIC Residual Certificates
REMICs
Residual Certificates
Restricted Group
S&P
Securities Act
Sellers
Servicer
Servicing Fee
Six-Month Adjustable Rate Loans
Statistical Calculation Date
Statistical Calculation Date Loan Balance
Supplemental Interest Reserve Fund
Supplemental Interest Reserve Fund Deposit
Target Deficiency
Target Overcollateralization Amount
Telerate Page 3750
Total Available Funds
Transition Expenses
Trust
Trustee
Trustee Fee
Underwriters
Underwriting Agreement
Variable Rate Certificates
weighted average life
S-36
S-60
S-59
S-25
S-62
S-62
S-49
S-60
S-62
S-79
S-62
S-61
S-62
S-74
S-63
S-67
S-62
S-62
S-61
S-60
S-24
S-61
S-64
S-60
S-63
S-63
S-64
S-64
S-64
S-68
S-69
S-68
S-79
S-60
S-60
S-60
S-61
S-24
S-78
S-71
S-29
S-49
S-64
S-79
S-59
S-61
S-61
S-24
S-62
S-60
S-64
S-80
S-61
S-81
S-80
S-66
S-64
S-72
S-69
S-60
S-60
S-75
S-24
S-68
S-60
S-75
S-24
S-79
S-24
S-24
S-75
S-69
S-69
S-71
S-69
S-35
S-62
S-72
S-35
S-64
S-69
S-24
S-68
S-64
S-61
S-60
S-69
S-25
S-25
S-65
S-65
S-65
S-80
S-59
S-75
S-66
S-49
S-80
S-80
S-69
S-71
S-65
S-70
S-78
S-80
S-78
S-78
S-11
S-78
S-81
S-69
S-82
S-24
S-59
S-73
S-35
S-24
S-24
S-50
S-79
S-79
S-65
S-65
S-69
S-76
S-65
S-24
S-59
S-73
S-81
S-81
S-60
S-49

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

           Except under limited circumstances, the globally offered Centex Home Equity Loan Asset-Backed Certificates, Series 200_-__ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream, Luxembourg. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

           Secondary market trading between investors holding Global Securities through Euroclear and Clearstream, Luxembourg will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

           Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset-Backed Certificates issues.

           Secondary cross-market trading between Euroclear or Clearstream, Luxembourg and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream, Luxembourg and as DTC participants.

           Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

           All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream, Luxembourg will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

           Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

'

           Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

           Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sellers' accounts are located to ensure that settlement can be made on the desired value date.

           Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Certificates issues in same-day funds.

           Trading between Euroclear and/or Clearstream, Luxembourg Participants. Secondary market trading between Euroclear participants or Clearstream, Luxembourg participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

           Trading between DTC Seller and Euroclear or Clearstream, Luxembourg Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream, Luxembourg participant, the purchaser will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream, Luxembourg participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream, Luxembourg cash debt will be valued instead as of the actual settlement date.

           Euroclear participants and Clearstream, Luxembourg participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Global Securities are credited to their accounts one day later.

           As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, Euroclear participants or Clearstream, Luxembourg participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream, Luxembourg participant's particular cost of funds.

           Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

           Trading between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream, Luxembourg participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. In these cases Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream, Luxembourg participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream, Luxembourg participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg participant's account would instead be valued as of the actual settlement date.

           Finally, day traders that use Euroclear or Clearstream, Luxembourg and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream, Luxembourg participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Euroclear or Clearstream, Luxembourg for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream, Luxembourg accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream, Luxembourg account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream, Luxembourg participant.

U.S. Federal Income Tax Documentation Requirements

           A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (or in some cases 31%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

           Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

           Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

           Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

           Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

           U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

           U.S. Person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of a Class A Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•	a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

           As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of a Class A Certificate that is not a U.S. person.

           This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

$_____________
(Approximate)

CENTEX HOME EQUITY LOAN TRUST 200_-__

Centex Home Equity Loan
Asset-Backed Certificates, Series 200_-__

Centex Home Equity Company, LLC
 as Originator and Servicer

CHEC Funding, LLC
as Depositor

PROSPECTUS SUPPLEMENT

[LEAD UNDERWRITER]
[CO-UNDERWRITER]
[CO-UNDERWRITER]

_______ __, 20__.

PROSPECTUS SUPPLEMENT
(To Prospectus dated ______ __, 20__)

$_________________
CENTEX HOME EQUITY LOAN TRUST 20__-__

Centex Home Equity Loan Asset-Backed Notes, Series 20__-_
Centex Home Equity Company, LLC
Seller and Servicer

CHEC Funding, LLC
Depositor

Note Principal Balance	Note Rate	Price to Public	Underwriting Discount	Proceeds to the Depositor

Class A-1 Notes Class A-2 Notes Class A-3 Notes	$ $ $	Fixed * Fixed * Variable **	% % %	% % %	% % %

__________

*       subject to an interest rate cap
**    subject to an available funds cap

The notes represent non-recourse obligations of the trust only and do not represent an interest in or obligation of [the Trust owners], Centex Home Equity Company, LLC, the indenture trustee, the owner trustee or any of their affiliates.

The trust:

•	is a Delaware business trust formed pursuant to a trust agreement between _________ and _________;

•	will issue three classes of notes, which are offered by this prospectus supplement; and

•	will issue a transferor interest, which is not offered by this propsectus supplement.

The notes:

•	are principally secured by the assets of the trust, which consist of two groups of closed-end, fixed-rate home equity loans, and one group of closed end, adjustable-rate home equity loans with conforming balances;

•	currently have no trading market; and

•	are not insured or guaranteed by any governmental agency.

Credit enhancement will be provided in the form of overcollateralization, limited crosscollateralization and irrevocable and unconditional financial guaranty insurance policies issued by _____________________.

Review the information in “Risk Factors” beginning on page S-__ of this prospectus supplement and page __ of the prospectus.

After the initial distribution of the notes, this prospectus and prospectus supplement may be used in market making transactions in the notes. In connection with any market making transactions, certain information in this prospectus supplement will be updated from time to time.

Neither the SEC nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters named below will purchase the notes from the depositor. See “Underwriting” in this prospectus supplement. The notes will be issued in book-entry form only on or about June __, 200_.

[LEAD UNDERWRITER]

_________ __, 200_

For 90 days following the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

Prospectus Supplement

Caption

Summary
Risk Factors
The Note Insurer
Description of the Home Equity Loans
Prepayment and Yield Considerations
The Trust
Description of the Notes
Description of the Agreements
Use of Proceeds
Certain Federal Income Tax Considerations
Certain State Tax Considerations
Erisa Considerations
Legal Investment Considerations.
Underwriting
Experts
Legal Matters
Ratings
Index of Defined Terms
Annex I; Global Clearance, Settlement and Tax Documentation Procedures	Page S-3 S-10 S-21 S-21 S-46 S-56 S-57 S-70 S-78 S-78 S-79 S-80 S-81 S-81 S-82 S-82 S-82 S-84 S-85

Prospectus

Caption

Prospectus Supplement
Reports to Holders
Available Information
Incorporation of Certain Documents
    by Reference
Introduction
The Depositor
The Seller and the Servicer
Description of the Securities
The Trust Funds
Accounts
Enhancement
The Agreements
Certain Legal Aspects of the Home
    Equity Loans
Use of Proceeds
Federal Income Tax Consequences
State Tax Consequences
ERISA Considerations
Legal Investment
Plan of Distribution
Legal Matters
Page 5 6 6 6 7 8 8 15 23 26 28 30 45 52 53 75 75 79 80 80

SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, you should read carefully this entire prospectus supplement and accompanying prospectus.

This summary provides an overview to aid your understanding and is qualified by the full description of this information in this prospectus supplement and the accompanying prospectus.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Defined Terms” beginning on page S-___ in this prospectus supplement.

Issuer

•	Centex Home Equity Loan Trust 200_-__

Depositor

CHEC Funding, LLC, a Delaware limited liability company and wholly owned subsidiary of Centex Home Equity Company, LLC.

Sellers

•	Centex Home Equity Company, LLC.

•	CHEC Conduit Funding, LLC, which is a limited purpose entity and an affiliate of Centex Home Equity Company, LLC.

•	Harwood Street Funding II, LLC, which is a limited purpose entity and an affiliate of Centex Home Equity Company, LLC.

Servicer

•	Centex Home Equity Company, LLC.

The Transferor

•	The holder of the transferor interest, which initially will be the depositor or an affiliate of the depositor.

Owner Trustee

•	_______________________

Indenture Trustee

•	Bank One, National Association

Note Insurer

•	_______________________.

Closing Date

_____ __, 20__.

Cut-Off Date

•	For each home equity loan, the later of (1) the opening of business on ______ __, ____ and (2) the date of its origination but in no event later than the closing date.

Statistical Calculation Date

The close of business on _____ __, 20__.

•	All statistical information relating to the home equity loans presented in this prospectus supplement is given as of the statistical calculation date.

Distribution Date

The 25th day	of each month, or if the 25th day is not a business day, then the next succeeding business day. The first distribution date will be _____ 25, 20__.

Record Date

•	With respect to any distribution date and the fixed rate notes, the close of business on the last business day of the month immediately preceding the calendar month in which the distribution date occurs.

•	With respect to any distribution date and the variable rate notes, the close of business on the last business day immediately preceding the distribution date. If definitive notes are issued, the record date will in all cases be the close of business on the last business day of the month immediately preceding the calendar month in which the distribution date occurs.

Business Day

A business day is any day other than a Saturday or Sunday, or any other day that banking institutions in the following cities are authorized or required by law or executive order to be closed: New York, Dallas; [where the corporate trust offices of the owner trustee or indenture trustee are located]; or [where the note insurer is located].

Remittance Period

For purposes of calculating amounts payable on any distribution date, the applicable Remittance Period is the calendar month immediately preceding the calendar month in which the distribution date occurs.

THE NOTES

General

On the closing date, the trust will issue the notes and the transferor interest. Only the notes are being offered under this prospectus supplement. We have included information with respect to the transferor interest solely to provide you with a better understanding of the notes.

Group I Notes

The Group I notes will be the Class A-1 notes and Class A-2. Distributions on the Group I notes will be primarily derived from payments on the home equity loans in Group I.

Group II Notes

The Group II notes will be the Class A-3 notes. Distributions on the Group II notes will be primarily derived from payments on the home equity loans in Group II.

Fixed Rate Notes

The Class A-1 notes and the Class A-2 notes.

Variable Rate Notes

The Class A-3 notes.

Denominations

The notes will be offered for purchase in denominations of $1,000 and multiples of $1 above $1,000.

Book-Entry Registration

We will issue the notes in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the notes are in book-entry form they will be registered in the name of the nominee of depository in the United States.

The Stated Maturity

The final scheduled distribution date for each class of notes is _____________________.

TRANSFEROR INTEREST

Payments on the transferor interest are subordinated to payments on the notes, as more fully described in this prospectus supplement. The transferor interest will be held by the transferor.

DISTRIBUTIONS TO NOTEHOLDERS

General

You will be entitled to receive payments of interest on each distribution date. We may reduce the amount of interest that you are entitled to receive on any distribution date as a result of the application of the Soldiers’ and Sailors’ Civil Relief Act of 1940.

•	The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments received on the home equity loans.

•	If you hold a note on the applicable record date, you will be entitled to receive payments on the related distribution date.

Fixed Rate Note Interest

•	The interest rate on any distribution date with respect to the Class A-1 notes will be __% (or ___% for each distribution date after the first distribution date on which the servicer has the option to purchase the home equity loans), subject to an interest rate cap.

•	The interest rate on any distribution date with respect to the Class A-2 notes will be __% (or ___% for each distribution date after the first distribution date on which the servicer has the option to purchase the home equity loans), subject to an interest rate cap.

The interest period with respect to each distribution date for a fixed rate note is the calendar month preceding the month of the distribution date. For example, if the distribution date occurs on _____ __, 20__, the interest period would be the month of July 200_. Each calendar month will be deemed to have 30 days and each year will be deemed to have 360 days. Therefore, if you are a holder of a fixed rate note you would use the following formula to calculate your interest payment on any distribution date:

30 x IR x PB = your interest payment
360

IR =	the applicable per annum fixed interest rate, subject to (1) an interest rate cap and (2) an increase if the servicer does not exercise its option to terminate the trust by purchasing all of the home equity loans.

PB =	the principal balance of your fixed rate note immediately prior to any distributions on the distribution date. If you are a holder of a fixed rate note, we will increase the interest payment we owe to you for a distribution date by any unpaid amounts we owe to you from prior distribution dates, plus accrued interest at the applicable note rate.

If you are a holder of a fixed rate note, you will not receive additional funds on future distribution dates to compensate you for any reduction in the amount of interest owed to you on a prior distribution date because of an interest rate cap.

Variable Rate Note Interest

•	The interest rate on any distribution date with respect to the Class A-3 notes will equal one-month LIBOR plus __% (or one-month LIBOR plus __% for each distribution date after the first distribution date on which the servicer has the option to purchase the home equity loans), subject to an available funds cap.

The interest period with respect to each distribution date and the variable rate notes is the period from and including the previous distribution date (or the closing date in the case of the first distribution date) to and including the day preceding the related distribution date. Interest on the variable rate notes will accrue during the related interest period on the basis of the actual number of days elapsed in the related interest period and a year consisting of 360 days. Therefore if you are a holder of a variable rate note, you would use the following formula to calculate your interest payment on any distribution date:

N x IR x PB = your interest payment
360

N = number of days in the interest period

IR =	the per annum floating interest rate for the interest period, subject to both (1) an available funds cap and (2) an increase if the servicer does not exercise its option to terminate the trust by purchasing all of the home equity loans.

PB =	the principal balance of your variable rate note immediately prior to any distributions on the distribution date.

If you are a holder of a variable rate note, we will increase the interest payment we owe to you for a distribution date by any unpaid amounts we owe to you from prior distribution dates, plus accrued interest at the applicable note rate.

Additionally, we will pay to you the amount by which we reduce the interest payment we owe to you as a holder of a variable rate note because of the available funds cap on future distribution dates, on a subordinated basis, to the extent that money is available to make these payments.

Principal Payments

On each distribution date, you will generally be entitled to a principal amount equal to principal collections with respect to the group of home equity loans associated with your notes plus amounts necessary to reach the required level of overcollateralization for that distribution date.

Amounts available to make this payment will be principal collections as well as excess interest with respect to your home equity loans.

TRUST PROPERTY

The trust property includes:

•	a pool of closed-end fixed rate home equity loans, with principal balances that conform to Freddie Mac and Fannie Mae guidelines and a pool of closed-end adjustable rate home equity loans, in each case secured primarily by first and second deeds of trust or mortgages on one-to four-family residential properties transferred to the trust on the closing date;

•	payments on the home equity loans received on and after the cut-off date;

•	property that secured a home equity loan which has been acquired by foreclosure or deed in lieu of foreclosure;

•	amounts on deposit in the accounts specified in this prospectus supplement;

•	rights under any hazard insurance policies, if any, covering the mortgaged properties; and

•	proceeds of the foregoing.

Each class of notes will also have the benefit of a separate note insurance policy issued by

THE HOME EQUITY LOANS

General

We will divide the home equity loans into two groups. Each of the home equity loan groups will constitute a separate sub-trust. The Group I home equity loan group will contain home equity loans that bear interest at fixed rates. The Group II home equity loan group will contain home equity loans that bear interest at variable rates that adjust semi-annually based on six-month LIBOR and the applicable gross margin (subject to the limitations described in this prospectus supplement). The initial rate adjustment date for those home equity loans that bear interest at an adjustable rate is either six months or two years after the date of origination of the related home equity loan.

All of the home equity loans in the trust have been originated by CHEC, an affiliate of CHEC or a broker for simultaneous assignment to CHEC.

The home equity loans are secured primarily by first and second lien mortgages or deeds of trust primarily on one-to-four family residential properties and manufactured housing treated as real property under applicable state law. None of the home equity loans is insured by a primary mortgage insurance policy.

The home equity loans are not and will not be guaranteed by the depositor, the sellers, the servicer, the note insurer, the transferor, the owner trustee, the indenture trustee or any of their affiliates.

The statistical information presented in this prospectus supplement, is with respect to _________ home equity loans, of which ________ are fixed-rate home equity loans and _______ are adjustable-rate home equity loans in each case as of the statistical calculation date. Prior to the closing date, additional home equity loans will be added to each home equity loan group and some home equity loans may be removed from each home equity loan group, subject to the consent of the note insurer.

As a result, the characteristics of the home equity loans in each home equity loan group as of the cut-off date will differ from the characteristics presented in this prospectus supplement as of the statistical calculation date. The depositor does not expect a material change in the aggregate characteristics of either home equity loan group.

DELINQUENCY ADVANCES AND COMPENSATING INTEREST

Each month the servicer will determine the amount of any unpaid interest due on the home equity loans. If the servicer believes that unpaid interest can be recovered, then the servicer will either:

•	advance the unpaid interest to the trust out of its own funds; or

•	advance the unpaid interest to the trust out of collections on the home equity loans that are not required to be distributed on the related distribution date.

The servicer will reimburse the trust for amounts advanced from trust collections prior to the date on which these amounts are required to be a part of any amounts distributable to you.

The servicer will provide to the trust the amount of any shortfall in the anticipated collection of interest on a home equity loan that is caused by a full prepayment of a home equity loan [or a prepayment of at least six times a mortgagor’s monthly payment] up to the amount of the aggregate servicing fee due on the related distribution date.

The servicer is entitled to be reimbursed by the trust for any delinquency advances from the related home equity loan [and if the delinquency advance is a non-recoverable advance, from collections on all the home equity loans of the related home equity loan group prior to any distributions to you.] The servicer is also entitled to be reimbursed by the trust for any delinquency advances, as well as unreimbursed payments of compensating interest, from all the home equity loans to the extent funds are available after making other required distributions on the related distribution date.

SERVICING ADVANCES

Unless the servicer determines that any proposed advance is not recoverable from the related home equity loan, the servicer will pay all “out of pocket” costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

•	expenditures in connection with a foreclosed home equity loan prior to the liquidation of that home equity loan;

•	the cost of any enforcement or judicial proceedings, including foreclosures; and

•	the cost of the management and liquidation of property acquired in satisfaction of the related home equity loan.

The servicer is entitled to be reimbursed by the trust for any servicing advances from the related home equity loan group and also from all the home equity loans to the extent funds are available after making other required distributions on the related distribution date.

CREDIT ENHANCEMENT

Note Insurance Policies

___________________ will issue two note guaranty insurance policies for the benefit of each class of notes.

The note insurance policies will unconditionally and irrevocably guarantee the timely payment of interest on and the ultimate payment of the principal amount of each class of notes.

On each distribution date, the owner trustee will, for each class of notes, calculate to what extent the funds available to make the payments of principal and interest are insufficient to (1) pay current interest on the notes or (2) reduce the principal balance of the related notes to an amount equal to the principal balance of the home equity loans in the related home equity loan group. If an insufficiency exists, then the owner trustee will make a draw on the related note insurance policy. In addition, each note insurance policy will guarantee the full payment of the principal balance on each class of notes on the final scheduled distribution date.

The note insurance policies will not guarantee:

•	any shortfalls related to the Soldiers' and Sailors' Civil Relief Act of 1940;

•	or any shortfalls resulting from the application of any interest rate cap or available funds cap.

If for any reason the note insurer does not make the payments required by the related note insurance policy, you will have to rely solely on the home equity loans for your payments of interest and principal and you may suffer a loss.

Overcollateralization

Overcollateralization is calculated as the amount by which the aggregate principal balance of the home equity loans in the related home equity loan group exceeds the principal balance of the class of notes related to the home equity loan group. The notes will not have the benefit of any overcollateralization on the date the notes are issued. Following the date the notes are issued, excess interest collections, if any, will be applied as accelerated payments of principal to the related class of notes until the overcollateralization level for the home equity loan group equals a specified overcollateralization level.

If there are not sufficient excess interest collections, the related overcollateralization level will not be reached or maintained. In addition, realized losses on the home equity loans will reduce the amount of overcollateralization. If realized losses on the home equity loans in a particular home equity loan group result in the overcollateralization amount for the home equity loan group becoming negative, to the extent that excess amounts are not available from that home equity loan group or from the other home equity loan groups, a draw will be made on the related note insurance policy. The required overcollateralization level for each home equity loan group may be increased, reduced or eliminated by the note insurer without your consent.

Crosscollateralization

Each home equity loan group provides for limited crosscollateralization of the notes related to the other home equity loan groups. Excess amounts generated by one home equity loan group will be available to fund:

•	shortfalls in the payment of interest on the notes related to the other home equity loan groups as a result of defaults;

•	principal losses on the home equity loans in another home equity loan group to the extent not covered by excess interest or overcollateralization in the other home equity loan group; and

•	the reimbursement of the note insurer [and the owner trustee] for amounts owed with respect to the other home equity loan groups.

OPTIONAL TERMINATION BY THE SERVICER

The servicer may, at its option, terminate the trust on the first distribution date on which the aggregate outstanding principal balance of the home equity loans in all groups is equal to or less than 10% of the aggregate outstanding principal balance of the home equity loans on the cut-off date.

OPTIONAL PURCHASE OF DEFAULTED HOME EQUITY LOANS

The servicer has the option, but is not obligated, to purchase from the trust any home equity loan that becomes delinquent for two consecutive monthly installments, subject to the limitations described in the sale and servicing agreement.

CERTAIN FEDERAL TAX CONSIDERATIONS

In the opinion of Stroock & Stroock & Lavan LLP, counsel to the seller and the issuer, for federal income tax purposes, the notes will be treated as debt and the “trust fund” (as defined in the prospectus) will not be an association, publicly traded partnership or taxable mortgage pool taxable as a corporation. By your purchase of a note, you will be agreeing to treat the notes as debt for federal income tax purposes.

ERISA CONSIDERATIONS

Subject to the considerations and conditions described under “ERISA CONSIDERATIONS” in the prospectus and in this prospectus supplement, we expect that the notes may be purchased by a pension or other employee benefit plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, pursuant to certain prohibited transaction class exemptions which are based on the identity of the fiduciary of the plan purchasing the notes.

LEGAL INVESTMENT CONSIDERATIONS

The notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the notes.

NOTE RATINGS

It is a condition to the issuance of the notes that they receive ratings of “AAA” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and “Aaa” by Moody’s Investors Service, Inc.

RISK FACTORS

           You should consider the following risk factors together with all the information contained in this prospectus supplement and the related prospectus in deciding whether to purchase any of the notes.

Home equity loans are only source of repayment	The notes will be payable solely from the assets of the trust fund and from the credit enhancement described in this prospectus supplement. You will have no recourse to the depositor, the seller, the servicer or any other person for any default on the notes or any failure to receive distributions on the notes. In addition, certain home equity loans and/or any balance remaining immediately after making all payments due on the notes and other payments specified in this prospectus supplement, will be promptly released or remitted to the holder of the tranferor interest or any other designated person and will no longer be available for making payments to holders. Consequently, you must rely solely upon payments with respect to the home equity loans and the other assets constituting the trust fund for the notes, including amounts available as credit enhancement, which include bond insurance, overcollateralization and crosscollateralization, for the payment of principal of and interest on the notes.

You will be required under the indenture to proceed only against the home equity loans and other assets constituting the trust fund in the case of a default with respect to the notes and may not proceed against any assets of the depositor, the seller, the servicer or any other person. There is no assurance that the market value of the home equity loans or any other assets will at any time be equal to or greater than the aggregate principal amount of the notes then outstanding plus accrued interest. In addition, upon an event of default under the indenture and a sale of the assets in the trust fund, the trustee, the servicer, the credit enhancer, and any other service provider specified in the prospectus supplement will be entitled to receive the proceeds of the sale to the extent of unpaid fees and other amounts owed to them prior to distributions on the notes. Proceeds of a sale of the assets may be insufficient to pay in full the principal of and interest on the notes, and you may suffer a loss on your investment.

The borrowers have less than perfect credit	CHEC underwriting standards generally are less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history, collateral and in other respects. The home equity loans originated or acquired by CHEC or its affiliates have been made to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, including, impaired past credit experience, limited credit history, insufficient home equity value, or a high level of debt-to-income ratios. As a result of this approach to underwriting, the home equity loans may experience higher rates of delinquencies, defaults and foreclosures than home equity loans underwritten in accordance with Fannie Mae or Freddie Mac’s guidelines.

Newly originated home equity loans may default	Approximately __% of the Group I home equity loans and _____% of the Group II home equity loans were originated within twelve months prior to the statistical calculation date. The weighted average remaining term to stated maturity of the Group I and Group III home equity loans as of the statistical calculation date is approximately_____ months and _____ months, respectively. Although little data is available, defaults on home equity loans, including home equity loans similar to the home equity loans expected to be included in the trust, are generally expected to occur with greater frequency in the early years of the terms of home equity loans.

Geographic concentration may affect performance of the home equity loans	Approximately _____%, _____% and _____% of the Group I home equity loans are located in [_____, _____ and _____ ], respectively, and approximately _____% , _____% , _____% , _____% , _____% and _____% of the Group II home equity loans are located in [_____, _____, _____, _____, _____ and _____]. To the extent that the related regions have experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, a concentration of the home equity loans may be expected to have an unduly large impact on the performance of the home equity loan pool as a whole. The seller and the depositor can neither quantify the impact of any recent property value declines on the home equity loans nor predict whether, to what extent or for how long declines may continue.

Balloon loans may have higher rates of default which may cause losses	Based on the principal balances of the mortgage loans in existence on the statistical calculation date, approximately _____% of the Group I home equity loans and ______% of the Group II home equity loans are balloon loans. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result, the borrower usually will have to refinance the balloon loan in order to pay the amount due. The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available mortgage rates, the value of the property or the borrower’s payment or credit history. The trust will not have any funds to refinance a balloon loan, and the seller is not obligated to do so. If the borrower is unable to refinance the balloon loan, the trust may suffer a loss.

Credit enhancement provides limited protection against losses	Although credit enhancement is intended to reduce the impact of delinquent payments or losses on the payment of the notes, the amount of credit enhancement will be limited and will decline and under certain circumstances could be depleted prior to the payment in full of the notes. As a result, you may suffer losses on your investment.

Certain factors may cause property values to be insufficient to cover historical losses on the home equity loans	There are several factors that could adversely affect the value of the mortgaged properties so that the outstanding balance of the related home equity loan, together with any senior financing on the mortgaged properties, would equal or exceed the value of the mortgaged properties. Among the factors that could adversely affect the value of the mortgaged properties are an overall decline in the residential real estate market in the areas in which the mortgaged properties are located or a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any decline in value of the mortgaged property could extinguish the value of a junior interest in a mortgaged property before having any effect on the related senior interest. If a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior home equity loans could be higher than those currently experienced in the mortgage and home improvement lending industry in general.

Home equity loans transferred to the trust may have characteristics that differ from those of the home equity loans presented in this prospectus which may reduce your yield to maturity	Following the transfer of the home equity loans to the trust on the closing date, the characteristics of the home equity loans in either loan group, or in both loan groups, may differ from the information presented in this prospectus supplement. The characteristics that may differ include, among others, the composition of the home equity loans and of the borrowers of home equity loans, the credit quality of the home equity loans, the distribution by interest rate, the distribution by principal balance, the distribution by loan-to-value ratio and the distribution by remaining term to stated maturity. You should consider potential variances when making your investment decision. In addition, as a result of the changes in the home equity loans included in the trust, the principal balance of each class of certificates is subject to a variance of plus or minus 5%.

Events of default under the indenture may have a significant impact on the weighted average life of the notes	So long as the note insurer is not in default with respect to its obligations under the note insurance policies, neither the indenture trustee nor the noteholders may declare an event of default under the indenture or accelerate the maturity of the notes without the consent of the note insurer. Upon the occurrence of an event of default under the indenture (so long as the note insurer is not in default with respect to its obligations under the note insurance policies), the note insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the home equity loan pool, which will result in redemption, in whole or in part, of the notes. The note insurer’s decisions with respect to defaults under the indenture may have a significant impact on the weighted average life of your notes.

The rate of return of principal is uncertain due to prepayments	Overview. Generally, if prevailing interest rates fall significantly below the interest rates on the home equity loans, the home equity loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the home equity loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the home equity loans, the rate of prepayments is likely to decrease. The average life of your notes and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments relating to the home equity loans) on the home equity loans.

In general, the yield on a note that is purchased at a premium to the outstanding principal amount of the note may be adversely affected by a higher than anticipated level of prepayments of the home equity loans. Conversely, the yield on a note that is purchased at a discount to the outstanding principal amount of the note may be adversely affected by a lower than anticipated level of prepayments.

Many of the home equity loans have no prepayment penalties. Approximately _____% of the Group I home equity loans and _____% of the Group II home equity loans, in each case as of the statistical calculation date, may be prepaid in whole or in part at any time without penalty. Home equity loans may not be viewed by borrowers as permanent financing. Accordingly, the home equity loans in the trust may experience a higher rate of prepayment than traditional home equity loans. The trust’s prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

Due-on-sale clauses. All of the home equity loans will contain due-on-sale provisions and the servicer is required by the sale and servicing agreement to enforce these provisions unless the enforcement is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related mortgaged property to assume the home equity loan. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under any home equity loan.

2/28 adjustable rate loans. Approximately _____% of the Group II home equity loans, as of the statistical calculation date, have a two year fixed rate term followed by a 28 year adjustable rate term. As with home equity loans generally, the rate of prepayments on these 2/28 adjustable rate loans which are in the initial fixed rate period is sensitive to prevailing interest rates. The prepayment behavior of the 2/28 adjustable rate loans may differ from that of the other Group II home equity loans, although the other Group II home equity loans also have adjustable interest rates. As a 2/28 adjustable rate loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings.

Different sources of payment on each class of notes may result in a different rate of return of principal on each class of notes	The rate of prepayment, including loss experience, on a home equity loan pool is affected by the individual characteristics of the home equity loans. Because payment of principal and interest on each class of notes is made from the cash generated by a different group of home equity loans, the rate of prepayment of each class of notes will differ.

The rate of return of principal may be affected by certain structural features	Optional Termination of the Trust. The yield to maturity on your notes may be affected by the exercise by the servicer of its right to terminate the trust prior to the date that the home equity loans have fully amortized.

Payment on each class of notes out of a different pool of home equity loans. The rate of prepayments may be affected by the characteristics of the home equity loans. As a result, the yield to maturity of each class of notes may differ because their source of payment is derived from separate home equity loan groups, which may perform in a different manner from other groups.

Repurchase of home equity loans due to breach of representations and warranties. Prepayments of the home equity loans may also result from repurchase of home equity loans due to material breaches of the seller’s representations and warranties.

Effect of home equity loan yield on note rate of Class A-3 notes; basis risk	Approximately _____% of the Group II home equity loans as of the statistical calculation date, adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits. We refer to these loans in this prospectus supplement as the six-month adjustable rate loans. Approximately _____% of the Group II home equity loans as of the statistical calculation date, are 2/28 adjustable rate loans. These home equity loans provide for a fixed interest rate for a period of approximately two years following origination and after that time provide for interest rate and payment adjustments in a manner similar to the six-month adjustable rate loans.

The interest rate for the Class A-3 notes is determined in accordance with and adjusts monthly based upon one-month LIBOR, and is subject to the Class A-3 available funds cap. One-month LIBOR and six-month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which six-month LIBOR is stable or is falling or that, even if both one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR. Furthermore, even if one-month LIBOR and six-month LIBOR were at the same level, the Class A-3 available funds cap may still limit the amount of interest that would otherwise be distributable on the Class A-3 notes. The operation of the Class A-3 available funds caps may cause the note rate of the Class A-3 notes to be reduced for extended periods in a rising interest rate environment. Although we intend that we will pay to you on future distribution dates the amount by which, we reduce a A-3 noteholder’s interest payment because of the Class A-3 available funds cap, we cannot assure you that excess funds will be available to make these payments.

In addition, Group II home equity loans are subject to periodic adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Class A-3 available funds cap limiting increases in the note rate for the class. Finally, the Group II home equity loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the Class A-3 notes will be made on the basis of the actual number of days elapsed in the related interest period and a year of 360 days. This may result in the Class A-3 available funds cap limiting the note rate for the Class A-3 notes to less than LIBOR plus the applicable margin in interest periods that have more than 30 days. [Consequently, the interest that becomes due on the Group III home equity loans (net of the sum of the amounts payable to each of the servicer, the owner trustee, the indenture trustee and the note insurer) may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the Class A-3 notes with respect to any distribution date.] If you are a holder of a Class A-3 note and the note rate is limited in any period by the available funds cap you may suffer a temporary or permanent decline in the market value of your notes.

Yield considerations relating to excess cash	If the notes related to a home equity loan group are overcollateralized by the home equity loan group below the required amount, excess interest, if any, generated by the home equity loan group will be distributable on the related notes as a payment of principal. If purchased at a premium or a discount, the yield to maturity on your note will be affected by the rate at which excess interest is distributed as a payment of principal. If the actual rate of excess interest distribution is slower than the rate anticipated by an investor who purchases a related note at a discount, the actual yield to the investor will be lower than the investor’s anticipated yield. If the actual rate of excess interest distribution is faster than the rate anticipated by an investor who purchases a related note at a premium, the actual yield to the investor will be lower than the investor’s anticipated yield. The amount of excess interest available for distribution with respect to a home equity loan group on any distribution date will be affected by:

•	the actual amount of interest received, collected or recovered with respect to the home equity loans in the related home equity loan group during the calendar month prior to the related distribution date;

•	changes in the weighted average of the coupon rates of the home equity loans in the related home equity loan group resulting from prepayments and liquidations of home equity loans; and

•	adjustments in the interest rates on the Group II home equity loans;

•	adjustments in the note rates on the Class A-3 notes.

The amount of excess interest distributed as principal on the notes related to a home equity loan group will be based on the required amount of overcollateralization. The required level of overcollateralization may increase or decrease during the period that the related class of notes remain outstanding. Any increase in the overcollateralization for the notes related to a home equity loan group may result in an accelerated rate of amortization of the related notes until the overcollateralization for the notes equals the required amount of overcollateralization. Any decrease in the required amount of overcollateralization will result in a decelerated rate of amortization of the related notes until the overcollateralization for the notes is reduced to the required amount of overcollateralization for the notes.

Liquidation of home equity loans could cause payment delays and/or losses	Overview. Even assuming that the mortgaged properties provide adequate security for the related home equity loans, substantial delays in receiving proceeds could be encountered by the trust in connection with the liquidation of defaulted home equity loans. As a result, shortfalls in distributions on the notes could occur if the note insurer were unable to perform its obligations under the note insurance policies. Further, liquidation expenses (including legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable on the notes and consequently reduce the security for the home equity loans. In the event any of the mortgaged properties fail to provide adequate security for the related home equity loans, noteholders could experience a loss if the note insurer were unable to perform its obligations under the note insurance policies.

Second Liens. As of the statistical calculation date, approximately _____% of the aggregate principal balance of the Group I home equity loans and ___% with respect to the Group II home equity loans are secured by first liens on the related properties, and approximately _____% of the aggregate principal balance of the Group I home equity loans and ___% with respect to the Group II home equity loans are secured by second liens on the related properties. With respect to home equity loans that are junior in priority to liens having a first priority with respect to the related mortgaged property, the servicer has the power, in some cases, to consent to a new mortgage lien on the mortgaged property having priority over the home equity loan in connection with the refinancing of the first lien. Home equity loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior home equity loan and prior statutory liens have been satisfied. In the event that the proceeds are insufficient to satisfy the loans and prior liens in the aggregate and the note insurer is unable to perform its obligations under the note insurance policy, the trust and, accordingly, you, bear (1) the risk of delay in distributions while a deficiency judgment, if any, against the borrower is sought and (2) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon.

There could be delays in distributions on your notes if the transfer of home equity loans to the trust is not considered a sale in the event of bankruptcy	The sale of the home equity loans from the sellers to the depositor and from the depositor to the trust will be treated by the sellers, the depositor and the trust as a sale of the home equity loans. In the event of an insolvency of either seller or the depositor, it is possible that a receiver or conservator for, or a creditor of, either seller or the depositor, may argue that the transaction between each seller, the depositor and the trust, with respect to the home equity loans was a pledge of the home equity loans in connection with a borrowing rather than a true sale. This attempt, even if unsuccessful, could result in delays in distributions on the notes.

Prepayment interest shortfalls may result in loss of interest	When a full principal prepayment is made on a home equity loan [or a prepayment of at least six times a mortgagor’s monthly payment,] the mortgagor is charged interest only up to the date of the prepayment, instead of for a full month, which may result in a prepayment interest shortfall. The servicer is obligated to pay those shortfalls in interest collections payable on the notes that are attributable to prepayment interest shortfalls, but only to the extent of the aggregate servicing fee due on the related distribution date. Neither the servicing fee nor the note insurance policy will be available to cover any shortfalls in interest collections on the home equity loans that are attributable to the Soldiers’ and Sailors’ Civil Relief Act of 1940. Prepayment interest shortfalls, after application of the servicing fee as described above, will be covered by the related note insurance policy.

The interest period on the Class A-1 and Class A-2 notes will reduce effective yield on the Class A-1 and Class A-2 notes	Interest payable on the Class A-1 and Class A-2 notes on a distribution date will include all interest accrued during the prior calendar month. As a result, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Class A-1 and Class A-2 notes were to accrue through the day immediately preceding each distribution date, and the effective yield (at par) to holders will be less than the indicated coupon rate.

Violations of consumer protection and other laws may result in losses on the home equity loans	Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the home equity loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the home equity loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the home equity loan to damages and administrative enforcement. The home equity loans are also subject to federal laws, including:

     (1)      the federal Truth in Lending Act and regulation Z promulgated under the, which require particular disclosures to the borrowers regarding the terms of the home equity loans;

      (2)      the Equal Credit Opportunity Act and regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

     (3)      the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

     (4)      the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the home equity loans and in addition could subject the trust fund to damages and administrative enforcement.

Approximately __% of the aggregate principal balance of the home equity loans are subject to the Home Ownership and Equity Protection Act of 1994, which amended the Truth in Lending Act as it applies to mortgages subject to the act. The Home Ownership and Equity Protection Act requires additional disclosures, specifies the timing of these disclosures and limits or prohibits inclusion of some provisions in mortgages subject to the Home Ownership and Equity Protection Act. The Home Ownership and Equity Protection Act also provides that any purchaser or assignee of a mortgage covered by the act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Home Ownership and Equity Protection Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the home equity loans. If the trust fund includes home equity loans subject to the Home Ownership and Equity Protection Act, it will be subject to all of the claims and defenses which the borrower could assert against the seller. Any violation of the Home Ownership and Equity Protection Act which would result in liability would be a breach of the seller’s representations and warranties and the seller would be obligated to cure, repurchase or, if permitted by the agreement, substitute for the home equity loan in question.

Numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Soldiers’ and Sailors’ Civil Relief Act of 1940 and state debtor relief laws, may also adversely affect the servicer’s ability to collect the principal of or interest on the home equity loans and also would affect your interests in the home equity loans if any of these laws result in the home equity loans being uncollectible.

Potential liability for environmental conditions could result in a loss on your investment in the notes	Real property pledged as security to a lender may be subject to environmental risks. Under the laws of states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner’s interest against real property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks this liability on foreclosure of the mortgaged property. If any of these laws results in a lien or other charge against the mortgaged properties of a sufficiently large percentage of the home equity loans, you may suffer a loss on your investment.

Reduction in the ratings on the notes could have an adverse effect on the value of your notes	The rating of the notes will depend primarily on an assessment of the claims-paying ability of the note insurer and on an assessment by the rating agencies of the home equity loans. Any reduction in a rating assigned to the claims-paying ability of the note insurer below the rating initially given to the notes may result in a reduction in the rating of the notes.

The rating by the rating agencies of the notes is not a recommendation for you to purchase, hold or sell the notes, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. We cannot assure you that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments on home equity loans, the likelihood of the payment of any interest payable to you on a subordinated basis due to the application of any available funds cap described under the section “DESCRIPTION OF THE NOTES—Note Rate” or the possibility that you might realize a lower than anticipated yield. The ratings of the notes also do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

None of the seller, the servicer or depositor is required to maintain the rating of the notes. Any downgrade in the ratings assigned to your notes will result in a decline in the market value of your notes.

Lack of secondary market limits liquidity with respect to your investment	There will be no market for the notes prior to issuance, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide you with liquidity with respect to your investment or will continue for the life of the notes. Further, if the notes are not listed on an exchange or quoted in the automated quotation system of a registered securities association, you may experience limited liquidity with regard to your notes.

Book-entry registration may limit liquidity in the secondary market and delay receipt of payment on your notes	Because transfers and pledges of the notes may be effected only through book entries at a clearing agency through clearing agency participants, the liquidity of the secondary market for notes may be reduced and the ability to pledge notes may be limited due to lack of a physical note. In certain cases, you may experience delay in the receipt of payments of principal and interest because these payments will be forwarded by the trustee to the clearing agency who will then forward payment to the clearing agency participants who will then forward payment to you. In the event of the insolvency of the clearing agency or of a clearing agency participant in whose name securities are recorded, your ability to obtain timely payment and ultimate payment of principal and interest on the notes may be impaired.

THE NOTE INSURER

[To be inserted.]

DESCRIPTION OF THE HOME EQUITY LOANS

Overview

           The statistical information presented in this prospectus supplement concerning the pool of home equity loans (the "Home Equity Loans") is based on the pool of Home Equity Loans CHEC Funding, LLC (the "Depositor") expects to transfer to Centex Home Equity Loan Trust 200_-__ (the "Trust") on the date of issuance of the notes (the "Closing Date"). The statistical information concerning the Home Equity Loans is as of the close of business on _____ __, 20__ (the "Statistical Calculation Date").

           This subsection describes characteristics of the Home Equity Loans. Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the aggregate principal balance of the related Home Equity Loans as of the statistical calculation date. Prior to the closing date, additional Home Equity Loans will be added to each home equity loan group and other Home Equity Loans may be removed from a home equity loan group, subject to the consent of the note insurer. As a result, the characteristics of the Home Equity Loans in each home equity loan group as of the cut-off date will differ from the characteristics presented in this prospectus supplement as of the statistical calculation date. The depositor does not expect any material change in the aggregate characteristics of any home equity loan group.

           Each home equity loan in the trust will be assigned to one of two home equity loan groups ("Group I" and "Group II," respectively, and each a "Home Equity Loan Group"). Each Home Equity Loan Group will constitute a separate sub-trust. The Home Equity Loans in Group I (the "Group I Home Equity Loans") will bear interest at fixed interest rates. The Home Equity Loans in Group I are referred to as the "Group I Home Equity Loans." The Home Equity Loans in Group II (the "Group II Home Equity Loans") will bear interest at adjustable rates. The Home Equity Loans in Group II are referred to as the "Group II Home Equity Loans." Distributions on the Group I notes will be based primarily on amounts available for distribution in respect of the Group I Home Equity Loans. Distributions on the Group II notes will be based primarily on amounts available for distribution in respect of the Group II Home Equity Loans.

           The Home Equity Loans to be transferred by Centex Home Equity Company, LLC ("CHEC"), CHEC Conduit Funding, LLC and Harwood Street Funding II, LLC (together, the "Sellers") to the Depositor and from the Depositor to the trust on the Closing Date are fixed and adjustable rate home equity loans evidenced by promissory notes (the "Notes") secured by first and second lien deeds of trust, security deeds or mortgages on properties (the "Mortgaged Properties"). The Mortgaged Properties securing the Home Equity Loans consist primarily of one-to four-family residential properties and manufactured housing treated as real property under applicable state law. The Mortgaged Properties may be owner-occupied and non-owner occupied investment properties (which include second and vacation homes). None of the Home Equity Loans are insured by pool mortgage insurance policies or primary mortgage insurance policies. All of the Home Equity Loans in the trust have been or will be originated by CHEC, an affiliate of CHEC or a broker for simultaneous assignment to CHEC. As of the Statistical Calculation Date, these Home Equity Loans will have the following general characteristics:

•	_____ total home equity loans

•	_____ fixed rate home equity loans

•	_____ floating rate home equity loans

•	all of the home equity loans were originated no earlier than _______ __, ____

•	location in __ states

•	Group I Home Equity Loans:

•	$______________ aggregate outstanding loan balance

•	_____% of total loan balance of all Home Equity Loans

•	Group II Home Equity Loans:

$______________ aggregate outstanding loan balance

_____% of total loan balance of all Home Equity Loans

           The Original Loan-to-Value Ratio and Original Combined Loan-to-Value Ratios with respect to the Home Equity Loans were calculated based upon the lesser of the appraised values of the mortgaged properties at the time of origination or the sales price of the related mortgaged property if the mortgaged property was sold within the 12 month period preceding the time of loan origination (the "Appraised Values"). Where more than one appraisal was performed on the subject property, the lesser of the two values was used to determine the Original Loan-to-Value Ratio and the Original Combined Loan-to-Value Ratio.

           In a limited number of circumstances, and within CHEC underwriting guidelines, CHEC may discount the Appraised Value of Mortgaged Properties (when calculating maximum Loan-to-Value Ratios) where the Mortgaged Properties are unique, have a high value or where the comparables are not within Fannie Mae guidelines. The purpose for making these reductions is to value the Mortgaged Properties more conservatively than would otherwise be the case if the appraisal were accepted as written.

           The "Original Combined Loan-to-Value Ratio" of a home equity loan is the ratio, expressed as a percentage, equal to the sum of any outstanding senior lien mortgage balance plus the original balance of the home equity loan divided by the Appraised Value of the related Mortgaged Property.

           We refer you to "RISK FACTORS--The Borrowers Have Less Than Perfect Credit" in this prospectus supplement for more detail.

           No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related home equity loans. If the residential real estate market has experienced or should experience an overall decline in property values, causing the outstanding balances of the home equity loans, together with the outstanding balances of any first mortgages, to become equal to or greater than the values of the related mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Group I Home Equity Loans

           The following summary information with respect to the Group I Home Equity Loans is as of the Statistical Calculation Date:

                                                          Summary Statistics     Range (if appropriate)

Avg. Outstanding Principal Balance.......................   $____________       $____________ to $____________

Wtd. Avg. Coupon Rate (approximate)......................       ________%           ________%to ________%

Wtd. Avg. Combined Loan-to-Value Ratio (approximate).....       ________%           ________%to ________%

Wtd. Avg. Remaining Term to Maturity (approximate).......       ____ months              ____ to 360 months

Wtd. Avg. Original Term to Maturity (approximate)........       ____ months              ____ to 360 months

Wtd. Avg. Credit Score (approximate)(1)..................         _____                  _____ to _____

Maximum Seasoning........................................         ____ months

Ratio of First to Second Liens...........................       ____% / ____%

Maximum Original Principal Balance of Loans
Secured by First Liens
I.
         Single-Family Properties........................          $_________

         Two-to Four-Family Properties...................          $_________

Maximum Original Principal Balance of Loans
Secured by Second Liens
II.......................................................

         Single-Family Properties........................          $_________
         Two-to Four-Family Properties...................          $_________

Balloon Payments (as a percent of
the aggregate outstanding loan balance)..................               ____%

Latest Maturity Date.....................................            __/__/__

30 to 59 day Delinquencies (as a percent of
the aggregate outstanding loan balance)(2)...............             ______%

_____________

(1)	Excludes Home Equity Loans for which a credit score is not available.

(2)	Approximately _______% of the outstanding loan balance of the Group I Home Equity Loans had first monthly payments due after _______ __, 200_, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

           The tables set forth below contain approximate statistical information as of the Statistical Calculation Date regarding the Group I Home Equity Loans. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF GROUP I HOME EQUITY LOANS1

                                                                      % of
                                               Statistical        Statistical
                             Number of         Calculation      Calculation Date
State                    Home Equity Loans   Date Loan Balance    Loan Balance
Arizona..................                     $                             %
Arkansas.................
California...............
Colorado.................
Connecticut..............
Delaware.................
District of Columbia.....
Florida..................
Georgia..................
Idaho....................
Illinois.................
Indiana..................
Iowa.....................
Kansas...................
Kentucky.................
Louisiana................
Maine....................
Maryland.................
Massachusetts............
Michigan.................
Minnesota................
Mississippi..............
Missouri.................
Montana..................
Nebraska.................
Nevada...................
New Hampshire............
New Jersey...............
New Mexico...............
New York.................
North Carolina...........
North Dakota.............
Ohio.....................
Oklahoma.................
Oregon...................
Pennsylvania.............
Rhode Island.............
South Carolina...........
South Dakota.............
Tennessee................
Texas....................
Utah.....................
Vermont..................
Virginia.................
Washington...............
West Virginia............
Wisconsin................
Wyoming..................
   Total.................                     $                             %

1      Determined by property address designated as such in the related mortgage

ORIGINAL COMBINED LOAN-TO-VALUE RATIO
OF GROUP I HOME EQUITY LOANS

                                                                               Statistical
                                                                               Calculation     % of Statistical
                                                            Number of           Date Loan      Calculation Date
Range of Original Combined Loan-to-Value Rations (%)    Home Equity Loans        Balance         Loan Balance
Less than or equal to 50.00.........................                         $                                 %
50.01 - 55.00.......................................
55.01 - 60.00.......................................
60.01 - 65.00.......................................
65.01 - 70.00.......................................
70.01 - 75.00.......................................
75.01 - 80.00.......................................
80.01 - 85.00.......................................
85.01 - 90.00.......................................
90.01 - 95.00.......................................
95.01 - 100.00......................................
           Total....................................                               $                            %

COUPON RATES OF GROUP I HOME EQUITY LOANS

                                                                               Statistical
                                                                               Calculation     % of Statistical
                                                         Number of Home         Date Loan      Calculation Date
Range of Original Coupon Rates (%)                        Equity Loans           Balance         Loan Balance
7.001 - 7.500.......................................                         $                                 %
7.501 - 8.000.......................................
8.001 - 8.500.......................................
8.501 - 9.000.......................................
9.001 - 9.500.......................................
9.501 - 10.000......................................
10.001 - 10.500.....................................
10.501 - 11.000.....................................
11.001 - 11.500.....................................
11.501 - 12.000.....................................
12.001 - 12.500.....................................
12.501 - 13.000.....................................
13.001 - 13.500.....................................
13.501 - 14.000.....................................
14.001 - 14.500.....................................
14.501 - 15.000.....................................
15.001 - 15.500.....................................
15.501 - 16.000.....................................
16.001 - 16.500.....................................
16.501 - 17.000.....................................
17.001 - 17.500.....................................
17.501 - 18.000.....................................
           Total....................................                         $                               %

STATISTICAL CALCULATION DATE LOAN BALANCES OF GROUP I HOME EQUITY LOANS

                                                                              Statistical
                                                                              Calculation     % of Statistical
                                                         Number of Home        Date Loan      Calculation Date
Range of Statistical Calculation Date Loan Balances       Equity Loans          Balance         Loan Balance
$           0.01 - 50,000.00........................                         $               %
     50,000.01 - 100,000.00.........................
    100,000.01 - 150,000.00.........................
    150,000.01 - 200,000.00.........................
    200,000.01 - 250,000.00.........................
           Total....................................                         $                 %

TYPES OF MORTGAGED PROPERTIES OF GROUP I HOME EQUITY LOANS

                                                                              Statistical
                                                                              Calculation     % of Statistical
                                                         Number of Home        Date Loan      Calculation Date
Property Type                                             Equity Loans          Balance         Loan Balance
Single Family.......................................                         $                        %
PUD.................................................
2-4 Family..........................................
Townhouses..........................................
Manufactured Housing................................
Condominiums........................................
           Total....................................                         $                 %

ORIGINAL TERM TO MATURITY OF GROUP I HOME EQUITY LOANS

                                                                               Statistical
                                                                               Calculation     % of Statistical
                                                         Number of Home         Date Loan      Calculation Date
Original Term to Maturity (months)                        Equity Loans           Balance         Loan Balance
60 - 119............................................                         $                        %
120 - 179...........................................
180 - 239...........................................
240 - 299...........................................
300 - 360...........................................
           Total....................................                         $                              %

REMAINING TERM TO MATURITY OF GROUP I HOME EQUITY LOANS

                                                                               Statistical
                                                                               Calculation     % of Statistical
                                                         Number of Home         Date Loan      Calculation Date
Remaining term to Maturity (months)                       Equity Loans           Balance         Loan Balance
Less than or equal to 60............................                         $                        %
61 - 120............................................
121 - 180...........................................
181 - 240...........................................
240 - 300...........................................
301 - 360...........................................
           Total....................................                         $                               %

SEASONING OF GROUP I HOME EQUITY LOANS

                                                                             Statistical
                                                                             Calculation     % of Statistical
                                                        Number of Home        Date Loan      Calculation Date
Seasoning (months)                                       Equity Loans          Balance         Loan Balance
0..................................................                         $                       %
1 - 6..............................................
7 - 2
           Total...................................                         $                             %

OCCUPANCY STATUS OF GROUP I HOME EQUITY LOANS

                                                                              Statistical
                                                                              Calculation    % of Statistical
                                                         Number of Home        Date Loan     Calculation Date
Occupancy Status                                          Equity Loans          Balance        Loan Balance
Owner Occupied (Primary)............................                         $                       %
Investment Property.................................
Second Home.........................................
           Total....................................                         $                             %

LIEN POSITION OF GROUP I HOME EQUITY LOANS

                                                                             Statistical
                                                                             Calculation     % of Statistical
                                                        Number of Home        Date Loan      Calculation Date
Lien Position                                            Equity Loans          Balance         Loan Balance
First..............................................                         $                       %
Second.............................................
           Total...................................                         $                              %

DOCUMENTATION TYPE OF GROUP I HOME EQUITY LOANS

                                                                             Statistical
                                                                             Calculation    % of Statistical
                                                       Number of Initial      Date Loan     Calculation Date
  Documentation Type(1)                                Home Equity Loans       Balance        Loan Balance
  Full Documentation...............................                         $                      %
  Stated Income....................................
  Limited Documentation............................
             Total.................................                         $                             %

__________

(1)	We refer you to “THE SELLER AND THE SERVICER—Underwriting Guidelines Applicable to the Home Equity Loans” in the prospectus for a description of the seller’s documentation programs.

CREDIT GRADE OF GROUP I HOME EQUITY LOANS

                                                                               Statistical
                                                                               Calculation     % of Statistical
                                                        Number of Initial       Date Loan      Calculation Date
Credit Grade Balance(1)                                 Home Equity Loans        Balance         Loan Balance
A1..................................................                         $                         %
A2..................................................
A+..................................................
B...................................................
C1..................................................
C2..................................................
D...................................................
           Total....................................                          $                              %

__________
(1)	We refer you to “THE SELLER AND THE SERVICER—Underwriting Criteria of the Seller” in the prospectus for a description of the seller’s credit grades and underwriting criteria.

CREDIT SCORE DISTRIBUTION OF GROUP I HOME EQUITY LOANS(1)

                                                                                                         % of
                                                                              Statistical            Statistical
                                                     Number of                Calculation            Calculation
                                                    Home Equity                Date Loan              Date Loan
CREDIT SCORE RANGE (2)                                 Loans                    Balance                Balance
 Not Available (3)
      400         -    400................
      401         -    425................
      426         -    450................
      451         -    475................
      476         -    500................
      501         -    525................
      526         -    550................
      551         -    575................
      576         -    600................
      601         -    625................
      626         -    650................
      651         -    675................
      676         -    700................
      701         -    725................
      726         -    750................
      751         -    775................
      776         -    800................
 Total:..................................

__________

(1)	The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(2)	Home Equity Loan indicated as having a credit score that is “not available” include Home Equity Loan where no credit score can be obtained for the related borrower.

(3)	As of the Statistical Calculation Date, the Weighted average credit score of the Group I Home Equity Loans (excluding home equity loans for which a credit score is not available) is approximately 600.

SECOND MORTGAGE RATIO OF GROUP I HOME EQUITY LOANS(1)

                                                                               Statistical
                                                                               Calculation     % of Statistical
                                                        Number of Initial       Date Loan      Calculation Date
Range of Second Mortgage Ratios (%)                     Home Equity Loans        Balance         Loan Balance
0.01 - 10.00........................................                         $                         %
10.01 - 20.00.......................................
20.01 - 30.00.......................................
30.01 - 40.00.......................................
40.01 - 50.00.......................................
50.01 - 60.00.......................................
60.01 - 70.00.......................................
70.01 - 80.00.......................................
80.01 - 90.00.......................................
90.01 - 100.00......................................
           Total....................................                          $                              %

(1)	Applies only to home equity loans in the second lien position. The Second Mortgage Ratios shown above are equal to, with respect to each home equity loan in the second lien position, the original principal balance of the home equity loan at the date of origination divided by the sum of (a) the original principal balance of the home equity loan at the date of origination and (b) the remaining principal balance of the senior lien on the related mortgaged property at the date of origination of the home equity loan.

Group II Home Equity Loans

          The following summary information with respect to the Group II Home Equity Loans is as of the Statistical Calculation Date:

                                                               Summary Statistics      Range (if appropriate)

Avg. Outstanding Principal Balance........................      $_________             $_________to $_________

Wtd. Avg. Coupon Rate (approximate).......................      _________%             _______% to _______%

Wtd. Avg. Gross Margin (approximate)......................      _________%             _______% to _______%

Wtd. Avg. Maximum Rate (approximate)(1)...................      _________%             _______% to _______%

Wtd. Avg. Minimum Rate (approximate)(1)...................      _________%             _______% to _______%

Wtd. Avg. Combined Loan-to-Value Ratio (approximate)......      _________%             _______% to _______%

Wtd. Avg. Remaining Term to Maturity (approximate)........      _________ months       _______to 360 months

Wtd. Avg. Original Term to Maturity (approximate).........      _________ months       _______ to 360 months

Wtd. Avg. Original Credit Score (approximate)(2)..........      ______                 ___ to ___

Maximum Seasoning.........................................      _________ months

Ratio of First to Second Liens............................      100.00% / 0.00%

Maximum Original Principal Balance of Loans
Secured by First Liens

         Single-Family Properties.........................      $_______

         Two-to Four-Family Properties....................      $_______

Maximum Original Principal Balance of Loans
Secured by Second Liens

         Single-Family Properties.........................      $0.00

         Two-to Four-Family Properties....................      $0.00

Balloon Payments (as a percent of
the aggregate outstanding loan balance)...................      0.00%

Latest Maturity Date......................................      __/__/__

30 to 59 day Delinquencies (as a percent of
the aggregate outstanding loan balance)(3)................      _______%

Six-Month Adjustable Rate Loans (4)

         Percentage of Aggregate Outstanding
         Principal Group II Loan Balance..................      _______%

         Wtd. Avg. Remaining Period to
         Coupon Rate Adjustment (approximate).............      _______months

         Wtd. Avg. Initial Interest Rate Adjustment Cap
         (approximate)(5).................................      _______%

         Wtd. Avg. Semi-annual Interest Rate Adjustment Cap
         (approximate)(5).................................      _______%

         Wtd. Avg. Lifetime Interest Rate Adjustment Cap        _______%
         (approximate)(6).................................

2/28 Adjustable Rate Loans (7)
         Percentage of Aggregate Outstanding Principal                      _______%
         Group II Loan Balance

         Wtd. Avg. Remaining Period to                                 _______months
         Coupon Rate Adjustment (approximate)

         Wtd. Avg. Initial Interest Rate Adjustment Cap                     _______%
         (approximate)(5)

         Wtd. Avg. Semi-annual Interest Rate Adjustment Cap                 _______%
         (approximate) (5)

         Wtd. Avg. Lifetime Interest Rate Adjustment Cap                    _______%
         (approximate) (6)

(1)	The “Maximum Rates” or “Minimum Rates” are the highest and lowest rates, respectively, at which interest may accrue on the Group II Home Equity Loans.

(2)	Excludes Home Equity Loans for which a credit score is not available.

(3)	Approximately _______% of the outstanding loan balance of the Group II Home Equity Loans had first monthly payments due after ___________ __, 200_, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

(4)	“Six- Month Adjustable Rate Loans” have their first adjustment date six months following their date of origination, and adjusts semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations.

(5)	Above the then current coupon rate.

(6)	Above the initial coupon rate.

(7)	“2/28 Adjustable Rate Loans” have their first adjustment date two years after the date of origination, and adjusts semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations.

The tables set forth below contain approximate statistical information as of the Statistical Calculation Date regarding the Group II Home Equity Loans. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF GROUP II HOME EQUITY LOANS1

                                                                                            % of Statistical
                                      Number of Home          Statistical Calculation     Calculation Date Loan
              State                    Equity Loans              Date Loan Balance               Balance
Arizona......................                                $                                                %
Arkansas.....................
California...................
Colorado.....................
Connecticut..................
Delaware.....................
District of Columbia.........
Florida......................
Georgia......................
Idaho........................
Illinois.....................
Indiana......................
Iowa.........................
Kansas.......................
Kentucky.....................
Louisiana....................
Maine........................
Maryland.....................
Massachusetts................
Michigan.....................
Minnesota....................
Mississippi..................
Missouri.....................
Montana......................
Nebraska.....................
Nevada.......................
New Hampshire................
New Jersey...................
New Mexico...................
New York.....................
North Carolina...............
North Dakota.................
Ohio.........................
Oklahoma.....................
Oregon.......................
Pennsylvania.................
Rhode Island.................
South Carolina...............
South Dakota.................
Tennessee....................
Texas........................
Utah.........................
Vermont......................
Virginia.....................
Washington...................
West Virginia................
Wisconsin....................
Wyoming......................
   Total.....................                                              $                                             %

(1)	Determined by property address designated as such in the related mortgage.

ORIGINAL COMBINED LOAN-TO-VALUE RATIO
OF GROUP II HOME EQUITY LOANS

                                                                               Statistical
                                                                               Calculation     % of Statistical
                                                         Number of Home         Date Loan      Calculation Date
Range of Original Combined Loan-to-Value Rations (%)      Equity Loans           Balance         Loan Balance
Less than or equal to 50.00.........................                         $                                 %
50.01 - 55.00.......................................
55.01 - 60.00.......................................
60.01 - 65.00.......................................
65.01 - 70.00.......................................
70.01 - 75.00.......................................
75.01 - 80.00.......................................
80.01 - 85.00.......................................
85.01 - 90.00.......................................
90.01 - 95.00.......................................
95.01 - 100.00......................................
           Total....................................                               $                            %

COUPON RATES OF GROUP II HOME EQUITY LOANS

                                                                               Statistical
                                                                               Calculation     % of Statistical
                                                         Number of Home         Date Loan      Calculation Date
Range of Original Coupon Rates (%)                        Equity Loans           Balance         Loan Balance
7.001 - 7.500.......................................                         $                %
7.501 - 8.000.......................................
8.001 - 8.500.......................................
8.501 - 9.000.......................................
9.001 - 9.500.......................................
9.501 - 10.000......................................
10.001 - 10.500.....................................
10.501 - 11.000.....................................
11.001 - 11.500.....................................
11.501 - 12.000.....................................
12.001 - 12.500.....................................
12.501 - 13.000.....................................
13.001 - 13.500.....................................
13.501 - 14.000.....................................
14.001 - 14.500.....................................
14.501 - 15.000.....................................
15.001 - 15.500.....................................
15.501 - 16.000.....................................
16.001 - 16.500.....................................
16.501 - 17.000.....................................
17.001 - 17.500.....................................
17.501 - 18.000.....................................
           Total....................................                         $                               %

STATISTICAL CALCULATION DATE LOAN BALANCES OF GROUP II HOME EQUITY LOANS

                                                                              Statistical
                                                                              Calculation     % of Statistical
                                                         Number of Home        Date Loan      Calculation Date
Range of Statistical Calculation Date Loan Balances       Equity Loans          Balance         Loan Balance
$           0.01 - 50,000.00........................                         $               %
     50,000.01 - 100,000.00.........................
    100,000.01 - 150,000.00.........................
    150,000.01 - 200,000.00.........................
    200,000.01 - 250,000.00.........................
           Total....................................                         $                 %

TYPES OF MORTGAGED PROPERTIES OF GROUP II HOME EQUITY LOANS

                                                                              Statistical
                                                                              Calculation     % of Statistical
                                                         Number of Home        Date Loan      Calculation Date
Property Type                                             Equity Loans          Balance         Loan Balance
Single Family.......................................                         $                        %
PUD.................................................
2-4 Family..........................................
Townhouses..........................................
Manufactured Housing................................
Condominiums........................................
           Total....................................                         $                 %

ORIGINAL TERM TO MATURITY OF GROUP II HOME EQUITY LOANS

                                                                               Statistical
                                                                               Calculation     % of Statistical
                                                         Number of Home         Date Loan      Calculation Date
Original Term to Maturity (months)                        Equity Loans           Balance         Loan Balance
60 - 119............................................                         $                        %
120 - 179...........................................
180 - 239...........................................
240 - 299...........................................
300 - 360...........................................
           Total....................................                         $                              %

REMAINING TERM TO MATURITY OF GROUP II HOME EQUITY LOANS

                                                                               Statistical
                                                                               Calculation     % of Statistical
                                                         Number of Home         Date Loan      Calculation Date
Remaining term to Maturity (months)                       Equity Loans           Balance         Loan Balance
Less than or equal to 60............................                         $                        %
61 - 120............................................
121 - 180...........................................
181 - 240...........................................
240 - 300...........................................
301 - 360...........................................
           Total....................................                         $                               %

SEASONING OF GROUP II HOME EQUITY LOANS

                                                                             Statistical
                                                                             Calculation     % of Statistical
                                                        Number of Home        Date Loan      Calculation Date
Seasoning (months)                                       Equity Loans          Balance         Loan Balance
0..................................................                         $                       %
1 - 6..............................................
7 - 2
           Total...................................                         $                             %

OCCUPANCY STATUS OF GROUP II HOME EQUITY LOANS

                                                                              Statistical
                                                                              Calculation    % of Statistical
                                                         Number of Home        Date Loan     Calculation Date
Occupancy Status                                          Equity Loans          Balance        Loan Balance
Owner Occupied (Primary)............................                         $                       %
Investment Property.................................
Second Home.........................................
           Total....................................                         $                             %

LIEN POSITION OF GROUP II HOME EQUITY LOANS

                                                                             Statistical
                                                                             Calculation     % of Statistical
                                                        Number of Home        Date Loan      Calculation Date
Lien Position                                            Equity Loans          Balance         Loan Balance
First..............................................                         $                       %
Second.............................................
           Total...................................                         $                              %

DOCUMENTATION TYPE OF GROUP II HOME EQUITY LOANS

                                                                             Statistical
                                                                             Calculation    % of Statistical
                                                       Number of Initial      Date Loan     Calculation Date
  Documentation Type(1)                                Home Equity Loans       Balance        Loan Balance
  Full Documentation...............................                         $                      %
  Stated Income....................................
  Limited Documentation............................
             Total.................................                         $                             %

(1)	We refer you to “THE SELLER AND THE SERVICER—Underwriting Guidelines Applicable to the Home Equity Loans” in the prospectus for a description of the seller’s documentation programs.

CREDIT GRADE OF GROUP II HOME EQUITY LOANS

                                                                               Statistical
                                                                               Calculation     % of Statistical
                                                        Number of Initial       Date Loan      Calculation Date
Credit Grade Balance(1)                                 Home Equity Loans        Balance         Loan Balance
A1..................................................                         $                         %
A2..................................................
A+..................................................
B...................................................
C1..................................................
C2..................................................
D...................................................
           Total....................................                          $                              %

(1)	We refer you to “THE SELLER AND THE SERVICER—Underwriting Criteria of the Seller” in the prospectus for a description of the seller’s credit grades and underwriting criteria.

SECOND MORTGAGE RATIO OF GROUP II HOME EQUITY LOANS(1)

                                                                               Statistical
                                                                               Calculation     % of Statistical
                                                        Number of Initial       Date Loan      Calculation Date
Range of Second Mortgage Ratios (%)                     Home Equity Loans        Balance         Loan Balance
0.01 - 10.00........................................                         $                         %
10.01 - 20.00.......................................
20.01 - 30.00.......................................
30.01 - 40.00.......................................
40.01 - 50.00.......................................
50.01 - 60.00.......................................
60.01 - 70.00.......................................
70.01 - 80.00.......................................
80.01 - 90.00.......................................
90.01 - 100.00......................................
           Total....................................                          $                              %

(1)	Applies only to home equity loans in the second lien position. The Second Mortgage Ratios shown above are equal to, with respect to each home equity loan in the second lien position, the original principal balance of the home equity loan at the date of origination divided by the sum of (a) the original principal balance of the home equity loan at the date of origination and (b) the remaining principal balance of the senior lien on the related mortgaged property at the date of origination of the home equity loan.

CREDIT SCORE DISTRIBUTION OF GROUP II HOME EQUITY LOANS(1)

                                                                                                         % of
                                                                              Statistical            Statistical
                                                     Number of                Calculation            Calculation
                                                    Home Equity                Date Loan              Date Loan
Credit Score Range (1)                                 Loans                    Balance                Balance
Not Available(2)    ........................
   401     -  425..........................
   426     -  450..........................
   451     -  475..........................
   476     -  500..........................
   501     -  525..........................
   526     -  550..........................
   551     -  575..........................
   576     -  600..........................
   601     -  625..........................
   626     -  650..........................
   651     -  675..........................
   676     -  700..........................
   701     -  725..........................
   726     -  750..........................
   751     -  775..........................
   776     -  800..........................
   801     -  809..........................
Total:        .............................

(1)	As of the Statistical Calculation Date, the weighted average credit score of the Group II Home Equity Loans (excluding home equity loans for which a credit score is not available) is approximately 574.

(2)	The statistical credit score based on the borrower's historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)	Home Equity Loans indicated as having a credit score that is "not available" include Home Equity Loans where no credit score can be obtained for the related borrower.

Delinquency and Loss Experience

          The following table sets forth the seller's delinquency experience with respect to home equity loans as of the last day of each of the months indicated. No home equity loan is considered delinquent for purposes of the table until a payment is one calendar month past due on a contractual basis. It should be noted that the seller commenced its servicing activities of home equity loans in October 1997. Accordingly, the seller does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for examining the delinquency experience of home equity loans. The delinquency and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $___________ at ______ __, ____ to approximately $___________ at ________ __, ____. The seller believes that as the existing loan portfolio becomes more seasoned, the rate of delinquencies, loan losses, foreclosures and REO Properties will increase. Accordingly, the information in the table below is for illustrative purposes only and is not intended to indicate or predict the expected delinquency experience on past, current or future pools of home equity loans for which the seller is the servicer.

Delinquency Experience

                                             As of _______ ___, ____           As of _____ ___, ____
                                                 Number            Dollar          Number           Dollar
                                                 of Loans        Amount ($)       of Loans        Amount ($)

Portfolio(1)...............................
Delinquency Percentage
       30-59 days..........................           %               %               %                %
       60-89 days..........................
       90 days and over....................

Total delinquency(2).......................          ____           ____            ____             ____

Percentage of REO Properties...............           %               %               %                %

(1)	Portfolio includes all loans originated after October 1997 other than some home equity loan products originated for whole loan sales or retention by the seller or one of its affiliates.

(2)	Excludes REO Properties.

(2)

The following table sets forth the seller's loss experience with respect to home equity loans for the periods indicated.

Loss Experience

                                                                      Quarter Ended     Fiscal Year Ending
                                                                      _____ __, 20__      _____ __, 20__
                                                                          Dollar              Dollar
                                                                        Amount ($)          Amount ($)
Average Portfolio(1)..........................................
Gross Losses(2)...............................................
Recoveries(3).................................................
Net Losses(4).................................................
Net Losses as a Percentage of Average Portfolio(5)............              %                    %

(1)	"Average Portfolio" during the period is the arithmetic average of the principal balances of the loans outstanding on the last day of each month during the period. Portfolio includes all loans originated after October 1997 other than some home equity loan products originated for whole loan sales or retention by the seller or one of its affiliates.

Losses" for each respective period are actual losses incurred on liquidated properties or losses from the write-off of loans where the properties were not liquidated. Losses include all principal, foreclosure costs and all accrued interest.

"Recoveries" are recoveries from deficiency judgments.

"Net Losses" means "Gross Losses" minus "Recoveries".

For the 3 months ending _____ __, ____, "Net Losses as a Percentage of Average Portfolio" was annualized by multiplying "Net Losses" by 4 before calculating the percentage of "Average Portfolio".

PREPAYMENT AND YIELD CONSIDERATIONS

General

          The rate of principal payments on each class of notes, the aggregate amount of distributions on the notes and the yield to maturity of the notes will be related to the rate and timing of payments of principal on the notes. The rate of principal payments on the home equity loans will in turn be affected by the amortization schedules of the home equity loans, by the rate of principal prepayments, including prepayments resulting from refinancing, liquidation of the home equity loans due to defaults, casualties, or condemnations, optional purchases by the servicer of delinquent home equity loans or of all remaining home equity loans in connection with the termination of the trust, and realized losses on the home equity loans. Certain of the home equity loans may be prepaid by the mortgagors at any time without penalty, while certain of the home equity loans are subject to penalties for prepayments.

Prepayments

           Prepayments will result in distributions on the notes of principal amounts which would otherwise be distributed over the remaining terms of the home equity loans. Since the rate of payment of principal of the home equity loans will depend on future events and a variety of factors, no assurance can be given as to the rate or the rate of principal prepayments. The extent to which the yield to maturity of a note may vary from the anticipated yield will depend upon the degree to which a note is purchased at a discount or premium, and the degree to which the timing of payments on the notes is sensitive to prepayments, liquidations and purchases of the home equity loans.

          The rate of prepayment on the home equity loans cannot be predicted. Approximately ____% of the Group I home equity loans, approximately ___% of the Group II home equity loans and approximately ____% of the Group III home equity loans may be prepaid in whole or in part at any time without penalty. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the home equity loans may experience a higher rate of prepayment than traditional home equity loans. The prepayment experience of the trust with respect to the home equity loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the home equity loans will contain "due-on-sale" provisions, and the servicer is required by the sale and servicing agreement either to enforce the provisions to the extent permitted by applicable law or in a manner consistent with reasonable commercial practice, to permit the purchaser of the related mortgaged property to assume the home equity loan. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related home equity loan. The rate of prepayment of the home equity loans may also be affected by the extent to which the home equity loans provide for the payment of a penalty in connection with a prepayment as well as the amount of the penalty.

          We refer you to "CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS--Due-on-Sale Clauses in Home Equity Loans" in the prospectus for more detail.

          As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates such as the Group I and Group II home equity loans is affected by prevailing market rates for home equity loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. As is the case with conventional fixed-rate home equity loans, adjustable-rate home equity loans such as the Group III home equity loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate home equity loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate home equity loans at competitive rates may encourage mortgagors to refinance their adjustable-rate home equity loans to "lock in" a lower fixed interest rate. The prepayment behavior of the 2/28 Adjustable Rate Loans may differ from that of the other home equity loans. As a 2/28 Adjustable Rate Loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed-rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of an applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. However, no assurance can be given as to the level of prepayments that the home equity loans will experience.

           Distribution of excess spread for the home equity loans in the applicable home equity loan group will be distributed in reduction of the outstanding principal balance of the related class of notes on each distribution date to the extent that the then required overcollateralization amount for the home equity loans in that home equity loan group exceeds the actual overcollateralization amount for that home equity loan group. If purchased at a premium or a discount, the yield to maturity on a note will be affected by the rate at which excess spread for the home equity loans in the related home equity loan group is distributed in reduction of the related note principal balance. If the actual rate of distribution of excess spread is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to the investor will be lower than the investor's anticipated yield. If the actual rate of distribution of excess spread is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to the investor will be lower than the investor's anticipated yield. The amount of excess spread available for distribution on any distribution date will be affected by the actual amount of interest received, advanced, collected or recovered in respect of the home equity loans during the related Remittance Period and the amount will be influenced by changes in the weighted average of the coupon rates of the home equity loans resulting from prepayments and liquidations. The amount of excess spread distributions applied in reduction of the outstanding principal balance of the applicable notes on each distribution date will be based on the then required overcollateralization amount for the related home equity loan group, which may increase or decrease during the period any class of notes remains outstanding. Any increase in the required overcollateralization amount for a home equity loan group may result in an accelerated rate of amortization of the related class of notes until the overcollateralization amount for the related home equity loan group equals the required overcollateralization amount for the related home equity loan group. Similarly, any decrease in the required overcollateralization amount for the related home equity loan group will result in a decelerated rate of amortization of the related class of notes until the overcollateralization amount for the related home equity loan group is reduced to the required overcollateralization amount.

          We refer you to "DESCRIPTION OF THE NOTES--Credit Enhancement" in this prospectus supplement for more detail.

Payment Delay Feature of the Fixed Rate Notes

          The effective yield to the Class A-1 and Class A-2 noteholders will be lower than the yield otherwise produced by the applicable note rate and the purchase price of the notes because distributions will not be payable to the noteholders until the distribution date following the interest period for the fixed rate notes, which is the calendar month preceding the distribution date. No additional distribution of interest or earnings are payable with respect to the payment delay.

Weighted Average Lives

           Generally, greater than anticipated prepayments of principal will increase the yield on notes purchased at a price less than par and will decrease the yield on notes purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the home equity loans in the related home equity loan group occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the notes will also be affected by the amount and timing of delinquencies and defaults on the home equity loans in the related home equity loan group and the recoveries, if any, on defaulted home equity loans in the related home equity loan group and foreclosed properties.

          The "weighted average life" of a note refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the note is repaid. The weighted average life of any class of the notes will be influenced by, among other factors, the rate at which principal payments are made on the home equity loans including home equity loans that are balloon loans, for which principal amortization over the life of the loan is slower (requiring a large lump sum principal payment at maturity.)

           Prepayments of home equity loans are commonly measured relative to a prepayment standard or model. The model used with respect to the Group I and Group II notes is the prepayment assumption (the "Prepayment Assumption"). A 100% Prepayment Assumption assumes constant prepayment rates ("CPR") of 4% per annum of the then outstanding principal balance of the Group I and Group II home equity loans in the first month of the life of the home equity loans and an additional 1.455% (precisely 16/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the home equity loans, a 100% Prepayment Assumption assumes a CPR of 20% per annum of the outstanding principal balance of the Group I and Group II home equity loans each month. The model used with respect to the Group III notes is CPR, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of the home equity loans. Neither model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the home equity loans to be included in the trust.

           Since the following tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual home equity loans and the characteristics of the home equity loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the class principal balances outstanding and weighted average lives of the notes set forth in the tables. In addition, since the actual home equity loans in the trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the notes may be made earlier or later than as indicated in the tables.

          The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the home equity loans and the following additional assumptions (collectively, the "Structuring Assumptions"):

•	the home equity loans consist of pools of loans with the amortization characteristics set forth below,

•	the closing date for issuance of the notes is ________ ___, _____,

•	distributions on the notes are made on the ___ day of each month regardless of the day on which the distribution date actually occurs, commencing in _________ ___, ____ and are made in accordance with the priorities described in this prospectus supplement,

•	the scheduled monthly payments of principal and interest on the home equity loans will be timely delivered on the first day of each month (with no defaults, delinquencies, modifications, waivers or amendments),

•	the home equity loans prepay at the specified percentages of the Prepayment Assumption in the case of the Group I and Group II home equity loans, or at the specified percentages of CPR, in the case of the Group III home equity loans,

•	all prepayments are prepayments in full received on the last day of each month and include 30 days' interest,

•	the optional termination is not exercised (except as noted in footnote 2 on the following tables),

•	the notes of each Class have the note rates and initial outstanding principal balances set forth in this prospectus supplement,

•	the overcollateralization levels are set initially as specified in the sale and servicing agreement, and thereafter decrease in accordance with the provisions of the sale and servicing agreement,

•	the coupon rate for each Group III home equity loan is adjusted on its next adjustment date and on subsequent adjustment dates which occur on six month intervals following the initial adjustment date to equal the sum of the applicable gross margin and six-month LIBOR (the sum being subject to the applicable periodic rate adjustment caps and floors and lifetime rate caps and floors), and

•	six-month LIBOR remains constant at ____% per annum and one-month LIBOR remains constant at ____% per annum.

Group I

                                                                                    Remaining     Original
                                                                                     Term to       Term to
Pool                                                                    Coupon       Maturity     Maturity
Number                                              Loan Balance       Rate (%)      (months)     (months)
1.........................................       $
2.........................................
3.........................................
4.........................................

                                                 --------------------
                                                 $
                                                 ====================

Group II

                                                                                    Remaining     Original
                                                                                     Term to       Term to
Pool                                                                    Coupon       Maturity     Maturity
Number                                              Loan Balance       Rate (%)      (months)     (months)
1.........................................       $
2.........................................
3.........................................
4.........................................

                                                 --------------------
                                                 $
                                                 ====================

Group III

Home Equity Loans

                           Number
                             of
                           Months              Initial
                          to Next              Interest     Interest                         Remaining   Original
                 Coupon    Coupon     Gross       Rate         Rate                            Term to    Term to
Pool     Loan     Rate     Change    Margin    Adjustment   Adjustment    Maximum   Minimum    Maturity   Maturity
Number  Balance   (%)       Date       (%)      Cap (%)       Cap (%)     Rate(%)   Rate(%)    (months)   (months)

1            $
2
3
4
5
6
7
8
       -----------
       $
       ===========

Decrement Tables

          The following tables indicate, based on the Structuring Assumptions, the percentages of the initial outstanding principal balance of the notes that would be outstanding after each of the dates shown, based on the indicated percentages of the Prepayment Assumption, in the case of the Group I notes and the Group II notes and at the indicated percentages of CPR, in the case of the Group III notes, and the corresponding weighted average lives of the Classes. It is not likely that each of

•	all of the home equity loans will have the characteristics assumed,

•	the home equity loans will prepay at the specified percentages of the Prepayment Assumption or CPR or at any other constant percentage or

•	the level of one-month LIBOR will remain constant at the level assumed or at any other level.

Moreover, the diverse remaining terms to maturity of the home equity loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the Prepayment Assumption or CPR even if the weighted average remaining term to maturity of the home equity loans is consistent with the remaining terms to maturity of the home equity loans specified in the Structuring Assumptions.

Percent of Initial Class Principal Outstanding (to maturity)

                                                                               Class A-1
Group I Prepayment                                        %        %        %         %         %       %        %
Assumption
Distribution Date
Initial Percentage...............................

Weighted Average Life * (1)......................
Weighted Average Life * (2)......................

*	The weighted average life of a note is determined by (1) multiplying the amount of each distribution in reduction of the outstanding principal balance of the applicable class of notes by the number of years from the date of issuance of the note to the related distribution date, (2) adding the results, and (3) dividing the sum by the original principal balance of the applicable class of notes.

(1) (2)	To maturity.

To optional termination. The optional termination of the trust is dependent on the aggregate principal balance of the home equity loans in the trust being reduced to less than 10% of the principal balance of the home equity loans on the cut-off date. These tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the home equity loans, which differ from the actual characteristics and performance of these loans) and should be read in conjunction with these assumptions.

Percent of Initial Class Principal Outstanding (to maturity)

                                                                               Class A-2
Group II Prepayment                                       %        %        %         %         %       %        %
Assumption
Distribution Date
Initial Percentage...............................

Weighted Average Life * (1)......................
Weighted Average Life * (2)......................

*	The weighted average life of a note is determined by (1) multiplying the amount of each distribution in reduction of the outstanding principal balance of the applicable class of notes by the number of years from the date of issuance of the note to the related distribution date, (2) adding the results, and (3) dividing the sum by the original principal balance of the applicable class of notes.

(1) (2)	To maturity.

To optional termination. The optional termination of the trust is dependent on the aggregate principal balance of the home equity loans in the trust being reduced to less than 10% of the principal balance of the home equity loans on the cut-off date. These tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the home equity loans, which differ from the actual characteristics and performance of these loans) and should be read in conjunction with these assumptions.

Percent of Initial Class Principal Outstanding (to maturity)

                                                               Class A-3
                         --------------------------------------------------------------------------------------
Group III % of CPR                  %      %  %     %     %    %      %      %     %      %     %       %      %
Payment date
Initial Percentage........

Weighted Average Life *(1)
Weighted Average Life *(2)

*	The weighted average life of a note is determined by (1) multiplying the amount of each distribution in reduction of the related outstanding principal balance of the applicable class of notes by the number of years from the date of issuance of the note to the related distribution date, (2) adding the results, and (3) dividing the sum by the original principal balance of the applicable class of notes.

(1) (2)	To maturity.

To optional termination. The optional termination of the trust is dependent on the aggregate principal balance of the home equity loans in the trust being reduced to less than 10% of the principal balance of the home equity loans on the cut-off date.

These tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the home equity loans, which differ from the actual characteristics and performance of these loans) and should be read in conjunction with these assumptions.

THE TRUST

General

          The trust is a business trust to be formed under the laws of the State of Delaware pursuant to a trust agreement for the purpose of the transactions described in this prospectus supplement. Prior to formation, the trust will have no assets or obligations or any operating history. The trust will not acquire any assets other than the home equity loans and related rights and proceeds to the home equity loans, and it is not anticipated that the trust will have any need for additional capital resources. Because the trust will have no operating history upon its establishment and will not engage in any business other than the duties discussed below, no historical or pro forma financial statements, or ratios of earnings to fixed charges with respect to the trust have been included in this prospectus supplement. The trust will not engage in any activities other than:

•	acquiring, holding and collecting payments on the home equity loans;

•	issuing the notes and the transferor interest;

•	making payments on the notes and the transferor interest; and

•	engaging in other activities to accomplish these activities.

          The assets of the trust will consist primarily of three groups of home equity loans. The Group I home equity loans are closed-end, fixed-rate home equity loans with principal balances that conform to the limits of Fannie Mae and Freddie Mac, the Group II home equity loans are closed-end, fixed-rate home equity loans with principal balances that may not conform to these limits and the Group III home equity loans are closed-end, adjustable-rate home equity loans with principal balances that may or may not conform to these limits. All of the home equity loans will be secured by first- or second-lien mortgages on primarily one- to four-family residential properties and manufactured housing treated as real property under applicable law.

          We refer you to "DESCRIPTION OF THE HOME EQUITY LOANS" in this prospectus supplement for greater detail.

          The assets of the trust include all:

•	the home equity loans described above, together with the related home equity loan documents and the seller's interest in any mortgaged property securing a home equity loan, and all payments on the home equity loans and proceeds of the voluntary or involuntary conversion of the foregoing;

•	amounts as may be held by the indenture trustee in the distribution account and any other accounts held by the indenture trustee for the benefit of the noteholders, together with investment earnings on these amounts;

•	amounts that may be held by the servicer in the Principal and Interest Account (as defined in the prospectus), if any, including investment earnings on these amounts, whether in the form of cash, instruments, securities or properties; and

•	proceeds of all of the above, including proceeds of any mortgage insurance, hazard insurance, or title insurance policy relating to the home equity loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any kind, and other forms of obligations and receivables which at the time constitute any part of or are including in the proceeds of any of the above.

          On the closing date, the seller and certain of its affiliates will sell home equity loans to the depositor, who in turn will transfer the home equity loans to the trust.

          The assets of the trust will be pledged to the indenture trustee pursuant to the indenture. The servicer is obligated to service the home equity loans pursuant to the sale and servicing agreement.

           Pursuant to the sale and servicing agreement the indenture trustee will receive specified investment earnings on amounts on deposit in the distribution account as additional compensation and the servicer will receive any investment earnings on amounts on deposit in the Principal and Interest Account.

          The depositor will cause the note insurer to deliver three irrevocable and unconditional note insurance policies, each with respect to one of the three classes of notes to the indenture trustee for the benefit of the noteholders.

          We refer you to "THE SELLER AND SERVICER" and "THE AGREEMENTS" in the prospectus and "DESCRIPTION OF THE AGREEMENTS-Servicing Fee" and "-Rights Upon a Servicing Termination Event" in this prospectus supplement for additional information on the servicer and servicing compensation.

          The trust's principal offices are located in _____________, in care of ______________________, as owner trustee, at the address set forth in the following section.

The Owner Trustee

           _____________________ will act as the owner trustee under the trust agreement. ___________________ is a [_______ banking corporation] and its principal offices are located at ____________________________.

          We refer you to "DESCRIPTION OF THE AGREEMENTS--Certain Matters Regarding the Indenture Trustee and the Owner Trustee" and "--Duties of the Owner Trustee and Indenture Trustee" in this prospectus supplement for additional information on the owner trustee.

DESCRIPTION OF THE NOTES

          The trust will issue the notes pursuant to an indenture. The trust will also issue a transferor interest pursuant to the trust agreement; however, they are not being offered by us under this prospectus supplement. The indenture, the trust agreement and the sale and servicing agreement are collectively referred to as the "Agreements" in this prospectus supplement. The forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe the material provisions of the Agreements. Wherever particular sections or defined terms of the Agreements are referred to, these sections or defined terms are incorporated into this prospectus supplement by reference.

General

          The notes will be issued in denominations of $1,000 and multiples of $1 in excess of $1,000 and will evidence specified undivided interests in the trust. Definitive notes will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially act as note registrar. No service charge will be made for any registration of exchange or transfer of notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

          As of the closing date, each class of notes will have the original note balance set forth on the cover page of this prospectus supplement. The principal amount of each class of notes on any distribution date is equal to the applicable class principal balance on the closing date minus the aggregate of amounts actually distributed as principal to noteholders. Only the notes are being offered under this prospectus supplement. The transferor interest is not being offered and will be held by the transferor. Initially the transferor will be the depositor.

          The Class A-1, or Group I notes, will receive distributions primarily based upon collections on the Group I home equity loans. The Class A-2, or Group II notes, will receive distributions primarily based on collections on the Group II home equity loans. The Class A-3, or Group III notes, will receive distributions primarily based on the Group III home equity loans. Some limited cross-collateralization for realized losses exists with respect to excess collections between the three home equity loan groups.

          We refer you to "-Priority of Distributions" and "-Credit Enhancement; Crosscollateralization" in the prospectus supplement for additional detail.

          Each class of the notes represents the right to receive payments of interest at the applicable note rate for the applicable class, and payments of principal as described below.

          The person in whose name a note is registered is referred to in this prospectus supplement as a "noteholder."

Book-Entry Notes

          The notes initially will be in book-entry form. Persons acquiring beneficial ownership interests in the notes, will hold the notes through the DTCC in the United States, or Cedelbank or Euroclear in Europe, if they are participants of the systems, or indirectly through organizations that are participants in the systems. The book-entry notes will be issued in one or more notes per class, representing the aggregate principal balance of each class of notes, and will initially be registered in the name of Cede & Co. the nominee of DTCC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTCC. The European depositories will be Citibank N.A., who will act as depositary for Cedelbank and Morgan Guaranty Trust Company of New York, who will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry notes in minimum denominations representing principal balances of $1,000 and in integral multiples of $1 in excess of $1,000. Except as described below, no person acquiring book-entry notes will be entitled to receive a physical, definitive note. Unless and until definitive notes are issued, it is anticipated that the only noteholder of the notes will be Cede & Co. as nominee of DTCC. Beneficial owners will not be noteholders as that term is used in the sale and servicing agreement. Beneficial owners are permitted to exercise their rights only indirectly through DTCC and its participants (including Cedelbank and Euroclear).

           Under a book-entry format, beneficial owners of the book entry notes may experience some delay in their receipt of payments, since the payments will be forwarded by the indenture trustee to Cede & Co.. Distributions with respect to notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Because DTCC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of the book-entry notes, may be limited due to the lack of physical notes for the book-entry notes.

           DTCC has advised the indenture trustee that, unless and until definitive notes are issued, DTCC will take any action permitted to be taken by the holders of the book-entry notes under the sale and servicing agreement only at the direction of one or more financial intermediaries to whose DTCC accounts the book-entry notes are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry notes. Cedelbank or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the sale and servicing agreement on behalf of a Cedelbank participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant European depository to effect actions on its behalf through DTCC. DTCC may take actions, at the direction of the related participants, with respect to some notes which conflict with actions taken with respect to other notes.

           Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTCC, only if:

•	DTCC or the issuer advises the indenture trustee in writing that DTCC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry notes and DTCC or the issuer is unable to locate a qualified successor,

•	the issuer, at its sole option, elects to terminate a book-entry system through DTCC or

•	after the occurrence of an Event of Default (as defined in the indenture), beneficial owners having percentage interests aggregating at least a majority of the aggregate outstanding principal balance of the book-entry notes advise DTCC in writing that the continuation of a book-entry system through DTCC (or its successor) is no longer in the best interests of beneficial owners.

          Upon the occurrence of any of the events described in the immediately preceding sentence, DTCC will be required to notify the indenture trustee and all beneficial owners of the occurrence of that event and the availability through DTCC of definitive notes. Upon surrender by DTCC of the global note or notes representing the book-entry notes and instructions for re-registration, the issuer will execute and the indenture trustee will authenticate the definitive notes, and thereafter the indenture trustee will recognize the holders of the definitive notes as noteholders under the indenture.

          DTCC management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 200_, may encounter Year 200_ problems. DTCC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions to securityholders, book-entry deliveries, and settlement of trades within DTCC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTCC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

           However, DTCC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTCC licenses software and hardware, and third party vendors on whom DTCC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTCC has informed the financial community that it is contacting, and will continue to contact, third party vendors from whom DTCC acquires services to impress upon them the importance of these services being Year 200_ compliant and to determine the extent of their efforts for Year 200_ remediation (and, as appropriate, testing) of their services. In addition, DTCC is in the process of developing contingency plans as it deems appropriate.

           According to DTCC, the foregoing information with respect to DTCC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Payments on the Notes

           Beginning with the first distribution date (which will occur on __________, ____), payments on the notes will be remitted by the indenture trustee to the persons in whose names the notes are registered on the record date, based solely upon the information provided to the indenture trustee by the servicer on the business day immediately preceding each distribution date. Payments will be made by check mailed to the address of the noteholder as it appears on the note register maintained by the indenture trustee as note registrar in amounts calculated as described below. If a noteholder owning a note having an aggregate original principal balance of not less than $1,000,000 notifies the indenture trustee at least one business day prior to the record date, distributions will be made in immediately available funds by wire transfer or otherwise, to the account of the noteholder at an appropriate institution. Beneficial owners of the notes may experience some delay in receipt of their payments due to the operations of DTCC. However, the final distribution with respect to the notes will be made upon presentation and surrender of the note by the noteholder at the office or the agency of the indenture trustee specified in the notice to noteholders of the final distribution.

          Each noteholder of record of a class of notes will be entitled to receive the noteholder's percentage interest in the amounts due the class on each distribution date. The percentage interest of a note as of any date of determination will be equal to the percentage obtained by dividing the principal balance of the note as of the closing date by the class principal balance for the related class of notes as of the closing date.

Glossary

          The following terms are defined below to help facilitate a better understanding of the priority and amount of distributions payable to you on a distribution date.

           "Available Funds Cap" means, with respect to any Interest Period and the related distribution date, a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is the product of (a) the weighted average of the Net Coupon Rates (minus the Minimum Spread) on the applicable group of home equity loans as of the beginning of the related Remittance Period and (b) the aggregate outstanding principal balance of the applicable group of home equity loans as of the beginning of the related Remittance Period, and the denominator of which is the aggregate outstanding principal balance of the relevant class of notes (before giving effect to payments of principal on the distribution date) (adjusted to an effective rate reflecting accrued interest calculated on the basis of a 360-day year and the actual number of days elapsed).

           "Crosscollateralization Payment" means, on any distribution date, a payment of available funds with respect to one group to cover shortfalls in available funds with respect to another group needed to pay the following amounts, in the following order:

•	first, concurrently, to the indenture trustee, any unpaid indenture trustee fee, to the owner trustee any unpaid owner trustee fee, to the indenture trustee, any unpaid Transition Expenses and, so long as no payment default under the note insurance policy has occurred and is continuing, to the note insurer, any amount owed as premium under the note insurer agreement;

•	second, to the related class of notes any unpaid Interest Distribution;

•	third, to the note insurer, any unpaid amounts owed for reimbursement of draws under the applicable note insurance policy, plus interest on the unpaid amounts; and

•	fourth, to the related class of notes, any amount by which realized losses with respect to the home equity loan group exceed Excess Spread plus overcollateralization with respect to the related class of notes.

           "Distributable Excess Spread" means the amount, if any, required to be distributed on any distribution date to satisfy the required level of overcollateralization for the home equity loan group for the related distribution date.

           "Excess Overcollateralization Amount" means, for any distribution date and class of notes, the amount, if any, by which the overcollateralization amount for a home equity loan group exceeds the related required overcollateralization amount for the distribution date, after giving effect to all payments with respect to the related Monthly Principal Distributable Amount on the related distribution date.

           "Excess Spread" means, as of any distribution date with respect to a group of home equity loans, the excess, if any, of (x) related available funds for the distribution date over (y) the portion of available funds required to be distributed on the related distribution date pursuant to subclauses (1) through (4) as set forth under the heading "-Priority of Distributions" below.

           "Fixed Interest Rate Cap" means, as of any distribution date, a rate per annum equal to the weighted average of the Net Coupon Rates of the applicable group of home equity loans as of the beginning of the related Remittance Period.

           "Interest Carryover Shortfall" means, as of any distribution date, for any class of notes, the sum of (a) the excess of the sum of (A) the related Monthly Interest Distributable Amount for the class of notes for the preceding distribution date and (B) any outstanding Interest Carryover Shortfall with respect to the notes on the preceding distribution date, over the amount in respect of interest that is actually distributed to these notes on the preceding distribution date plus (b) interest on the excess, to the extent permitted by law, at the related note rate for the related Interest Period.

           "Interest Distribution" means, as of any distribution date, for any class of notes the sum of (a) the Monthly Interest Distributable Amount for a class of notes and (b) any applicable Interest Carryover Shortfall for the class of notes.

           "Interest Index Carryover" means, as of any distribution date for any Class A-3 notes, the sum of (A) the excess of (1) the amount of interest the applicable class of notes would otherwise be entitled to receive on the distribution date had the rate not been limited by the Available Funds Cap over (2) the amount of interest payable on the applicable class of notes at the Available Funds Cap for the distribution date and (B) the Interest Index Carryover for all previous distribution dates not previously paid to the applicable class of noteholders (including any interest accrued at the applicable note rate).

           "Interest Period" as of any distribution date, means:

•	for each of the Class A-1 notes and the Class A-2 notes, the calendar month preceding the month of the distribution date; and

•	for the Class A-3 notes, the period from and including the previous distribution date (or the closing date in the case of the first distribution date) to and including the day preceding the relevant distribution date.

           "LIBOR Business Day" means any day other than (1) a Saturday or a Sunday or (2) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

           "Minimum Spread" means a percentage per annum equal to 0% for distribution dates which occur prior to _________ and 0.50% for distribution dates which occur from ______ on.

           "Monthly Interest Distributable Amount" means, as of any distribution date, interest at the related note rate that accrued during the related Interest Period on the related note balance, immediately prior to the distribution date.

           "Monthly Principal Distributable Amount" means, as of any distribution date with respect to a class of notes and to the extent of available funds, an amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Remittance Period:

•	all collections allocable to principal with respect to the applicable group of home equity loans, whether through prepayment or liquidation of mortgage properties, repurchased home equity loans, or otherwise; and

•	the Distributable Excess Spread.

           "Net Coupon Rate" means, as of any distribution date with respect to a home equity loan, the rate per annum equal to the Coupon Rate for that home equity loan minus the sum of all amounts payable prior to the Interest Distribution related to that home equity loan on the related distribution date, expressed as a percentage of the aggregate principal balance of the applicable group of home equity loans, as of the beginning of the related Remittance Period.

           "One-Month LIBOR" means, with respect any Interest Period, an amount established by the indenture trustee equal to the rate for United States dollar deposits for one month which appears on the display designated as page 3750 on the Telerate Service or a successor page as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the related Interest Period. If the rate does not appear on that page, the rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by three major banks in the London interbank market, selected by the servicer, as of 11:00 A.M., London time, on the determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the notes then outstanding. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the servicer after consultation with the indenture trustee, as of 11:00 A.M., New York City time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the notes then outstanding. If no quotations can be obtained, the rate will be one-month LIBOR for the prior distribution date.

           "Overcollateralization Reduction Amount" means, as of any distribution date, the lesser of the Monthly Principal Distributable Amount and the Excess Overcollateralization Amount.

           "Principal Distribution" means, as of any distribution date with respect to a class of notes, the related Monthly Principal Distributable Amount for the distribution date minus the related Overcollateralization Reduction Amount for the distribution date.

           "Remittance Period" means, for purposes of calculating amounts payable on any distribution date, the applicable Remittance Period is the calendar month immediately preceding the calendar month in which the distribution date occurs.

           "Transition Expenses" means expenses incurred by the indenture trustee in connection with the transfer of servicing upon the termination of the servicer on the occurrence of an [Event of Servicing Termination]; provided that the amount shall not exceed $________ in any one calendar year, and no more than $_______ in the aggregate.

Priority of Distributions

          On each distribution date, the indenture trustee or the payment agent will withdraw from the distribution account amounts with respect to each home equity loan group for distribution to the related group of notes.

          The Class A-1 notes will be entitled to distributions only to the extent of amounts deposited in the distribution account with respect to the Group I home equity loans; the Class A-2 notes will be entitled to distributions only to the extent of amounts deposited in the distribution account with respect to the Group II home equity loans; and the Class A-3 notes will be entitled to distributions only to the extent of amounts deposited in the distribution account with resect to the Group III home equity loans. Amounts paid under the note insurance policies will only be available for distribution to noteholders. These amounts shall be paid in the following order of priority, in each case to the extent of funds remaining:

(1)	concurrently, to the indenture trustee, the indenture trustee fee plus Transition Expenses, to the owner trustee, the owner trustee fee, and to the note insurer, so long as no payment default under the note insurance policy has occurred or is continuing, the premium owed to the note insurer under the note insurance agreement, in each case with respect to the related group;

(2)	concurrently, to the holders of the related notes, an amount equal to the related Interest Distribution for these notes for the distribution date;

(3)	to the holders of the related notes, the Principal Distribution for the distribution date, other than the portion constituting Distributable Excess Spread;

(4)	to the note insurer, the amount owing to the note insurer under the insurance agreement for reimbursement for prior draws made on the note insurance policy for the group, including interest on that amount;

(5)	to the holders of the related notes the Distributable Excess Spread for the group for the distribution date;

(6)	to the note insurer, so long as no payment default under the note insurance agreement has occurred and is continuing, any other amounts owed to the note insurer with respect to the group under the note insurance agreement;

(7)	to the noteholders of the other groups, any Crosscollateralization Payment;

(8)	to holders of Class A-3 notes, the Interest Index Carryover;

(9)	to the indenture trustee, reimbursement for all reimbursable expenses incurred in connection with its duties and obligations, under the sale and servicing agreement, to the extent not reimbursed as Transition Expenses pursuant to clause (1) above;

(10)	to the servicer, any unreimbursed Delinquency Advances (as defined in the prospectus), unreimbursed Servicing Advances (as defined in the prospectus) and unreimbursed Compensating Interest (as defined in the prospectus); and

(11)	to the transferor interest, the balance.

          If only one group is eligible for a Crosscollateralization Payment, and the cash available from the other two groups equals or exceeds the amount of the shortfall with respect to the eligible group, the two groups shall contribute pro rata, based on the ratio of the amount of cash available from each group after payment of items (1) through (6) to total cash available from both groups. If the amount of the shortfall with respect to the eligible group exceeds the available cash from both contributing groups, then the two contributing groups shall contribute all available cash after payment of items (1) through (6) under "Priority of Distributions" above. If two groups are eligible for a Crosscollateralization Payment then the two eligible groups shall share pro rata based on the ratio of the shortfall with respect to each group to the aggregate shortfall for both groups.

Interest

          The note rate for the Class A-1 notes will equal the lesser of ____% per annum for any distribution date on or prior to the first distribution date that the aggregate outstanding principal balance of the home equity loans in all groups is equal to or less than 10% of the aggregate outstanding principal balance of the home equity loans on the cut-off date, or ____% per annum for any distribution date after the related distribution date, subject to the Fixed Interest Rate Cap.

          The note rate for the Class A-2 notes will equal the lesser of ____% per annum for any distribution date on or prior to the first distribution date that the aggregate outstanding principal balance of the home equity loans in all groups is equal to or less than 10% of the aggregate outstanding principal balance of the home equity loans on the cut-off date, or ____% per annum for any distribution date after the related distribution date, subject to the Fixed Interest Rate Cap.

          The note rate for the Class A-3 notes, will equal the lesser of (a) the sum of (1) One-Month LIBOR, as of the second LIBOR Business Day prior to the immediately preceding distribution date (or as of two LIBOR Business Days prior to the closing date, in the case of the first distribution date) plus (2) the related note margin, and (b) the Available Funds Cap. The note margin with respect to:

          The Class A-3 notes is equal to ____% per annum for any distribution date on or prior to the first distribution date that the aggregate outstanding principal balance of the home equity loans in all groups is equal to or less than 10% of the aggregate outstanding principal balance of the home equity loans on the cut-off date, or ____% per annum for any distribution date after the related distribution date.

           Interest on the Class A-1 notes and the Class A-2 notes will accrue during the relevant Interest Period on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Class A-3 notes will accrue during the related Interest Period on the basis of a 360-day year and the actual number of days elapsed.

           Interest on the Class A-1 notes and Class A-2 Notes are subject to the Fixed Interest Rate Cap. If the Class A-1 note rate or Class A-2 note rate on a particular distribution date is limited by the Fixed Interest Rate Cap, the Class A-1 or Class A-2 noteholders, as applicable, will not be entitled to receive any interest carryover on subsequent distribution dates.

           Interest on the Class A-3 notes is subject to the Available Funds Cap. To the extent that an Interest Distribution on any distribution date is limited by the Available Funds Cap, the Class A-3 noteholders will be entitled to receive Interest Index Carryover payments on subsequent distribution dates on a subordinated basis.

          The note insurance policies will not cover any Interest Index Carryover, and the ratings on the applicable class of notes by the rating agencies will not address the likelihood of receipt by noteholders of any amounts in respect of Interest Index Carryovers. Payment of the Interest Index Carryover will be subject to availability of funds in accordance with the priority of payments set forth above.

Principal

          On each distribution date, to the extent of available funds, in accordance with the priorities described above under "-Priority of Distributions," principal will be distributed to the noteholders of each class in an amount equal to the lesser of (A) the related note principal balance and (B) the related Principal Distribution (net of Distributable Excess Spread paid to the note insurer) for the distribution date.

           Overcollateralization on any distribution date and for a home equity loan group must meet a specified required overcollateralization amount for that home equity loan group. Excess overcollateralization above the amount specified with respect to a class of notes may occur on a distribution date either because amortization of the notes exceeds that of the home equity loans of the related group or because the required overcollateralization amount has been reduced. If this occurs, the Principal Distribution payable will be reduced by the amount necessary to ensure that overcollateralization is reduced to the required amount.

          On the final scheduled distribution date for a class of notes, the unpaid principal balance will be due and payable. If available funds on the final scheduled distribution date are not sufficient to pay the unpaid principal balance of the related class of notes in full, the trustee will make a draw on the note insurance policy for that amount.

Credit Enhancement

           The Note Insurance Policies. The note insurer has issued three note insurance policies, each of which guaranties payments on one class of notes. This section describes the terms of each note insurance policy. The following information has been supplied by the note insurer for inclusion in this prospectus supplement. Accordingly, no representation is made by the depositor, the underwriters, the seller, or any of their affiliates, as to the accuracy or completeness of this information.

          The note insurer, in consideration of the payment of the premium and subject to the terms of the note insurance policy, unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the indenture trustee, or its successor, as trustee for the Owners, on behalf of the Owners from the note insurer, for distribution by the indenture trustee to each Owner of each Owner's proportionate share of the Insured Payment. The note insurer's obligations under the note insurance policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the indenture trustee, whether or not these funds are properly applied by the indenture trustee. Insured Payments shall be made only at the time set forth in the note insurance policy and no accelerated Insured Payments shall be made regardless of any acceleration of the notes, unless the accelerated Insured Payments are made at the sole option of the note insurer.

           Notwithstanding the foregoing paragraph, the note insurance policy does not cover shortfalls, if ( any, attributable to the liability of the trust or the indenture trustee for withholding taxes, if any, including interest and penalties in respect of any liability so attributable.

          The note insurer will pay any Insured Payment that is a Preference Amount on the day following receipt on a business day by the fiscal agent of:

(1)	a certified copy of requiring the return of a preference payment,

(2)	an opinion of counsel satisfactory to the note insurer that the order is final and not subject to appeal,

(3)	an assignment in any form as is reasonably required by the note insurer all rights and claims of the Owner relating to or arising under the notes against the debtor that made the preference payment or otherwise with respect to the preference payment, and

(4)	appropriate instruments to effect the appointment of the note insurer as agent for the Owner in any legal proceeding related to the preference payment, these instruments being in a form satisfactory to the note insurer, provided that if these documents are received after 12:00 noon, New York City time, on the applicable business day, they will be deemed to be received on the following business day. These payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless the Owner has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case the payment shall be disbursed to the applicable Owner. Subject to the terms of the sale and servicing agreement, the note insurer shall be subrogated to the rights of each Owner to receive payments under the notes to the extent of any payment by the note insurer under the note insurance policy.

          As used in this prospectus supplement, the following terms shall have the following meanings:

           "Deficiency Amount" means for any distribution date the sum of:

(A)	the excess, if any, of

(1)	accrued and unpaid interest due on the notes over

(2)	the amount of available funds, including any cros-collateralization payment and excluding any payments under the note insurance policy available to be distributed therefor on the applicable distribution date and

(B)	the Guaranteed Principal Amount.

However, the Deficiency Amount does not include any shortfalls in interest with respect to the applicable home equity group resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940, any Interest Index Carryover, or any reduction in interest paid to any owner resulting from application of the Fixed Interest Cap or the Available Funds Cap.

           "Final Payment Date" means the distribution date in ______________.

           "Guaranteed Principal Amount" means (a) for any distribution date, other than the Final Payment date, and each class of notes the amount, if any, by which the related note principal balance exceeds the related group balance at the end of the related Remittance Period, after giving effect to all payments of principal on the applicable notes on the related distribution date, including the related Distributable Excess Spread and any Crosscollateralization Payment, and (b) on the Final Payment date, the related outstanding note principal balance, after giving effect to all other payments of principal on the applicable notes on the related distribution date, including the related Distributable Excess Spread and any Crosscollateralization Payment.

           "Insured Payment" means (1) as of any distribution date, any Deficiency Amount and (2) any Preference Amount.

           "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy, substantially in the form of Exhibit A attached to the note insurance policy, the original of which is subsequently delivered by registered or certified mail, from the indenture trustee specifying the Insured Payment which shall be due and owing on the applicable distribution date.

           "Owner" means each securityholder who, on the applicable distribution date, is entitled under the terms of the notes to payment under those notes.

           "Preference Amount" means any amount previously distributed to an Owner on the notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy with respect to the seller, the depositor or the trust pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

          So long as no insurer default is continuing, the note insurer will be entitled to exercise the rights of the noteholders. An insurer default will occur in the event the note insurer fails to make a payment required under the note insurance policy or if certain events of bankruptcy or insolvency occur with respect to the note insurer.

           Capitalized terms used in the note insurance policy and not otherwise defined in the note insurance policy shall have the respective meanings set forth in the sale and servicing agreement as of the date of execution of the note insurance policy, without giving effect to any subsequent amendment or modification to the sale and servicing agreement unless the amendment or modification has been approved in writing by the note insurer.

          Any notice under the note insurance policy or service of process on the fiscal agent or the note insurer may be made at the address listed below for the fiscal agent or the note insurer or any other address as the note insurer shall specify in writing to the indenture trustee.

          The notice address of the fiscal agent is ____________________________________, Attention: ____________________, or any other address as the fiscal agent shall specify to the indenture trustee in writing.

          The note insurance policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles of the State of New York.

          The insurance provided by the note insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

          The note insurance policy is not cancelable for any reason. The premium on the note insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.

           Overcollateralization Provisions. The sale and servicing agreement provides for the maintenance of overcollateralization at a specified required level for each home equity loan group. To the extent that overcollateralization with respect to a class of notes on any distribution date exceeds this level, the amount distributable as principal will be adjusted to slow the amortization of the notes relative to that of the home equity loans, freeing up cash to make other payments, including crosscollateralization payments with respect to other home equity loan groups. See "Principal" above and "Crosscollateralization" below.

          To the extent that overcollateralization on a distribution date falls below the required level for a home equity loan group, either because the required level of overcollateralization has increased or because of losses realized with respect to the related group of home equity loans, available excess spread with respect to the home equity loans will be applied to accelerate the amortization of the related notes so as to increase the level of overcollateralization. Crosscollateralization payments will not be available for this purpose.

          To the extent that aggregate outstanding principal with respect to a class of notes falls below the outstanding principal balance of the related home equity loan group, amounts may be available in the form of a Crosscollateralization Payment. See "Crosscollateralization" below. In addition, draws on the related note insurance policy will be available, to the extent that a class of notes remains undercollateralized after all excess spread has been applied and all available crosscollateralization payments have been made.

           Crosscollateralization Provisions. Excess cash with respect to a group of home equity loans will be available to cover certain shortfalls with respect to the notes relating to the other groups. The crosscollateralization payments are available to make payments to other parties as well as to the noteholders. Available crosscollateralization payments will be applied in the following order:

•	first, concurrently, to the indenture trustee, any unpaid indenture trustee fee, to the owner trustee, any unpaid owner trustee fee, to the indenture trustee, any unpaid Transition Expenses and, so long as no payment default under the note insurance agreement has occurred and is continuing, to the note insurer, any amount owed as premium under the note insurance agreement;

•	second, to the related class of notes, any unpaid Interest Distribution;

•	third, to the note insurer, any unpaid amounts owed for reimbursement of draws under the applicable note insurance policy, plus interest on these unpaid amounts; and

•	fourth, to the related class of notes, any amount by which realized losses with respect to the home equity loan group exceed excess spread plus overcollateralization with respect to the related class of notes.

          If only one group is eligible for a Crosscollateralization Payment, and the cash available from the other two groups equals or exceeds the amount of the shortfall with respect to the eligible group, the two groups shall contribute pro rata, based on the ratio of the amount of cash available from each group after payment of items (1) through (8) to total cash available from both groups. If the amount of the shortfall with respect to the eligible group exceeds the available cash from both contributing groups, then the two contributing groups shall contribute all available cash after payment of items (1) through (8). If two groups are eligible for a Crosscollateralization Payment then the two eligible groups shall share pro rata based on the ratio of the shortfall with respect to each group to the aggregate shortfall for both groups.

Final Scheduled Distribution Date

          The final scheduled distribution date or final payment date for each class of notes is the distribution date in _________, ____, which is the distribution date in the month immediately following the last scheduled due date for the home equity loan in the related home equity loan group with the latest stated maturity date. It is expected that the actual last distribution date for the notes will occur significantly earlier than the final scheduled distribution date specified above. See "PREPAYMENT AND YIELD CONSIDERATIONS" above.

DESCRIPTION OF THE AGREEMENTS

          The following summary describes the material terms of the sale and servicing agreement, the trust agreement and the indenture. Whenever particular defined terms in the indenture are referred to, these defined terms are incorporated by reference into this prospectus supplement. See "THE AGREEMENTS" in the prospectus.

Reports to Noteholders

           Concurrently with each payment to the noteholders, the servicer will forward to the indenture trustee for mailing to each noteholder and the note insurer a statement setting forth among other items with respect to each distribution date and each class of notes:

(1)	the aggregate amount of the distribution to the noteholders on the related distribution date;

(2)	the amount of distribution set forth in paragraph (1) above in respect of interest and the amount thereof in respect of any related Interest Carryover Shortfall, and the amount of any related Interest Carryover Shortfall remaining;

(3)	the aggregate amount of any related Interest Carryover Shortfall, and the amount of any related Interest Carryover Shortfall remaining;

(4)	the amount of the distribution set forth in paragraph (1) above in respect of principal and the amount thereof in respect of the Principal Shortfall Amount (as defined in the indenture), and any remaining Principal Shortfall Amount;

(5)	the amount of Excess Spread for each group and the amount applied as a distribution of Distributable Excess Spread on the notes;

(6)	the Guaranteed Principal Amount for each group for the distribution date;

(7)	the amount paid under the note insurance policy for the distribution date in respect of the Interest Distribution to each class of notes;

(8)	the servicing fee;

(9)	the home equity loan pool balance and each home equity loan group balance as of the close of business on the last day of the preceding Remittance Period;

(10)	the note principal balance for each class of notes after giving effect payments allocated to principal above;

(11)	the amount of overcollateralization for each group as of the close of business on the distribution date, after giving effect to distributions of principal on the distribution date;

(12)	the number and aggregate principal balances of the home equity loans in each group as to which the minimum monthly payment is delinquent for 30 to 59 days, 60 to 89 days and 90 or more days, respectively, as of the end of the preceding Remittance Period;

(13)	) the book value of any real estate which is acquired by the trust through foreclosure or grant of deed in lieu of foreclosure;

(14)	) the aggregate amount of prepayments received on the home equity loans during the previous Remittance Period and specifying the amount for each group;

(15)	the weighted average loan rate on the home equity loans as of the first day of the month prior to the distribution date and specifying this rate for each group;

(16)	the note rate for each class of notes for the distribution date; and

(17)	the required overcollateralization for each group for the distribution date.

          In the case of information furnished pursuant to clauses (2), (3) and (4) above, the amounts shall be expressed as a dollar amount per note with a $1,000 denomination.

           Within sixty days after the end of each calendar year, the servicer will be required to forward to the indenture trustee a statement containing the information set forth in clauses (2), (3) and (4) above aggregated for the applicable calendar year.

Servicing Fee

          As to each home equity loan, the servicer will retain a servicing fee equal to [0.50%] per annum, payable monthly at one-twelfth of the annual rate of the then outstanding principal balance of the home equity loan serviced as of the first day of each Remittance Period. If a successor servicer is appointed in accordance with the sale and servicing agreement, the servicing fee shall be an amount agreed upon by the indenture trustee, the note insurer and the successor servicer but in no event in an amount greater than the amount paid to the predecessor servicer. The servicer will also be able to retain late fees, prepayment charges, assumption fees, release fees, bad check charges and any other servicing related charges.

Rights Upon an Event of Servicing Termination

           Notwithstanding the provisions of the prospectus, so long as an Event of Servicing Termination remains unremedied, at the direction of the note insurer or at the direction of noteholders representing at least 51% of the aggregate note principal balance with the consent of the note insurer, the indenture trustee must terminate all of the rights and obligations of the servicer under the sale and servicing agreement, at which point the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. In the event that the indenture trustee would be obligated to succeed to the duties and obligations of the servicer but is unwilling or unable do so, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other home equity loan or home equity loan servicer with all licenses and permits required to perform its obligations under the sale and servicing agreement and having a net worth of at least $50,000,000 and acceptable to the note insurer to act as successor to the servicer under the sale and servicing agreement. Pending an appointment, the indenture trustee will be obligated to act in this capacity unless prohibited by law.

Events of Default under the Indenture

           Notwithstanding the provisions of the prospectus, "Events of Default" under the indenture include:

•	a default in the payment of any interest with respect to any class of notes when the same becomes due and continuance of this default for a period of five days or a default in the payment in full of the note principal balance with respect to any class of notes at the final scheduled distribution date;

•	failure on the part of the trust to perform in any material respect any other covenant or agreement under the indenture, or the breach of a representation or warranty by the trust, which continues for a period of thirty days after notice of the breach is given; and

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

Remedies on Event of Default under the Indenture

           Notwithstanding the provisions of the prospectus, if an Event of Default under the indenture has occurred and is continuing, the indenture trustee must at the direction of the note insurer or upon the direction of noteholders representing at least a majority of the aggregate outstanding note principal balance of the notes with the prior written consent of the note insurer, declare the principal amount of the notes due and payable immediately. This declaration may be rescinded by the note insurer or noteholders representing at least a majority of the aggregate outstanding note principal balance of the notes with the written consent of the note insurer.

          Upon acceleration of payment of the notes described above, the indenture trustee will, at the direction of the note insurer or upon the direction of noteholders representing at least a majority of the aggregate outstanding note principal balance of the notes with the prior written consent of the note insurer, elect not to liquidate the assets of the trust provided that the assets are generating sufficient cash to pay scheduled interest and principal as it becomes due and payable to the noteholders.

           However, the indenture trustee may not sell or otherwise liquidate the assets of the trust following an Event of Default unless:

•	100% of the noteholders and the note insurer consent to a sale,

•	the proceeds of the sale or liquidation are sufficient to pay all amounts due to the noteholders, and the note insurer, or

•	the indenture trustee determines that the assets of the trust would not be sufficient on an ongoing basis to make all scheduled payments on the notes and obtains the consent of the note insurer and the holders of 66 and 2/3% of the aggregate outstanding principal balance of the notes to sell or liquidate the trust's assets.

Certain Matters Regarding the Indenture Trustee and the Owner Trustee

           Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the trust or the noteholders for taking any action or for refraining from the taking of any action in good faith pursuant to the indenture, or for errors in judgment; provided, that neither the indenture trustee nor any director, officer or employee of the indenture trustee will be protected against any liability that would otherwise be imposed on it by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the indenture. Subject to certain limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee will be indemnified by the servicer and held harmless against any loss, liability or expense incurred in connection with any of its duties under the Agreements other than any loss, liability or expense incurred by reason of its own willful malfeasance, bad faith or negligence in the performance of its duties under the indenture, or by reason of its reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated, or any person resulting from a merger or consolidation, will be the successor to the indenture trustee under the indenture.

          The owner trustee, the indenture trustee and any of their respective affiliates may hold notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the owner trustee and the indenture trustee acting jointly, or in some instances, the owner trustee or the indenture trustee acting alone, with the consent of the note insurer (which consent will not be unreasonably withheld), will have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the sale and servicing agreement and the trust agreement and the indenture trustee by the indenture will be conferred or imposed upon the owner trustee and the indenture trustee, respectively, and in each case a separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee will be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform the rights, powers, duties and obligations solely at the direction of the owner trustee or the indenture trustee, respectively.

          The owner trustee may resign at any time, in which event the indenture trustee will be obligated to appoint a successor to the owner trustee acceptable to the note insurer. The indenture trustee may also remove the owner trustee if it ceases to be eligible to continue as owner trustee under the trust agreement or becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor to the owner trustee will not become effective until acceptance of the appointment by the successor.

Duties of the Owner Trustee and Indenture Trustee

          The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the notes, or of any home equity loans or related documents, and will not be accountable for the use or application by the seller or the servicer or any of its affiliates of any funds paid to any of them with respect to the notes, or the home equity loans, or the investment of any monies by the servicer before the monies are deposited into the collection account or the distribution account. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the trust agreement.

          The indenture trustee will make no representations as to the validity or sufficiency of the indenture or the notes, other than their execution and authentication, or of any home equity loans or related documents, and will not be accountable for the use or application by the seller, the servicer or any of its affiliates of any funds paid to any of them with respect to the notes or the home equity loans, or the use or investment of any monies by the servicer before the monies are deposited into the collection account or the distribution account. So long as no Event of Default or [Event of Servicing Termination] has occurred and is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the indenture. The indenture trustee will not be charged with knowledge of a failure by the servicer to perform its duties under the trust agreement or sale and servicing agreement which constitutes an [Event of Servicing Termination] unless the indenture trustee obtains actual knowledge of the failure as specified in the indenture.

Amendment

          The sale and servicing agreement may be amended by the parties to that agreement with the consent of the note insurer, but without the consent of the noteholders, to cure any ambiguity, correct or supplement any provisions which may be inconsistent with any other provisions of the sale and servicing agreement, add to the duties of the seller or the servicer, add or amend any provisions of the sale and servicing agreement required by the rating agencies in order to maintain or improve any rating on the notes (it being understood that, after obtaining the ratings in effect on the closing date, none of the seller, the depositor, the indenture trustee, the owner trustee or the servicer is obligated to obtain, maintain, or improve any rating) or add any other provisions with respect to matters or questions arising under the sale and servicing agreement that are not inconsistent with the provisions of' the sale and servicing agreement However, the sale and servicing agreement may only be amended in this manner if either an opinion of counsel is delivered that states that this action will not materially and adversely affect the interests of any noteholder or the note insurer or the person requesting the amendment obtains a letter from the rating agencies stating that the amendment would not result in a downgrade of the then current rating of the notes, without regard to the note insurance policy. The sale and servicing agreement may also be amended by the seller, the depositor, the servicer, the owner trustee and the indenture trustee, with the consent of the note insurer and noteholders holding at least 51% of the related aggregate note principal balance of the affected notes in order to add any provisions, change or eliminate any of the provisions of the sale and servicing agreement or modify the rights of the noteholders. No amendment, however, may reduce the amount or delay the timing of collections of payments on the notes or under the note insurance policy without the consent of the holder of the applicable note and the note insurer or reduce percentage of noteholders required to consent to the amendment, without the consent of the holders of all notes then outstanding.

          The indenture provides that, with the consent of the note insurer and prior notice to the rating agencies and at the request of the trust pursuant to the indenture, the trust and the indenture trustee may, without noteholder consent, enter into one or more supplemental indentures which will conform to the provisions of the Trust Indenture Act of 1939, as amended (the "TIA"), for any of the following purposes:

(a)	to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

(b)	to evidence the succession, in compliance with the applicable provisions of the indenture, of another entity to the trust, and assumption by any successor of the covenants of the trust contained in the notes or the indenture;

(c)	to add to the covenants of the trust for the benefit of the holders of the notes, or to surrender any right or power conferred upon the trust in the indenture;

(d)	to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

(e)	to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture;

(f)	to evidence and provide for the acceptance of the appointment under the indenture by a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture as will be necessary to facilitate the administration of the trusts under the indenture by more than one trustee, pursuant to the requirements of the indenture; or

(g)	to modify, eliminate or add to the provisions of the indenture to any extent as will be necessary to effect the qualification of the indenture under the TIA or under any similar federal statute enacted after the date of the indenture and to add to the indenture any other provisions as may be expressly required by the TIA.

          No supplemental indentures will, however, be entered into unless the indenture trustee has received an opinion of counsel to the effect that entering into the supplemental indenture will not have any material adverse tax consequences to the trust or the noteholders.

          In addition, the indenture provides that, with the consent of the rating agencies and the note insurer, and at the request of the trust pursuant to the indenture, the trust and indenture trustee may, without noteholder consent, enter into one or more supplemental indentures that conform to the TIA to add provisions to, change or eliminate provisions of the indenture, or modify the rights of the noteholders, if an opinion of counsel states that the action will not have a material adverse tax consequence to the trust or the noteholders. The opinion must also state that this action will not materially and adversely affect the interests of the noteholders or the note insurer, unless the person requesting the amendment obtains a letter from the rating agencies stating that the amendment would not result in a downgrading of the then current rating of the notes, without regard to the note insurance policy.

          The indenture also provides that the trust and the indenture trustee, when authorized by a written request of the trust, also may, with prior notice to the note insurer and each rating agency and with the consent of the note insurer and the holders of at least a majority of the aggregate principal balance of the notes affected enter into a supplemental indenture to add, change or eliminate any provisions of the indenture or modify the rights of the noteholders. However, without the consent of the holder of each affected noteholder and an opinion of counsel that the contemplated action will not cause the trust to be subject to any entity level tax, no supplemental indenture may:

(a)	or principal, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the corpus of the trust to payment of principal of or interest on the notes, change any place, coin or currency of any payment on any note, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds to the payment of any amount due on the notes on or after the due date;

(b)	reduce the percentage of the note principal balances of the notes, the consent of the holders required for any supplemental indenture, or the consent of the holders required for any waiver of compliance with certain provisions of the indenture or certain defaults and their consequences under the indenture;

(c)	modify or alter the provisions of the proviso to the definition of the term "Outstanding" in the indenture or modify or alter the exception in the definition of the term "Holder";

(d)	reduce the percentage of the aggregate outstanding principal balance of the notes required to direct the indenture trustee to direct the trust to sell or liquidate the corpus of the trust pursuant to the indenture;

(e)	modify any of the amendment provisions of the indenture other than to increase any percentage specified in the indenture or to provide that certain additional provisions of the indenture or the other Agreements cannot be modified or waived without the consent of the holder of each affected note;

(f)	modify any of the provisions of the indenture in so as to affect the calculation of the amount of any payment of interest or principal due on any note on any distribution date (including the calculation of any of the individual components of the calculation); or

(g)	permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust estate or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any pledged property or deprive the holder of any note of the security provided by the lien of the indenture.

Termination; Retirement of the Notes

          The trust will terminate on the distribution date following the later of (A) payment in full of all amounts owing to the note insurer, unless the note insurer shall otherwise consent and (B) the earliest of (1) the final payment (or other liquidation) of the last home equity loan in the trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any home equity loan, (2) the optional transfer to the servicer of all of the home equity loans, as described below and (3) the stated final maturity date.

          The servicer may, at its option, terminate the trust on the first distribution date on which the aggregate outstanding principal balance of the home equity loans in all groups is equal to or less than 10% of the aggregate outstanding principal balance of the home equity loans on the cut-off date. In order to terminate the trust, the servicer must pay an amount equal to the sum of the aggregate outstanding principal balance of the home equity loans plus accrued and unpaid interest at the weighted average Coupon Rate with respect to the home equity loans as of the end of the related Remittance Period, together with all amounts due to the note insurer.

          In no event will the trust created by the trust agreement continue for more than 21 years after the death of certain individuals named in the sale and servicing agreement. Written notice of termination of the trust will be given to each noteholder, and the final payment will be made only upon surrender and cancellation of the notes at an office or agency appointed by the indenture trustee which will be specified in the notice of termination.

No Petition

          The indenture trustee and the noteholders by their acceptance of a note will covenant that they will not institute or join in instituting against the trust, the seller, the servicer or the depositor, any bankruptcy, reorganization, insolvency, liquidation or similar proceeding in connection with any obligations regarding the notes, the indenture or the transactions contemplated by the Agreements.

The Indenture Trustee

           ____________, a banking corporation organized under the laws of the State of __________, will be named indenture trustee pursuant to the sale and servicing agreement and the indenture.

          The indenture trustee may own notes and have normal banking relationships with the servicer, the seller and the note insurer and/or their affiliates.

          The indenture trustee may resign at any time, in which event the trust will be obligated to appoint a successor indenture trustee, subject to the consent of the note insurer. The note insurer may remove the indenture trustee if the indenture trustee ceases to be eligible under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of the insolvency of the indenture trustee, the trust will be obligated to appoint a successor indenture trustee approved by the note insurer. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

          No noteholder will have the right under the indenture to institute any proceeding with respect to the indenture unless the note insurer has consented in writing to the institution of the proceeding, the noteholder previously has given to the indenture trustee written notice of default under the indenture and noteholders representing at least 51% of the aggregate outstanding principal balance of the notes have made written requests to the indenture trustee to institute the proceeding in its own name as indenture trustee and have offered to the indenture trustee reasonable indemnity, but the indenture trustee has neglected or refused to institute any proceeding for sixty days. The indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to make any investigation of matters arising under the indenture or to institute, conduct or defend any litigation under or related to the indenture at the request, order or direction of any of the noteholders, unless the noteholders have offered the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred and the note insurer has consented to the action.

The Paying Agent

          The paying agent shall initially be the indenture trustee or together with any successor indenture trustee. The paying agent shall have the revocable power to withdraw funds from the distribution account to make payments to the holders of the notes and the senior interest participations.

The Purchase Agreement

          On the closing date, the home equity loans will be purchased by the depositor from the seller and certain of its affiliates pursuant to the purchase agreement. Pursuant to the sale and servicing agreement, the home equity loans will be immediately transferred by the depositor to the trust, and the depositor will assign its rights in, to and under the purchase agreement to the trust.

          In the purchase agreement, the seller and certain of its affiliates will make representations and warranties similar to those made by it in the sale and servicing agreement. In the event of a breach of any representations and warranties that has a material adverse effect on the interests of the noteholders or the note insurer, the seller or the appropriate affiliate will be required to repurchase or substitute the home equity loans as described in the prospectus under "THE AGREEMENTS."

          The seller and affiliates have also agreed to indemnify the depositor and the trust from and against certain losses, liabilities and expenses including reasonable attorneys' fees suffered or sustained pursuant to the purchase agreement.

USE OF PROCEEDS

          The net proceeds to be received from the sale of the notes will be applied by the depositor towards the purchase of home equity loans from the seller and certain of its affiliates.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

          The following section in conjunction with the section in the prospectus captioned "FEDERAL INCOME TAX CONSEQUENCES" discusses the material federal income tax consequences of the purchase, ownership and disposition of the notes. This section must be considered only in connection with "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus. The discussion in this prospectus supplement and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes. No portion of this section of the prospectus supplement or "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus constitutes an opinion of counsel, other than the opinion set forth in the second paragraph of this section and in clause (1) of "FEDERAL INCOME TAX CONSEQUENCES--Opinions" in the prospectus.

           Stroock & Stroock & Lavan LLP, special tax counsel to the seller and the issuer, is of the opinion that, for federal income tax purposes, assuming that all of the provisions of the Agreements are complied with, the notes will be considered indebtedness and the Trust Fund (as defined in the prospectus) will not be an association, publicly traded partnership, or taxable mortgage taxable as a corporation. This opinion is an expression of opinion only, is not a guarantee of a particular tax result and is not binding on the Internal Revenue Service ("IRS") or any third party.

          The Trust Fund will agree, and the noteholders will agree by their purchase of the notes, to treat the notes as debt for federal income tax purposes. Consequently, unless the IRS were to successfully assert that the notes did not represent debt for federal income tax purposes, the noteholders will be subject to taxation as described in "FEDERAL INCOME TAX CONSEQUENCES - Taxation of Debt Securities (Including Regular Interest Securities)" in the prospectus.

          The Class A-3 notes provide for stated interest at a floating rate based upon one-month LIBOR, but are subject to certain restrictions on the maximum level of the floating rate. Under Treasury regulations governing "original issue discount" ("OID"), stated interest payable at a variable rate is not taxed as OID or contingent interest if the variable rate is a qualified floating rate. The tax treatment of interest that is not based on a qualified floating rate is not certain and the regulations do not address the tax treatment of debt instruments bearing contingent interest except in circumstances not relevant to this discussion. While (because of the imposition of an interest rate cap) the tax treatment of interest on the notes is not entirely clear under the regulations, the trust intends to treat the stated interest as a "qualified floating rate" for OID purposes and thus the stated interest should not be taxable to the Class A-3 noteholders as OID (assuming that the Class A-3 notes are not issued with OID which is greater than de minimis) or as contingent interest.

          If the trust has a single owner for tax purposes it will be treated as division of its owner and as division of its owner will be disregarded as an entity separate from its owner for federal tax purposes. However, in the event that contrary to the opinion of special tax counsel, the IRS successfully asserts that one or more classes of notes did not represent debt for federal tax purposes and instead were treated as equity, this could have certain adverse tax consequences to foreign holders as descried in "FEDERAL INCOME TAX CONSEQUENCES - Tax Consequences to Holders of the Notes Issued By A Partnership Or Division - Possible Alternative Treatment of the Notes" in the prospectus. If the trust has more than one owner for tax purposes, the seller intends to treat the trust as a partnership for federal income tax purposes and will not take any actions with respect to federal income tax reporting requirements that are inconsistent with the trust and the noteholders' agreement to treat the notes as debt for tax purposes.

           We refer you to "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus for more detail.

CERTAIN STATE TAX CONSIDERATIONS

           Because the income tax laws of the states vary, it is impractical to predict the income tax consequences to the noteholders in all of the state taxing jurisdictions in which they are subject to tax. Noteholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

ERISA CONSIDERATIONS

          A fiduciary of an employee benefit plan or other retirement arrangement subject to Title I of ERISA should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of the plan's assets in the notes. Accordingly, among other factors, the fiduciary should consider

          (1) whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

          (2) whether the investment satisfies the diversification requirements of Section 404 of ERISA;

          (3) whether the investment is in accordance with the documents and instruments governing the plan;

          (4) whether the investment is prudent, considering the nature of the investment; and

          (5) whether the investment constitutes an unauthorized delegation of fiduciary authority.

           Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to Title I of ERISA and/or Section 4975 of the Code (defined in the prospectus), including individual retirement accounts and annuities, Keogh plans and entities in which these plans, accounts, annuities or arrangements are invested (including insurance company general accounts) (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan, should review carefully with their legal advisors whether the purchase or holding of the notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the Trust Fund to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R.ss.2510.3-101 (the "Plan Asset Regulations"). Prospective investors should be aware that, although certain exceptions from the application of the prohibited transaction rules and the Plan Asset Regulations exist, it is not anticipated that any exception will apply with respect to the acquisition of a note.

           Under the Plan Asset Regulations, if the notes are treated as having substantial equity features, the purchaser of a note of could be treated as having acquired a direct interest in the assets securing the notes. In that event, the purchase, holding, or resale of the applicable notes and the operation and management of the Trust Fund could result in transactions that are prohibited under ERISA or the Code. Consequently, if a Plan investor purchases the notes, the Trust Fund could be deemed assets of the Plan for purposes of the fiduciary responsibility provisions of ERISA and the Code. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan. Therefore, the owner trustee could be deemed an ERISA fiduciary of Plans that invest in the notes and could be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the Trust Fund. Regardless whether the notes are treated as debt or equity for purposes of ERISA, the acquisition or holding of notes by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the trust, the owner trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to the Plan or in the event that a subsequent transfer of a note is between a Plan and a "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975 of the Code) with respect to the Plan.

           Regardless whether the notes are treated as debt or equity for purposes of ERISA, the acquisition or holding of notes by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the trust, the owner trustee, the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to the Plan or in the event that a subsequent transfer of a note is between a Plan and a party in interest or disqualified person with respect to the Plan. However, one or more exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the notes, depending in part upon the type of Plan fiduciary making the decision to acquire notes and the circumstances under which the decision is made. These exemptions include, but are not limited to,

          (1) PTCE 96-23, regarding investments determined by in-house asset managers,

          (2) PTCE 95-60, regarding investments by insurance company general accounts,

          (3) PTCE 91-38, regarding investments by bank collective investment funds,

          (4) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or

          (5) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers.

Before purchasing any notes, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) of the Code (and not exempt under Section 4975(g) of the Code) should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. A purchaser of a note will be required to represent that either: (1) it is not, and is not purchasing a note for, on behalf of or with the assets of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, or (2) PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other prohibited transaction exemption is applicable to the purchase and holding of a note by the acquirer.

Any Plan fiduciary considering the purchase of any notes should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provision of the Code to the investment.

LEGAL INVESTMENT CONSIDERATIONS

           Although, as a condition to their issuance, the notes will be rated [in the highest rating category of] the rating agencies, the notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the notes.

          We refer you to "LEGAL INVESTMENT" in the prospectus for more detail.

UNDERWRITING

           Subject to the terms and conditions set forth in the underwriting agreement, dated ___________ __, ____ (the "Underwriting Agreement"), among the underwriter and the underwriters named below the underwriter has agreed to sell to the underwriters and the underwriters have agreed to purchase from the underwriter the principal amount of the notes set forth opposite their respective names. The notes will be offered by the underwriters when as and if issued and sold by the underwriter to the underwriters, subject to the underwriters' right to reject any subscription, in whole or in part.

                       Principal Amount
                         of Class A-1      Principal Amount    Principal Amount
      Underwriter            Notes        of Class A-2 Notes  of Class A-3 Notes
     [-----------         $                  $                   $
     ------------         $                  $                   $
     -----------]         $                  $                   $

          The underwriters have informed the underwriter that they propose to offer the notes for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The underwriters may effect the transactions by selling the notes to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the sale of the notes, the underwriters may be deemed to have received compensation from the underwriter in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the notes may be deemed to be underwriters and any commissions received by them and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

          No note will have an established trading market when issued. The underwriters may, from time to time, act as a broker or purchase and sell notes in the secondary market, but the underwriters are under no obligation to do so and there can be no assurance that there will be a secondary market for the notes or liquidity in the secondary market if one does develop.

          From time to time the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the underwriter.

          The Underwriting Agreement provides that the underwriter will indemnify the underwriters against described civil liabilities, including liabilities under the Act.

EXPERTS

          The consolidated balance sheets of __________________ and _____________ as of _____________ and ________________ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended _______________, incorporated by reference in this prospectus supplement have been incorporated in this prospectus supplement in reliance on the report of _____________________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS

           Certain legal matters with respect to the notes will be passed upon for the underwriter by _________ and for the seller and the issuer by Stroock & Stroock & Lavan LLP, New York, New York.

RATINGS

          It is a condition to the issuance of the notes that they receive ratings of "AAA" by S&P and "Aaa" by Moody's.

          A securities rating addresses the likelihood of the receipt by noteholders of distributions on the home equity loans. The rating takes into consideration the characteristics of the home equity loans and the structural, legal and tax aspects associated with the notes. The ratings on the notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the home equity loans, the likelihood of payment of any Interest Index Carryover or the possibility that noteholders might realize a lower than anticipated yield.

          The ratings assigned to the notes will depend primarily upon the creditworthiness of the note insurer. Any reduction in a rating assigned to the claims-paying ability of the note insurer below the ratings initially assigned to the notes may result in a reduction of one or more of the ratings assigned to the notes.

          A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

INDEX OF DEFINED TERMS

Terms

2/28 Adjustable Rate Loans
Available Funds Cap
CHEC
Closing Date
Crosscollateralization Payment
Deficiency Amount
Depositor
Distributable Excess Spread
Events of Default
Excess Overcollateralization Amount
Excess Spread
Final Payment Date
Fixed Interest Rate Cap
Group I Home Equity Loans
Group II Home Equity Loans
Guaranteed Principal Amount
Home Equity Loan Group
Home Equity Loans
Insured Payment
Interest Carryover Shortfall
Interest Distribution
Interest Index Carryover
Interest Period
LIBOR Business Day
Maximum Rates
Minimum Rates
Minimum Spread
Monthly Interest Distributable Amount
Monthly Principal Distributable Amount
Mortgaged Properties
Net Coupon Rate
noteholder
Notes
Notice
OID
One-Month LIBOR
Original Combined Loan-to-Value Ratio
Overcollateralization Reduction Amount
Owner
Plan
Plan Asset Regulations
Preference Amount
Prepayment Assumption
Principal Distribution
Remittance Period
Securities Act
Sellers
Six-Month Adjustable Rate Loans
Statistical Calculation Date
Structuring Assumptions
TIA
Transition Expenses
Trust
weighted average life	Page 28 46 20 20 46 51 20 47 55 47 47 52 47 20 20 52 20 20 52 47 47 47 47 47 28 28 47 47 48 20 48 44 20 52 61 48 21 48 52 62 62 52 37 48 48 64 20 28 20 37 58 48 20 37

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

           Except under limited circumstances, the global notes will be available only in book-entry form. Investors in the global notes may hold the global notes through any of DTCC, Cedelbank or Euroclear. The global notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

           Secondary market trading between investors holding global notes through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

           Secondary market trading between investors holding global notes through DTCC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior home equity loan asset-backed notes issues.

           Secondary cross-market trading between Cedelbank or Euroclear and DTCC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Cedelbank and Euroclear and as DTCC participants.

           Non-U.S. holders (as described below) of global notes will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All global notes will be held in book-entry form by DTCC in the name of Cede & Co. as nominee of DTCC. Investors' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTCC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTCC participants.

           Investors electing to hold their global notes through DTCC will follow the settlement practices applicable to prior home equity loan asset-backed notes issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

           Investors electing to hold their global notes through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

           Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

           Trading between DTCC Participants Secondary market trading between DTCC participants will be settled using the procedures applicable to prior home equity loan asset-backed notes issues in same-day funds.

           Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

           Trading between DTCC seller and Cedelbank or Euroclear purchaser. When global notes are to be transferred from the account of a DTCC participant to the account of a Cedelbank participant or a Euroclear participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct their depositary to receive the global notes against payment. Payment will include interest accrued on the global notes from and including the last coupon distribution date to and excluding the settlement date, on the basis of either the actual number of days in the related interest period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of global notes. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTCC participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

           Cedelbank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the global notes are credited to their accounts one day later.

          As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank participants or Euroclear participants purchasing global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Cedelbank participant's or Euroclear participant's particular cost of funds.

           Since the settlement is taking place during New York business hours, DTCC participants can employ their usual procedures for sending global notes to the respective European depositary for the benefit of Cedelbank participants or Euroclear participants. The sale proceeds will be available to the DTCC seller on the settlement date. Thus, to the DTCC participants a cross-market transaction will settle no differently than a trade between two DTCC participants.

           Trading between Cedelbank or Euroclear Seller and DTCC Purchaser. Due to time zone differences in their favor, Cedelbank participants and Euroclear participants may employ their customary procedures for transactions in which global notes are to be transferred by the respective clearing system, through the respective depositary, to a DTCC participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. In these cases Cedelbank or Euroclear will instruct the respective depositary, as appropriate, to deliver the global notes to the DTCC participant's account against payment. Payment will include interest accrued on the global notes from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the related interest period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of global notes. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedelbank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           Finally, day traders that use Cedelbank or Euroclear and that purchase global notes from DTCC participants for delivery to Cedelbank participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the global notes in the U.S. from a DTCC participant no later than one day prior to settlement, which would give the global notes sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTCC participant is at least one day prior to the value date for the sale to the Cedelbank participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of global notes holding securities through Cedelbank or Euroclear (or through DTCC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons (as defined below), unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

           Exemption for non-U.S. persons (as defined below) (Form W-8). Beneficial owners of global notes that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

           Exemption for non-U.S. persons with effectively connected income (Form 4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

           Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners of global notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

           Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

           U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global note or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

          Any of the following qualify as a U.S. person for purposes of this section:

(1)	a citizen or resident of the United States,

(2)	a corporation or partnership organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),

(3)	an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

(4)	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

Notwithstanding clause (4), to the extent provided in the regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to the date, that elect to continue to be treated as United States persons shall also be a U.S. person. Entities not considered U.S. persons shall be considered non-U.S. persons.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global notes or with the application of Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after ___________________. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global notes.

PROSPECTUS
Asset-Backed Certificates
Asset-Backed Notes
(Issuable in Series)

CHEC Funding, LLC
(Depositor)

Centex Home Equity Company, LLC
d/b/a
(Seller and Servicer)

OFFERED SECURITIES

            Asset-backed certificates and asset-backed notes will be sold from time to time pursuant to a prospectus supplement in amounts, at prices and on terms to be determined at the time of sale. Each series will include one or more classes of certificates or one or more classes of notes with differing payment terms, priority of payments and maturities.

            A series of certificates will evidence undivided interests in a trust fund created in connection with the issuance of the series. A series of notes will be issued pursuant to an indenture and secured by the trust fund. In each case, the certificates and notes will be payable only from the assets of the trust fund.

            Separate trust funds may be established for one or several classes of a series of notes or certificates, with each class or group of classes being entitled to payment only from the assets of their individual trust fund. Crosscollateralization among trust funds may be permitted.

             Credit enhancement will be provided for all offered securities.

TRUST FUND

            Each trust fund will include the following assets, among others:

•	closed-end home equity loans secured by first or second mortgages on one- to four- family residential or mixed properties

•	amounts received or due on the home equity loans

•	the mortgaged properties securing the home equity loans and certain proceeds of liquidation of these properties

•	funds on deposit in one or more prefunding, capitalized interest or other accounts

•	reserve funds, letters of credit, surety bonds, insurance policies and/or other forms of credit enhancement

            Prefunding accounts may be established to purchase additional home equity loans during a specified prefunding period.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED WHETHER
THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT ARE
TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.

______ __, 20__

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered securities in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not be applicable to your series of notes or certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of notes or certificates.

            If the description of your notes or certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

            You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Reports to Holders", "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" in this prospectus. You can request information incorporated by reference from Home Equity Company, LLC by calling us at (214) 981-5000 or writing to us at Centex Home Equity Company, LLC, 2828 N. Harwood Street, Dallas, Texas, 75201. We have not authorized anyone to provide you with different information. We are not offering the notes or certificates in any state where the offer is not permitted.

Page
Page
PROSPECTUS SUPPLEMENT
REPORTS TO HOLDERS
INTRODUCTION
THE DEPOSITOR
THE SELLER AND THE SERVICER
     General
     Underwriting Guidelines Applicable to the Home Equity Loans
     Underwriting Criteria of the Seller
     Servicing
DESCRIPTION OF THE SECURITIES
     General
     Book-Entry Securities
     Valuation of the Home Equity Loans
     Payments of Interest
     Payments of Principal
     Final Scheduled Distribution Date
     Special Redemption
     Weighted Average Life of the Securities
THE TRUST FUNDS
     General
     The Home Equity Loans
     Additional Information
ACCOUNTS
     Certificate and Distribution Accounts
     Prefunding and Capitalized Interest Accounts
     Eligible Investments
     Revolving Period and Amortization Period; Retained Interest
ENHANCEMENT
THE AGREEMENTS
     General
     Repurchase and Substitution of Non-Conforming Home Equity Loans
     Assignment of Home Equity Loans
     Servicing and Sub-Servicing
     Deposits to Principal and Interest Account and Certificate Account
     Advances; Compensating Interest
     Optional Repurchase of Defaulted Home Equity Loans
     Realization Upon Defaulted Home Equity Loans
     Hazard Insurance
     General Servicing Standard
     Sub-Servicing Arrangements
     Certain Matters Regarding the Servicer
     Removal and Resignation of Servicer
     The Trustee
     Reporting Requirements
     Removal of Trustee for Cause
     Governing Law
     Amendments
     Termination of the Trust
     Optional Termination
REMIC Administrator
CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS
     Home Equity Loans
     Foreclosure
     Rights of Redemption
     Junior Home Equity Loans; Rights of Senior Home Equity Loans
     Anti-Deficiency Legislation and Other Limitations on Lenders
     Due-on-Sale Clauses in Home Equity Loans
     Enforceability of Prepayment and Late Payment Fees
     Equitable Limitations on Remedies
     Applicability of Usury Laws
     Environmental Legislation
     Soldiers' and Sailors' Civil Relief Act of 1940
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
     General
     Opinions
     Taxation of Debt Securities (Including Regular Interest Securities)
     Status of Regular Interest Securities
     REMIC Expenses; Single Class REMICs
     Taxation of the REMIC
     Taxation of Holders of Residual Interest Securities
     Administrative Matters
     Tax Status as a Grantor Trust
     Miscellaneous Tax Aspects
     Tax Treatment of Foreign Investors
     Tax Characterization of the Trust as a Partnership
     Tax Consequences to Holders of the Notes Issued by a Partnership
     Tax Consequences to Holders of the Certificates Issued by a Partnership
STATE TAX CONSEQUENCES
ERISA CONSIDERATIONS
     General
     ERISA Considerations Relating to Certificates
     Underwriter Exemption
     ERISA Considerations Relating to Notes
LEGAL INVESTMENT
PLAN OF DISTRIBUTION
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	4
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PROSPECTUS SUPPLEMENT

            The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to the series of securities:

•	the aggregate principal amount, interest rate and authorized denominations of each class;

•	the type of securities to be issued with respect to each class;

•	certain information concerning the home equity loans;

•	the terms of any credit enhancement with respect to the series;

•	the terms of any insurance related to the home equity loans;

•	information concerning any other assets in the related trust fund, including any reserve fund;

•	the final scheduled distribution date of each class;

•	the method to be used to calculate the amount of interest and principal required to be applied to the securities of each class of the series on each distribution date, and the timing, order of priority and allocation of distributions of interest and principal among the classes;

•	the distribution dates on which payments of principal and interest on the securities, along with other amounts specified in the prospectus supplement, are made;

•	any assumed reinvestment rate with respect to funds held in any fund or account for the series;

•	the amount, if any, deposited in a prefunding account available to purchase additional home equity loans, the length of the prefunding period and the criteria for determining which additional home equity loans may become part of the trust fund;

•	additional information with respect to the plan of distribution of the securities; and

•	whether one or more real estate mortgage investment conduit (REMIC) elections will be made under U. S. federal income tax laws with respect to some or all of the trust fund for the series and, if so, the designation of the offered securities as regular interests or residual interests in a REMIC.

REPORTS TO HOLDERS

             Depending on whether a series of certificates or a series of notes is being issued, the agreements governing the transaction will include:

•	a pooling and servicing agreement for a transaction involving the issuance of certificates; or

•	a sale and servicing agreement, an indenture and a trust agreement for a transaction involving the issuance of notes.

            The agreements require periodic and annual reports concerning the related trust fund for a series of securities to be forwarded to holders of the securities. Unless otherwise specified in the related prospectus supplement, these reports will not be examined and reported on by an independent public accountant. If specified in the prospectus supplement for a series of securities, the series or one or more classes of the series will be issued in book-entry form. In this case, owners of the notes or certificates will not be considered "holders" under the agreements and will not receive any reports directly. Instead, reports will be furnished to owners through the participants and indirect participants of the applicable book-entry system. References in this prospectus to the rights of "holders" will refer to the rights of owners as they may be exercised indirectly through these participants.

             We refer you to "THE AGREEMENTS--Reporting Requirements" for more detail.

INTRODUCTION

            This prospectus provides for the issuance of series of certificates or notes consisting of one or more classes, one or more of which may be classes of:

• • • • • •	Compound Interest Securities Variable Interest Securities Planned Amortization Class Securities Zero Coupon Securities Principal Only Securities Interest Only Securities

          Certain classes of securities may be subordinated to other classes, both as to payment priority and as to allocation of losses on the home equity loans. In addition, securities representing a retained interest in the residual value of the trust fund may be provided for. Each class may differ in, among other things, payment terms and priorities, final scheduled distribution dates and distribution dates with respect to distributions of interest and principal.

          The certificates will represent interests in, and the notes will be secured by, all or a portion of the assets in the trust fund with respect to the series issued. Where one or more classes of securities are backed by only a portion of the assets in the trust fund, it will, unless crosscollateralization is permitted pursuant to the related agreement, only be entitled to payment out of the assets of its portion of the trust fund.

          This prospectus provides for various features, including a prefunding account to be used to purchase assets after the closing date for a specified prefunding period, revolving and amortizing periods, and optional termination of the trust. Credit enhancement is available in a number of forms, which are discussed in this prospectus.

THE DEPOSITOR

          Unless otherwise specified in the prospectus supplement, CHEC Funding, LLC will act as depositor. CHEC Funding, LLC is a Delaware limited liability company formed in December 1999, and is a wholly-owned subsidiary of the seller, Centex Home Equity Company, LLC. The depositor maintains its principal offices at 2728 N. Harwood Street, Dallas, Texas, 75201. Its telephone number is (214) 981-5000.

          The depositor does not have, nor is it expected in the future to have, any significant assets.

THE SELLER AND THE SERVICER

General

          The seller and servicer, Centex Home Equity Company, LLC, a Delaware limited liability company, is a sub-prime mortgage lender formed in 1994 that engages in originating primarily non-conforming home equity loans, through five major origination sources. The seller was originally named Nova Credit Corporation and was headquartered in Denver, Colorado. In the first calendar quarter of 1997, the seller's operations were moved to Dallas, Texas and the seller underwent a reorganization and the hiring of a new management team. In April 1997, the seller's name was changed to Centex Credit Corporation. In September of 2001, the seller merged into its wholly-owned subsidiary, Centex Home Equity Company, LLC, a Delaware limited company, with Centex Home Equity Company, LLC becoming the surviving entity. The seller is a wholly-owned subsidiary of Centex Financial Services, Inc., a financial services subsidiary of Centex Corporation, headquartered in Dallas, Texas. Centex Corporation is a publicly traded, diversified company with a market capitalization of approximately $2.3 billion and is primarily engaged in the home building, financial services and contracting and construction services industries. The seller is also affiliated with CTX Mortgage Company, LLC, a Delaware limited liability company, which originates home mortgage loans conforming to the guidelines of the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mae). Since inception, the seller has focused on lending to individuals who have substantial equity in their homes but have impaired or limited credit histories. The seller's home equity loans to these borrowers are made for many purposes such as debt consolidation, refinancing, home improvement and educational expenses. Substantially all of the seller's home equity loans are secured by first or second mortgage liens on one-to four-family residences, and have amortization schedules ranging from five to 30 years.

          The seller is currently licensed to do business in 48 states plus the District of Columbia and employs approximately 1,405 people located in 130 offices in 38 states. The seller originates home equity loans through its retail branch network of 57 branch offices located in 29 states. In addition, the seller originates home equity loans through a broker referral network from five division offices with a total of 18 regions. A third production source for the seller is referral of home equity loans from its affiliate conforming mortgage company, CTX Mortgage Company, LLC. A fourth source of origination of home equity loans for the seller is purchases of loans from wholesale sources approved by the seller. The final source of origination of home equity loans is the seller's direct sales unit which sources loans through telemarketing and direct mail efforts. The seller's strategy is to utilize these origination channels to generate growth in the volume of the home equity loans originated while diversifying sources of the home equity loans and maintaining emphasis on its underwriting standards.

          The seller has centralized its underwriting, servicing and quality control functions in its Dallas headquarters, which are located at 2828 N. Harwood Street, Dallas, Texas, 75201. Its telephone number is (214) 981-5000.

          The seller will sell home equity loans to the depositor, which will then transfer the loans to the relevant trust fund. In addition, as specified in the related prospectus supplement, certain affiliates of the seller may sell home equity loans to the depositor if such loans were originated or acquired by the seller. References in this prospectus to the transfer of home equity loans by the seller to the depositor will be deemed to include, unless the context indicates otherwise, sales of home equity loans by affiliates of the seller to the depositor as provided in the related prospectus supplement.

Underwriting Guidelines Applicable to the Home Equity Loans

          The Pre-Underwriting Process. The seller's home equity loan application process is conducted by the seller's branch officers and approved mortgage brokers who compile information necessary for the seller's underwriting department to evaluate the home equity loan. The approval process is generally coordinated over the telephone with applications and credit reports obtained by branch processors or brokers and usually sent by facsimile transmission to the processing department at one of the seller's offices. Branch personnel communicate with the seller's centralized underwriting staff, located in Dallas, Texas, which consists of approximately 30 underwriters. The seller also employs 15 other underwriters in five divisional offices, which have loan approval authority on a limited basis. Branch operation personnel review the applicant's credit history, based on the information contained in the application as well as reports available from credit reporting bureaus, to see if the credit history is acceptable given the seller's underwriting guidelines. A credit report from one approved repository is required for pre-approval and one preferred credit bureau report or two credit reports are required prior to underwriting review. These credit reports are the primary means utilized to verify each borrower's mortgage and other debt payment histories. Based on this review, the proposed terms of the home equity loan are then communicated to the branch officer or broker responsible for the application who in turn discusses the proposal with the home equity loan applicant. If the applicant accepts the proposed terms, a branch officer or broker will gather additional information necessary for the underwriting, closing and funding of the loan.

          The Standard Non-Conforming Program. The home equity loans were originated under, or, if acquired by the seller from wholesale sources, were reunderwritten to comply with, the seller's Standard Non-Conforming Program. The Standard Non-Conforming Program is applicable to residential loans which, for credit reasons, do not conform to "traditional lenders" underwriting guidelines comparable to those employed by savings and loans and commercial banks. The seller began underwriting home equity loans in accordance with the Standard Non-Conforming Program in May 1997.

          The seller's underwriting standards under the Standard Non-Conforming Program are primarily intended to assess the creditworthiness of the mortgagor and the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the home equity loan. While the seller's primary consideration in underwriting a home equity loan is the borrower's employment stability and debt-to-income ratio, the condition and value of the mortgaged property relative to the amount of the home equity loan is another critical factor. In addition, it also considers, among other things, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property.

          The seller currently employs approximately 45 underwriters and has its underwriting functions primarily centralized in its Dallas, Texas headquarters. The seller does not delegate underwriting authority to any broker or correspondent lender. The seller's underwriting department functions independently of its mortgage origination departments. Underwriters are compensated on a salary basis, and not through commissions.

          The seller's policy is that every home equity loan is reviewed and approved by an underwriter with assigned approval authorities. Home equity loans exceeding those authorities require a second approval, generally from a manager of underwriting or an underwriting supervisor.

          The seller has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of seven ratings "A+" through "D". Terms of loans made by the seller as well as maximum loan-to-value ratios and debt-to-income ratios vary depending on the classification of the applicant. Home equity loan applicants with less favorable credit ratings are generally offered home equity loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings.

          The home equity loans underwritten under the seller's Standard Non-Conforming Program are fixed and adjustable rate loans. Except for balloon loans, the fixed rate home equity loans originated by the seller have amortization schedules ranging from five to 30 years, and generally require equal monthly payments that are due as of a scheduled day of each month which is fixed at the time of origination. The fixed rate balloon loans originated by the seller generally provide for scheduled amortization over 30 years, with a maturity date and a balloon payment at the end of the 15th year. The seller originates adjustable rate mortgage (ARM) loan products called six-month ARMs or 2/28 ARMs, both of which bear interest at rates which adjust based on the six-month London interbank offered rate (LIBOR), with the initial rate adjustment date being either six months after the date of origination of the loan or 24 months after the date of origination of the loan. The six-month ARMs amortize over 15 to 30 years, adjust every six months and allow for a maximum periodic rate adjustment of 1.00%. The maximum adjustment over the life of a six-month ARM is capped at 7.00% above the initial interest rate of the loan and the minimum interest rate is generally equal to the initial interest rate. The 2/28 ARMs amortize over 30 years, have an initial interest rate adjustment date which is 24 months after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 2.00%. After the initial rate adjustment date, the 2/28 ARMs adjust every six months, allow for a maximum periodic rate adjustment of 1.00%, have a lifetime cap on interest rate adjustments of 7.00% above the initial interest rate of the loan and allow for a minimum rate generally equal to the initial interest rate of the loan. The seller does not currently originate ARMs with a balloon feature.

          The principal amounts of the home equity loans originated by the seller generally range from a minimum of $5,000 to a maximum of $500,000. The collateral securing loans originated by the seller are generally one- to four-family residences, including condominiums, cooperatives, townhomes and manufactured housing treated as real property under applicable state law. These properties may or may not be occupied by the owner. It is the seller's policy not to accept commercial properties, mixed-use properties or unimproved land as collateral. Rural property requires a 5% reduction in loan-to-value ratio. Second mortgages require a 5% reduction in loan-to-value ratio on owner occupied property. The seller generally does not originate second lien home equity loans where any senior mortgage lien allows for open-end advances or negative amortization, is a private party mortgage or has shared appreciation provisions.

          The seller has established a "piggyback" program under which the seller may originate a first and second lien home equity loan with the same borrower and secured by the same property simultaneously. Under the "piggyback" program, the loan-to-value ratio of the first mortgage must meet standard "A+", "A-1" or "A-2" product guidelines. The second mortgage is allowed a combined loan-to-value ratio of up to 100%. Under the program, second mortgages must meet, in addition to standard program requirements, certain other requirements, including a maximum loan size of $70,000, a maximum loan term of 180 months, collateral consisting of a single family detached owner occupied property, "Full Documentation" from the borrower as described below and an "A-2" or better credit standard.

          The home equity loans underwritten under the Standard Non-Conforming Program are underwritten pursuant to the "Full Documentation" residential loan program, the "Limited Documentation" residential loan program or the "Stated Income" residential loan program. Under each of these programs, the seller reviews the home equity loan applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the home equity loan, reviews the type and use of the property being financed and reviews the property for compliance with the seller's standards. In determining an applicant's ability to repay a six-month ARM, the seller uses a qualifying rate equal to six-month LIBOR plus a margin. In determining an applicant's ability to repay a 2/28 ARM, the seller uses a qualifying rate equal to six-month LIBOR plus a margin up to 2.50%. It is the policy of the seller for its underwriting process to consist of a thorough credit review and a thorough appraisal review on each home equity loan by its underwriting department. In addition, the seller performs a separate appraisal review by the seller's appraisal review department on home equity loans considered to be higher risk loans. These include Limited Documentation Program loans, Stated Income Program loans, loans secured by multi-unit properties, loans secured by non-owner occupied collateral, loans with higher loan-to-value ratios, and loans involving non-approved appraisers. Finally, the seller performs a full compliance review to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion and all federal and state regulations properly complied with. Appraisals are performed by third party, independent, fee-based, state-licensed appraisers generally approved by the seller's staff appraiser and generally conforming to current Fannie Mae and/or Freddie Mac secondary market requirements for residential property appraisals. Each appraisal includes, among other things, an inspection of the interior and exterior of the subject property and data from sales within the same general location as the subject property where available.

          The seller's underwriting criteria require it to determine the income of each borrower and the source of funds (if applicable). Under the Full Documentation Program, it is the policy of the seller that home equity loans to borrowers who are salaried employees be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on any of the following: written confirmation from employers, one or more pay-stubs, recent W-2 tax forms or recent tax returns. In addition, a telephone confirmation of employment is made. Under the Limited Documentation Program, self-employed borrowers are qualified based upon monthly income stated on the home equity loan application. Current tax return or six months of current bank statements and a signed profit and loss statement are obtained to verify existence of business and acceptable cash flow. Under the Stated Income Program, borrowers are qualified based upon monthly income as stated on the home equity loan application and telephone confirmation of employment. Self-employed borrowers under the Stated Income Program are required to submit a business license, current bank statements and verification with directory assistance to ensure existence of the business.

          Verification of the applicant's source of funds (if any) is generally required under purchase money programs in the form of a standard verification of deposit, current bank statement or other acceptable documentation. Twelve months of mortgage payments or rental history must be verified by lender or landlord. If appropriate compensating factors exist, the seller may waive certain documentation requirements for individual borrowers. All documentation should be no more than 60 days old at underwriting and no more than 90 days old at the time of the funding of the related loan. Upon completion of a home equity loan's underwriting and processing, the closing of the loan is scheduled with a closing attorney or agent approved by the seller. The closing attorney or agent is responsible for completing the loan closing transaction in accordance with applicable law and the seller's operating procedures. Title insurance that insures the seller's interest as mortgagee and evidence of adequate homeowner's insurance naming the seller and its assignees as an additional insured party are required on all loans.

          Credit Insurance. The seller is currently underwriting approximately 20% of its home equity loans with truncated decreasing credit insurance that is underwritten by an unrelated third party. One type of credit insurance is credit life insurance which provides for the payment of indebtedness upon the death of the insured. This type of insurance may be underwritten as either joint insurance (covering both borrower and co-borrower) or single insurance (covering the primary borrower only). The maximum coverage amount of the credit life insurance is $100,000 and is based upon a net payoff basis. The term of the coverage is limited to five years. Borrowers have the option of paying for the credit life insurance by payment of a single premium that is financed as part of the home equity loan balance or by payment of monthly premiums that are not financed as part of the home equity loan balance. The insured can voluntarily cancel the monthly premium policy at any time and the monthly premium policy can be cancelled by the insurer if three monthly premiums become delinquent.

          A second type of credit insurance is involuntary unemployment insurance. This type of insurance pays to the creditor the scheduled monthly payment obligation of an insured debtor in cases where the debtor has become unemployed involuntarily. The maximum monthly benefit is $750 with the term of the insurance being limited to five years.

Underwriting Criteria of the Seller

          "A+" Risk. Under the "A+" risk category, the prospective borrower must have repaid installment or revolving consumer debt according to its terms with no 30-day late payments within the last 12 months and within the prior 12 month period no 30-day late payments are permitted on an existing mortgage. No collection accounts, unpaid charge-offs, judgments or a derogatory public record is permitted within the past two years (except medical collections under $500). No bankruptcy or foreclosure may have occurred during the preceding seven years commencing from the date of discharge or the date the foreclosure was filed. No state or federal tax liens (paid or unpaid) and no delinquent property taxes are permitted in the last two years. A maximum loan-to-value ratio of 90% for home equity loans originated under the Full Documentation Program (85% for the Limited Documentation Program or 80% for the Stated Income Program) is permitted for a home equity loan of less than $500,000 on an owner-occupied property. A maximum loan-to-value ratio of 85% for a home equity loan originated under the Full Documentation Program (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a home equity loan of less than $500,000 on non-owner occupied property. The maximum debt service-to-income ratio is 45%.

          "A-1" Risk. Under the "A-1" risk category, the prospective borrower must have generally repaid installment or revolving debt according to its terms with no 60-day late payments within the last 12 months. A maximum of one 30-day late payment is acceptable in the last 12 months on an existing mortgage. Consecutive 30-day delinquencies may be considered as a single late. This is limited to 30-days late only. Minor derogatory items are allowed as to non-mortgage credit. No collection accounts, charge-offs or judgments over $500 within the last two years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding five years. A maximum loan-to-value ratio of up to 90% (85% for the Limited Documentation Program or 80% for the Stated Income Program) is permitted for a home equity loan on a one-to-four family owner-occupied property. A maximum loan-to-value ratio of up to 85% (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $500,000 for a one-to-four family property under the Full Documentation Program. The maximum loan amount is $350,000 for a home equity loan on a one-to-four family property under the Limited Documentation Program or Stated Income Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by the seller on a limited basis.

          "A-2" Risk. Under the "A-2" risk category, the prospective borrower must have generally repaid installment or revolving debt according to its terms with no 90-day late payments within the last 12 months. A maximum of two 30-day late payments and no 60-day late payments within the last 12 months is acceptable on an existing home equity loan. Minor derogatory items are allowed as to non-mortgage credit. No unpaid collection accounts, charge-offs or judgments over $1,000 within the last two years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding three years. A maximum loan-to-value ratio of up to 90% (80% for the Limited Documentation Program or 80% for the Stated Income Program) is permitted for a home equity loan on a one-to-four family owner occupied property. A maximum loan-to-value ratio of up to 80% (75% for the Limited Documentation Program or 65% for the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate of the home equity loan. The maximum loan amount is $500,000 for a one-to-four family property under the Full Documentation Program. The maximum loan amount is $350,000 for a home equity loan on a one-to-four family property under the Limited Documentation Program or Stated Income Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by the seller on a limited basis.

          "B" Risk. Under the "B" risk category, the prospective borrower must have generally repaid consumer debt according to its terms with no 120-day late payments within the last 12 months. A maximum of three 30-day late payments within the last 12 months is acceptable on an existing home equity loan on the subject property. As to non-mortgage credit, some prior defaults may have occurred. Isolated and insignificant collections and/or charge-offs and judgments within the last 24 months less than $2,500 are permitted and are not required to be paid from the proceeds of the home equity loan. No bankruptcy or foreclosure by the borrower may have occurred during the preceding 24 months. A maximum loan-to-value ratio of 85% (80% for the Limited Documentation Program or 75% for the Stated Income Program) is permitted for a home equity loan on a one-to-four family owner occupied property. A maximum loan-to-value ratio of 75% (70% for the Limited Documentation Program or 65% for the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $500,000 for a one-to-four family property under the Full Documentation Program. The maximum loan amount is $350,000 for home equity loans originated under the Limited Documentation Program or Stated Income Program.

          "C-1" Risk. Under the "C-1" risk category, the prospective borrower may have experienced significant credit problems in the past. Installment debt may have been up to 120 days delinquent within the last twelve months. A maximum of one 60-day late payment within the last 12 months is acceptable on an existing home equity loan. The existing home equity obligation can be up to 60 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs not to exceed $2,500 and up to $5,000 in isolated circumstances. However, collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the home equity loan. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding 12 months. A maximum loan-to-value ratio of 80% (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a home equity loan on a one-to-four family owner-occupied property. A maximum loan-to-value ratio of 70% (65% for the Limited Documentation Program) is permitted for a home equity loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $350,000 for a home equity loan on a one-to-four family owner-occupied or non-owner occupied property. The maximum loan amount is $250,000 on the Limited Documentation Program.

          "C-2" Risk. Under the "C-2" risk category, the prospective borrower may have experienced significant credit problems in the past. Installment debt may have been up to 120 days delinquent within the last twelve months. A maximum of two 60-day late payments or one 90-day late payment within 12 months is acceptable on an existing home equity loan on the subject property. The existing home equity obligation can be up to 90 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs not to exceed $5,000 and collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the home equity loan. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding 6 months. A maximum loan-to-value ratio of 75% is permitted for a home equity loan on a one-to-four family owner-occupied property. A maximum loan-to-value ratio of 65% is permitted for a home equity loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $350,000.

          "D" Risk. Under the "D" risk category, the prospective borrower may have experienced significant credit problems in the past. As to non-mortgage credit, significant prior defaults may have occurred. The borrower is sporadic in some or all areas with a disregard for timely payment or credit standing. With respect to an existing home equity loan on the subject property, the home equity loan may be no more than one time 120 days late and may be in foreclosure proceedings. The existing home equity loan is not required to be current at the time the application is submitted. The borrower may have open collections, charge-offs and judgments, which are generally paid through the loan proceeds if the amount exceeds $5,000. Bankruptcy or notice of default filings by the borrower may be present at the time of the loan. A maximum loan-to-value ratio of 70% is permitted for a home equity loan on a one-to-four family owner-occupied property. A maximum loan to value ratio of 50% is permitted for a home equity loan on non-owner occupied one-to-four family property. The maximum loan amount is $350,000. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan.

          Exceptions. As described above, the seller uses the foregoing categories and characteristics as underwriting guidelines only. On a case-by-case basis, it may determine that the prospective borrower warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category. An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others:

• • • • • •	reduced loan-to-value ratio;

good property maintenance;

mortgage history consistent with the risk category upgrade;

stable employment;

disposable income; and

the length of residence in the subject property.

Accordingly, the seller may classify certain home equity loan applications in a more favorable risk category than other home equity loan applications that, in the absence of these compensating factors, would satisfy only the criteria of a less favorable risk category.

Servicing

          The servicer has been servicing loans since March 1997, when it assumed the default management cycle of loans previously handled by CTX Mortgage Company, LLC, a seller/servicer of primarily conforming mortgage loans. The servicer or one of its affiliates originates all of the loans it services, other than those purchased by it from approved wholesale sources. Servicing encompasses, among other activities, the following processes: billing and collection of payments when due, movement and reporting of cash to the payment clearing bank accounts, customer help, reconveyance, recovery of delinquent installments, instituting foreclosure and liquidation of the underlying collateral. As of September 30, 2001, the servicer was servicing a portfolio of approximately $3.9 billion. The servicer is currently ranked "average" as a residential subprime loan servicer by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

          The servicer services all loans in its Dallas, Texas servicing facility using a mid-range AS-400 based servicing platform, known as LSAMS, for which the servicer purchased a separate user license in August of 1997. The LSAMS system is also employed by other large servicers in the subprime and prime mortgage loan industries. The servicer has purchased an additional servicing system from London Bridge Corporation, known as FORTRACS. This event-tracking system, working in tandem with LSAMS can separately track (i) mortgaged properties in foreclosure, (ii) borrower bankruptcies and (iii) mortgaged properties acquired by foreclosure or otherwise in connection with defaulted home equity loans (commonly referred to as REO property). FORTRACS has generally increased the servicer's ability to track and monitor loans in the default process.

          The servicer's operating and compliance policies and procedures are published and updated to comply with state and federal legal and regulatory requirements.

          The servicer's default management policy has been designed to identify collection problems so as to facilitate a prompt response to the delinquent borrower's situation. Early identification of a significant collection problem is especially critical in the subprime mortgage environment.

          Borrowers are mailed a monthly billing statement approximately two weeks prior to their payment's scheduled due date. Collection activity on an account begins as soon as five days after the scheduled due date if a payment is not made. The servicer uses a custom behavioral risk scoring model to prioritize the calling of customers in the early stages of delinquency and utilizes a Davox predictive power dialer to assist with productivity of calls. New loans that do not perform in accordance with their loan terms are specifically identified for collection work performed by managers and, if necessary, the originating operation. Notices and special collection letters are used in the normal collection processes.

          The collection strategy is to determine the facts surrounding the delinquency, obtain customer agreement for the solution and attempt to preclude future delinquency on the part of the borrower. Generally, when a promise for payment is obtained from the borrower by the collector, LSAMS will target the loan in the "queue" for the date of the promised payment. If the payment is made, the account is removed from the collection queue. If the arrangement for payment was not kept, the loan is placed back in the call route for the collector to contact and follow up on the previous arrangements for payment. If the payment is received per the arrangements and no future promise or target dates are noted on LSAMS, the loan will be removed from the collection cycle unless the account becomes delinquent in the future.

          Generally, when a loan appears in the LSAMS default management system, the collector will telephone the borrower to discuss the past due payment situation. Standard collection form letters, approved by the servicer's legal department, are generally utilized in conjunction with telephone calling, in order to reach the delinquent borrower. Documentation of collection activity is critically important in the default management process. Collectors have access on LSAMS to borrower demographics, telephone numbers, loan payment history and all previous collection notes, to assist in the collection of a past due account. The servicer's policy requires that managers in the collection department monitor the collectors' work on LSAMS and offer them appropriate guidance and training.

          The servicer's policy is to send out a notice of demand at the 61st day of delinquencies. This may be done sooner if the circumstances of a particular account indicate that legal action appears likely. This letter will give the customer 30 days' notice of the servicer's intent to initiate foreclosure action on the loan. If an alternative to foreclosure is appropriate, a recommended course of action will be prescribed by senior servicing management. Servicing and collection practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower vary from state to state.

          Prior to any foreclosure action, and intermittently updated throughout the process, the servicer performs an in-depth market value analysis on all defaulted loans. This analysis includes a current appraisal or broker price opinion of the mortgaged property conducted by an independent vendor from the servicer's approved network of appraisers or real estate brokers. The servicer uses the market value analysis to develop its strategy for bidding, repairs, and sale of the property.

          If the servicer acquires title to a property at a foreclosure sale or through other means, the REO property department immediately begins working on the file by obtaining at least two local real estate brokers to inspect the property and provide an estimate of repairs needed and a recommended list price. Repairs are performed if it is determined that they will increase the net liquidation proceeds and speed of disposal.

          If the property is not vacated when it is acquired, a local attorney will be hired to commence eviction proceedings. Once it has listed a foreclosed property, the REO property department will follow up closely with the listing agent to ensure that the collateral is secure and that it is being aggressively marketed.

          The services outsources the tracking and follow-up on homeowners and flood insurance for home equity loans without escrows. The service provider follows an established process of sending servicer-approved letters notifying the customer of non-receipt of proof of insurance renewal. This three-letter process is supplemented with phone calls made to the homeowner's insurance agent. If proof of insurance has still not been received following this process, the servicer will obtain a collateral protection insurance policy on the borrower's behalf and at the borrower's expense. The servicer has a master policy with the collateral protection insurance provider, which protects against errors and omissions with a blanket policy covering the servicer's balance on the loan. For property taxes on home equity loans without escrows, the sevicer obtains tax service contracts on the loans form a major vendor, which tracks all properties for the payment of property taxes by the homeowner.

          The servicer outsources the tracking and follow-up on homeowners and flood insurance for home equity loans without escrows. The service provider follows an established process of sending servicer-approved letters notifying the customer of non-receipt of proof of insurance renewal. This three-letter process is supplemented with phone calls made to the homeowner's insurance agent. If proof of insurance has still not been received following this process, the servicer will obtain a collateral protection insurance policy on the borrower's behalf and at the borrower's expense. The servicer has a master policy with the collateral protection insurance provider, which protects against errors and omissions with a blanket policy covering the servicer's balance on the loan. For property taxes on home equity loans without escrows, the servicer obtains tax service contracts on the loans from a major vendor, which tracks all properties for the payment of property taxes by the homeowner.

          The servicer is currently working with its tax and insurance vendors to offer full tax and insurance escrow services to its new and existing customers. These escrow services, which will involve collecting monthly pro-rated tax and insurance amounts from borrowers and controlling the payments to taxing authorities and insurers, are expected to be offered to home equity loan customers during the first calendar quarter of 2002. In addition, the servicer has established master policies with four private mortgage insurance companies for the purpose of placing mortgage insurance on selected home equity loans with loan-to-value ratios greater than 80%.

DESCRIPTION OF THE SECURITIES

General

          Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee with respect to the series. In addition, for a series of notes, a sale and servicing agreement will be entered into among the depositor, the seller, the servicer, the trust fund and the indenture trustee, and a trust agreement will be entered into among the depositor, the seller and an owner trustee. A form of indenture, sale and servicing agreement and trust agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. Certificates will be issued in series pursuant to a pooling and servicing agreement among the depositor, the seller, the servicer and the entity named in the related prospectus supplement as the trustee. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. A series may consist of both notes and certificates. For purposes of this prospectus, the term "trustee" will be used to refer to the trustee with respect to a series of certificates or the indenture trustee with respect to a series of notes. The term "agreement" or "agreements" will refer to the relevant agreement or agreements in the context in which the term appears.

          The following summaries describe the material provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus by reference as part of the summaries contained in this prospectus.

          Each series of securities will consist of one or more classes of securities, one or more of which may be:

•	Compound Interest Securities, with respect to which, for a certain specified period of time, instead of requiring payment of interest, all or a portion of the accrued interest is capitalized, that is, added to the principal balance on each distribution date. At the end of this period, interest payments will be made on a principal balance that includes the capitalized interest;

•	Variable Interest Securities, with respect to which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, as set forth in the related prospectus supplement;

•	Planned Amortization Class Securities, with respect to which payments of principal are made in accordance with a schedule specified in the related prospectus supplement, based on certain assumptions stated in the prospectus supplement;

•	Zero Coupon Securities, which are entitled to receive payments of principal only;

•	Principal Only Securities, which are entitled solely or primarily to distributions of principal and identified as set forth in the prospectus supplement; or

•	Interest Only Securities, which are entitled solely or primarily to distributions of interest as set forth in the related prospectus supplement.

          A series may also include one or more classes of subordinated securities. The right to receive principal and/or interest on a subordinated security is subordinated to the rights of more senior classes to distribution of principal and/or interest, and the subordinated securities may also be allocated losses and shortfalls prior to senior classes. Securities may also be issued to represent a retained interest in the residual value of the trust fund.

          The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

          Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the related prospectus supplement (which may be different for each class for the payment of principal and interest) by check mailed to holders of the securities of the series registered as holders at the close of business on the record date applicable to the relevant distribution date, as specified in the related prospectus supplement, at their addresses appearing on the security register. However, payments may be made by wire transfer (which, unless otherwise specified in the related prospectus supplement, will be at the expense of the holder requesting payment by wire transfer) in certain circumstances described in the related prospectus supplement. In addition, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of the security before the distribution date on which the final principal payment on any security is expected to be made to the holder of the security.

          Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. All payments with respect to the home equity loans for a series, together with reinvestment income on these payments, amounts withdrawn from any reserve fund and amounts available pursuant to any other credit enhancement will be deposited into the Certificate Account (in the case of a series of certificates) or the Distribution Account (in the case of a series of notes), as specified in the related agreement. If provided in the related agreement, these amounts may be net of certain amounts payable to the servicer or other persons specified in the agreement. These net amounts will then be available to make payments on the securities of the series on the next applicable distribution date. See "Accounts—Certificate and Distribution Accounts."

          The securities will not represent an interest in or obligation of, and the home equity loans are not guaranteed by, the depositor, the trustee, the owner trustee (if applicable), the seller, the servicer or any of their affiliates, except as described in this prospectus or the accompanying prospectus supplemental.

Book-Entry Securities

          If specified in the related prospectus supplement, one or more classes of securities may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company ("DTC") in the United States, or Clearstream Banking soci<W074>t<W074> anonyme ("Clearstream, Luxembourg") or the Euroclear System ("Euroclear") in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and [The Chase Manhattan Bank/Morgan Guaranty Trust Company of New York?] will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing its security.

          Unless and until physical certificates representing the securities are issued, it is anticipated that the only certificateholder or noteholder, as applicable, will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through DTC or, in Europe, Clearstream, Luxembourg and Euroclear, and their participants.

          The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for this purpose. In turn, the financial intermediary's ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

          Beneficial owners will receive all distributions of principal of, and interest on, the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates or notes, the DTC rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

          Beneficial owners will not receive or be entitled to receive physical certificates representing their respective interests in the securities, except under the limited circumstances described below. Unless and until physical certificates are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of these securities, which account must be maintained with their participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

          Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during subsequent securities settlement processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

          Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

          Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg was originally incorporated in 1970 under the name of "Cedel S.A.", a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. In January 2000, Cedelbank's parent company, Cedel International, société anonyme ("CI"), merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Cedelbank) to a new Luxembourg company, New Cedel International, société anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company, Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. In connection with the merger, the Board of Directors of New CI decided to rename the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". Effective January 14, 2000, New CI was renamed "Clearstream International, société anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, société anonyme". In addition, on January 17, 2000, DBC was renamed "Clearstream Banking AG". As a result, there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Börse Clearing AG".

          Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to banks and securities brokers and dealers. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A. /N.V. as the operator of Euroclear (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

          Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing these payments to the beneficial owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

          Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since these payments will be forwarded by the trustee to Cede & Co. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant European depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited due to the lack of physical certificates for book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

          Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

          DTC has advised the trustee that, unless and until physical certificates representing the securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the relevant agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the relevant operating agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant European depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

           Physical certificates representing the securities of a series will be issued to beneficial owners, or their nominees, rather than to DTC, only if:

•	DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the seller or the trustee is unable to locate a qualified successor;

•	the depositor, at its sole option, elects to terminate a book-entry system through DTC, and the seller does not select a successor depository; or

•	after the occurrence of a servicer termination event or an event of default, the beneficial owners of each class of the series of securities representing percentage interests aggregating at least 51% of such class advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interests of beneficial owners.

          We refer you to "The Agreements—Removal and Resignation of Servicer" and "—Optional Termination—Events of Default; Termination Under Indenture" for a discussion of what constitutes a servicer termination event and an event of default.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all applicable beneficial owners of the occurrence of the event and the availability through DTC of physical certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue physical certificates representing the securities, and thereafter the trustee will recognize the holders of the physical certificates as certificateholders or noteholders, as applicable, under the applicable agreement.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

          Neither the depositor, the seller, the servicer, the owner trustee (if applicable), the trustee or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Valuation of the Home Equity Loans

          If specified in the related prospectus supplement for a series of certificates or notes, each home equity loan included in the related trust fund for a series will be assigned an initial "asset value." Generally, the related agreement will specify that at any time the asset value of the home equity loans will be equal to the product of the asset value percentage as set forth in the related agreement and the lesser of:

•	the stream of remaining regularly scheduled payments on the home equity loans, net of certain amounts payable as expenses, together with income earned on each scheduled payment received through the day preceding the next distribution date at the "assumed reinvestment rate," if any, discounted to present value at the highest interest rate on the certificates or notes of the series over periods equal to the interval between payments on the certificates or notes; and

•	the then principal balance of the home equity loans.

          Generally, the related agreement will specify that the initial asset value of the home equity loans will be at least equal to the principal amount of the certificates or notes of the related series at the date of issuance.

          The assumed reinvestment rate, if any, for a series will be the highest rate permitted by the relevant rating agency or a rate insured by means of a surety bond, guaranteed investment contract or other arrangement satisfactory to the rating agency. If the assumed reinvestment rate is insured in this manner, the related prospectus supplement will set forth the terms of the relevant insurance arrangement.

Payments of Interest

          The securities of each class by their terms entitled to receive interest will bear interest (which is generally calculated on the basis of a 360 day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on these securities will be payable on the distribution date specified in the related prospectus supplement. If so specified in the related prospectus supplement, the distribution date for the payment of interest of a class may be different from, or occur more or less frequently than, the distribution date for the payment of principal with respect to the class. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the home equity loans included in the related trust fund and/or as prepayments occur with respect to these home equity loans. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related distribution date will accrue and be added to principal on the related distribution date.

          Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the distribution date.

Payments of Principal

          On each distribution date, principal payments will be made to the holders of securities on which principal is then payable, to the extent set forth in the related prospectus supplement. These payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the relevant classes in the manner, at the times and in the priority set forth in the prospectus supplement. The holders of one or more classes of securities may have the right to request that principal distributions allocable to the applicable class of securities be distributed directly to the holder. If the requests of holders exceed the amount of principal to be distributed, the requests generally will be filled in the order in which they were received. If the amount of principal to be distributed exceeds the amount of requests, the trustee will select random lots of $1,000 each to receive the relevant principal distribution. Thus, some holders of the applicable class of securities may receive no principal distributions or a disproportionate amount of principal distributions. If specified in the related prospectus supplement, the distribution date for the payment of principal of a class may be different from, or occur more or less frequently than, the distribution date for the payment of interest for the class.

Final Scheduled Distribution Date

          The final scheduled distribution date with respect to each class of notes is the date no later than the date on which principal will be fully paid. The prospectus supplement may use the term "final payment date" or "final maturity date" to refer to the final scheduled distribution date with respect to a class of notes. With respect to each class of certificates, the final scheduled distribution date will be the date on which the entire aggregate principal balance is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to the relevant series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. Since payments on the home equity loans will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of a class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, as a result of delinquencies, defaults and liquidations of the home equity loans in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to a series. See "—Weighted Average Life of the Securities" below.

Special Redemption

          If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of securities of the series may be subject to special redemption, in whole or in part, on a special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the home equity loans relating to the securities or low yields then available for reinvestment, the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series as will cause the amount available for payment of interest to equal the amount of interest that will have accrued through the designated interest accrual date for the series outstanding immediately after the special redemption has occurred.

Weighted Average Life of the Securities

          Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Generally, the weighted average life of a class of securities will be influenced by the rate at which the amount financed under the home equity loans included in the trust fund for a series is paid, which may be in the form of scheduled amortization or prepayments.

          Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the weighted average life of each class of securities, and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates for the series, in each case based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the home equity loans included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

          There is, however, no assurance that prepayment of the home equity loans included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments and servicing decisions also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the home equity loans either from time to time or over the lives of the home equity loans.

          The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the home equity loans for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the home equity loans for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the home equity loans. If any home equity loans for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the assumed reinvestment rate for the series.

Ratings

          Any class of securities issued under this prospectus and the related prospectus supplement may be rated by one or more of Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. or other rating agencies, as specified in the related prospectus supplement. Any such rating will be based on, among other things, the adequacy of the value of the assets of the related trust fund and any credit enhancement with respect to the class of securities, and will reflect the rating agency's assessment solely of the likelihood that holders of the class of securities will receive payments to which the holders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related home equity loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The ratings should not be deemed a recommendation to purchase, hold or sell the securities, because they do not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating.

          There is also no assurance that any security rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant.

THE TRUST FUNDS

General

          The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. The trust fund of each series will include:

•	the home equity loans;

•	amounts available from the reinvestment of payments on the home equity loans at the assumed reinvestment rate, if any, specified in the related prospectus supplement;

•	any credit enhancement or the rights to any credit enhancement;

•	any mortgaged property that secured a home equity loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession so as to become an REO property; and

•	the amount, if any, initially deposited in the Prefunding Account, Capitalized Interest Account, Principal and Interest Account, Certificate Account or Distribution Account for a series as specified in the related prospectus supplement.

          The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series or class of securities will serve as collateral only for that series or class of securities unless the related prospectus supplement specifies that the assets will serve as collateral for another series or class. Holders of a series or class of notes, as applicable, may only proceed against the collateral securing their series or class of notes in the case of a default with respect to their series or class of notes and may not proceed against any assets of the depositor, the seller or the servicer or the related trust fund not pledged to secure their notes.

          The home equity loans for a series will be transferred by the seller to the depositor and from the depositor to the trust fund. Home equity loans relating to a series will be master serviced by the servicer pursuant to the related agreement.

          If specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the seller and the trustee of the trust fund specified in the related prospectus supplement.

          With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related home equity loans and other assets contemplated in this prospectus and in the related prospectus supplement and proceeds of the assets, issuing securities, making payments and distributions on the securities and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

          An agreement may provide that additional home equity loans may be added to the trust fund if:

•	the home equity loans were originated or acquired by the seller in the ordinary course of its business;

•	the inclusion of the home equity loans will maintain or increase the level of overcollateralization; and

•	the inclusion of the home equity loans will not result in the withdrawal or downgrading of the ratings then assigned to the series.

In addition, an agreement may provide that home equity loans may be removed from a trust fund from time to time if the actual level of overcollateralization exceeds the amount of overcollateralization required to be maintained and removal will not result in the withdrawal or downgrading of the ratings then assigned to the securities of the related series.

The Home Equity Loans

          The home equity loans for a series may consist, in whole or in part, of closed-end home equity loans secured by first or second mortgages primarily on one-to four-family residential properties. The home equity loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below.

          The full principal amount of a home equity loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each home equity loan is calculated on the basis of the outstanding principal balance of the loan multiplied by the applicable home equity loan interest rate and, in the case of simple interest loans, further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Interest on home equity loans also may be calculated on an actuarial basis, in which case each monthly payment consists of a decreasing amount of interest and an increasing amount of principal, and the payment either earlier or later then the due date for each payment will not affect the relative applications of principal and interest. The home equity loans for a series may include home equity loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms, and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. The original terms to stated maturity of home equity loans will generally not exceed 360 months.

          The mortgaged properties will include single family property, which consists of one- to four-family attached or detached residential housing, including condominium units and cooperative dwellings, and may include mixed-use property. A condominium unit is an individual housing unit in a multi-unit building, buildings or group of buildings (whether or not attached to each other), with respect to which the owner has exclusive ownership and possession, and also includes the owner's individual interest in all common areas of the building or buildings. By contrast, a cooperative dwelling is an individual housing unit owned by a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code (as defined under "Federal Income Tax Consequences" in this prospectus). Mixed-use properties may consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. These uses, which may not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related prospectus supplement. The properties may be located in suburban or metropolitan districts. Any non-residential use must be in compliance with local zoning laws and regulations.

          The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. The mortgaged properties also may include module or manufactured homes which are treated as real estate under local law. Except for condominium units and cooperative dwellings, each single family property must be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least as long as the term of the related home equity loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

          The aggregate principal balance of home equity loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for determining that a given percentage of the home equity loans are secured by single family property that is owner-occupied will be either (1) the making of an oral representation by the mortgagor at origination of the home equity loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or (2) a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's or the applicable sub-servicer's records. The mortgaged properties also may include non-owner occupied investment properties and vacation and second homes.

Additional Information About the Home Equity Loans

          The related prospectus supplement for each series will provide information with respect to the home equity loans that are home equity loans as of a statistical calculation date specified in the prospectus supplement. This information will include, among other things, and to the extent relevant:

•	the aggregate unpaid principal balance of the home equity loans;

•	the range of interest rates, and the weighted average interest rate, on the home equity loans, and, in the case of adjustable rate home equity loans, the range and weighted average of the current home equity loan interest rates and any lifetime rate caps;

•	the range of the outstanding principal balances, and the average outstanding principal balance, of the home equity loans;

•	the weighted average original and remaining term-to-stated maturity of the home equity loans and the range of original and remaining terms-to-stated maturity, if applicable;

•	the range and weighted average of "combined loan-to-value ratios" (defined below) for the home equity loans;

•	the percentage (by outstanding principal balance as of the statistical calculation date) of home equity loans that accrue interest at adjustable or fixed interest rates;

•	any special hazard insurance policy or bankruptcy bond or other enhancement relating to the home equity loans;

•	the geographic distribution of the mortgaged properties securing the home equity loans;

•	the percentage of home equity loans (by principal balance as of the statistical calculation date) that are secured by single family properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

•	the lien priority of the home equity loans; and

•	the delinquency status and year of origination of the home equity loans.

          The related prospectus supplement will also specify any other limitations on the types or characteristics of home equity loans for a series. The characteristics of the home equity loans for a series as of the cut-off date established for the assignment of the home equity loans to the trust fund may differ from the characteristics presented in the prospectus supplement as of the statistical calculation date. However, the deposition does not believe that the home equity loans as they will be constituted on the cut-off date will deviate in any material respect from the home equity loan pool characteristics that are described in the prospectus supplement.

          The "combined loan-to-value ratio" of a home equity loan is the percentage equivalent of a fraction, the numerator of which is the sum of (1) the original principal amount of the home equity loan at its date of origination and (2) the outstanding principal amount of any senior loan on the mortgaged property at the time of origination of the home equity loan, and the denominator of which is the "appraised value" (defined below) of the mortgaged property at the date of origination.

          "Appraised value" means, with respect to property securing a home equity loan, the lesser of the appraised value determined in an appraisal obtained at origination of the home equity loan or sales price of the property at that time.

          If information of the nature described above about the home equity loans is not known to the seller at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the SEC within 15 days after the initial issuance of the securities.

ACCOUNTS

Certificate and Distribution Accounts

          A separate Principal and Interest Account will be established for each series of securities for receipt of all amounts received on or with respect to the home equity loans. Certain amounts on deposit in the Principal and Interest Account and certain amounts available pursuant to any credit enhancement, as provided in the related prospectus supplement, will be deposited into one or more Certificate Accounts (in the case of a series of certificates) or Distribution Accounts (in the case of a series of notes). Funds in these accounts generally will be invested in eligible investments maturing, with certain exceptions, not later, in the case of funds in the Principal and Interest Account, than the day preceding the date the funds are due to be deposited in the Certificate or Distribution Account or otherwise distributed and, in the case of funds in the Certificate or Distribution Account, than the day preceding the next distribution date for the related series of securities. For purposes of this prospectus, the term "Certificate Account" may be used in place of "Distribution Account."

           We refer you to "--Eligible Investments" and "The Agreements--Deposits to Principal and Interest Account and Certificate Account" below for more detail.

Prefunding and Capitalized Interest Accounts

          If specified in the related prospectus supplement, a trust fund will include one or more Prefunding Accounts, that are segregated trust accounts established and maintained with the trustee for the related series. If so specified, on the closing date for the series, a prefunded amount representing a portion of the proceeds of the sale of the securities limited to 50% of the aggregate principal amount of the series may be deposited in the Prefunding Account and may be used to purchase additional home equity loans during a prefunding period, not to exceed six months, specified in the related prospectus supplement. Pending the purchase of additional home equity loans, funds deposited in the Prefunding Account will be invested in eligible investments. If any prefunded amount remains on deposit in the Prefunding Account at the end of the prefunding period, this amount will be applied in the manner specified in the related prospectus supplement to prepay the notes or the certificates of the applicable series.

          Each additional home equity loan must satisfy the eligibility criteria specified in the related prospectus supplement and related agreements. This eligibility criteria will be determined in consultation with the relevant rating agencies and any credit enhancer prior to the issuance of the related series and are designed to ensure that if the additional home equity loans were included as part of the initial home equity loans, the credit quality of the assets as a whole would continue to be consistent with the initial rating on the securities. The eligibility criteria will apply to the aggregate pool of home equity loans, including the original and the additional home equity loans, and must include a minimum weighted average interest rate, a maximum weighted average remaining term to maturity and a maximum weighted average combined loan-to-value ratio. Depending on the composition of the original home equity loans and the type of credit enhancement, additional eligibility criteria, such as a minimum interest rate, a maximum principal balance, a limitation on geographic concentration and a limit on certain types of home equity loans such as balloon loans or loans secured by other than primary residences, may need to be satisfied. The seller will certify to the trustee that all conditions precedent to the transfer of the additional home equity loans, including the satisfaction of the eligibility criteria applicable to the trust fund, have been satisfied. It is a condition to the transfer of any additional home equity loans to the trust fund that no rating agency, after receiving prior notice of the proposed transfer of the additional home equity loans to the trust fund, advises the seller or the trustee or any credit enhancer that the conveyance of the additional home equity loans will result in a qualification, modification or withdrawal of its then current rating of any class of notes or certificates of the series. Following the transfer of additional home equity loans to the trust fund, the aggregate characteristics of the home equity loans then held in the trust fund may vary from those of the initial home equity loans. As a result, the additional home equity loans may adversely affect the performance of the related securities.

          If a Prefunding Account is established, one or more Capitalized Interest Accounts, which must be segregated trust accounts, may be established and maintained with the trustee for the related series. On the relevant closing date, a portion of the proceeds of the sale of the securities will be deposited in the Capitalized Interest Account and used to pay interest accrued on the securities and, if specified in the related prospectus supplement, certain fees or expenses (such as trustee fees and credit enhancement fees) that are not covered by interest generated by the home equity loans in the trust fund during the prefunding period and available to pay these amounts. If specified in the related prospectus supplement, amounts on deposit in the Capitalized Interest Account may be released to the seller prior to the end of the prefunding period subject to the satisfaction of certain tests specified in the related prospectus supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the prefunding period will be distributed to the person specified in the related prospectus supplement.

Eligible Investments

          Each agreement generally will define eligible investments to include the following (if the rating agencies that rate the relevant series of securities do not include Standard & Poor's or Moody's, the ratings referred to below will instead refer to the equivalent ratings of any other rating agency that rates the series):

•	direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, if these obligations are backed by the full faith and credit of the United States;

•	repurchase agreements with a term of 30 days or less collateralized by obligations specified in the subparagraph above, if the unsecured short-term or long-term debt obligations of the party agreeing to repurchase these obligations are rated "A-1+" or "AA" (or better), respectively, by Standard & Poor's and "P-1" or "Aa2" (or better), respectively, by Moody's;

•	federal funds, certificates of deposit, time deposits and bankers' acceptances of any domestic bank, if the unsecured short-term debt obligations of the bank have been rated by each of Standard & Poor's and Moody's in its highest unsecured short-term debt rating category;

•	commercial paper (having original maturities of not more than 270 days) which has been rated by each of Standard & Poor's and Moody's in its highest unsecured short-term debt rating category;

•	interests in any money market fund which has a rating of either "AAAm" or "AAAm-G" by Standard & Poor's and "Aaa" by Moody's; and

•	deposits of any bank or savings and loan association which has a long-term deposit rating of "BBB" or better by Standard & Poor's and "A2" or better by Moody's and has combined capital, surplus and undivided profits of at least $50,000,000.

          However, no instrument described above may evidence either the right to receive (1) only interest with respect to the obligations underlying the instrument or (2) both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments with respect to the instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. In addition, no instrument may be purchased at a price greater than par if the instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

          To the extent any investment would require registration of the trust fund as an investment company, that investment will not constitute an eligible investment.

Revolving Period and Amortization Period; Retained Interest

          If the related prospectus supplement so provides, there may be a revolving period commencing on the date of issuance of a class or classes of notes or certificates of a series and ending on the date set forth in the prospectus supplement during which limited or no principal payments will be made to one or more classes of notes or certificates of the related series identified in the prospectus supplement. Some or all collections of principal otherwise allocated to these classes of notes or certificates may be:

•	utilized during the revolving period to acquire additional home equity loans which satisfy the criteria specified above and the criteria set forth in the related prospectus supplement;

•	held in an account and invested in eligible investments for later distribution to holders;

•	applied to those notes or certificates, if any, specified in the related prospectus supplement that are in amortization; or

•	otherwise applied as specified in the related prospectus supplement.

          An amortization period is a period during which an amount of principal is payable to holders of a series which, during the revolving period, were not entitled to payments of principal. If specified in the related prospectus supplement, during an amortization period all or a portion of principal collections on the home equity loans may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates specified in the related prospectus supplement as then being entitled to payments of principal. In addition, if specified in the related prospectus supplement, amounts deposited in certain accounts for the benefit of one or more classes of notes or certificates may be released from time to time or on a specified date and applied as a payment of principal on those classes of notes or certificates. The related prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

          Each series which has a revolving period may also issue to the depositor or one of its affiliates a retained interest security, which is an undivided beneficial interest in the series not represented by the other securities issued by the depositor. As further described in the related prospectus supplement, the value of the retained interest security will fluctuate as the outstanding amount of notes and certificates of the related series is reduced.

ENHANCEMENT

          The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if applicable, with respect to a series or any class of securities will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, credit enhancement for any series of securities may cover one or more classes of notes or certificates, and accordingly may be exhausted for the benefit of a particular class of notes or certificates and afterwards be unavailable to other classes of notes or certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related prospectus supplement.

          To the extent provided in the related prospectus supplement, credit enhancement may include one or more of the following:

•	a financial guaranty insurance policy, which will be issued by a monoline insurance company and which, subject to the terms of the policy, will guarantee timely payment of interest on, and ultimate (as opposed to timely) payment of principal of, the applicable class or classes of securities;

•	overcollateralization, which will equal the excess of the aggregate principal balance of the home equity loans over the aggregate principal balance of the securities. Overcollateralization may be created by the initial or subsequent deposit of home equity loans or may build over time from the application of certain excess cash amounts generated by the home equity loans to accelerate the amortization of the applicable class or classes of securities;

•	a letter of credit, which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from certain excess cash amounts generated by the home equity loans. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

•	a cash reserve fund, which may be partially or fully funded on the date of issuance or may be funded over time from certain excess cash amounts generated by the home equity loans. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

•	insurance policies, such as mortgage insurance, hazard insurance and other insurance policies, which may insure a portion of the home equity loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

•	subordinated securities, which will be subordinated in the right to receive distributions to one or more other classes of more senior securities of the same series, some or all of which may themselves be subordinated to other classes in the series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of certain types of losses on the home equity loans may be allocated to one or more classes of subordinate securities prior to their allocation to other classes of more senior securities in the applicable series; or

•	derivative products, which may include a swap to convert floating or fixed rate payments, as applicable, on the home equity loans into fixed or floating rate payments, as applicable, on the securities or a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the home equity loans and/or the securities.

          The presence of credit enhancement is intended to increase the likelihood of receipt by the holders of securities of the full amount of principal and interest due on their securities and to decrease the likelihood that the holders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, such as basis risk and liquidity risk, to the extent and under the conditions specified in the related prospectus supplement. Forms of credit enhancement may provide for one or more classes of securities to be paid in foreign currencies. The credit enhancement for a class of securities generally will not provide protection against all risks of loss and may not guarantee repayment of all principal and interest on the securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, holders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one class of securities of a series, holders of one class will be subject to the risk that the credit enhancement will be exhausted by the claims of holders of other classes.

THE AGREEMENTS

          The provisions of the applicable pooling and servicing agreement, trust agreement, sale and servicing agreement and indenture will vary depending on the nature of the securities to be issued thereunder and the nature of the related trust fund. The following summaries describe the material provisions of the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus by reference as part of the summaries contained in this prospectus.

General

          At the time of issuance of the securities of a series, the seller will transfer, convey and assign to the depositor and the depositor will transfer, convey and assign to the trust fund all right, title and interest of the seller and the depositor in the home equity loans and other property to be transferred to the depositor and the trust fund for that series. The assignment will include all principal and interest due or received on or with respect to the home equity loans after the cut-off date to the extent specified in the related prospectus supplement (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

Repurchase and Substitution of Non-Conforming Home Equity Loans

          Under the applicable agreement, as of the closing date for a series of securities, the seller will make certain representations and warranties about the home equity loans transferred by it to the depositor, and the servicer will make certain representations and warranties about any home equity loans transferred to the depositor by affiliates of the seller. Pursuant to the related agreement, upon the discovery by the depositor, the seller, the credit enhancer, if any, the servicer, any sub-servicer, any holder, the custodian for the home equity loans or the trustee that the representations and warranties of the seller or the servicer about the home equity loans are untrue in any material respect as of the closing date, with the result that the interests of the holders or of the credit enhancer are materially and adversely affected, the party discovering the breach is required to give prompt written notice to the other parties.

          Upon the earlier of the seller's discovery, or its receipt from any of the other parties of notice, of breach of a representation or warranty with respect to a home equity loan or the time that an existing untrue statement results in a situation that materially and adversely affects the interests of the holders or the credit enhancer, if any, in the home equity loan, the seller will be required promptly to cure the breach in all material respects or the seller will, on or prior to the second Monthly Remittance Date (defined under "Deposits to Principal and Interest Account and Certificate Account" below) immediately succeeding the discovery, receipt of notice or applicable time:

•	substitute each home equity loan which has given rise to the requirement for action by the seller with a "Qualified Replacement Mortgage" (as defined in the related agreement) and deliver an amount equal to the applicable Substitution Amount (defined below) to the trustee, to be deemed part of the collections remitted by the servicer on the applicable Monthly Remittance Date; or

•	purchase the home equity loan from the trust at a purchase price equal to the applicable Loan Purchase Price (defined below), which will be delivered to the trustee along with the Monthly Remittance Amount (defined under "Deposits to Principal and Interest Account and Certificate Account" below) remitted by the servicer on the applicable Monthly Remittance Date.

          Despite any contradictory provision of the related agreement, if a REMIC election is made with respect to the trust fund, no repurchase or substitution of any home equity loan not in default or as to which no default is imminent may be made unless the seller obtains for the trustee and any credit enhancer an opinion of counsel experienced in federal income tax matters stating that a repurchase or substitution of this kind would not constitute a "prohibited transaction" (within the meaning of ERISA and the Code) for the REMIC or otherwise subject the REMIC to tax and would not jeopardize the status of the REMIC as such (a "REMIC Opinion"), addressed and acceptable to the trustee and any credit enhancer. The seller will also deliver an officer's certificate to the trustee and any credit enhancer concurrently with the delivery of a Qualified Replacement Mortgage stating that the home equity loan meets the requirements of a Qualified Replacement Mortgage and that all other conditions to substitution of the Qualified Replacement Mortgage have been satisfied.

          Any home equity loan as to which repurchase or substitution was delayed pursuant to the related agreement will be repurchased or substituted for (subject to compliance with the provisions of the related agreement) upon the earlier of the occurrence of a default or imminent default with respect to the home equity loan and receipt by the trustee and the credit enhancer, if any, of a REMIC Opinion.

          The obligation of the seller to so substitute or repurchase any home equity loan as to which a representation or warranty is untrue in any material respect and has not been remedied constitutes the sole remedy available to the holders and the trustee.

          "Loan Purchase Price" means an amount equal to the outstanding principal balance of a home equity loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the servicer on the applicable Monthly Remittance Date has already been remitted), plus all accrued and unpaid interest on the home equity loan at the coupon rate to but not including the date of purchase together with (without duplication) the aggregate amount of (1) all unreimbursed Delinquency Advances and Servicing Advances already made with respect to the home equity loan, (2) all Delinquency Advances which the servicer has so far failed to remit with respect to the home equity loan and (3) all reimbursed Delinquency Advances and Servicing Advances to the extent that the reimbursement is not made from the mortgagor.

          "Substitution Amount" means an amount equal to (1) the excess, if any, of the outstanding principal balance of the home equity loan being replaced over the outstanding principal balance of the replacement home equity loan, plus (2) the aggregate amount of all unreimbursed Delinquency Advances and unreimbursed Servicing Advances made, and all accrued and unpaid interest, with respect to the home equity loan being replaced.

           See "--Advances; Compensating Interest" for a definition of what constitutes a "Delinquency Advance" and a "Servicing Advance".

           We refer you to "FEDERAL INCOME TAX CONSEQUENCES" and "ERISA CONSIDERATIONS" for a more detailed discussion of federal income tax and ERISA implications.

Assignment of Home Equity Loans

          Pursuant to the related agreement, the seller will transfer, assign, set over and otherwise convey without recourse to the depositor and the depositor will transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the holders all right, title and interest of the seller in and to each home equity loan and all its right, title and interest in and to principal received and interest due on each home equity loan on and after the cut-off date. However, the seller will reserve and retain all its right, title and interest in and to principal received (including prepayments of the home equity loans) and interest due on each home equity loan prior to the cut-off date. As a protective measure only, the seller will also grant to the depositor and the depositor will also grant to the trustee a security interest in the trust fund in case the transfer of the home equity loans is considered by a court of law or equity to be a loan and not a sale.

          In connection with the transfer and assignment of the home equity loans, the seller will be required to:

(i) deliver without recourse to the trustee or a custodian (which may be an affiliate or agent of the trustee) on behalf of the trustee, on the date the home equity loans are assigned to the trust fund, with respect to each of the loans, which will be identified in a schedule of home equity loans in the relevant agreement:

•	the original mortgage note, endorsed in blank or to the order of the trustee;

•	either (1) the original title insurance policy or a copy certified by the issuer of the title insurance policy or, if not available, the original title insurance commitment or a copy certified as a true copy by the closing agent or the seller, (2) if title insurance is not available in the applicable state, the relevant attorney's opinion of title, or (3) for home equity loans the original principal balance of which is $40,000 or less, a property report describing the status of title to the mortgaged property and a related indemnity in favor of the seller, issued by a title company qualified to do business in the jurisdiction where the mortgaged property is located;

•	originals or copies certified by the closing agent or the seller of all intervening assignments, if any, showing a complete chain of title from origination to the seller, including warehousing assignments, if recorded;

•	originals of all assumption and modification agreements, if any;

•	either the original mortgage, with evidence of recording (if the original mortgage has been returned to the seller from the applicable recording office), a copy of the mortgage (if the original mortgage has not been returned to the seller) certified by the closing agent or the seller, or a copy of the mortgage certified by the public recording office in those instances where the original recorded mortgage has been lost or retained by the recording office; and

•	the original assignment of mortgage to the trustee in recordable form;

(ii) cause, within 60 days following the date the home equity loans are assigned to the trust fund, assignments of the mortgages to the trustee to be submitted for recording in the appropriate jurisdictions. Alternatively, except as provided in the related agreement, the seller may furnish to the trustee, any credit enhancer and the rating agencies, by the date that the home equity loans are assigned to the trust fund, at the seller's expense, an opinion of counsel with respect to the relevant jurisdiction that recording is not required to perfect the trustee's interests in the related home equity loans (in form satisfactory to the trustee, any credit enhancer and the rating agencies); and

(iii) deliver (1) the title insurance policy, attorney's opinion of title or property report, (2) the original mortgages and (3) the recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the custodian on behalf of the trustee within 15 days of receipt by the seller (but in any event, with respect to a mortgage as to which original recording information has been made available to the seller, within one year after the date the home equity loans are assigned to the trust fund).

          The trustee will agree, for the benefit of the holders, to cause the custodian to review each file with respect to the home equity loans within 45 days after the date that the home equity loans are assigned to the trust fund (or the date of receipt of any documents delivered to the trustee after the closing date), to ascertain that all required documents (or certified copies of documents) have been executed and received. If during this 45-day period the custodian finds any document constituting a part of a file which is not properly executed, has not been received or is unrelated to the home equity loans or that any home equity loan does not conform in a material respect to the description set forth in the schedule of home equity loans in the relevant agreement, the custodian will promptly notify the depositor, the seller, the holders and the credit enhancer, if any. The seller will agree in the related agreement to use reasonable efforts to remedy a material defect in a document constituting part of a file of which it is notified by the custodian.

          If, however, within 90 days after notice to it with respect to the defect, the seller has not remedied the defect and the defect materially and adversely affects the interest in the related home equity loan of the holders or any credit enhancer, the seller will be required on the next succeeding Monthly Remittance Date to (or will cause an affiliate of the seller to) (1) substitute in lieu of the home equity loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the trustee (to be deemed part of the collections remitted by the servicer on the Monthly Remittance Date) or (2) purchase the home equity loan from the trust at a purchase price equal to the applicable Loan Purchase Price, which will be delivered to the trustee along with the Monthly Remittance Amount remitted by the servicer on the Monthly Remittance Date. If a REMIC election is made with respect to the trust fund, no substitution or purchase of a home equity loan that is not in default or as to which no default is imminent will be made unless the seller obtains for the trustee and any credit enhancer a REMIC Opinion acceptable to the trustee and any credit enhancer.

          In addition, the custodian on behalf of the trustee has agreed to undertake a review during the 12th month after the closing date indicating the current status of the exceptions previously indicated on the pool certification with respect to the applicable agreement. After delivery of this final certification, the custodian, on behalf of the trustee, and the servicer will provide to the trustee and the credit enhancer, if any, at least monthly, updated certifications indicating the then current status of exceptions, until all exceptions have been eliminated.

Deposits to Principal and Interest Account and Certificate Account

          Pursuant to the related agreement, the servicer will be required to create and maintain a Principal and Interest Account, in the name of the trustee, as a segregated account with one or more depository institutions, which may be affiliates of the servicer. All funds in the Principal and Interest Account are required to be held uninvested or invested in eligible investments, as defined in the related agreement. Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the next Monthly Remittance Date. Any investment earnings and losses on funds held in the Principal and Interest Account are for the account of the servicer, and net losses must be promptly replenished by the servicer.

          Within two business days of receipt, the servicer will be required to deposit to the Principal and Interest Account all principal received and interest due on the home equity loans (net of the servicing fee) on and after the related cut-off date, including any prepayments of the home equity loans, any Net Liquidation Proceeds (defined below) and any income from REO properties, but net of the following:

•	Net Liquidation Proceeds to the extent that Net Liquidation Proceeds exceed the sum of (a) the loan balance of the related home equity loan immediately prior to liquidation, (b) accrued and unpaid interest on the home equity loan (net of the servicing fee) to the date of liquidation and (c) the amount of any reduction of the loan balance of the related home equity loan by a court in an insolvency proceeding;

•	principal (including prepayments of the home equity loans) collected and interest due on the home equity loans prior to the cut-off date;

•	reimbursements for unreimbursed Delinquency Advances and unreimbursed Servicing Advances (in each case, solely from amounts recovered on the related home equity loan); and

•	reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal or interest on a home equity loan by a mortgagor which are subsequently returned by a depository institution as unpaid.

          The servicer may make withdrawals for its own account from the Principal and Interest Account for the following purposes:

•	on each Monthly Remittance Date, to pay itself the servicing fee to the extent not otherwise retained;

•	to withdraw net investment earnings on amounts on deposit in the Principal and Interest Account;

•	to withdraw amounts that have been deposited to the Principal and Interest Account in error;

•	to reimburse itself for unreimbursed Delinquency Advances and unreimbursed Servicing Advances (in each case, solely from amounts recovered on the related home equity loan);

•	to reimburse itself for nonrecoverable Delinquency Advances to the extent provided under "Advances; Compensating Interest" below; and

•	to clear and terminate the Principal and Interest Account following the termination of the trust fund.

          The servicer will remit to the trustee for deposit in the Certificate Account the Monthly Remittance Amount (defined below) allocable to a Remittance Period (defined below) not later than the related Monthly Remittance Date (defined below). On each distribution date for a series of securities, the trustee will withdraw amounts from the Certificate Account and make the distributions with respect to the securities in accordance with the provisions of the related agreement.

           "Monthly Remittance Amount" means as of any Monthly Remittance Date:

•	all interest received during the related Remittance Period with respect to the home equity loans;

•	all Compensating Interest (defined under "Advances; Compensating Interest" below) paid by the servicer on the Monthly Remittance Date;

•	the portion of the Loan Purchase Price amounts and Substitution Amounts relating to interest on the home equity loans paid by the seller or the servicer on or prior to the Monthly Remittance Date;

•	the interest portion of all Net Liquidation Proceeds actually collected by the servicer with respect to the home equity loans during the related Remittance Period;

•	the principal actually collected by the servicer with respect to home equity loans during the related Remittance Period;

•	the outstanding principal balance of each home equity loan that was purchased from the trustee on or prior to the Monthly Remittance Date, to the extent the outstanding principal balance was actually deposited in the Principal and Interest Account on or prior to the Monthly Remittance Date;

•	any Substitution Amounts relating to principal delivered by the seller in connection with a substitution of a home equity loan to the extent these Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to the Monthly Remittance Date;

•	the principal portion of all Net Liquidation Proceeds actually collected by the servicer with respect to the home equity loans during the related Remittance Period; and

•	investment losses required to be deposited on the Monthly Remittance Date.

          "Monthly Remittance Date" means the date specified in the related prospectus supplement on which funds on deposit in the Principal and Interest Account are remitted to the Certificate Account.

          "Net Liquidation Proceeds" means the proceeds of any liquidation of a home equity loan net of (1) expenses incurred by the servicer (including unreimbursed Servicing Advances) in connection with the liquidation and (2) unreimbursed Delinquency Advances relating to the home equity loan.

           "Remittance Period" means with respect to any Monthly Remittance Date, the calendar month preceding the Monthly Remittance Date

Advances; Compensating Interest

          Delinquency Advances. On each Monthly Remittance Date, the servicer will be required to advance to the trustee for deposit to the Certificate Account, out of the servicer's own funds or from collections on any home equity loans that are not required to be distributed on the distribution date occurring during the month in which the advance is made (but which will be reimbursed by the servicer on or before any subsequent Monthly Remittance Date on which the collection used to make the advance is required to be part of the Monthly Remittance Amount), any delinquent payment of interest with respect to each delinquent home equity loan, which was not received on or prior to the last day of the related Remittance Period and was not already advanced by the servicer. Advances out of the servicer's own funds are called "Delinquency Advances". The servicer may reimburse itself for any Delinquency Advances paid from the servicer's own funds, from late collections on the related home equity loan or from certain amounts on deposit in the Certificate Account as provided in the related agreement. The servicer will also be entitled to recover unreimbursed Delinquency Advances from the proceeds realized upon liquidation of the related home equity loan.

          If the servicer determines in its reasonable business judgment in accordance with the servicing standards of the related agreement that any proposed Delinquency Advance if made would not be recoverable, the servicer will not be required to make a Delinquency Advance with respect to the home equity loan. To the extent that the servicer previously has made Delinquency Advances with respect to a home equity loan that the servicer subsequently determines to be nonrecoverable, the servicer will be entitled to reimbursement for the Delinquency Advance from collections on any of the home equity loans in the related trust fund.

          Servicing Advances. Except to the extent that the servicer determines they will not be recoverable, the servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including:

•	expenditures in connection with a foreclosed home equity loan prior to its liquidation, including expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation;

•	the cost of any enforcement or judicial proceedings, including foreclosures; and

•	the cost of the management and liquidation of REO property (including broker's fees).

          These costs and expenses are "Servicing Advances". The servicer may recover a Servicing Advance from the mortgagor on whose behalf the advance was made to the extent permitted by the related home equity loan or, if not recovered from the mortgagor, from proceeds realized upon the liquidation of the related home equity loan or from certain amounts on deposit in the Certificate Account as provided in the related agreement. Except as described above, the servicer may not recover Servicing Advances from the principal and interest payments on any other home equity loan.

          Compensating Interest. If any prepayment in full of a home equity loan occurs during any calendar month, the servicer must deposit any difference between the interest collected from the mortgagor in connection with the payoff and the full month's interest at the coupon rate on the home equity loan that would be due on the related due date for the home equity loan (the "Compensating Interest") (but not in excess of the aggregate servicing fee for the related Remittance Period), to the Principal and Interest Account on the next succeeding Monthly Remittance Date. This Compensating Interest will be included in the Monthly Remittance Amount to be made available to the trustee on such Monthly Remittance Date. The servicer will be entitled to reimbursement for any unreimbursed payments of Compensating Interest from certain amounts on deposit in the Certificate Account as provided in the related agreement.

Optional Repurchase of Defaulted Home Equity Loans

          Subject to certain limitations contained in the related agreement, the servicer will have the right and the option, but not the obligation, to purchase for its own account any home equity loan which becomes delinquent for the number of consecutive monthly installments set forth in the related prospectus supplement or any home equity loan as to which enforcement proceedings have been brought by the servicer. However, the servicer may not purchase a home equity loan unless it has delivered a REMIC Opinion to any credit enhancer and the trustee, at its own expense. The purchase price for this home equity loan will be equal to the Loan Purchase Price, which must be deposited in the Principal and Interest Account on the next Monthly Remittance Date.

Realization Upon Defaulted Home Equity Loans

          The servicer is required to have liquidated any home equity loan relating to an REO property that has not been liquidated within 35 months of effecting ownership at a price that the servicer deems necessary to comply with this requirement, or within a period of time that, in the opinion of counsel nationally recognized in federal income tax matters, is permitted under the Code.

Hazard Insurance

          The servicer will be required to have hazard insurance maintained with respect to mortgaged property and to advance sums on account of the premiums if not paid by the mortgagor if permitted by the terms of the home equity loan.

Servicing

          Unless otherwise set forth in the related prospectus supplement, the seller will also serve as the servicer of each home equity loan. The servicer will be entitled to a periodic servicing fee as compensation in an amount specified in the prospectus supplement. The servicer may retain the servicing fee from the interest portion of each monthly payment on the home equity loans. In addition, the servicer will be entitled to retain, as additional servicing compensation, prepayment charges, release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, any other servicing-related fees or Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the related agreement, and similar items.

          The servicer may assign its obligations under the related agreement, provided it obtains the written consent of the trustee and any credit enhancer; however, the assignee must meet the eligibility requirements for a successor servicer set forth in the related agreement.

General Servicing Standard

          The servicer will be required to service the home equity loans in accordance with the related agreement and the terms of the home equity loans.

          The servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the home equity loans, and, to the extent the procedures are consistent with the related agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures for all home equity loans at least as rigorous as those described in Fannie Mae's Servicing Guide.

          The servicer may in its discretion waive or permit to be waived (if the waiver or permission is occasioned by the default or reasonably foreseeable default of a home equity loan or is consistent with the continued treatment of the homes equity loan as a "qualified mortgage" (as defined in the related agreement)) any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a home equity loan or any other fee or charge which the servicer would be entitled to retain as additional servicing compensation. In the event the servicer consents to the deferment of the due dates for payments due on a home equity loan, the servicer must nevertheless pay any required Delinquency Advances with respect to the interest payments extended by the servicer as if the interest portion of the installment had not been deferred.

          The servicer will have the right under the related agreement (upon receiving the prior written consent of the credit enhancer, if any) to accept applications of mortgagors for consent to partial releases of mortgages, alterations and removal, demolition or division of mortgaged properties. No application for approval may be considered by the servicer unless:

•	the provisions of the related mortgage have been complied with;

•	the loan-to-value ratio and debt-to-income ratio after any release does not exceed the loan-to-value ratio and debt-to-income ratio of the home equity loan on the cut-off date or any later date that the home equity loan was acquired by the trust;

•	any increase in the loan-to-value ratio does not exceed 5% unless approved in writing by the credit enhancer, if any; and

•	the lien priority of the related mortgage is not affected.

          The servicer may not agree to any modification, waiver or amendment of any provision of any home equity loan unless, in the servicer's good faith judgment, the modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to the home equity loan and only in the event of a payment default with respect to the home equity loan or if a payment default with respect to the home equity loan is reasonably foreseeable by the servicer. However, no modification, waiver or amendment may extend the maturity date of the home equity loan beyond the date that is six months after the latest final scheduled distribution date of all the classes of securities then outstanding issued by the trust fund. Despite any conflicting provisions in the related agreement, the servicer will be permitted to modify, waive or amend any provision of a home equity loan if required by statute or a court of competent jurisdiction to do so.

Sub-Servicing Arrangements

          The servicer, with the prior written consent of any credit enhancer, may under the related agreement enter into sub-servicing agreements with qualified sub-servicers for any servicing and administration of home equity loans. A qualified sub-servicer must be in compliance with the laws of each state necessary to enable it to perform its obligations under the sub-servicing agreement, have experience servicing home equity loans that are similar to the home equity loans in the related trust fund and have equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles).

          The servicer will be required to provide notice of the appointment of any sub-servicer to the trustee, the holders, any credit enhancer and each rating agency and to obtain confirmation from each rating agency that the appointment of a sub-servicer will not result in any withdrawal or downgrade of the then-current ratings on the securities (without giving effect to any credit enhancement provided by the credit enhancer). A sub-servicing agreement will not relieve the servicer of its obligations under the related agreement, and the servicer's obligations will be the same as if it alone were servicing and administering the home equity loans. The servicer will be entitled to enter into any agreement with a sub-servicer for indemnification of the servicer by the sub-servicer and nothing contained in the sub-servicing agreement will limit or modify the terms of the related agreement.

Certain Matters Regarding the Servicer

          The servicer has agreed to indemnify and hold the trustee and any credit enhancer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the trustee and any credit enhancer may sustain in any way related to the failure of the servicer to perform its duties and service the home equity loans in compliance with the terms of the related agreement, except to the extent limited in the related agreement. The servicer must immediately notify the trustee and any credit enhancer if a claim is made by a third party with respect to the related agreement, and the servicer must assume the defense of any claim and pay all expenses in connection with the claim, including reasonable counsel fees. It must also promptly pay, discharge and satisfy any judgment or decree that may be entered against the servicer, the trustee and/or any credit enhancer with respect to the claim. The trustee must reimburse the servicer from amounts otherwise distributable on residual interest securities for the related series for all amounts advanced by the servicer as described in this paragraph, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the servicer to perform its duties in compliance with the related agreement. The indemnification provisions will survive the termination of the related agreement and the payment of the outstanding securities.

          The servicer will be required to deliver to the trustee, the credit enhancer, if any, and the rating agencies on or before July 31 of each year:

•	an officer's certificate stating that (1) a review of the activities of the servicer during the preceding calendar year and of performance under the related pooling and servicing agreement or the sale and servicing agreement has been made under the officer's supervision, and (2) to the best of the officer's knowledge, based on his review, the servicer has fulfilled all its obligations under the related agreement for the year, or, if there has been a default in the fulfillment of any of the servicer's obligations, specifying each default known to the officer and the nature and status of each default including the steps being taken by the servicer to remedy the default; and

•	a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the credit enhancer, if any, stating that it has examined the servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating its conclusions relating to its examination.

Removal and Resignation of Servicer

          The credit enhancer, if any, or the trustee (with the consent of the credit enhancer, if any), or, if there is no credit enhancer, the holders of at least 51% of the interests represented by the securities of the series then outstanding, will have the right, pursuant to the related agreement, to remove the servicer upon the occurrence of certain events specified in the related agreement, including:

•	certain acts of bankruptcy or insolvency of the servicer;

•	certain failures of the servicer to perform its obligations under the related agreement (which may include certain performance tests related to the delinquency rate and cumulative losses of the home equity loans, which tests may be amended or eliminated by the credit enhancer, if any, without the consent of the holders); or

•	the failure of the servicer to cure material breaches of its representations in the related agreement.

          The servicer is not permitted to resign from the obligations and duties imposed on it under the related agreement except upon determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, as long as the activities in question are of a type and nature carried on by the servicer on the date of the related agreement. Any determination permitting the resignation of the servicer must be evidenced by an opinion of counsel confirming these matters, which must be delivered, and reasonably acceptable, to the trustee and any credit enhancer.

          Upon removal or resignation of the servicer, the trustee may solicit bids for a successor servicer as described in the related agreement. Until a successor servicer is appointed pursuant to the terms of the related agreement, the servicer must serve in the capacity of successor servicer. The credit enhancer, if any, may appoint any successor servicer other than the trustee. If the credit enhancer does not appoint a successor servicer, the trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint or petition a court of competent jurisdiction to appoint any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by Freddie Mac or Fannie Mae that has equity of not less than $5,000,000, and is acceptable to any credit enhancer, as the successor to the servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer.

          No removal or resignation of the servicer will become effective until the trustee or another successor servicer shall have assumed the servicer's responsibilities and obligations in accordance with the related agreement.

The Trustee

          The trustee or indenture trustee under each pooling and servicing agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will also be named in the related prospectus supplement. The commercial bank, national banking association, trust company or other person serving as trustee, indenture trustee or owner trustee may have normal banking relationships with the seller, the depositor and the servicer and their affiliates.

Reporting Requirements

          On each distribution date the trustee will be required to report in writing (based on information provided to the trustee by the servicer) to each holder, each rating agency and the credit enhancer, if any:

•	the amount of the distribution with respect to each class of securities (based on a security in the original principal amount of $1,000);

•	the amount of the distribution allocable to principal, separately identifying the aggregate amount of any prepayments in full or partial prepayments or other recoveries of principal included in the principal amount paid on the home equity loans (based on a security in the original principal amount of $1,000);

•	the amount of the distribution allocable to interest (based on a security in the original principal amount of $1,000);

•	if the distribution (net of any payment by any credit enhancer) to the holders of any class of securities on the distribution date was less than the amounts distributable to these holders on the distribution date, the related carry-forward amount resulting from the shortfall;

•	the amount of any payment by any credit enhancer included in the amounts distributed to the holders of each class of securities on the distribution date;

•	the principal balance of each class of securities which will be outstanding after giving effect to any payment of principal on the distribution date;

•	the amount of any overcollateralization amount, target overcollateralization amount or collateralization deficit remaining after giving effect to all distributions and transfers on the distribution date;

•	the total of any Substitution Amounts or Loan Purchase Price amounts included in the distribution;

•	the weighted average coupon rate of the home equity loans in the aggregate or in each home equity loan group (if applicable);

•	other information that the credit enhancer or any holder of securities may reasonably request with respect to delinquent home equity loans;

•	the largest home equity loan balance with respect to all the home equity loans or in each home equity loan group (if applicable);

•	the interest rate for each class of securities on the distribution date and the home equity loan pass-through rate on any securities subject to an available funds or weighted average coupon limitation;

•	during any prefunding period, the loan balance of any home equity loans added to the trust during the related Remittance Period;

•	during any prefunding period, the remaining amounts in the Prefunding Account as of the last day of the related Remittance Period; and

•	any other information specified in the related prospectus supplement or related agreement.

           Certain obligations of the trustee to provide information to the holders are conditioned upon the trustee's having received the information from the servicer.

          In addition, on each distribution date the trustee will be required to distribute to each holder, the credit enhancer, if any, and the rating agencies, together with the information described above, the following information prepared by the servicer and furnished to the trustee:

•	the number and aggregate principal balances of home equity loans (1) 30-59 days delinquent, 60-89 days delinquent, or 90 or more days delinquent, as of the close of business on the last day of the Remittance Period immediately preceding the distribution date, (2) the number and aggregate loan balances of all home equity loans, as of the close of business on the last day of the Remittance Period immediately preceding the distribution date, and (3) the percentage that each of the amounts specified in clause (1) represents as a percentage of the amounts specified in clause (2);

•	the status and the number and dollar amounts of all home equity loans in foreclosure proceedings as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

•	the number of mortgagors and the loan balances of the related mortgages involved in bankruptcy proceedings as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

•	the number of mortgagors and the loan balances of the home equity loans that are "balloon" loans as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

•	the existence and status of any REO properties as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

•	the book value of any REO properties as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

•	the realized losses incurred on the home equity loans for the Remittance Period immediately preceding the distribution date and the cumulative realized losses incurred on the home equity loans from the closing date to and including the Remittance Period immediately preceding the distribution date; and

•	the amount of Net Liquidation Proceeds realized on the home equity loans during the Remittance Period immediately preceding the distribution date.

Removal of Trustee for Cause

          The trustee may be removed upon the occurrence of any one of the following events, whatever the reason for the event and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	failure by the trustee to make distributions of available amounts;

•	breaches of covenants and representations by the trustee;

•	certain acts of bankruptcy or insolvency on the part of the trustee; or

•	failure to meet the standards of trustee eligibility as set forth in the related agreement.

          If any of these events occurs and is continuing, then (1) the credit enhancer, if any, or (2) with the prior written consent of any credit enhancer (which may not be unreasonably withheld), the depositor and the holders of a majority of the interests represented by the securities of the series then outstanding, or (3) if there are no securities then outstanding, the owners of the residual interest securities, may appoint a successor trustee.

Governing Law

          The agreements and each security will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed in New York.

Amendments

          The trustee, the depositor, the seller and the servicer, with the consent of the credit enhancer, if any, may, at any time and from time to time and without notice to or the consent of the holders, amend the related agreements:

•	if accompanied by a REMIC Opinion, to remove the restriction against the transfer of a residual interest security to a "disqualified organization" (as defined in the Code);

•	to comply with the requirements of the Code, including any amendments necessary to maintain REMIC status;

•	to cure any ambiguity;

•	to correct or supplement any provision in the related agreement that is inconsistent with any other provisions in the agreement; or

•	for any other purpose, if the amendment will not adversely affect in any material respect the interest of the holders (an amendment will be deemed not to have such an effect if it will not result in a reduction of the rating of the securities of a series without regard to any financial guaranty insurance policy or other credit enhancement).

          In no event may the amendment change in any manner the amount of, or delay the timing of, payments required to be distributed to any holder without the consent of that holder, change the percentage interest of the holders required to consent to any amendment, without the consent of the holders of all outstanding securities of the class or classes affected, or affect the terms or provisions of any financial guaranty insurance policy.

Termination of the Trust

          Unless otherwise specified in the related prospectus supplement, the related agreement will provide that the trust will terminate upon the payment to the holders (from amounts other than those available under any financial guaranty insurance policy) of all amounts required to be paid to the holders upon the later to occur of:

•	the final payment or other liquidation of the last home equity loan in the trust fund (or any advance made with respect to the home equity loan);

•	the disposition of all property acquired in respect of any home equity loan remaining in the trust fund; and

•	any time that an optional termination of the trust is effected as described below under "--Optional Termination".

          To effect an optional termination, the trustee must be furnished with an opinion of counsel experienced in federal income tax matters acceptable to the credit enhancer, if any, and the trustee to the effect that the optional termination constitutes a "qualified liquidation" under the Code.

Optional Termination

          By Servicer or Credit Enhancer. At its option, the servicer (or, if specified in the related prospectus supplement, an affiliate of the servicer or the credit enhancer, if any, if the servicer or such affiliate fails to exercise its option) may effect an optional termination of the trust (which may also be referred to as a clean up call) to the extent specified in the related prospectus supplement either (1) on any date that the aggregate outstanding principal balance of the securities is 10% (or such other percentage as is specified in the related agreement) or less than the initial aggregate outstanding principal balance of the securities or (2) on any date when the aggregate outstanding loan balance of the home equity loans is 10% (or such other percentage as is specified in the related agreement) or less than the sum of the loan balances of all the home equity loans in the trust as of the date the home equity loans were transferred to the trust.

          The servicer (or affiliate) may effect an optional termination of the trust by purchasing from the trust fund all (but not fewer than all) remaining home equity loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the trust fund, at a purchase price which will equal an amount up to the sum of (a) the greater of (i) 100% of the fair market value of the home equity loans (disregarding accrued interest) and (ii) 100% of the then outstanding principal balance of the securities, plus (b) one month's interest at the weighted average interest rate for each class of securities, plus (c) certain reimbursement amounts. Upon such termination of the trust, the holders will be paid the principal balance of the securities plus any previously accrued but unpaid interest on the securities in accordance with the payment priorities described in the related prospectus supplement, thereby effecting early retirement of the securities.

          Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, from which no appeal is taken within the permitted appeal period, or if any appeal is taken, following a final determination with respect to the appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code, the credit enhancer, if any, or the holders with the consent of the credit enhancer, if any, may within 30 calendar days following the final determination, direct the trustee on behalf of the trust fund to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

           Events of Default; Termination Under Indenture. Events of default under the indenture for each series of notes include:

•	a default for 30 days or more in the payment of any principal of or interest on any note;

•	failure to perform any other covenant of the trust fund in the indenture which continues for a period of 60 days after notice is given in accordance with the procedures described in the related prospectus supplement;

•	any representation or warranty made with respect to or affecting the series by the seller or the trust fund in the indenture or in any certificate or other writing delivered pursuant to or in connection with the indenture having been incorrect in any material respect as of the time made, and the breach is not cured within 60 days after notice is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the seller or the trust fund; or

•	any other event of default provided with respect to the notes.

          If an event of default with respect to any outstanding notes occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes with, if specified in the related prospectus supplement, the consent of the credit enhancer, may declare the principal amount (or, if the notes are Zero Coupon Securities, the portion of the principal amount specified in the terms of that series, as provided in the related prospectus supplement) of all the notes to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes.

          If, following an event of default with respect to any series of notes, the notes have been declared to be due and payable, the trustee may, in its discretion, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been any acceleration of payment. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default unless:

•	the holders of 100% of the then aggregate outstanding amount of the notes consent to the sale;

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes at the date of the sale; or

•	the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been accelerated, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes.

          In the event that the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of the event of default, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

          In the event that the principal of the notes of a series is declared due and payable as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of their notes less the amount of the discount which is unamortized.

          Subject to the provisions of the indenture relating to the duties of the trustee, even if an event of default has occurred and is continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction of the holders. Subject to these provisions for indemnification and certain other limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The holders of a majority of the then aggregate outstanding amount of the notes may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes affected.

          The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

          In addition to this discharge, with certain limitations, the indenture will provide that, if specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations with respect to the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any resulting defeasance and discharge of the notes, holders of notes would be able to look only to this money and/or direct obligations for all further payment of principal and interest, if any, on their notes.

REMIC Administrator

          For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be the seller or an affiliate of the seller.

CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS

          The following discussion contains summaries of certain legal aspects of home equity loans which are general in nature. Because certain of these legal aspects are governed by applicable state law (which may differ substantially from state to state), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the home equity loans are situated.

Home Equity Loans

          The home equity loans for a series will be secured by either mortgages, deeds of trust, deeds to secure debt or similar security instruments, depending upon the prevailing practice in the state in which the property subject to a home equity loan is located. The filing of a mortgage, deed of trust, deed to secure debt or similar security instrument creates a lien or title interest upon the real property covered and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

          Priority between mortgages and deeds of trust (or other instruments of record) generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

          Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, certain federal liens (including certain federal criminal liens, environmental liens and tax liens), certain mechanics and materialmen's liens, and other liens given priority by applicable law.

          There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a home equity loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust or similar security instrument, the homeowner or borrower, called the "grantor," grants the security property to a third-party grantee, called the "trustee," for the benefit of the lender, called the "beneficiary." The deed of trust gives the trustee the authority, if the borrower defaults and upon the instructions of the beneficiary, to sell the security property in a "foreclosure" or "trustee's sale" and to apply the sale proceeds to the secured debt. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, particularly in deed of trust transactions, the directions of the beneficiary.

Foreclosure

          Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in effecting service on necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

          If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee's sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law. In certain states, the lender must exhaust the security through foreclosure (either judicially or non-judicially) prior to other efforts to collect the balance of the promissory note. Whether a lender may thereafter collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state governing the collectibility of deficiency balances.

          The trustee's sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder's final bid in cash (or an equivalent satisfactory to the trustee) prior to and as a condition to recognizing the bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a "credit bid" up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee's fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale.

          A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee's deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser's title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee's sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a "due-on-sale" clause contained in the senior deed of trust.

          We refer you to "—Due-on-Sale Clauses in Home Equity Loans" below for more detail.

          The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor. See "—Anti-Deficiency Legislation and Other Limitations on Lenders" below.

          Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

          An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action is equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was excusable or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

          A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

          In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title to and other facts about the property and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is relatively uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is more common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment can be obtained. Afterward, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender (or other purchaser at the foreclosure sale) will assume the burdens of ownership, including servicing any senior mortgage or deed of trust, obtaining hazard insurance, paying taxes and making any repairs at its own expense necessary to render the property suitable for sale. The lender commonly will attempt to resell the property and will obtain the services of a real estate broker and pay the broker's commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Rights of Redemption

          In some states, after foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a statutory or non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest, expenses of foreclosure and reasonable expenses incurred in maintaining the property. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption will defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In many states, there is no right to redeem property after a trustee's sale under a deed of trust, unless a deficiency judgment is sought by the lender.

          When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the lender for the cure generally becomes a part of the indebtedness secured by the junior deed of trust.

Junior Home Equity Loans; Rights of Senior Home Equity Loans

          The home equity loans included in the trust fund for a series of securities will be secured by mortgages or deeds of trust which may be junior to one or more other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the holders of the securities), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the home equity loan to be sold upon default of the mortgagor, thus extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior mortgage loan in full and, in some states, may cure the default and bring the senior mortgage loan current, in either event adding the amounts expended to the balance due on the junior home equity loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the trust fund may be or become subject to liens for real estate taxes and other obligations. Although the seller generally does not cure defaults under a senior deed of trust or other lien, it is the seller's standard practice to protect its interest by monitoring any sale of which it is aware and bidding for property if it determines that it is in the seller's best interests to do so.

          The standard form of the mortgage or deed of trust used by most institutional lenders, like that used by the seller, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the mortgage or deed of trust securing its loan, to apply any proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the mortgage or deed of trust, in any order that the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the junior indebtedness.

          Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the grantor or mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right to perform the obligation itself, at its election, with the mortgagor or grantor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provides that all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

          Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. Other states require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security; however, in some of these states, the lender, following judgment on its personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

          In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Foreclosure is permitted during the pendency of this proceeding only with court permission Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the federal bankruptcy code to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (as long as no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

          Courts with federal bankruptcy jurisdiction have also indicated that the terms of a home equity loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the home equity loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications cannot be applied to the terms of a home equity loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

          In a Chapter 11 case under the federal bankruptcy code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

          The federal bankruptcy code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted home equity loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of home equity loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In most cases, this liability will affect assignees of the loans.

Due-on-Sale Clauses in Home Equity Loans

          Due-on-sale clauses permit the lender to accelerate the maturity of the home equity loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to home equity that were originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and that were originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

          In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

          Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

          In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

          Most conventional single-family home equity loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to home equity loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of these home equity loans.

Applicability of Usury Laws

          Many states have usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations will not apply to certain types of residential first home equity loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to home equity loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on home equity loans covered by Title V. State laws apply to residential second mortgages; however, some state usury limitations do not apply to residential second mortgages.

Environmental Legislation

          A federal statute, the Comprehensive Environmental Response, Compensation and Liability Act, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property. A lien of this type generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage or deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, they would probably not be imposed on a secured lender (such as the applicable trust fund) if it promptly marketed the foreclosed property for resale. In the event that a trust fund acquired title to a property securing a home equity loan and cleanup costs were incurred in respect of the property, the holders of the securities might incur a delay in the payment if the costs were required to be paid by the trust fund.

Soldiers' and Sailors' Civil Relief Act of 1940

           Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service:

•	are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including home equity loans) incurred prior to the commencement of military service for the duration of military service;

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on obligations entered into prior to military service for the duration of military service; and

•	may have the maturity of obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

          However, these benefits are subject to challenge by creditors. If, in the opinion of the court, the ability of a person to comply with these obligations has not been materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a home equity loan included in a trust fund for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust fund, the servicer, the seller, the trustee or the owner trustee (if applicable) will be required to advance these amounts, and any resulting loss may reduce the amounts available to be paid to the holders of the securities of the series.

USE OF PROCEEDS

          The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

•	to establish any reserve fund, Prefunding Account or Capitalized Interest Account;

•	to pay costs of structuring and issuing the securities, including the costs of obtaining credit enhancement; and

•	to acquire the home equity loans from the seller, who in turn will use the proceeds for general corporate purposes.

FEDERAL INCOME TAX CONSEQUENCES

General

          This section sets forth certain federal income tax opinions of Stroock & Stroock & Lavan LLP, special counsel to the seller ("Federal Tax Counsel") and a summary, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of the securities offered hereby. The summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a security, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the "holder" means the beneficial owner of a security.

          The summary is based upon the provisions of and the regulations promulgated under the Code including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and a change could apply retroactively.

          The federal income tax consequences to holders will vary depending on whether:

•	the securities of a series are classified as indebtedness for federal income tax purposes;

•	an election is made to treat the trust fund (or certain assets of the trust fund) relating to a particular series of securities as a real estate mortgage investment conduit (REMIC) under the Code;

•	the securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the trust fund for a series; or

•	for federal income tax purposes the trust fund relating to a particular series of securities is classified as a partnership or is disregarded as an entity separate from its owner.

          The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series.

Opinions

           Federal Tax Counsel is of the opinion that:

(i) if a prospectus supplement indicates that one or more classes of non-REMIC securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated will be considered indebtedness for federal income tax purposes and, for federal income tax purposes, the related trust fund will not be an association, publicly traded partnership, or taxable mortgage pool taxable as a corporation;

(ii) if a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related trust fund, assuming that these elections are timely made and all of the provisions of the applicable agreement are complied with:

•	each segregated pool of assets specified as a REMIC in the agreement will constitute a REMIC for federal income tax purposes;

•	the class or classes of securities of the related series which are designated as "regular interests" in the prospectus supplement will be considered "regular interests" in a REMIC for federal income tax purposes; and

•	the class of securities of the related series which is designated as the "residual interest" in the prospectus supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes; and

(iii) if a prospectus supplement indicates that a trust fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement, the trust fund will be a grantor trust under Subpart E, Part I of Subchapter J of the Code and will not be an association taxable as a corporation, and a holder of the related certificates will be treated for federal income tax purposes as the owner of an undivided interest in the home equity loans included in the trust fund.

          Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service ("IRS") or any third-party.

Taxation of Debt Securities (Including Regular Interest Securities)

          Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount ("OID")) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities are referred to in this section collectively as "Debt Securities."

          Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with OID. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued under these provisions of the Code (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

          In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include the OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code. The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."

          Under the OID Regulations, interest payments will not be qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment of interest (other than late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency. It is unclear whether the terms and conditions of the debt instruments underlying the Debt Securities or of the Debt Securities themselves are determinative of whether the likelihood of late payment or non-payment is a remote contingency. Accordingly, Federal Tax Counsel is unable to opine whether the interest with respect to a Debt Security is qualified stated interest, and consequently whether a Debt Security has OID as a result of the failure of the interest to be treated as qualified stated interest.

          Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between distribution dates but ends prior to each distribution date. Any interest that accrues prior to the closing date may be treated under the OID Regulations either as part of the issue price and the stated redemption price at maturity of the Debt Securities or as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In these cases, for the sole purpose of determining whether OID is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price. The term "interest period" may also be used to refer to the "accrual period" with respect to interest on a class of notes or certificates.

          Under the de minimis rule, OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method. See "—Election to Treat All Interest as Original Issue Discount."

          The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the ‘daily portions' of the OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the home equity loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the Debt Security in all prior periods, other than qualified stated interest payments.

          The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing these debt instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the home equity loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the home equity loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that home equity loans will be prepaid at that rate or at any other rate.

          The seller may adjust the accrual of OID on a class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the home equity loans, although the OID Regulations do not provide for these adjustments. If the IRS were to require that OID be accrued without these adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

          Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID Regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

          A subsequent holder of a Debt Security will also be required to include OID in gross income, but a holder who purchases a Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset OID by comparable economic accruals of portions of excess.

          Effects of Defaults and Delinquencies. Holders will be required to report income with respect to their securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the home equity loans, except possibly to the extent that it can be established that these amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a home equity loan default. However, the timing and character of these losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

          Interest Weighted Securities. It is not clear how income should be accrued on Debt Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on home equity loans underlying Pass-Through Securities (defined below) ("Interest Weighted Securities"). The trust fund intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below.

           Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a "Variable Rate Debt Security") are subject to special rules. A Variable Rate Debt Security will qualify as a "variable rate debt instrument" if:

•	its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount;

•	it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•	it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except the de minimis amount specified above.

          A "qualified floating rate" is any variable rate where the rate variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (1) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (2) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations.

          In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Nevertheless, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

          An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Nevertheless, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of the variable rate during the first half of the Variable Rate Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security's term. Further, an objective rate does not include a rate that is based on information that is within the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a "qualified inverse floating rate" if the objective rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

          The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

          For Variable Rate Debt Securities that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Debt Security"), OID is computed as described above based on the following:

•	stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest;

•	by assuming that the variable rate on the Single Variable Rate Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for the Single Variable Rate Debt Security; and

•	the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described above.

          In general, any Variable Rate Debt Security other than a Single Variable Rate Debt Security (a "Multiple Variable Rate Debt Security") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Multiple Variable Rate Debt Security. The OID Regulations generally require that the Multiple Variable Rate Debt Security be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security.

          In the case of a Multiple Variable Rate Debt Security that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Security as of the Multiple Variable Rate Debt Security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

          Once the Multiple Variable Rate Debt Security is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the OID rules to the "equivalent" fixed rate debt instrument in the manner described above. A holder of the Multiple Variable Rate Debt Security will account for this OID and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that these amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

          If a Variable Rate Debt Security does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Security would be taxed if the Debt Security were treated as a contingent payment debt obligation.

          The IRS has issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply however to debt instruments to which Code Section 1272(a)(6) is applicable, such as a Pay-Through Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidelines to the contrary, the trustee intends to base its computation of OID on Pay-Through Securities as described in this prospectus. However, because no regulatory guidance exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

          Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until the regulations are issued, the market discount would in general accrue either (1) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (2) in the ratio of (a) in the case of securities (or in the case of a Pass-Through Security, as set forth below, the home equity loans underlying the Security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the home equity loans underlying the Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

          Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the home equity loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying home equity loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the Debt Security (or in the case of a Pass-Through Security, an underlying home equity loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

          Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a Debt Security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired afterwards by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

          Current treasury regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Pay-Through Securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

          Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or OID) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

          Sale or Exchange. A holder's tax basis in its Debt Security is the price the holder pays for a Debt Security, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Debt Security, measured by the difference between the amount realized and the Debt Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Debt Security is held as a capital asset. In the case of a Debt Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Debt Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder's income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

Status of Regular Interest Securities

          Regular Interest Securities and securities representing a residual interest in a REMIC ("Residual Interest Securities") (both types of securities collectively referred to as "REMIC Securities") will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Securities will be qualifying assets. Similarly, income on the REMIC Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to home equity loans, the REMIC's assets will include payments on home equity loans held pending distribution to holders of REMIC Securities, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The home equity loans generally will be qualifying assets under both of the foregoing sections of the Code. However, home equity loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a home equity loan exceeds the value of the property securing the home equity loan, it is unclear and Federal Tax Counsel is unable to opine whether the home equity loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on loans and held pending distribution to holders of Regular Interest Securities ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under either of those provisions.

REMIC Expenses; Single Class REMICs

          As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), these expenses will be deductible only to the extent that these expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing its alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to this type of holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (2) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

Taxation of the REMIC

          General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

          Tiered REMIC Structures. For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on these securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

          Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and (2) deductions, including stated interest and OID accrued on Regular Interest Securities, amortization of any premium with respect to home equity loans, and servicing fees and other expenses of the REMIC.

          A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the home equity loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing its alternative minimum tax liability. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

          For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the closing date (generally, the day that the interests are issued). This aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

          The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on these loans will be equivalent to the method under which holders of Pay-Through Securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include this discount in income, but without regard to the de minimis rules.

          We refer you to "Taxation of Debt Securities (Including Regular Interest Securities)" above for more detail.

          A REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

          To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (presumably taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before this date, it is possible that the premium may be recovered in proportion to payments of loan principal.

          Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

•	subject to a limited exception, the sale or other disposition of a cash flow investment;

•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

          It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the closing date. The holders of Residual Interest Securities will generally be responsible for the payment of any of these taxes imposed on the REMIC. To the extent not paid by these holders or otherwise, however, these taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

          The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interest Securities in proportion to their respective holdings on that day.

          The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to this income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the home equity loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interest Securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

          In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument.

          Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a Residual Interest Security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which holders should consult their tax advisers.

          Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of the payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of the excess.

          Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in Treasury regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

          Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations.

           We refer you to "Tax Treatment of Foreign Investors" for more detail.

          The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates held by thrift institutions since November 1, 1995.

          In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have the rules apply only to tax years beginning after August 20, 1996.

          The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for the quarterly period of (1) 120% of the long term applicable federal rate on the closing date multiplied by (2) the adjusted issue price of the Residual Interest Security at the beginning of the quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

          Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded.

           We refer you to "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "Tax Treatment of Foreign Investors" below for more detail.

          Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization." Disqualified organizations include the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit disqualified organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee has furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

          If a Residual Interest Security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the Residual Interest Security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ("electing large partnerships") will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if these electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

          The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer:

•	the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35 percent; and

•	the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on this excess inclusion accrue, sufficient to pay these taxes.

          A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if:

•	the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and

•	the transferee represents to the transferor that the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and intends to pay the taxes associated with owning the residual interest as they come due.

          Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify the safe harbor described above, which, if satisfied, establishes the presumption that the transferor of a Residual Interest Security does not have improper knowledge. Under the New Proposed Regulations, a transfer of a noneconomic residual interest will not qualify under the safe harbor unless, in addition to satisfying the safe harbor described above, the present value of the anticipated tax liabilities associated with holding the Residual Interest Security does not exceed the sum of the present values of (i) any consideration given to the transferee to acquire the interest, (ii) the expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the related REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate. The New Proposed Regulations indicate that the effective date for the modification of the safe harbor if finalized will be February 4, 2000.

          A different formulation of these transfer restriction rules applies to transfers of Residual Interest Securities by or to foreign transferees.

           We refer you to "Tax Treatment of Foreign Investors" for more detail.

          Mark to Market Rules. Treasury regulations provide that any Residual Interest Security acquired after January 3, 1995 is not a security and cannot be marked to market under Code Section 475.

Administrative Matters

          The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

          General. As further described below, each holder of a security issued by a grantor trust (a "Pass-Through Security") must report on its federal income tax return the gross income from the portion of the home equity loans that is allocable to its Pass-Through Security and may deduct the portion of the expenses incurred or accrued by the trust fund that is allocable to its Pass-Through Security, at the same time and to the same extent as these items would be reported by the holder if it had purchased and held directly this interest in the home equity loans and received or accrued directly its share of the payments on the home equity loans and incurred or accrued directly its share of expenses incurred or accrued by the trust fund when those amounts are received, incurred or accrued by the trust fund.

          A holder of a Pass-Through Security that is an individual, estate, or trust will be allowed deductions for these expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds 2% of the holder's adjusted gross income. Further, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the prescribed amount, or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. Moreover, a holder of a Pass-Through Security that is not a corporation cannot deduct these expenses for purposes of the alternative minimum tax (if applicable). These deductions will include servicing, guarantee and administrative fees paid to the servicer of the home equity loans. As a result, the trust fund will report additional taxable income to holders of Pass-Through Securities in an amount equal to their allocable share of these deductions, and certain holders of Pass-Through Securities may have taxable income in excess of the cash received.

          Status of the Pass-Through Securities. The Pass-Through Securities will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the trust fund's assets are qualifying assets. The Pass-Through Securities may not be qualifying assets under any of the foregoing sections of the Code to the extent that the trust fund's assets include Buydown Funds, reserve funds, or payments on mortgages held pending distribution to certificateholders. Further, the Pass-Through Securities may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loans secured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets.

          Taxation of Pass-Through Securities Under Stripped Bond Rules. The federal income tax treatment of the Pass-Through Securities will depend on whether they are securities ("Stripped Securities") subject to the "stripped bond" rules of section 1286 of the Code. The Pass-Through Securities will be Stripped Securities if stripped interest-only certificates are issued. In addition, whether or not stripped interest-only certificates are issued, the IRS may contend that the stripped bond rules apply on the ground that the servicer's servicing fee, or other amounts, if any, paid to (or retained by) the servicer or its affiliates, as specified in the applicable prospectus supplement, represent greater than an arm's length consideration for servicing the home equity loans and should be characterized for federal income tax purposes as an ownership interest in the home equity loans. The IRS has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

          If interest retained for the servicer's servicing fee or other interest is treated as a "stripped coupon," the Pass-Through Securities will either be subject to the OID rules or the market discount rules. A holder of a Pass- Through Security will account for any discount on the Pass-Through Security as market discount rather than OID if either (1) the amount of OID with respect to the Pass-Through Security was treated as zero under the OID de minimis rule when the Pass-Through Security was stripped or (2) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the home equity loans. If neither of the above exceptions applies, the OID rules will apply to the Pass-Through Securities.

          If the OID rules apply, the holder of a Pass-Through Security (whether a cash or accrual method taxpayer) will be required to report interest income from the Pass-Through Security in each taxable year equal to the income that accrues on the Pass-Through Security in that year calculated under a constant yield method based on the yield of the Pass-Through Security (or, possibly, the yield of each mortgage underlying the Pass-Through Security) to the holder. This yield would be computed at the rate (assuming monthly compounding) that, if used in discounting the holder's share of the payments on the mortgages, would cause the present value of those payments to equal the price at which the holder purchased the Pass-Through Security. With respect to certain categories of debt instruments including "any pool of debt instruments the yield on which may be affected by reason of prepayments (or to the extent provided in regulations, by reason of other events)," Section 1272(a)(6) of the Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. If required to report interest income on the Pass-Through Securities to the IRS under the stripped bond rules, it is anticipated that the trustee will calculate the yield of the Pass-Through Securities based on a representative initial offering price of the Pass-Through Securities and a reasonable assumed rate of prepayment of the home equity loans (although the yield may differ from the yield to any particular holder that would be used in calculating the interest income of the holder). The prospectus supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the home equity loans will prepay at that rate or at any other rate.

          If a home equity loan is prepaid in full, the holder of a Pass-Through Security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the home equity loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see "Sales of Pass-Through Securities" below) that is allocable to the home equity loan. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

          Taxation of Pass-Through Securities If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Pass-Through Security, then the holder will be required to include in income its share of the interest payments on the home equity loans in accordance with its tax accounting method. In addition, if the holder purchased the Pass-Through Security at a discount or premium, the holder will be required to account for this discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether this other discount exceeds a de minimis amount. In the case of OID, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of this discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the home equity loans. However, OID could arise with respect to a home equity loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in "Taxation of Debt Securities (Including Regular Interest Securities)—Variable Rate Debt Securities."

          The Taxpayer Relief Act of 1997 amended the OID provisions of the Code to provide that for "any pool of debt instruments, the yield on which may be affected by reason of prepayments," OID is to be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. The prospectus supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made regarding the actual rate at which prepayments will occur.

          If discount other than OID exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of the discount accrued through this month and not previously included in income, but limited, with respect to the portion of the discount allocable to any home equity loan, to the amount of principal on the home equity loan received by the trust fund in that month. Because the home equity loans will provide for monthly principal payments, this discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount accrues (and therefore at a rate not significantly slower than the rate at which the discount would be included in income if it were OID). The holder may elect to accrue the discount under a constant yield method based on the yield of the Pass-Through Security to the holder (or possibly based on the yields of each home equity loan). In the absence of such an election, it may be necessary to accrue the discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Pass-Through Security will be considered to be zero if it is less than the product of (1) 0.25% of the principal amount of the home equity loans allocable to the Pass-Through Security and (2) the weighted average life (in complete years) of the home equity loans remaining at the time of purchase of the Pass-Through Security.

          If a holder purchases a Pass-Through Security at a premium, the holder may elect under Section 171 of the Code to amortize the portion of the premium that is allocable to a home equity loan under a constant yield method based on the yield of the home equity loan to the holder, provided that the home equity loan was originated after September 27, 1985. Premium allocable to a home equity loan originated on or before that date should be allocated among the principal payments on the home equity loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

          It is not clear whether the foregoing adjustments for market discount or premium would be made based on the scheduled payments on the home equity loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

          If a home equity loan is prepaid in full, the holder of a Pass-Through Security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the home equity loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see "Sales of Pass-Through Securities" below) that is allocable to the home equity loan. Adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

Miscellaneous Tax Aspects

          Backup Withholding. A holder, other than a holder of a Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or OID on the securities. This withholding generally applies if the holder of a security:

•	fails to furnish the trustee with its taxpayer identification number ("TIN");

•	furnishes the trustee an incorrect TIN;

•	fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

•	under certain circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

          Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain foreign investors, that is, investors that for United States federal income tax purposes are treated as:

•	corporations or partnerships created outside of the United States;

•	individuals that are not citizens or residents of the United States; or

•	foreign estates or trusts within the meaning of Code Section 7701.

Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

          Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

          The trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during the year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

          Subject to the discussion below with respect to trust funds which are treated as partnerships for federal income tax purposes, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a foreign investor, the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax.

          See "—Tax Consequences to Holders of the Certificates Issued by a Partnership—Tax Consequences to Foreign Certificateholders." Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from these interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to foreign investors. Holders of Pass-Through Securities however, may be subject to withholding to the extent that the home equity loans were originated on or before July 18, 1984.

          Interest and OID of a foreign investor are not subject to withholding if they are effectively connected with a United States business conducted by the holder and the holder timely provides an IRS Form 4224. They will, however, generally be subject to the regular United States income tax.

          The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a non-United States person may claim exemption from United States federal income tax withholding. All foreign investors should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 2000.

          Payments to holders of Residual Interest Securities who are foreign investors will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that this income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. These regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value.

          Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a foreign investor will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign investor transfers a Residual Interest Security to a United States person (that is, a person that is not a foreign investor), and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code.

          We refer you to "Taxation of Holders of Residual Interest Securities—Excess Inclusions" for more detail.

          Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) this gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Tax Characterization of the Trust as a Partnership

          If a trust fund is intended to be a partnership for federal income tax purposes the applicable agreements will provide that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates will be structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation, and that no action will be taken that is inconsistent with the treatment of the trust fund as a partnership (such as election to treat the trust fund as a corporation for federal income tax purposes). If, however, the trust fund has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the trust fund as a corporation for federal income tax purposes.

          Certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements:

(1) the entity is not a REMIC (or, after September 1, 1997, a FASIT);

          (2) substantially all of the assets of the entity are debt obligations, and more than 50 percent of these debt obligations consists of real estate mortgages (or interests in real estate mortgages);

          (3) the entity is the obligor under debt obligations with two or more maturities; and

(4) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets.

          With respect to requirement (3), the Code authorizes the IRS to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the trust fund were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal Tax Counsel will deliver its opinion for a trust fund which is intended to be a partnership for federal income tax purposes, as specified in the related prospectus supplement, generally to the effect that the trust fund will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the agreements and related documents will be complied with, and on Federal Tax Counsel's conclusion that either the number of classes of debt obligations issued be the trust fund, or the nature of the assets held by the trust fund will exempt the trust fund from treatment as a taxable mortgage pool.

Tax Consequences to Holders of the Notes Issued by a Partnership

          Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, Federal Tax Counsel will advise the seller that the notes will be classified as debt for federal income tax purposes. Consequently, holders of notes will be subject to taxation as described in "Taxation of Debt Securities (Including Regular Interest Securities)" above for Debt Securities which are not Regular Interest Securities.

          Possible Alternative Treatment of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign investors generally would be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, income to certain tax-exempt entities would be "unrelated business taxable income," and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates Issued by a Partnership

          Treatment of the Trust Fund as a Partnership. In the case of a trust fund intended to qualify as a partnership for federal income tax purposes, the trust fund and the seller will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes, if any, being debt of the partnership, or if there is a single certificateholder for federal income tax purposes, to disregard the trust fund as an entity separate from the certificateholder. However, the proper characterization of the arrangement involving the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

          A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Generally, provided the certificates are issued at or close to face value, any characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to these certificates will be disclosed in the applicable prospectus supplement.

          Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account its allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the home equity loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of home equity loans. The trust fund's deductions will consist primarily of interest and OID accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of home equity loans.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

(1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for that month and interest on amounts previously due on the certificates but not yet distributed;

(2) any trust fund income attributable to discount on the home equity loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

          (3) prepayment premium payable to the certificateholders for the applicable month; and

(4) any other amounts of income payable to the certificateholders for the applicable month.

          This allocation will be reduced by any amortization by the trust fund of premium on home equity loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

          If notes are also issued, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

          An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

          The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each home equity loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

          Discount and Premium. It is believed that the home equity loans will not have been issued with OID and, therefore, the trust should not have OID income. However, the purchase price paid by the trust fund for the home equity loans may be greater or less than the remaining principal balance of the home equity loans at the time of purchase. If so, the home equity loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a home equity loan by home equity loan basis.)

          If the trust fund acquires the home equity loans at a market discount or premium, the trust fund will elect to include this discount in income currently as it accrues over the life of the home equity loans or to offset the premium against interest income on the home equity loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

          Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the trust fund as a new partnership. The trust fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

          Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the related certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

          Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the home equity loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

          If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.

          Allocations Between Sellers and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

          The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

          Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund currently does not intend to make an election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

          Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and these nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

          Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner:

•	the name, address and identification number of the relevant person;

•	whether this person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

•	certain information on certificates that were held, bought or sold on behalf of this person throughout the year.

          In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

          The seller will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

          Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign investors because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for these purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold pursuant to Section 1446 of the Code on the portion of its taxable income that is allocable to certificateholders that are foreign investors, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures.

          Each certificateholder that is a foreign investor might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign investor generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In this case, a foreign investor would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

          Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, adequately demonstrates this status.

STATE TAX CONSEQUENCES

          In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

General

          A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

          In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Section 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. The underwriters of the securities, each master servicer or other servicer, any credit enhancer, the trustee, the indenture trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

          Plan Assets. In 29 C.F.R §2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The certificates offered hereby (the "Certificates") will be deemed an equity interest for purposes of the Plan Asset Regulations, and the seller can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the trust fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the trust fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Underwriter Exemption

          The DOL has issued to each of a number of underwriters of mortgage and asset-backed securities individual prohibited transaction exemptions each of which was amended by Prohibited Transaction Exemption 97-34 ("PTE 97-34") and was further recently amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") (collectively, the "Exemption"), which is applicable to Certificates which meet its requirements whenever one of such underwriters or their affiliates is the sole underwriter, the manager or co-manager of an underwriting syndicate or the selling or placement agent for the offering of the Certificates. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include (1) the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single-family, mixed-use and multi-family residential mortgage loans, home equity loans or receivables and (2) the purchase, sale and holding of securities which represent beneficial ownership interests in the assets of such trusts.

          General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder.

•	First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

•	Second, the assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below). (Mortgage loans, home equity loans, obligations and receivables will be collectively referred to herein as "loans.")

•	Third, unless the Certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

•	Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "Rating Agency").

•	Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the "Restricted Group" which consists of (i) any underwriter as defined in the Exemption, (ii) the seller, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any "interest swap" (as described below) held as an asset of the trust fund and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the Certificates.

•	Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the seller pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person's services under the related agreement and reimbursement of such person's reasonable expenses in connection therewith.

•	Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Certificates.

•	Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. The seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

          Recent Amendments to Exemption. PTE 2000-58 (the "Amendment") recently amended the Exemption to make the acquisition of Certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of Certificates and the servicing, management and operation of the trust fund and its assets on or after November 13, 2000 eligible for exemptive relief to a broader range of Certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordindated Certificates rated within the highest three generic rating categories backed by secured collateral. Such Certificates had to be issued by a trust fund which was a grantor trust, REMIC or a FASIT whose corpus could not include certain types of assets such as interest-rate swaps.

          Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner-trusts, as well as grantor trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the seller in the event of bankruptcy or other insolvency and must provide certain legal opinions.

          Designated Transactions. In the case where the Certificates are backed by trust fund assets which are residential, home equity, manufactured housing, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions"), the Amendment permits the Certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated. The assets in the trust funds will be considered Designated Transactions for purposes of the Exemption unless otherwise specified in the related prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by Certificates issued in such Designated Transactions are: (a) not subordinated to the rights and interests evidenced by securities of the same trust fund; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

          Insurance Company General Accounts. In the event that Certificates do not meet the requirements of the Exemption solely because they are subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

          Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues Certificates acquired by Plans in an initial offering or in the secondary market on or after November 13, 2000 and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it: (a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap"; and (e) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

          An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid; and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

          An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that if a counterparty is relying on its short-term rating to establish such eligibility, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

          A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a "qualified professional asset manager" under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below), (b) an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

          In "ratings dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the servicer fails to meet these obligations, Plans that hold Certificates must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

          "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

          An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust fund and an eligible counterparty; and (f) it has an Allowable Notional Amount.

          Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective for transactions occurring on or after May 23, 1997 provided that the following conditions are met.

•	First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed 25%.

•	Second, all loans transferred after the closing date (referred to here as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency.

•	Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the trust fund.

•	Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

•	Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, private placement memorandum ("Offering Documents") and/or the related agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

•	Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the related agreement or an event of default occurs under the related agreement.

•	Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Acceptable Investments").

•	Eighth, certain disclosure requirements must be met.

          Revolving Pool Features. The Exemption only covers Certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, Certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

          Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, each Plan's investment in each class of Certificates cannot exceed 25% of the outstanding Certificates in the class, and after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust fund containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates, and at least 50% of the aggregate interests in the trust fund, must be acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

          Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes offered hereby (the "Notes") are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

          The Amendment to the Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the trust fund. However, effective for the acquisition, holding or transfer of Notes between a Plan and a party in interest which occurs on or after November 13, 2000, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in "Limitations on Scope of the Exemption."

          In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

          Each prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related securities. Before purchasing securities in reliance on the Exemption, the Investor-Based Exemptions or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

          Any Plan investor who proposes to use "plan assets" of any Plan to purchase securities of any series or class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of such securities.

          Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any such similar law.

LEGAL INVESTMENT

          The securities will not constitute "mortgage-related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 unless the related prospectus supplement specifies that the securities will constitute "mortgage related securities." Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and the extent to which the securities constitute legal investments for them.

PLAN OF DISTRIBUTION

          The securities offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described in the paragraph below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

          The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the securities of a particular series may be made through a combination of two or more of these methods. These methods are as follows:

(1)	by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

(2)	by placements by the depositor with institutional investors through dealers; and

(3)	by direct placements by the depositor with institutional investors.

          If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of the securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

          In connection with the sale of the securities offered, underwriters may receive compensation from the depositor or from purchasers of such securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended.

          It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made in respect thereof.

          The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

          The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within the meaning of the Securities Act of 1933 in connection with reoffers and resales by them of the offered securities. Holders of offered securities should consult with their legal advisors in this regard prior to any reoffer or resale.

LEGAL MATTERS

          Unless otherwise specified in the related prospectus supplement, certain legal matters in connection with the securities will be passed upon for the seller by Stroock & Stroock & Lavan LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

          The depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in the prospectus supplement and this prospectus, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the SEC. For further information, we refer investors to the registration statement and the related exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. The SEC maintains an internet web site that contains reports, proxy and information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of the internet web site is (http://www.sec.gov).

          Each trust fund will be required to file certain reports with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended. The depositor and the seller may cause each trust fund to suspend filing reports if and when these reports are no longer required under the Exchange Act.

          No person has been authorized to give any information or to make any representations other than those contained in this prospectus and any prospectus supplement. Investors should not rely on any information or representations not contained in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered under this prospectus and the applicable prospectus supplement and are not an offer of the securities to any person in any state or other jurisdiction in which an offer would be unlawful. The delivery of this prospectus does not imply that information contained in the prospectus is correct as of any time subsequent to its date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          All documents filed with the SEC by or on behalf of the trust fund referred to in the accompanying prospectus supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of any offering of the securities issued by the trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus should be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement modified or superseded in this manner should not be deemed, except as modified or superseded, to constitute a part of this prospectus.

          The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless these exhibits are specifically incorporated by reference into the information incorporated in this prospectus). Requests should be directed to the corporate trust office of the trustee specified in the related prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

          The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions:

Registration Fee Printing and Engraving Expenses Trustee's Fees and Expenses Legal Fees and Expenses Accountant's Fees and Expenses Rating Agency Fees Miscellaneous Total	$ $ $ $ $ $ $ $	1,000,000 520,000 210,000 1,300,000 160,000 160,000 25,000 3,370,000

Item 15. Indemnification of Directors and Officers.

CHEC Funding, LLC

Under the Delaware Limited Liability Company Act,subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company, such as the Registrant, may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsover.

Section 20 of the Registrant’s Amended and Restated Limited Liability Company Agreement provides for the indemnification of any person who is or was a member, special member, independent manager, officer, employee or agent of the Registrant or any employee, representative, agent or affiliate of the member or the special member with respect to actions taken or omitted by such person in good faith on behalf of the Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person. Reference is made to the Amended and Restated Limited Liability Company Agreement filed as an exhibit to this Registration Statement for the complete text of Section 20 of the Amended and Restated Limited Liability Company Agreement.

The Registrant or one of its affiliates maintains liability insurance policies such that each of the directors and officers of the Registrant is insured against certain liabilities which they might incur in their capacity as a director or officer.

The Underwriting Agreement filed as Exhibit 1.1 hereto provides for indemnification by the Underwriters of the Registrant and its directors, officers and controlling persons for certain liabilities arising under the Securities Act of 1933 or otherwise.

The general effect of any statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified against liability when acting on behalf of the Registrant is to reduce the deterrent effect for such indemnified individuals for violating the Securities Act of 1933.

The Registrant is aware that the Securities and Exchange Commission takes the position that indemnification of directors and officers is against public policy and is therefore unenforceable.

Item 16. Exhibits

1.1 2.1 4.1 4.2 4.3	Form of Underwriting Agreement.**
Amended and Restated Limited Liability Company Agreement of CHEC Funding, LLC**
Form of Trust Agreement**
Form of Indenture**
Form of Pooling and Servicing Agreement, among CHEC Funding, LLC, as depositor, Centex Home Equity Company, LLC, as seller and servicer and the Trustee**

4.4	Form of Sale and Servicing Agreement, among CHEC Funding, LLC, as depositor, Centex Home Equity Company, LLC, as seller and servicer and the Trust**
5.1 8.1	Opinion of Stroock & Stroock & Lavan LLP as to legality** Opinion of Stroock & Stroock & Lavan LLP with respect to federal income tax matters. (contained in Exhibit 5.1)**
23.1 24.1 25.1	Consent of Stroock & Stroock & Lavan LLP (contained in Exhibit 5.1)**
Powers of Attorney (filed previously as part of signature page)*
Statement of Eligibility and Qualification of Indenture Trustee (Form T-1)***

*	Incorporated by reference to the corresponding exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-69800) filed on September 21, 2001.

** ***	Filed herewith. To be filed following the effectiveness of this Registration Statement.

Item 17. Undertakings

          (a)       Undertakings pursuant to Rule 415.

           The undersigned Registrant hereby undertakes:

(1) To file, during any period which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Undertaking as to documents subsequently filed that are incorporated by reference.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Undertaking as to equity offerings of nonreporting registrants.

           The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

           (d) Undertaking as to request for acceleration of effective date.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           (e) Undertaking as to registration statement permitted by Rule 430A under the Securities Act of 1933.

           The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

| (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (f) Undertaking as to trust indentures under the Trust Indenture Act of 1939 for delayed offerings.

          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, CHEC Funding, LLC certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, it believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and it has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, state of Texas, on this 6th day of November 2001.

CHEC Funding, LLC (Registrant) By: Centex Home Equity Company, LLC, as Sole Member Home Equity Corporation By: /s/ Jeffrey B. Upperman Name: Jeffrey B. Upperman Title: Vice President

           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Anthony H. Barone	President of Centex Home Equity Company, LLC (Principal Executive Officer)	November 6, 2001

* Jesse K. Bray	Executive Vice President and Chief Financial Officer of Centex Home Equity Company, LLC (Principal Financial and Accounting Officer)	November 6, 2001

* Anthony H. Barone	Manager of Centex Home Equity Company, LLC	November 6, 2001

* Leldon E. Echols	Manager of Centex Home Equity Company, LLC	November 6, 2001

  /s/ Jeffrey B. Upperman
*  Signed by Jeffrey B. Upperman,
     as Attorney-in-Fact.

EXHIBIT INDEX

1.1 2.1 4.1 4.2 4.3	Form of Underwriting Agreement.**
Amended and Restated Limited Liability Company Agreement of CHEC Funding, LLC**
Form of Trust Agreement**
Form of Indenture**
Form of Pooling and Servicing Agreement, among CHEC Funding, LLC, as depositor, Centex Home Equity Company, LLC, as seller and servicer and the Trustee**

4.4	Form of Sale and Servicing Agreement, among CHEC Funding, LLC, as depositor, Centex Home Equity Company, LLC, as seller and servicer and the Trust**
5.1 8.1	Opinion of Stroock & Stroock & Lavan LLP as to legality** Opinion of Stroock & Stroock & Lavan LLP with respect to federal income tax matters. (contained in Exhibit 5.1)**
23.1 24.1 25.1	Consent of Stroock & Stroock & Lavan LLP (contained in Exhibit 5.1)**
Powers of Attorney (filed previously as part of signature page)*
Statement of Eligibility and Qualification of Indenture Trustee (Form T-1)***

*	Incorporated by reference to the corresponding exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-69800) filed on September 21, 2001.

** ***	Filed herewith. To be filed following the effectiveness of this Registration Statement.